                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-63589



PROSPECTUS SUPPLEMENT
(To Prospectus dated July 26, 1999)

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
Depositor

$649,217,000 (Approximate)

Mortgage Pass-Through Certificates, Series 1999-C8

THE OFFERED CERTIFICATES:
 o The trust fund will issue sixteen classes of certificates. Only the following eight classes of "offered certificates" are offered hereby:



            APPROXIMATE INITIAL CLASS BALANCE   INITIAL PASS-THROUGH RATE
CLASS              OR NOTIONAL BALANCE           (SUBJECT TO ADJUSTMENT)
---------- ----------------------------------- --------------------------
Class A1             $  171,500,000                      7.32500%
Class A2             $  357,019,000                      7.40000%
Class X              $  731,516,500(1)                   0.40328%
Class B              $   36,575,000                      7.67329%
Class C              $   32,918,000                      7.67329%
Class D              $   14,630,000                      7.67329%
Class E              $   25,603,000                      7.67329%
Class F              $   10,972,000                      7.67329%

----------
(1)   Notional amount.

  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 14 IN THE ACCOMPANYING PROSPECTUS.

  Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

  The offered certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the Depositor, any of its affiliates or any other entity.

  This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus dated July 26, 1999.

  o The offered certificates will represent beneficial ownership interests in the trust fund only.

 o  Interest will be payable monthly, commencing in September 1999.

 o Principal payments will also be payable monthly. The outstanding class with the highest priority of distribution will receive all principal payments until it is paid in full. This sequential payment will continue until all classes have their respective class balances reduced to zero.

THE TRUST FUND:

 o The trust fund will consist of fixed rate mortgage loans secured by mortgages or deeds of trust on multifamily or commercial properties.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

We expect that the delivery of the offered certificates will be made in book-entry form on or about August 17, 1999.

J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. are acting as co-lead managers and J.P. Morgan Securities Inc. is the sole bookrunner of all of the offered certificates. The underwriters will offer the offered certificates to the public in negotiated transactions at varying prices to be determined at the time of sale. J.P. Morgan Securities Inc. is required to purchase the offered certificates from the depositor, subject to certain conditions. Deutsche Bank Securities Inc. is not required to sell any specific amount of the offered certificates but will use its best efforts to sell the offered certificates. J.P. Morgan Securities Inc. will receive a fee equal to 0.250% of the initial principal balance of the offered certificates. Deutsche Bank Securities Inc. will receive a fee equal to 0.088% of the initial principal balance of the offered certificates. The proceeds to the depositor from the initial sale of the offered certificates will be approximately 100.3% of the initial principal balance thereof plus accrued interest.


J.P. MORGAN & CO.                            DEUTSCHE BANC ALEX. BROWN
Prospectus Supplement dated August 6, 1999

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP. JP MORGAN
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C8


ALASKA                 1 property     $12,702,093     1.7% of total
IDAHO                  1 property     $ 3,375,263     0.5% of total
MISSOURI               4 properties   $24,149,080     3.3% of total
IOWA                   1 property     $ 4,419,877     0.6% of total
MINNESOTA              3 properties   $ 4,373,762     0.6% of total
ILLINOIS               3 properties   $53,253,394     7.3% of total
WISCONSIN              6 properties   $69,131,849     9.5% of total
MICHIGAN               4 properties   $26,798,005     3.7% of total
CANADA                 8 properties   $21,789,768     3.0% of total
INDIANA                5 properties   $17,385,840     2.4% of total
OHIO                  10 properties   $63,277,913     8.7% of total
PENNSYLVANIA           3 properties   $23,975,321     3.3% of total
NEW YORK               3 properties   $23,196,589     3.2% of total
MASSACHUSETTS          1 property     $22,961,612     3.1% of total
DISTRICT OF COLUMBIA   1 property     $ 3,889,300     0.5% of total
MARYLAND               3 properties   $13,019,729     1.8% of total
VIRGINIA               1 property     $ 5,375,651     0.7% of total
NORTH CAROLINA         8 properties   $25,747,947     3.5% of total
SOUTH CAROLINA         2 properties   $ 5,835,675     0.8% of total
GEORGIA                4 properties   $31,906,632     4.4% of total
FLORIDA               23 properties   $80,595,465    11.0% of total
ALABAMA                2 properties   $ 3,739,896     0.5% of total
ARKANSAS               1 property     $ 2,453,000     0.3% of total
OKLAHOMA               3 properties   $ 7,395,027     1.0% of total
TEXAS                  9 properties   $24,004,556     3.3% of total
COLORADO               1 property     $ 3,087,960     0.4% of total
NEW MEXICO             1 property     $ 2,213,216     0.3% of total
CALIFORNIA            17 properties   $72,596,674     9.9% of total
NEVADA                 2 properties   $ 9,974,975     1.4% of total
OREGON                 1 property     $ 3,845,671     0.5% of total
WASHINGTON             4 properties   $42,398,723     5.8% of total
NEBRASKA               3 properties   $22,646,035     3.1% of total

[ ]  (less than) 1.0%
     of Initial Pool Balance

[ ]  1.1 - 5.0%
     of Initial Pool Balance

[ ]  5.1 - 10.0%
     of Initial Pool Balance

[ ]  (greater than) 10.0%
     of Initial Pool Balance

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     WE PROVIDE INFORMATION TO YOU ABOUT THE OFFERED CERTIFICATES IN TWO SEPARATE DOCUMENTS THAT PROGRESSIVELY PROVIDE MORE DETAIL: (A) THE ACCOMPANYING PROSPECTUS, WHICH PROVIDES GENERAL INFORMATION, SOME OF WHICH MAY NOT APPLY TO THE OFFERED CERTIFICATES AND (B) THIS PROSPECTUS SUPPLEMENT, WHICH DESCRIBES THE SPECIFIC TERMS OF THE OFFERED CERTIFICATES. YOU SHOULD READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS BEFORE INVESTING IN ANY OF THE OFFERED CERTIFICATES.

     You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the description of the offered certificates in the prospectus and in this prospectus supplement varies, you should rely on the information in this prospectus supplement.

     If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The table of contents on page ii provides the page numbers on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Principal Terms" on page S-88 in this prospectus supplement and under the caption "Index of Principal Terms" beginning on page 103 in the prospectus.

LIMITATIONS ON OFFERS OR SOLICITATIONS

     We do not intend this document to be an offer or solicitation:

     (A) if used in a jurisdiction in which such offer or solicitation is not authorized;

     (B) if the person making such offer or solicitation is not qualified to do so; or

     (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT


Executive Summary .......................................................... S-1
Summary of the Prospectus Supplement ....................................... S-2
Risk Factors ............................................................... S-9
Description of the Mortgage Pool ........................................... S-28
Description of the Certificates ............................................ S-60
Certain Prepayment, Maturity and Yield Considerations ...................... S-70
Master Servicer and Special Servicer ....................................... S-75
Description of the Pooling and Servicing Agreement ......................... S-80
Use of Proceeds ............................................................ S-82
Certain Federal Income Tax Consequences .................................... S-82
State Tax Considerations ................................................... S-83
ERISA Considerations ....................................................... S-84
Legal Investment ........................................................... S-85
Plan of Distribution ....................................................... S-86
Legal Matters .............................................................. S-86
Rating ..................................................................... S-86
Index of Principal Terms ................................................... S-88
Annex A: Certain Characteristics of the Mortgage Loans ..................... A-1
Annex B: Certain Characteristics of Multifamily and Other Residential Loans  B-1
Annex C: Certain Characteristics of Office, Industrial and Retail Loans .... C-1
Annex D: F/X Schedules ..................................................... D-1
Annex E: Sales Memorandum .................................................. E-1
Annex F: Trustee Reports ................................................... F-1
Annex G: Global Clearance, Settlement and Tax Documentation Procedures ..... G-1

                                    PROSPECTUS


Prospectus Supplement ..........................................    3
Available Information ..........................................    3
Incorporation of Certain Information by Reference ..............    5
Summary of Prospectus ..........................................    6
Risk Factors ...................................................   14
Description of the Trust Funds .................................   22
Use of Proceeds ................................................   28
Yield Considerations ...........................................   28
The Depositor ..................................................   31
Description of the Certificates ................................   32
Description of the Agreements ..................................   39
Description of Credit Support ..................................   55
Certain Legal Aspects of Mortgage Loans and the Leases .........   57
Certain Federal Income Tax Consequences ........................   72
State Tax Considerations .......................................   97
ERISA Considerations ...........................................   97
Legal Investment ...............................................   99
Plan of Distribution ...........................................  101
Legal Matters ..................................................  102
Financial Information ..........................................  102
Rating .........................................................  102
Index of Principal Terms .......................................  103

                               EXECUTIVE SUMMARY

     You should read carefully the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus in making your investment decision. The following executive summary does not include important information relating to the offered certificates, particularly with respect to the risks and special considerations involved with an investment in the offered certificates.

                                INITIAL
                               AGGREGATE
                              CERTIFICATE
                               PRINCIPAL                                DESCRIPTION     INITIAL     WEIGHTED
            RATING BY            AMOUNT                                   OF THE         PASS-       AVERAGE   PRINCIPAL
              DCR/            OR NOTIONAL          % OF     % CREDIT   PASS-THROUGH     THROUGH      LIFE(2)   WINDOW(2)
 CLASS     MOODY'S/S&P           AMOUNT           TOTAL      SUPPORT       RATE         RATE(1)      (YEARS)   (MONTHS)
------- ---------------- --------------------- ----------- ---------- -------------- ------------- ---------- ----------
Offered Certificates
   A1      AAA/Aaa/AAA      $  171,500,000         23.44%     27.75%        (4)           7.32500%      5.49      1-109
   A2      AAA/Aaa/AAA      $  357,019,000         48.81%     27.75%        (5)          7.40000%      9.37    109-116
    X     AAA/Aaa/AAAr      $  731,516,500(3)        N/A        N/A         (6)          0.40328%      N/A        N/A
    B       AA/Aa2/AA       $   36,575,000          5.00%     22.75%        (7)          7.67329%      9.72    116-117
    C        A/A2/A         $   32,918,000          4.50%     18.25%        (7)          7.67329%      9.82    117-118
    D       A-/A3/A-        $   14,630,000          2.00%     16.25%        (7)          7.67329%      9.83    118-118
    E     BBB/Baa2/BBB      $   25,603,000          3.50%     12.75%        (7)          7.67329%      9.85    118-119
    F    BBB-/Baa3/BBB-     $   10,972,000          1.50%     11.25%        (7)          7.67329%      9.91    119-119
Private Certificates
    G      BB+/Ba1/NR       $   16,459,000          2.25%      9.00%       Fixed         6.00000%
    H       BB/Ba2/NR       $   20,116,000          2.75%      6.25%       Fixed         6.00000%
    J        B/B2/NR        $   23,774,000          3.25%      3.00%       Fixed         6.00000%
    K       B-/B3/NR        $    7,315,000          1.00%      2.00%       Fixed         6.00000%
   NR          UNR          $   14,635,500          2.00%      0.00%       Fixed         6.00000%

----------
(1) In addition to distributions of interest and principal, holders of the offered certificates will be entitled to receive a portion of any prepayment premiums as described herein.

(2) Assumes no prepayments or defaults. See "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of Offered Certificates" herein.

(3)   Notional amount.

(4)   The pass-through rate for the Class A1 Certificates will be the lesser of
      (i) a rate equal to the weighted average of the remittance rates on the mortgage loans and (ii) 7.32500%.

(5)   The pass-through rate for the Class A2 Certificates will be the lesser of
      (i) a rate equal to the weighted average of the remittance rates on the mortgage loans and (ii) 7.40000%.

(6) The pass-through rate for the Class X Certificates will be equal to the weighted average of the remittance rates on the mortgage loans minus the weighted average of the pass-through rates on all other classes of certificates. The remittance rates on the mortgage loans will represent accrued interest on the mortgage loans net of certain servicing and trustee fees. The initial pass-through rate on the Class X Certificates will be approximately 0.40328% per annum.

(7) The pass-through rate for the Class B, Class C, Class D, Class E and Class F Certificates will be a rate equal to the weighted average of the remittance rates on the mortgage loans.

                     SUMMARY OF THE PROSPECTUS SUPPLEMENT

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the prospectus. Certain capitalized terms used in this summary are defined elsewhere in this prospectus supplement.

TITLE OF CERTIFICATES            Mortgage Pass-Through Certificates, Series
                                 1999-C8.

                                 THE PARTIES
                                 -----------

DEPOSITOR                        J.P. Morgan Commercial Mortgage Finance Corp.,
                                 a Delaware corporation, an indirect
                                 wholly-owned limited purpose finance
                                 subsidiary of J.P. Morgan & Co. Incorporated and an affiliate of J.P. Morgan Securities
                                 Inc., one of the underwriters. See "The
                                 Depositor" in the prospectus.

SELLER Morgan Guaranty Trust Company of New York, an affiliate of the depositor and of J.P. Morgan Securities Inc., one of the underwriters, originated or purchased all of the mortgage loans.

MASTER SERVICER                  Midland Loan Services, Inc., a Delaware
                                 corporation. See "Master Servicer and Special
                                 Servicer" herein.

SPECIAL SERVICER                 Midland Loan Services, Inc., a Delaware
                                 corporation. The special servicer may be removed without cause under certain circumstances described herein under "Master
                                 Servicer and Special Servicer --
                                 Responsibilities of Special Servicer" herein.

TRUSTEE State Street Bank and Trust Company, a Massachusetts trust company. See "Description of the Pooling and Servicing Agreement" herein.

DEAL INFORMATION/ANALYTICS       It is anticipated that certain mortgage pool
                                 and certificate information will be available from the following services: Bloomberg, Intex, Conquest and The Trepp Group.

                                 SIGNIFICANT DATES
                                 -----------------

CUT-OFF DATE                     August 1, 1999.

DELIVERY DATE                    On or about August 17, 1999.

DISTRIBUTION DATE                The 15th day of each month or, if such 15th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in
                                 September 1999.

DETERMINATION DATE               For any distribution date, the fourth business
                                 day prior to the related distribution date.

RATED FINAL DISTRIBUTION DATE    The distribution date in July 2031.

REMITTANCE PERIOD                For any distribution date, the period
                                 beginning on the day after a determination date in the immediately preceding month (or the cut-off date, in the case of the first remittance period) through and including the related determination date.

                               THE CERTIFICATES
                               ----------------

REGISTRATION OF                  The offered certificates initially will be
THE OFFERED CERTIFICATES         issued in book-entry form. Certificateholders
                                 acquiring beneficial ownership interests in the offered certificates may elect to hold their book-entry certificate interests either through
                                 The Depository Trust Company, in the United
                                 States, or through Cedelbank or the Euroclear
                                 System, in Europe. See "Description of the
                                 Certificates -- Book-Entry Registration of the
                                 Offered Certificates -- Definitive
                                 Certificates" in this prospectus supplement and in the prospectus under "Description of the Certificates -- Book-Entry Registration and
                                 Definitive Certificates."

DENOMINATIONS                    The certificates will be issuable in
                                 book-entry form in denominations of (except in the case of the Class X Certificates) $25,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issuable in denominations of $100,000 notional amount and integral multiples of $1 notional amount.

                                 THE MORTGAGE LOANS
                                 ------------------

THE MORTGAGE POOL                The trust fund will consist of a mortgage pool
                                 of 128 fixed rate mortgage loans secured by first liens on fee simple and/or leasehold interests in office, multifamily, retail, hospitality, industrial, nursing home, mixed use, factory outlet, mobile home park, congregate care and self storage properties, collectively the "mortgaged properties," located in 30 states, the District of Columbia and Canada. See "Description of the Mortgage
                                 Pool -- General."

                     General Mortgage Loan Characteristics
             (as of the Cut-off Date, unless otherwise indicated)


                                                 MORTGAGE POOL
                                                 -------------

  Initial Pool Balance ...................      $ 731,516,500
  Number of Mortgage Loans ...............                128
  Number of Mortgaged Properties .........                139
  Average Mortgage Loan Balance ..........      $   5,714,973
  Maximum Mortgage Loan Balance ..........      $  58,136,667
  Minimum Mortgage Loan Balance ..........      $     990,656
  Weighted Average Mortgage Rate .........               7.54%
  Range of Mortgage Rates ................       6.50% - 8.80%
  Weighted Average Remaining Term to
  the Earlier of Maturity or Anticipated
  Repayment Date .........................          117 months
  Range of Remaining Term to the
  Earlier of Maturity or Anticipated
  Repayment Date .........................       57-237 months
  Percentage of Initial Pool Balance made
  up of:
  ARD Loans ..............................               40.4%
  Fully Amortizing Loans (other than
  ARD Loans) .............................                5.3%
  Balloon Loans ..........................               54.3%
  Multi-Property Loans ...................               12.4%
  Crossed Loans ..........................                6.8%

                                 For a further description of the mortgage loans, see "Description of the Mortgage Pool" herein.

                                 THE CERTIFICATES
                                 ----------------

THE OFFERED CERTIFICATES         Only the Class A1, Class A2, Class B, Class C,
                                 Class D, Class E, Class F and Class X
                                 Certificates are offered hereby. The offered certificates will have the initial class balances set forth on the cover hereof. The
                                 Class X Certificates will not have a class balance.


PASS-THROUGH RATES ON THE        The pass-through rate on the Class A1
OFFERED CERTIFICATES             Certificates will be the lesser of (i) a rate
                                 equal to the weighted average of the remittance rates on the mortgage loans and (ii) 7.40000%.
                                 The pass-through rate on the Class B, Class C,
                                 Class D, Class E and Class F Certificates will be a rate equal to the weighted average of the remittance rates on the mortgage loans. The pass-through rate on the Class X Certificates is not fixed and will be equal to the weighted average of the remittance rates on the mortgage loans minus the weighted average (by class balance) of the pass-through rates on all other classes of certificates. The remittance rates on the mortgage loans will represent accrued interest on the mortgage loans net of certain servicing and trustee fees. The pass-through rate on the Class X Certificates for the initial distribution date will be approximately 0.40328% per annum. The pass-through rate on the Class B, Class C, Class D, Class E and Class F Certificates for the initial distribution date will be approximately 7.67329% per annum.


                                 DISTRIBUTIONS
                                 -------------


INTEREST DISTRIBUTIONS           In general, holders of each class of
ON THE CERTIFICATES              certificates will be entitled to receive on
                                 each distribution date in the order of their priority, to the extent available, distributions allocable to interest equal to the interest accrued during the interest accrual period on the related class balance (or notional amount) immediately prior to such distribution date at the then-applicable pass-through rate. The notional amount of the Class X Certificates will equal the aggregate class balance of all the certificates. The notional amount does not entitle the Class X
                                 Certificates to any distributions of principal.

                                 Distributions will be made on each
                                 distribution date. The chart below sets forth the priority of each class for the payment of interest to each class in descending order.

                                   Class A1,
                              Class A2 and Class X

                                    Class B

                                    Class C

                                    Class D

                                    Class E

                                    Class F

                             Private Certificates

                                 See "Description of the Certificates --
                                 Distributions -- Interest Distributions on the Certificates" herein.


PRINCIPAL DISTRIBUTIONS ON THE   In general, holders of a class of certificates
CERTIFICATES                     will be entitled to receive on each
                                 distribution date principal in the order set forth in the chart below, until the related class balance is reduced to zero, to the extent available after the payment of interest for such class of certificates.

                                 Certificates

                                    Class A1

                                    Class B

                                    Class C

                                    Class D

                                    Class E

                                    Class F

                             Private Certificates

                                 See "Description of the Certificates --
                                 Distributions -- Principal Distributions on the Offered Certificates" herein. The Class X Certificates do not have a class balance and are therefore not entitled to any principal distributions.

P&I ADVANCES                     Generally, the servicers are required to make
                                 advances for delinquent monthly payments on the mortgage loans and for certain other expenses to the extent described herein. To the extent that a servicer fails to make any such advance required of it, the trustee shall make such required advance as provided in the pooling and servicing agreement. As more fully described herein, if either servicer or the trustee makes such an advance (or any other advance) it will be entitled to reimbursement and interest on such advance. Such advances will facilitate in making regular monthly distributions of principal and interest on the certificates. See "Description of the
                                 Certificates -- Advances" herein.

                                 OTHER CONSIDERATIONS
                                 --------------------

ALLOCATION OF LOSSES             Realized losses on the mortgage loans will be
                                 allocated, first, to the private certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class
                                 D Certificates, fifth, to the Class C
                                 Certificates, sixth, to the Class B and
                                 thereafter, to the Class A1 and Class A2
                                 Certificates, on a pro rata basis, based on class balance, in each case until the related class balance is reduced to zero. The allocation of losses will reduce the value of the affected certificates.

SPECIAL PRINCIPAL PAYMENT        Certain of the mortgage loans have a prepayment
CONSIDERATIONS                   premium period and, if certain voluntary
                                 prepayments are made during such period, a prepayment premium will be required to be paid during such period. See "Description of the Mortgage Pool" herein. Distributions of principal on classes having an earlier priority of payment will be directly affected by the rates of prepayments of the mortgage loans. The timing of commencement of principal distributions and the weighted average lives of classes of certificates will be affected by the rates of prepayments experienced.

SPECIAL YIELD CONSIDERATIONS     A higher than anticipated rate of prepayments
                                 would reduce the aggregate principal balance of the mortgage loans more quickly than expected, thereby reducing the aggregate interest payments with respect to such mortgage loans. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium.
                                 Conversely, a lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the mortgage loans would occur later than anticipated.

                                 The yield to investors on the Class X
                                 Certificates will be especially sensitive to the rate and timing of prepayments, defaults and liquidations on the mortgage loans and could result in the failure of investors in the Class X Certificates to recover their initial investments. The yield on the Class X Certificates and any class of offered certificates with a pass-through rate subject to the weighted average remittance rate will be materially and adversely affected to a greater extent than the yields on other offered certificates if the mortgage loans with higher mortgage interest rates prepay faster than the mortgage loans with lower mortgage interest rates. See "Certain Prepayment, Maturity and Yield Considerations," especially "-- Class X Certificate Yield Considerations" herein.

CERTAIN FEDERAL INCOME TAX       Three separate real estate mortgage investment
CONSEQUENCES                     conduit elections will be made with respect to
                                 the trust fund for federal income tax purposes.
                                 Upon the issuance of the offered certificates, Brown & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that for federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended.

                                 The Class X Certificates will, and the other offered certificates may, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" herein and in the prospectus.

ERISA CONSIDERATIONS             Subject to important considerations described
                                 under "ERISA Considerations" in this
                                 prospectus supplement and in the accompanying prospectus, the Class A1, Class A2 and Class X
                                 Certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

RATING The offered certificates are required to receive the ratings from Duff & Phelps Credit Rating Co., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., indicated in the executive summary. The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the Class X Certificateholders to fail to recover their initial investments. See "Rating" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

LEGAL INVESTMENT                 The certificates will not be "mortgage related
                                 securities" within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended.

                                 RISK FACTORS

     Prospective purchasers of the offered certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the prospectus) in connection with an investment in the offered certificates.


                                 THE MORTGAGE LOANS
                                 ------------------


RISKS ASSOCIATED WITH            Commercial and multifamily lending is generally
COMMERCIAL LENDING MAY BE        thought to be riskier than single-family
DIFFERENT THAN RESIDENTIAL       residential lending for a variety of reasons
LENDING                          including the likelihood that larger loans are
                                 made to single borrowers or groups of related mortgagors.

                                 The mortgage loans are secured by the
                                 following income-producing property types:

                                 o  office properties;

                                 o  multifamily properties;

                                 o  retail properties;

                                 o  hospitality properties;

                                 o  industrial properties;

                                 o  nursing home properties;

                                 o  mixed use properties;

                                 o  factory outlets;

                                 o  mobile home park properties;

                                 o  congregate care properties; and

                                 o  self storage facilities.

                                 Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by such properties. The ratio of net cash flow to debt service of a loan secured by income-producing property is an important measure of the risk of default on such a loan. A majority of the mortgage loans were originated within twelve months of the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history.


NET CASH FLOW PRODUCED BY A      Payment on each mortgage loan is dependent
MORTGAGED PROPERTY MAY BE        primarily on:
INADEQUATE TO REPAY THE          o  the net operating income of the
MORTGAGE LOAN                       related mortgaged property; and
                                 o at maturity (whether at scheduled maturity or, in the event of a default under the mortgage loan, upon the acceleration of such maturity), the market value of the related mortgaged property (taking into account any adverse effect of a foreclosure proceeding on such market value) or the ability of the related mortgagor to refinance the mortgage loan.

                                 If a mortgage loan has a relatively high loan to value ratio or relatively low debt service coverage ratio, a foreclosure sale is less likely to provide enough money to satisfy the outstanding debt. Therefore, the special servicer may have to modify the mortgage loans that it is servicing in order to try to maximize recoveries. However, such flexibility may not result in a greater recovery on a net present value basis than liquidation.


LOANS NOT INSURED OR GUARANTEED  The mortgage loans will not be an obligation of, or be insured or guaranteed by, any
                                 governmental entity, by any mortgage insurer, or by the depositor, the seller, the master servicer, the special servicer, the trustee or any of their respective affiliates.


NONRECOURSE LOANS LIMIT THE      Each mortgage loan generally is a nonrecourse
REMEDIES AVAILABLE FOLLOWING     loan. If there is a default there will
A MORTGAGOR DEFAULT              generally only be recourse against the specific
                                 properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.


FUTURE CASH FLOWS AND            Commercial and multifamily property values and
PROPERTY VALUES                  cash  flows are volatile and may be
ARE NOT PREDICTABLE              insufficient to cover debt service on the
                                 related mortgage loan at any given time. If the cash flow from a mortgaged property is reduced
                                 (for example, if leases are not obtained or renewed), the mortgagor may not be able to repay the loan. Cash flow will determine the mortgagor's ability to cover debt service and property values affect the ability to refinance the property and the amount of the recovery of proceeds upon foreclosure. Cash flow and property value depend upon a number of factors, including:

                                 o  national, regional and local economic
                                    conditions;

                                 o local real estate conditions, such as an oversupply of space similar to the related mortgaged property;

                                 o changes or weakness in a specific industry segment;

                                 o  the nature of expenses:

                                    o  as a percentage of revenue;

                                    o  whether expenses are fixed or vary with
                                       revenue; and

                                    o  the level of required capital
                                       expenditures for proper maintenance and
                                       demanded by tenants;

                                 o  demographic factors;

                                 o changes required by retroactive building or similar codes;

                                 o  capable management and adequate maintenance;

                                 o  location;

                                 o with respect to properties with uses subject to significant regulation, changes in applicable laws;

                                 o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                 o the age, construction quality and design of a particular property; and

                                 o whether the mortgaged properties are readily convertible to alternative uses.


POOR PROPERTY MANAGEMENT         The successful operation of a real estate
WILL LOWER THE PERFORMANCE       project also depends on the performance and
OF THE RELATED                   viability of the property manager. Properties
MORTGAGED PROPERTY               deriving revenues primarily from short-term
                                 sources (such as hotels, nursing homes,
                                 self-storage facilities and health care
                                 facilities) generally are more management intensive than properties leased to creditworthy tenants under long-term leases.
                                 The property manager is generally responsible for:

                                 o  operating the properties;

                                 o  providing building services;

                                 o establishing and implementing the rental structure;

                                 o  managing operating expenses;

                                 o  responding to changes in the local market;
                                    and

                                 o  advising the mortgagor with respect to
                                    maintenance and capital improvements.

                                 Property managers may not be in a financial condition to fulfill their management responsibilities.

                                 Certain of the mortgaged properties are
                                 managed by affiliates of the applicable
                                 mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

THE FAILURE OF A TENANT WILL     Eighteen of the mortgage loans, representing
HAVE A NEGATIVE IMPACT ON        approximately 13.5% of the initial pool the
SINGLE TENANT PROPERTIES         market value of retail, office and industrial
                                 mortgaged properties occupied balance, are secured by single tenant properties. Income from and by a single tenant would be adversely affected under the following circumstances:

                                 o if space in such mortgaged properties could not be leased or relet on terms comparable to the prior lease;

                                 o if tenants were unable to meet their lease obligations;

                                 o if a significant tenant were to become a debtor in a bankruptcy case; and

                                 o  if for any other reason rental payments
                                    could not be collected.

                                 Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the mortgaged properties. Although certain of the mortgage loans require the mortgagor to maintain escrows for such expenses, there can be no assurance that such factors will not adversely affect the ability of a mortgagor to repay a mortgage loan.

                                 The success of its anchor tenant is important to a shopping center property. An anchor tenant attracts and maintains other stores and it generates consumer traffic. The failure of one or more specified tenants, such as an anchor tenant, to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases.


SPECIAL RISKS ASSOCIATED WITH    Fourteen of the mortgage loans, representing
HOSPITALITY PROPERTIES           approximately 12.0% of the initial pool
                                 balance, are secured by full service hotels or limited service hotels. See "Description of the Mortgage Pool -- Certain Characteristics of the
                                 Mortgage Loans." In addition to some of the factors discussed under "-- Future Cash Flows and Property Values are not Predictable" above, the value and cash flow of such hospitality properties will depend on the following factors:

                                 o adverse economic conditions; because hotel rooms generally are rented for short periods of time, hotels tend to be more sensitive to adverse economic conditions and competition than are other commercial properties;

                                 o the physical condition of such hospitality property;

                                 o the financial strength and capabilities of the owner and operator of a hotel;

                                 o financial strength and public perception of the franchise service mark and the continued existence of the franchise license agreement; and

                                 o  the continued existence of a liquor
                                    license.

                                 Most of the hospitality properties have liquor licenses. Some states do not permit liquor licenses to be held other than by a natural person. Consequently, liquor licenses for hospitality properties located in such jurisdictions are held by an individual affiliated with the related mortgagor or manager. Generally, a liquor license may not be transferred without the approval of the relevant licensing authority. In the event of a foreclosure of a hospitality property, it is unlikely that the trustee (or master servicer or special servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hospitality property. Such party would be required to apply in its own name for such license.


SPECIAL RISKS ASSOCIATED         Nine of the mortgage loans representing
WITH NURSING HOMES AND           approximately 5.1% of the initial pool balance
CONGREGATE CARE PROPERTIES.      are secured by nursing homes and congregate
                                 care properties. Mortgage loans secured by liens on such residential health care facilities have risks not associated with loans secured by liens on other types of income-producing real estate. These risks may lead to adverse consequences which may have a negative impact on the payments of the offered certificates.

                                 Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to:

                                 o  the adequacy of medical care;

                                 o  distribution of pharmaceuticals;

                                 o  rate setting;

                                 o  equipment;

                                 o  personnel;

                                 o  operating policies and additions to
                                    facilities and services; and

                                 o the reimbursement policies of government programs and insurers.

                                 The failure of any of the mortgagors to
                                 maintain or renew any required license or regulatory approval could prevent it from continuing operations (in which case no revenues would be received from the related mortgaged property or the portion thereof requiring licensing) or bar it from participation in certain reimbursement programs. In the event of foreclosure, the trustee or any other purchaser at a foreclosure sale may not be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

                                 To the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to:

                                 o  statutory and regulatory changes;

                                 o  retroactive rate adjustments;

                                 o  administrative rulings;

                                 o  policy interpretations;

                                 o  delays by fiscal intermediaries; and

                                 o  government funding restrictions.

                                 Governmental payors have employed
                                 cost-containment measures that limit payments to health care providers, and there are various proposals that could materially change or curtail those payments. There can be no assurances that payments under government programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. Net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently, the ability of the related mortgagors to meet their mortgage loan obligations, could be adversely affected.

                                 Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. In the event of foreclosure, none of the trustee, the master servicer, the special servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.


ADVERSE CONSEQUENCES ASSOCIATED  The average principal balance of the
WITH CONCENTRATION OF MORTGAGE   mortgage loans as of the cut-off date is
LOANS AND RELATED BORROWERS      approximately $5,714,973, which is equal to
                                 approximately 0.8% of the initial pool balance.
                                 Several of the mortgage loans have principal balances as of the cut-off date that are substantially higher than the average principal balance as of the cut-off date. In addition, there are several groups of mortgage loans with related mortgagors. In general, such concentrations can result in losses that are more severe than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool. No mortgage loan represents more than 7.9% of the initial pool balance and no mortgage loans with related mortgagors represent in the aggregate more than 2.5% of the initial pool balance.

                                 Mortgage loans with the same borrower or related mortgagors pose certain risks. For example, if an entity that owns or controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the troubled mortgaged property. Alternatively, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.


LIMITATIONS ON THE BENEFITS OF   Thirteen of the mortgage loans, representing
CROSS-COLLATERALIZED AND         approximately 6.8% of the initial pool balance,
CROSS-DEFAULTED PROPERTIES       are cross-collateralized and/or cross-defaulted
                                 with other mortgage loans in the mortgage pool.
                                 These arrangements attempt to reduce the risk that one mortgaged property may not generate enough net operating income to pay debt service. Securing a mortgage loan with multiple properties generally reduces the risk that the net operating income generated by such properties will not be sufficient to pay debt service and result in defaults and ultimate losses. However, such crossed mortgaged properties generally will be managed by the same managers or affiliated managers or will be subject to the management of the same borrowers or affiliated borrowers.

                                 Cross-collateralization arrangements involving more than one mortgagor could be challenged as a fraudulent conveyance if:

                                 o  one of the mortgagors were to become a
                                    debtor in a bankruptcy case;

                                 o  such borrower did not receive fair
                                    consideration or reasonably equivalent
                                    value in exchange for allowing its
                                    mortgaged property to be encumbered and, among other things; and

                                 o  at the time the lien was granted, the
                                    mortgagor was: (A) insolvent, (B)
                                    inadequately capitalized or (C) unable to pay its debts.


ADVERSE IMPACT OF ADDITIONAL     The mortgage loans generally prohibit the
DEBT ON MORTGAGED PROPERTIES     mortgagors from incurring any additional debt
                                 that is secured by the related mortgaged property without the consent of the mortgagee.

                                 The existence of such other debt could:

                                 o adversely affect the financial viability of the mortgagors;

                                 o adversely affect the security interest of the lender in the equipment or other assets acquired through such financings;

                                 o  complicate bankruptcy proceedings; and

                                 o  delay foreclosure on the related mortgaged
                                     property.

                                 The borrowers with respect to five mortgage loans representing approximately 4.4% of the initial pool balance have unsecured subordinate debt or payment obligations that are subject to subordination and standstill agreements limiting the rights of the holder of such additional indebtedness, including limiting its right to commence any enforcement or foreclosure proceeding.

                                 Eighty-four mortgage loans representing
                                 approximately 74.0% of the initial pool
                                 balance were made to single-purpose entities, which are restricted from incurring any indebtedness other than the related mortgage loan, normal trade accounts payable and certain purchase financing debt.

                                 In cases where one or more junior liens are imposed on a mortgaged property or the mortgagor incurs other unsecured indebtedness, the trust fund is subjected to additional risks, including, the risks that the mortgagor may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for the mortgagor to refinance the mortgage loan or to sell the mortgaged property for purposes of making a balloon payment upon the maturity of the mortgage loan.


TIMING OF PRINCIPAL PREPAYMENTS  If principal payments, property releases, or
MAY LEAD TO DIFFERENT ASSET      prepayments are made on a mortgage loan, the
CONCENTRATIONS THAN IN THE       remaining mortgage pool may be subject to
INITIAL MORTGAGE POOL            more concentrated risk with respect to the
                                 diversity of properties, types of properties and property characteristics and with respect to the number of mortgagors. See the table entitled "Year of Scheduled Maturity" under "Description of the Mortgage Pool -- Certain
                                 Characteristics of the Mortgage Loans" herein for a description of the respective maturity dates of the mortgage loans.

                                 Because principal on the offered certificates is payable in sequential order, and no class receives principal until the class balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under "-- Concentration of Mortgage Loans" above than classes with a higher sequential priority.


THE GEOGRAPHIC CONCENTRATION OF  Twenty-three, 17, 6, 10, 3 and 4 of the
MORTGAGED PROPERTIES SUBJECTS    mortgaged properties, representing
THE TRUST FUND TO A GREATER      approximately 11.0%, 9.9%, 9.5%, 8.7%, 7.3%
EXTENT TO STATE OR               and 5.8%, respectively, of the initial pool
REGIONAL CONDITIONS              balance, are located in Florida, California,
                                 Wisconsin, Ohio, Illinois and Washington, respectively. Except as indicated in the immediately preceding sentence, no more than 5.0% of the mortgage loans, by initial pool balance are secured by mortgaged properties in any one state.

                                 The concentration of mortgaged properties in a specific state or region will make the performance of the mortgage pool as a whole, more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                 o  economic conditions;

                                 o  conditions in the real estate market;

                                 o changes in governmental rules and fiscal policies;

                                 o acts of God (which may result in uninsured losses); and

                                 o other factors which are beyond the control of the mortgagors.

EXERCISE OF LEGAL REMEDIES       The mortgage loans may contain a due-on-sale
MAY BE LIMITED FOLLOWING A       clause. A Such clause permits the holder of the
DEFAULT ON MORTGAGE LOAN         mortgage loan to accelerate the maturity of the
                                 mortgage loan if the related mortgagor sells or otherwise transfers or conveys the related mortgaged property or its interest in the mortgaged property in violation of the terms of the mortgage loan. The mortgage loans may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

                                 Certain of the mortgage loans will be secured by an assignment of leases and rents from the mortgagor, however, the mortgagor generally may collect rents for so long as there is no default. As a result, the trust fund's rights to such rents will be limited because:

                                 o  it may not have a perfected security
                                    interest in the rent payments until the
                                    master servicer collects them;

                                 o the master servicer may not be entitled to collect the rent payments without court action; and

                                 o  the bankruptcy of the related mortgagor
                                    could limit the master servicer's ability to collect the rents.

                                 See "Certain Legal Aspects of Mortgage Loans and the Leases -- Leases and Rents" in the prospectus.


ENVIRONMENTAL LAWS MAY           Under various federal, state and local
ADVERSELY AFFECT THE VALUE       environmental laws, ordinances and regilations,
OF AND CASH FLOW FROM            a current or previous owner or operator of real
A MORTGAGED PROPERTY             property may be liable for the costs of cleanup
                                 of environmental contamination on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such contamination. The cost of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral.

                                 Certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos.

                                 Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation and Liability Act as well as certain state laws, a secured lender (such as the trust fund) may be liable as an "owner" or "operator," for the costs of responding to a release or threatened release of hazardous substances on or from a mortgagor's property. Such liability may be imposed on the lender if its agents or employees are deemed to have participated in the management of the mortgagor's property, regardless of whether a previous owner caused the environmental damage. The trust fund's potential exposure to liability for cleanup costs may increase if the trust fund actually takes possession of a mortgagor's property, or control of its day-to-day operations, as, for example, through the appointment of a receiver.

                                 An environmental site assessment of each of the mortgaged properties was performed (in some cases, prior assessments were updated) in connection with the initial underwriting and origination of the mortgage loans. Such assessments do not generally include environmental testing. In certain cases, additional environmental testing was performed.

                                 The information in such assessments has not been independently verified by the seller, the depositor, the servicers, the trustee, the underwriters, or by any of their respective affiliates. With respect to a number of the mortgaged properties, the assessments revealed the presence or possible presence of asbestos-containing materials, radon gas or other environmental concerns. None of these issues constituted a material violation of any environmental law in the judgment of the assessor. In these cases, the mortgagors agreed to establish and implement operations and maintenance programs or had other remediation agreements or escrows in place.

                                 It is possible that the environmental site assessments did not reveal all environmental liabilities, that there are material environmental liabilities of which neither the seller nor the depositor are aware or that the environmental condition of the mortgaged properties could be affected in the future by tenants, occupants, or third parties unrelated to the mortgagors.

                                 Each mortgagor has represented that, except as described in the environmental reports referred to above, each mortgaged property was, or to the best of the mortgagor's knowledge was, in compliance with applicable environmental laws and regulations on the date of the origination of the related mortgage loan. Each mortgagor has also represented that, except as described in the environmental reports, no actions, suits or proceedings have been commenced or are pending or, to the best of the mortgagor's knowledge are threatened, with respect to any applicable environmental laws. Each mortgagor has represented that such mortgagor has not received any notice of violation of any legal requirement related to the use and occupancy of any mortgaged property and has agreed not to use, cause or permit the presence on the related mortgaged property of any hazardous materials in a manner which violates any applicable law.

                                 The principal security for the obligations under each mortgage loan consists of the mortgaged property. Therefore, if any of the representations described in the preceding paragraph are breached, there can be no assurance that any other assets of the mortgagor would be available in connection with any exercise of remedies in response to such a breach. In addition, most mortgagors are structured as single asset entities and therefore have no assets other than the mortgaged property.


SPECIAL RISKS ASSOCIATED         Eighty-five mortgage loans, representing
WITH BALLOON LOANS               approximately 54.3% of the initial pool
                                 balance, are balloon loans. The balloon loans do not fully amortize over their terms to maturity and, thus, require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments are riskier because the ability of a mortgagor to make a balloon payment will depend upon its ability either to refinance the loan or to sell the related mortgaged property in a timely fashion. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

                                 o the level of available mortgage interest rates at the time of sale or refinancing;

                                 o  the mortgagor's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the mortgagor and the related mortgaged property;

                                 o  tax laws;

                                 o rent control laws (with respect to certain multifamily properties);

                                 o  renewability of operating licenses;

                                 o  prevailing general economic conditions;
                                    and

                                 o the availability of credit for commercial or multifamily real properties.


ONE ACTION JURISDICTION MAY      Several states have laws that prohibit more
LIMIT THE ABILITY OF THE         than one "judicial action" to enforce a
SPECIAL SERVICER TO FORECLOSE    mortgage obligation, and some courts have
ON A MORTGAGED PROPERTY          construed the term "judicial action" broadly.
                                 The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans and the Leases -- Foreclosure" in the prospectus.


APPRAISALS AND MARKET STUDIES    An appraisal of the value for each of the
OF MORTGAGED PROPERTIES          mortgaged properties was made between October
                                 7, 1997 and May 21, 1999. It is possible that the market value of a mortgaged property securing a mortgage loan has declined since the most recent appraisal for such mortgaged property. Appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees, and may not be indicative, of present or future value. Another appraiser may have arrived at a different valuation, even if such appraiser used the same general approach to, and the same method of, appraising the property.

                                 Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only.


CERTAIN PARTIES MAY HAVE         A substantial number of the mortgaged
CONFLICTS OF INTEREST WITH       properties are managed by property managers
RESPECT TO THE MORTGAGED         affiliated with the  respective mortgagors.
PROPERTIES                       These property managers may also manage
                                 additional properties, including properties that may compete with the mortgaged properties.
                                 Affiliates of the managers and/or the
                                 mortgagors, or the managers
                                 and/or the mortgagors themselves, may also own other properties, including competing properties. Therefore, the managers of the mortgaged properties and the mortgagors may experience conflicts of interest in the management and/or ownership of such properties. In addition, the seller or affiliates thereof may have other financing arrangements with affiliates of the mortgagors and may enter into additional financing relationships in the future.


SPECIAL SERVICER MAY TAKE        In connection with the servicing of specially
ACTIONS WHICH ARE ADVERSE        serviced mortgage loans, the special servicer
TO YOU                           may take actions with respect to such mortgage
                                 loans that could adversely affect you. As described herein under "Master Servicer and Special Servicer -- Responsibilities of Special
                                 Servicer," the actions of the special servicer will be subject to review by a representative of the holders of the monitoring certificates, who may have interests that conflict with those of the holders of the other classes of certificates. As a result, it is possible that such representative may influence the special servicer to take actions which conflict with the interests of certain classes of certificates; provided, however, that the special servicer shall in all cases be required to act in accordance with the servicing standard. In addition, the special servicer may be removed without cause by the directing certificateholders as described under "Master
                                 Servicer and Special Servicer --
                                 Responsibilities of Special Servicer," herein.

THE STATUS OF A GROUND LEASE     Five mortgage loans, representing approximately
MAY BE UNCERTAIN IN A            4.2% of the initial pool balance, are secured
BANKRUPTCY PROCEEDING            in part by a leasehold interest in their
                                 respective mortgaged properties. For the purposes of this prospectus supplement, any mortgaged property, a material portion of which consists of a leasehold estate, is considered a leasehold interest unless the trust fund also holds a mortgage on the fee, in which case it is considered a fee interest. Pursuant to
                                 Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate.

                                 The leasehold mortgages provide that the mortgagor may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the consent of the related mortgagee. In the event of a bankruptcy of a ground lessee/mortgagor, the ground lessee/mortgagor under the protection of the Bankruptcy Code has the right to assume (i.e., continue) or reject (i.e., terminate) any or all of its ground leases.

                                 In the event of concurrent bankruptcy
                                 proceedings involving the ground lessor and the ground lessee/mortgagor, either servicer may be unable to enforce the bankrupt ground lessee/mortgagor's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.


SPECIAL RISKS ASSOCIATED WITH    Twenty-eight mortgage loans, representing
ANTICIPATED REPAYMENT DATE       approximately 40.4% of the initial pool
LOANS                            balance, are mortgage loans with anticipated
                                 repayment dates. After the anticipated
                                 repayment date, any excess cash flow will be required to be applied to payments of principal and interest on such loan. All of the anticipated repayment date loans will have substantial principal balances on their anticipated repayment date. The failure to pay such loan by the related anticipated repayment date will not result in an event of default or acceleration.

                                 The ability of a mortgagor to repay a mortgage loan on the anticipated repayment date will depend on its ability either to refinance the mortgage loan or to sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

                                 o the level of available mortgage interest rates at the time of sale or refinancing;

                                 o  the mortgagor's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the mortgagor and the related mortgaged property;

                                 o  tax laws;

                                 o rent control laws (with respect to certain multifamily properties);

                                 o  renewability of operating licenses;

                                 o  prevailing general economic conditions;
                                    and

                                 o the availability of credit for commercial or multifamily real properties.


SPECIAL RISKS ASSOCIATED WITH    Some of the tenant leases contain provisions
ATTORNMENT                       that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                 If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

THE MORTGAGED PROPERTIES MAY     Due to changes in applicable building and
NOT BE IN COMPLIANCE WITH        zoning ordinances and codes which have come
CURRENT ZONING LAWS              into effect after the construction of
                                 improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS MADE OF THE          The mortgaged properties were inspected by
MORTGAGED PROPERTY MAY HAVE      licensed engineers at the time the mortgage
MISSED NECESSARY REPAIRS         loans were originated to assess the structure,
                                 exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.


COMPLIANCE WITH AMERICANS WITH   Under the Americans with Disabilities Act of
DISABILITIES ACT MAY RESULT IN   1990, all public accommodations are required to
ADDITIONAL LOSSES                meet certain federal requirements related to
                                 access and use by disabled persons. To the extent the mortgaged properties do not comply with such laws, the mortgagors may be required to incur costs to comply with such laws. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to litigants.

LITIGATION CONCERNS              There may be legal proceedings pending and,
                                 from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                           THE OFFERED CERTIFICATES
                           ------------------------

ONLY TRUST FUND ASSETS           If the assets of the trust fund are
ARE AVAILABLE TO PAY YOU         insufficient to make payments on the offered
                                 certificates, no other assets will be available for payment of the deficiency. See "Risk
                                 Factors -- Limited Assets" in the prospectus.

PREPAYMENTS WILL AFFECT          Prepayments. The yield to maturity on the
YOUR YIELD                       offered certificates will depend on the rate
                                 and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the mortgage loans and how such payments are allocated among the offered certificates entitled to distributions of principal. The yield to maturity of the Class X Certificates will be particularly sensitive to the rate and timing of receipt of principal since its sole distribution is interest based upon the aggregate principal balance of all the certificates.

                                 In addition, upon the occurrence of certain limited events, a party may be required to repurchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "Certain Prepayment, Maturity and Yield Considerations" herein and "Yield Considerations" in the prospectus.

                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums are collected, your actual yield to maturity may be lower than that you assumed at the time of purchase. In the case of the Class X Certificates, this could result in the failure of investors in the Class X Certificates to recover their initial investment. Conversely, if you purchase an offered certificate at a discount and principal distributions thereon occur at a rate slower than that you assumed at the time of purchase, your actual yield to maturity may be lower than that you assumed at the time of purchase.

                                 The investment performance of the offered certificates may be materially different from what you expected if the rate of prepayments on the mortgage loans is higher or lower than what you assumed at the time of investment. The yield on the Class X Certificates will be adversely affected if mortgage loans with higher mortgage interest rates pay faster than mortgage loans with lower mortgage interest rates.

                                 Interest Rate Environment. In general,
                                 mortgagors are less likely to prepay if
                                 prevailing interest rates are at or above the rates borne by such mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing rates fall significantly below the mortgage rates of the mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period or prepayment premium provision, to the extent enforceable, than otherwise identical mortgage loans without such provisions, with shorter lockout periods or with lower prepayment premiums.

                                 Premiums. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a prepayment premium will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as a prepayment, there can be no assurance that a court would not interpret such provisions as requiring a prepayment premium and thus unenforceable or usurious under applicable law.


BORROWER DEFAULTS MAY            The aggregate amount of distributions on the
ADVERSELY AFFECT YOUR YIELD      offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans. Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month.
                                 Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed rate of default and an assumed amount of losses on the mortgage loans that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. Losses on the mortgage loans will reduce the notional amount of the Class X Certificates. This could result in the failure of investors in the Class X Certificates to recover their initial investment. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "Certain Prepayment, Maturity and Yield Considerations."

                                 Even if losses on the mortgage loans are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.


DELINQUENCIES WILL ENTITLE       As and to the extent described herein, the
SERVICER TO RECEIVE CERTAIN      master servicer, the special servicer or the
ADDITIONAL COMPENSATION WHICH    trustee, as applicable, will be entitled to
TAKES PRECEDENCE OVER YOUR       receive interest on unreimbursed advances and
RIGHT TO RECEIVE DISTRIBUTIONS   unreimbursed servicing expenses. The right of
                                 the master servicer, the special servicer or the trustee, as applicable, to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee equal to 1.00% of collections on any specially serviced mortgage loan prior to distributing such collections to the certificateholders. This will result in shortfalls which may be allocated to the offered certificates. See "Master Servicer and Special Servicer -- Servicing and Other
                                 Compensation and Payment of Expenses."

VOTES OF OTHER                   Under certain circumstances, the consent or
CERTIFICATEHOLDERS MAY           approval of the holders of a specified
ADVERSELY AFFECT YOUR INTERESTS  percentage of the aggregate certificate balance of all outstanding certificates will be
                                 required to direct, and will be sufficient to bind all certificateholders to, certain actions, including directing the special servicer or the master servicer with respect to actions to be taken with respect to certain mortgage loans and real estate owned properties and amending the pooling and servicing agreement in certain circumstances. See "Description of the Pooling and Servicing Agreement -- Voting Rights" herein.


COMPUTERIZED SYSTEMS MAY BE      The transition from the year 1999 to the year
DISRUPTED BY THE TRANSITION      2000 may disrupt the ability of computerized
TO THE YEAR 2000                 systems of the master servicer, the special
                                 servicer, the trustee, the mortgagors and other parties to process information including:

                                 o the collection of payments on the mortgage loans;

                                 o  the servicing of the mortgage loans; and

                                 o  the distributions on your certificates.

                                 The master servicer, the special servicer, and the trustee have taken or are taking steps to address these issues such that their systems and applications will be year 2000 compliant. If the master servicer, the special servicer or trustee is unable to complete such modifications by December 31, 1999 or if the mortgagors or other third parties are not year 2000 compliant, the ability of the master servicer, the special servicer or the trustee to service the mortgage loans and make distributions to the certificateholders, respectively, may be materially and adversely affected. The depositor has been advised by the trustee, the master servicer and the special servicer that each of them expect to be year 2000 compliant.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed rate mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $731,516,500 (the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interests in office properties, multifamily properties, retail properties, hospitality properties, industrial properties, nursing home properties, mixed use properties, factory outlets, mobile home park properties, congregate care properties and self storage facilities (each, a "Mortgaged Property"). Except as otherwise indicated, all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-off Date. The Mortgage Loans provide for scheduled payments of principal and/or interest (the "Monthly Payments") to be due on the first day of each month (the "Due Date").

     All but six of the Mortgage Loans were originated by Morgan Guaranty Trust Company of New York ("MGT" or the "Seller"). The six Mortgage Loans not originated by MGT were purchased by MGT from two entities and represent 3.4% by Initial Principal Balance. MGT is an affiliate of the Depositor and of J.P. Morgan Securities Inc., one of the Underwriters.

     The Mortgage Loans were underwritten generally in conformity with the guidelines described below. See "-- Underwriting Guidelines and Processes" below. The Seller will sell the Mortgage Loans to the Depositor on or prior to the Delivery Date pursuant to a loan sale agreement (the "Loan Sale Agreement"). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

     See Annex A, Annex B, Annex C and the Diskette for additional information with respect to the Mortgage Loans.

THE SELLER

     Morgan Guaranty Trust Company of New York is a wholly-owned subsidiary and the principal asset of J.P. Morgan & Co. Incorporated, a Delaware corporation whose principal office is located in New York, New York. MGT is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities.

REPRESENTATIONS AND WARRANTIES

     Under the Loan Sale Agreement, the Seller will make certain representations and warranties to the Depositor. Pursuant to the terms of the Loan Sale Agreement, the Seller will be obligated to cure any breach of such representations and warranties or to repurchase any Mortgage Loan from the Depositor as to which there exists a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. The Seller will covenant with the Depositor to repurchase any Mortgage Loan from the Depositor or cure any such breach within 90 days of receiving notice thereof. Under the Pooling and Servicing Agreement, the Depositor will assign its rights under the Loan Sale Agreement to the Trustee for the benefit of the Certificateholders. The sole remedy available to the Trustee or the Certificateholders is the obligation of the Seller to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan.

     The Seller has generally represented and warranted as of the Delivery Date with respect to each Mortgage Loan, among other things, subject to certain exceptions set forth in the related Loan Sale Agreement, that: (i) such Mortgage Loan is not one month or more delinquent in payment of principal and interest and has not been so delinquent more than once in a twelve-month period prior to the Delivery Date and there is no payment default and no other default under the Mortgage Loan which has a material adverse effect on the Mortgage Loan; (ii) such Mortgage Loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances; (iii) such Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Seller in all the related Mortgagor's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing such Mortgage subject only to certain permitted encumbrances; (iv) there is an assignment of leases and rents provision creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances; (v) there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy; (vi) the related Mortgagor has good and indefeasible title in fee simple or leasehold interest to, and no person has any outstanding exercisable rights of record with respect to the purchase or sale of all or a portion of, the related Mortgaged Property, except for rights of first refusal;
(vii) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances; (viii) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the Mortgage Loan; (ix) at the time of the assignment of such Mortgage Loan to the Depositor, the Seller had good title to and was the sole owner of such Mortgage Loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of such Mortgage Loan to the Depositor free and clear of any pledge, lien or encumbrance; (x) the related assignment of mortgage and related assignment of the assignment of rents and leases is legal, valid and binding and has been recorded or submitted for recording in the applicable jurisdiction; (xi) the Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of such Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in such Mortgage Loan and related Mortgage Loan documents;
(xii) each Mortgage Loan document is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby; (xiii) the Seller has not modified the terms of such related Mortgage Loan and related Mortgage Loan documents have not been modified or waived in any material respect except as set forth in the Loan Sale Agreement and the Mortgage Loan documents; (xiv) such Mortgage Loan has not been satisfied, canceled, subordinated, released or rescinded and the related Mortgagor has not been released from its obligations under any Mortgage Loan document; (xv) none of the Mortgage Loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;
(xvi) each Mortgage Loan document complied in all respects with all material applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the Mortgage Loan; (xvii) the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law; (xviii) to the Seller's knowledge, (a) in reliance on an engineering report, the related Mortgaged Property is in good repair and (b) no condemnation proceedings are pending;
(xix) the ESA prepared in connection with the origination thereof reveals no known circumstances or conditions with respect to the Mortgaged Property that would constitute or result in a material violation of any environmental laws, require any expenditure material in relation to the principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws or require substantial cleanup or remedial action or any other extraordinary action in excess of the amount escrowed for such purposes;
(xx) the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage; (xxi) all amounts required to be deposited by the Mortgagor at origination have been deposited; (xxii) to the Seller's knowledge, all significant leases are in full force and effect, and there has been no material default by the related Mortgagor or lessee; and (xxiii) to the Seller's knowledge, there are no pending, or to the Seller's actual knowledge threatened, actions, suits or proceedings by or before any court or other governmental authority against or affecting the related Mortgagor under such Mortgage Loan or the Mortgaged Property which, if determined against such Mortgagor or property would materially and adversely affect the value of such property or ability of the Mortgagor to pay principal, interest and other amounts due under such Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     All of the Mortgage Loans are secured by first liens on a fee simple and/or leasehold interest in the related Mortgaged Properties. As of the Cut-off Date, the Mortgage Loans had characteristics set forth below. The totals in the following tables may not add up to 100% due to rounding. For a Mortgage Loan secured by more than one Mortgaged Property the original principal balance of such Mortgage Loan is allocated to each related Mortgaged Property based on (1) the related appraisal values, (2) the square footage provided in the appraisal or (3) as otherwise provided in the Mortgage Loan documentation. The principal balance as of the Cut-off Date of such Mortgage Loan is allocated to each related Mortgaged Property based on the allocation of the original principal balance.


                MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                                                                  PERCENT BY
                                                                                  AGGREGATE       AGGREGATE
                                                     NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                                       OF         NUMBER OF        BALANCE         BALANCE
                                                    MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
------------------------------------------------   ----------   ------------   --------------   -------------
6.5000% -- 6.7500% .............................        11            8.6%     $ 98,633,442          13.5%
6.7501% -- 7.0000% .............................        12            9.4        58,825,136           8.0
7.0001% -- 7.2500% .............................        12            9.4        63,206,801           8.6
7.2501% -- 7.5000% .............................        13           10.2       154,318,501          21.1
7.5001% -- 7.7500% .............................        14           10.9        80,502,312          11.0
7.7501% -- 8.0000% .............................        22           17.2        99,376,667          13.6
8.0001% -- 8.2500% .............................        15           11.7        72,421,855           9.9
8.2501% -- 8.5000% .............................        20           15.6        80,065,893          10.9
8.5001% -- 9.0000% .............................         9            7.0        24,165,894           3.3
                                                        --           ----      ------------          ----
 Total: ........................................       128          100.0%     $731,516,500         100.0%
                                                       ===          =====      ============         =====

Weighted Average Mortgage Interest Rate: 7.54%

                           CURRENT PRINCIPAL BALANCE

                                                                                     PERCENT BY
                                                                     AGGREGATE       AGGREGATE
                                        NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                          OF         NUMBER OF        BALANCE         BALANCE
                                       MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
CURRENT PRINCIPAL BALANCE                LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
-----------------------------------   ----------   ------------   --------------   -------------
$1,000,000 or less.................         2            1.6%     $  1,986,855           0.3%
$1,000,001 -- $2,000,000...........        30           23.4        47,949,964           6.6
$2,000,001 -- $3,000,000...........        24           18.8        61,008,867           8.3
$3,000,001 -- $4,000,000...........        18           14.1        64,102,169           8.8
$4,000,001 -- $5,000,000...........        11            8.6        48,205,688           6.6
$5,000,001 -- $7,500,000...........        19           14.8       115,266,266          15.8
$7,500,001 -- $10,000,000..........         5            3.9        41,102,574           5.6
$10,000,001 -- $12,500,000.........         5            3.9        55,162,166           7.5
$12,500,001 -- $15,000,000.........         5            3.9        68,440,416           9.4
$15,000,001 -- $17,500,000.........         2            1.6        34,405,843           4.7
$17,500,001 -- $20,000,000.........         2            1.6        35,671,983           4.9
$20,000,001 -- $25,000,000.........         3            2.3        69,128,658           9.5
$30,000,001 -- $35,000,000.........         1            0.8        30,948,385           4.2
$55,000,001 or more ...............         1            0.8        58,136,667           7.9
                                           --           ----      ------------          ----
 Total: ...........................       128          100.0%     $731,516,500         100.0%
                                          ===          =====      ============         =====

Average Principal Balance per Mortgage Loan as of the Cut-off Date: $5,714,973 Average Principal Balance per Mortgage Property as of the Cut-off Date:
$5,262,709
Smallest Loan Balance: $990,656
Largest Loan Balance: $58,136,667


        ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS

                                                                                        PERCENT BY
                                                                        AGGREGATE       AGGREGATE
                                           NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                             OF         NUMBER OF        BALANCE         BALANCE
ORIGINAL TERM TO MATURITY/                MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
ANTICIPATED REPAYMENT DATE IN MONTHS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
--------------------------------------   ----------   ------------   --------------   -------------
60 or less ...........................         1            0.8%     $ 22,961,612           3.1%
61 -- 84 .............................         9            7.0        39,269,077           5.4
85 -- 120 ............................        96           75.0       576,548,664          78.8
121 -- 180 ...........................        11            8.6        62,210,933           8.5
181 -- 240 ...........................        11            8.6        30,526,216           4.2
                                              --           ----      ------------          ----
 Total: ..............................       128          100.0%     $731,516,500         100.0%
                                             ===          =====      ============         =====

Weighted Average Original Term to Maturity or Anticipated Repayment Date in
Months: 123

        REMAINING TERM TO MATURITY/ANTICIPATED REPAYMENT DATE IN MONTHS

                                                                                        PERCENT BY
                                                                        AGGREGATE       AGGREGATE
                                           NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                             OF         NUMBER OF        BALANCE         BALANCE
REMAINING TERM TO MATURITY/               MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
ANTICIPATED REPAYMENT DATE IN MONTHS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
--------------------------------------   ----------   ------------   --------------   -------------
60 or less ...........................         1            0.8%     $ 22,961,612           3.1%
61 -- 84 .............................         9            7.0        39,269,077           5.4
85 -- 120 ............................        99           77.3       600,336,040          82.1
121 -- 180 ...........................         8            6.3        38,423,556           5.3
181 -- 240 ...........................        11            8.6        30,526,216           4.2
                                              --           ----      ------------          ----
 Total: ..............................       128          100.0%     $731,516,500         100.0%
                                             ===          =====      ============         =====

Weighted Average Remaining Term to Maturity or Anticipated Repayment Date in
                           Months: 117


                         MONTH AND YEAR OF ORIGINATION

                                                                                 PERCENT BY
                                                                 AGGREGATE       AGGREGATE
                                    NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                      OF         NUMBER OF        BALANCE         BALANCE
                                   MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
MONTH AND YEAR OF ORIGINATION        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
-------------------------------   ----------   ------------   --------------   -------------
December 1997 .................         1            0.8%     $  2,990,258           0.4%
March 1998 ....................         1            0.8         7,503,550           1.0
May 1998 ......................         1            0.8         6,331,137           0.9
June 1998 .....................         2            1.6         7,547,120           1.0
July 1998 .....................         1            0.8         7,724,507           1.1
August 1998 ...................        11            8.6        68,777,984           9.4
September 1998 ................        11            8.6        92,792,377          12.7
October 1998 ..................        10            7.8        31,827,306           4.4
November 1998 .................         7            5.5        29,843,422           4.1
December 1998 .................         8            6.3        53,290,607           7.3
January 1999 ..................         8            6.3        97,035,715          13.3
February 1999 .................        10            7.8        35,422,578           4.8
March 1999 ....................        15           11.7        61,689,961           8.4
April 1999 ....................        17           13.3        68,644,051           9.4
May 1999 ......................        18           14.1       100,103,161          13.7
June 1999 .....................         4            3.1        36,205,390           4.9
July 1999 .....................         3            2.3        23,787,376           3.3
                                       --           ----      ------------          ----
 Total: .......................       128          100.0%     $731,516,500         100.0%
                                      ===          =====      ============         =====

             YEAR OF SCHEDULED MATURITY/ANTICIPATED REPAYMENT DATE

                                                                               PERCENT BY
                                                               AGGREGATE       AGGREGATE
                                  NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                    OF         NUMBER OF        BALANCE         BALANCE
YEAR OF SCHEDULED MATURITY/      MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
ANTICIPATED REPAYMENT DATE         LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
-----------------------------   ----------   ------------   --------------   -------------
2004 ........................         1            0.8%     $ 22,961,612           3.1%
2005 ........................         7            5.5        18,425,960           2.5
2006 ........................         2            1.6        20,843,117           2.8
2008 ........................        31           24.2       203,549,677          27.8
2009 ........................        68           53.1       396,786,363          54.2
2010 ........................         1            0.8        12,295,037           1.7
2011 ........................         1            0.8         7,724,507           1.1
2013 ........................         3            2.3         9,621,617           1.3
2014 ........................         3            2.3         8,782,394           1.2
2017 ........................         1            0.8         4,121,569           0.6
2018 ........................         2            1.6         6,712,611           0.9
2019 ........................         8            6.3        19,692,036           2.7
                                     --           ----      ------------          ----
 Total: .....................       128          100.0%     $731,516,500         100.0%
                                    ===          =====      ============         =====

                            BALLOON MORTGAGE LOANS
                      ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                       PERCENT BY
                                                                       AGGREGATE       AGGREGATE
                                          NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                            OF         NUMBER OF        BALANCE         BALANCE
BALLOON MORTGAGE LOANS                   MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
ORIGINAL TERM TO MATURITY IN MONTHS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
-------------------------------------   ----------   ------------   --------------   -------------
61 -- 84 ............................        8             9.4%     $ 21,789,768           5.5%
85 -- 120 ...........................       73            85.9       345,070,645          86.8
121 -- 180 ..........................        3             3.5        26,350,682           6.6
181 -- 240 ..........................        1             1.2         4,121,569           1.0
                                            --            ----      ------------          ----
 Total: .............................       85           100.0%     $397,332,664         100.0%
                                            ==           =====      ============         =====

Weighted Average Original Term to Maturity in Months: 122

                            BALLOON MORTGAGE LOANS
                     REMAINING TERM TO MATURITY IN MONTHS

                                                                                        PERCENT BY
                                                                        AGGREGATE       AGGREGATE
                                           NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                             OF         NUMBER OF        BALANCE         BALANCE
BALLOON MORTGAGE LOANS                    MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
REMAINING TERM TO MATURITY IN MONTHS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
--------------------------------------   ----------   ------------   --------------   -------------
61 -- 84 .............................        8             9.4%     $ 21,789,768           5.5%
85 -- 120 ............................       73            85.9       345,070,645          86.8
121 -- 180 ...........................        3             3.5        26,350,682           6.6
181 -- 240 ...........................        1             1.2         4,121,569           1.0
                                             --            ----      ------------          ----
 Total: ..............................       85           100.0%     $397,332,664         100.0%
                                             ==           =====      ============         =====

Weighted Average Remaining Term to Maturity in Months: 114


                            BALLOON MORTGAGE LOANS
                     REMAINING AMORTIZATION TERM IN MONTHS

                                                                                         PERCENT BY
                                                                         AGGREGATE       AGGREGATE
                                            NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                              OF         NUMBER OF        BALANCE         BALANCE
BALLOON MORTGAGE LOANS                     MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
REMAINING AMORTIZATION TERM IN MONTHS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
---------------------------------------   ----------   ------------   --------------   -------------
180 or less ...........................        1             1.2%     $  3,363,808           0.8%
181 -- 240 ............................       10            11.8        31,871,307           8.0
241 -- 300 ............................       32            37.6       106,155,675          26.7
301 -- 360 ............................       42            49.4       255,941,874          64.4
                                              --            ----      ------------          ----
 Total: ...............................       85           100.0%     $397,332,664         100.0%
                                              ==           =====      ============         =====

Weighted Average Remaining Amortization Term to Maturity in Months: 324


                              ARD MORTGAGE LOANS
             ORIGINAL TERM TO ANTICIPATED REPAYMENT DATE IN MONTHS

                                                                                                         PERCENT BY
                                                                                         AGGREGATE       AGGREGATE
                                                            NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                                              OF         NUMBER OF        BALANCE         BALANCE
ARD MORTGAGE LOANS                                         MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
ORIGINAL TERM TO ANTICIPATED REPAYMENT DATE IN MONTHS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
-------------------------------------------------------   ----------   ------------   --------------   -------------
114 or less ...........................................        2             7.1%     $ 40,440,921          13.7%
115 -- 120 ............................................       23            82.1       231,478,018          78.3
121 -- 126 ............................................        3            10.7        23,787,376           8.0
                                                              --            ----      ------------          ----
 Total: ...............................................       28           100.0%     $295,706,315         100.0%
                                                              ==           =====      ============         =====

Weighted Average Original Term to Anticipated Repayment Date in Months: 113

                              ARD MORTGAGE LOANS
            REMAINING TERM TO ANTICIPATED REPAYMENT DATE IN MONTHS


                                                                                                          PERCENT BY
                                                                                          AGGREGATE       AGGREGATE
                                                             NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                                               OF         NUMBER OF        BALANCE         BALANCE
ARD MORTGAGE LOANS                                          MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
REMAINING TERM TO ANTICIPATED REPAYMENT DATE IN MONTHS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
--------------------------------------------------------   ----------   ------------   --------------   -------------
108 or less ............................................        2             7.1%     $ 40,440,921          13.7%
109 -- 114 .............................................        7            25.0       128,023,346          43.3
115 -- 120 .............................................       19            67.9       127,242,049          43.0
                                                               --            ----      ------------          ----
 Total: ................................................       28           100.0%     $295,706,315         100.0%
                                                               ==           =====      ============         =====

Weighted Average Remaining Term to Anticipated Repayment Date in Months: 108


                              ARD MORTGAGE LOANS
                     REMAINING AMORTIZATION TERM IN MONTHS


                                                                                         PERCENT BY
                                                                         AGGREGATE       AGGREGATE
                                            NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                              OF         NUMBER OF        BALANCE         BALANCE
ARD MORTGAGE LOANS                         MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
REMAINING AMORTIZATION TERM IN MONTHS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
---------------------------------------   ----------   ------------   --------------   -------------
259 -- 264 ............................        1             3.6%     $  3,174,567           1.1%
289 -- 294 ............................        4            14.3        48,543,113          16.4
295 -- 300 ............................        9            32.1        55,503,976          18.8
313 -- 318 ............................        1             3.6         2,300,000           0.8
319 -- 324 ............................        1             3.6         2,491,528           0.8
349 -- 354 ............................        3            10.7        79,480,233          26.9
355 -- 360 ............................        9            32.1       104,212,898          35.2
                                               -            ----      ------------          ----
 Total: ...............................       28           100.0%     $295,706,315         100.0%
                                              ==           =====      ============         =====

Weighted Average Remaining Amortization Term in Months: 332


                        FULLY AMORTIZING MORTGAGE LOANS
                      ORIGINAL TERM TO MATURITY IN MONTHS


                                                                                       PERCENT BY
                                                                       AGGREGATE       AGGREGATE
                                          NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                            OF         NUMBER OF        BALANCE         BALANCE
FULLY AMORTIZING MORTGAGE LOANS          MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
ORIGINAL TERM TO MATURITY IN MONTHS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
-------------------------------------   ----------   ------------   --------------   -------------
175 -- 180 ..........................        5            33.3%      $12,072,874          31.4%
235 -- 240 ..........................       10            66.7        26,404,647          68.6
                                            --            ----       -----------          ----
 Total: .............................       15           100.0%      $38,477,521         100.0%
                                            ==           =====       ===========         =====

Weighted Average Original Term to Maturity in Months: 221

                        FULLY AMORTIZING MORTGAGE LOANS
                      REMAINING TERM TO MATURITY IN MONTHS


                                                                                        PERCENT BY
                                                                        AGGREGATE       AGGREGATE
                                           NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                             OF         NUMBER OF        BALANCE         BALANCE
FULLY AMORTIZING MORTGAGE LOANS           MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
REMAINING TERM TO MATURITY IN MONTHS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
--------------------------------------   ----------   ------------   --------------   -------------
169 -- 174 ...........................        2            13.3%      $ 3,290,480           8.6%
175 -- 180 ...........................        3            20.0         8,782,394          22.8
229 -- 234 ...........................        3            20.0         8,395,691          21.8
235 -- 240 ...........................        7            46.7        18,008,956          46.8
                                              -            ----       -----------          ----
 Total ...............................       15           100.0%      $38,477,521         100.0%
                                             ==           =====       ===========         =====

Weighted Average Remaining Term to Maturity in Months: 216

     The following two tables set forth the range of Cut-off Date LTV Ratios and Maturity Date/ Anticipated Repayment Date LTV Ratios of the Mortgage Loans. A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date principal balance of a Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. A "Maturity Date/Anticipated Repayment Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the related Maturity Date, or, in the case of an ARD Loan, the related Anticipated Repayment Date assuming all scheduled payments due prior thereto are made and there are no principal prepayments, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because the value of Mortgaged Properties at the Maturity Date, or, in the case of an ARD Loan, the Anticipated Repayment Date, may be different than such appraised value, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Cut-off Date LTV Ratio or Maturity Date/Anticipated Repayment Date LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan may decline between the origination thereof and the related Maturity Date, or, in the case of an ARD Loan, the Anticipated Repayment Date.

     An appraisal of the value for each of the Mortgaged Properties was made between October 7, 1997 and May 21, 1999. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. All appraisals were obtained in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA").

                            CUT-OFF DATE LTV RATIOS

                                                                               PERCENT BY
                                                               AGGREGATE       AGGREGATE
                                  NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                    OF         NUMBER OF        BALANCE         BALANCE
                                 MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
CUT-OFF DATE LTV RATIOS            LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
-----------------------------   ----------   ------------   --------------   -------------
50.00% or less ..............         4            3.1%     $ 13,886,512           1.9%
50.01% -- 55.00% ............         8            6.3        29,876,212           4.1
55.01% -- 60.00% ............        10            7.8        37,073,016           5.1
60.01% -- 65.00% ............         8            6.3       104,124,309          14.2
65.01% -- 70.00% ............        30           23.4       137,947,591          18.9
70.01% -- 75.00% ............        43           33.6       234,514,501          32.1
75.01% -- 80.00% ............        23           18.0       157,631,244          21.5
80.01% -- 85.00%(1) .........         2            1.6        16,463,116           2.3
                                     --           ----      ------------          ----
   Total ....................       128          100.0%     $731,516,500         100.0%
                                    ---          -----      ------------         -----

Weighted Average Cut-off Date LTV Ratio: 69.61%

(1) Sterling Woods Apartments (Loan Number 15) has an LTV Ratio of 84.21% and Glacier Hills Apartments (Loan Number 52) has an LTV Ratio of 81.73%.


                    MATURITY DATE/ANTICIPATED REPAYMENT DATE
                                   LTV RATIOS

                                                                                         PERCENT BY
                                                                         AGGREGATE       AGGREGATE
                                            NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                              OF         NUMBER OF        BALANCE         BALANCE
MATURITY DATE/                             MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
ANTICIPATED REPAYMENT DATE LTV RATIOS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
---------------------------------------   ----------   ------------   --------------   -------------
50.00% or less ........................        18           15.9%     $ 72,711,907          10.5%
50.01% -- 55.00% ......................        11            9.7        82,187,247          11.9
55.01% -- 60.00% ......................        30           26.5       180,756,932          26.1
60.01% -- 65.00% ......................        19           16.8       113,809,158          16.4
65.01% -- 70.00% ......................        29           25.7       196,540,338          28.4
70.01% -- 75.00% ......................         6            5.3        47,033,398           6.8
                                               --           ----      ------------          ----
   Total ..............................       113          100.0%     $693,038,979         100.0%
                                              ===          =====      ============         =====

Weighted Average Maturity Date LTV Ratio: 59.89%

     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the Mortgage Loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any Mortgage Loan for any period as presented in the table below or Annex A, is the ratio of Underwritten Cash Flow (or "UW Cash Flow") calculated for the related Mortgaged Property for a period to the amounts of principal and interest due under such Mortgage Loan for the same period. "Underwritten Cash Flow" means the Underwritten NOI (as defined below) for the Mortgaged Property decreased by an amount that MGT has determined to be an appropriate allowance for average annual tenant improvements, leasing commissions, and replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the NOI for the Mortgaged Property as determined by MGT in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases, adjusted downward to market rates with vacancy rates equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or is likely to be recurring. Operating expenses generally reflect the Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" ("NOI") for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect replacement reserves, capital expenditures, debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing "Net Operating Income," "Underwritten NOI" and "Underwritten Cash Flow" are not a substitute for or an improvement upon net income as determined in accordance with generally accepted accounting principles as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net cash flow of the properties, nor is "Net Operating Income," "Underwritten NOI" and "Underwritten Cash Flow" set forth herein intended to represent such future net cash flow.

     The UW Cash Flow and UW NOIs used as a basis for calculating the UW DSCRs presented in the following table and in Annex A attached hereto, were derived principally from operating statements obtained from the respective Mortgagors (the "Operating Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expense in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.


              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                                       PERCENT BY
                                                                                       AGGREGATE       AGGREGATE
                                                          NUMBER      PERCENT BY       PRINCIPAL       PRINCIPAL
                                                            OF         NUMBER OF        BALANCE         BALANCE
                                                         MORTGAGE      MORTGAGE        AS OF THE       AS OF THE
UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS        LOANS         LOANS       CUT-OFF DATE     CUT-OFF DATE
-----------------------------------------------------   ----------   ------------   --------------   -------------
1.101x -- 1.150x ....................................         3            2.3%     $ 18,977,073           2.6%
1.151x -- 1.200x ....................................         6            4.7        19,030,652           2.6
1.201x -- 1.250x ....................................        12            9.4        47,672,776           6.5
1.251x -- 1.300x ....................................        25           19.5       152,055,844          20.8
1.301x -- 1.400x ....................................        37           28.9       198,097,229          27.1
1.401x -- 1.500x ....................................        17           13.3       163,035,704          22.3
1.501x -- 1.600x ....................................        10            7.8        48,165,693           6.6
1.601x -- 1.700x ....................................         8            6.3        52,522,581           7.2
1.701x -- 1.800x ....................................         2            1.6         4,761,246           0.7
1.801x -- 1.900x ....................................         2            1.6         3,762,383           0.5
1.901x -- 2.000x ....................................         3            2.3        12,810,775           1.8
2.001x -- 2.100x ....................................         3            2.3        10,624,543           1.5
                                                             --           ----      ------------          ----
 Total: .............................................       128          100.0%     $731,516,500         100.0%
                                                            ===          =====      ============         =====

Weighted Average UW DSCR: 1.40x

(1) Stuart Centre (Loan Number 20) has an UW DSCR of 1.115x, Lakeshore Estates MHP (Loan Number 37), a fully amortizing loan, has an UW DSCR of 1.148x and Harbourside Production Studio (Loan Number 66) has an UW DSCR of 1.150x and a 14 year amortization period.

                            GEOGRAPHIC DISTRIBUTION




                                                                                     PERCENT BY
                                                                     AGGREGATE       AGGREGATE
                                       NUMBER       PERCENT BY       PRINCIPAL       PRINCIPAL
                                         OF          NUMBER OF        BALANCE         BALANCE
                                      MORTGAGED      MORTGAGED       AS OF THE       AS OF THE
GEOGRAPHIC DISTRIBUTION              PROPERTIES     PROPERTIES     CUT-OFF DATE     CUT-OFF DATE
---------------------------------   ------------   ------------   --------------   -------------
Florida .........................         23            16.5%     $ 80,595,465          11.0%
California ......................         17            12.2        72,596,674           9.9
Wisconsin .......................          6             4.3        69,131,849           9.5
Ohio ............................         10             7.2        63,277,913           8.7
Illinois ........................          3             2.2        53,253,394           7.3
Washington ......................          4             2.9        42,398,723           5.8
Georgia .........................          4             2.9        31,906,632           4.4
Michigan ........................          4             2.9        26,798,005           3.7
North Carolina ..................          8             5.8        25,747,947           3.5
Missouri ........................          4             2.9        24,149,080           3.3
Texas ...........................          9             6.5        24,004,556           3.3
Pennsylvania ....................          3             2.2        23,975,321           3.3
New York ........................          3             2.2        23,196,589           3.2
Massachusetts ...................          1             0.7        22,961,612           3.1
Nebraska ........................          3             2.2        22,646,035           3.1
Canada (five provinces) .........          8             5.8        21,789,768           3.0
Indiana .........................          5             3.6        17,385,840           2.4
Maryland ........................          3             2.2        13,019,729           1.8
Alaska ..........................          1             0.7        12,702,093           1.7
Nevada ..........................          2             1.4         9,974,975           1.4
Oklahoma ........................          3             2.2         7,395,027           1.0
South Carolina ..................          2             1.4         5,835,675           0.8
Virginia ........................          1             0.7         5,375,651           0.7
Iowa ............................          1             0.7         4,419,877           0.6
Minnesota .......................          3             2.2         4,373,762           0.6
District of Columbia ............          1             0.7         3,889,300           0.5
Oregon ..........................          1             0.7         3,845,671           0.5
Alabama .........................          2             1.4         3,739,896           0.5
Idaho ...........................          1             0.7         3,375,263           0.5
Colorado ........................          1             0.7         3,087,960           0.4
Arkansas ........................          1             0.7         2,453,000           0.3
New Mexico ......................          1             0.7         2,213,216           0.3
                                          --            ----      ------------          ----
 Total ..........................        139           100.0%     $731,516,500         100.0%
                                         ===           =====      ============         =====

                                PROPERTY TYPES




                                                                               PERCENT BY
                                                               AGGREGATE       AGGREGATE
                                 NUMBER       PERCENT BY       PRINCIPAL       PRINCIPAL
                                   OF          NUMBER OF        BALANCE         BALANCE
                                MORTGAGED      MORTGAGED       AS OF THE       AS OF THE
PROPERTY TYPES                 PROPERTIES     PROPERTIES     CUT-OFF DATE     CUT-OFF DATE
---------------------------   ------------   ------------   --------------   -------------
Office ....................         26            18.7%     $195,783,598          26.8%
Multifamily ...............         21            15.1       156,033,194          21.3
Anchored Retail ...........         24            17.3       120,834,408          16.5
Hotel .....................         14            10.1        87,680,787          12.0
Unanchored Retail .........         17            12.2        36,534,343           5.0
Industrial ................         10             7.2        35,955,207           4.9
Nursing Home ..............          7             5.0        29,453,206           4.0
Mixed Use .................          9             6.5        24,320,571           3.3
Factory Outlet ............          3             2.2        23,787,376           3.3
Mobile Home Park ..........          3             2.2         9,340,472           1.3
Congregate Care ...........          3             2.2         7,692,874           1.1
Self Storage ..............          2             1.4         4,100,464           0.6
                                    --            ----      ------------          ----
 Total: ...................        139           100.0%     $731,516,500         100.0%
                                   ===           =====      ============         =====

              YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT(1)




                                                                                                     PERCENT BY
                                                                                     AGGREGATE       AGGREGATE
                                                       NUMBER       PERCENT BY       PRINCIPAL       PRINCIPAL
                                                         OF          NUMBER OF        BALANCE         BALANCE
                                                      MORTGAGED      MORTGAGED       AS OF THE       AS OF THE
YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT      PROPERTIES     PROPERTIES     CUT-OFF DATE     CUT-OFF DATE
-------------------------------------------------   ------------   ------------   --------------   -------------
5 or less .......................................         31            22.3%     $130,828,454          17.9%
6 -- 10 .........................................         19            13.7        90,095,752          12.3
11 -- 15 ........................................         24            17.3       122,913,804          16.8
16 -- 20 ........................................         11             7.9        45,535,865           6.2
21 -- 25 ........................................          5             3.6        20,852,676           2.9
26 -- 30 ........................................         17            12.2       100,218,520          13.7
31 or more ......................................         32            23.0       221,071,429          30.2
                                                          --            ----      ------------          ----
 Total: .........................................        139           100.0%     $731,516,500         100.0%
                                                         ===           =====      ============         =====

Weighted Average Property Age in Years: 26. The 51 Sleeper Property (Loan Number 4) was built in 1900 and most recently renovated in 1988. Merrill Place (Loan Number 9) was built in 1913 and most recently renovated in 1983. The Tower Building (Loan Number 11) was built in 1930 and most recently renovated in 1988. Villa Florence (Loan Number 18) was built in 1908 and most recently renovated in 1986. These Mortgaged Properties secure Mortgage Loans representing in the aggregate 8.8% of the Initial Pool Balance. The weighted average property age would be 20 years if such Mortgaged Properties were excluded.


(1)   For Properties constructed in stages, the earliest date was used.

                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                    OFFICE

                                                                                    PERCENT BY
                                                                    AGGREGATE       AGGREGATE
                                      NUMBER       PERCENT BY       PRINCIPAL       PRINCIPAL
                                        OF          NUMBER OF        BALANCE         BALANCE
PHYSICAL OCCUPANCY PERCENTAGES       MORTGAGED      MORTGAGED       AS OF THE       AS OF THE
OFFICE                              PROPERTIES     PROPERTIES     CUT-OFF DATE     CUT-OFF DATE
--------------------------------   ------------   ------------   --------------   -------------
80.01% -- 85.00% ...............         1              3.8%     $  7,480,617           3.8%
85.01% -- 90.00% ...............         2              7.7        24,586,820          12.6
90.01% -- 95.00% ...............         5             19.2        37,674,270          19.2
95.01% -- 100.00% ..............        18             69.2       126,041,891          64.4
                                        --             ----      ------------          ----
 Total: ........................        26            100.0%     $195,783,598         100.0%
                                        ==            =====      ============         =====

Weighted Average Occupancy Percentage: 96.21%

(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.


                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                   RETAIL(2)


                                                                                    PERCENT BY
                                                                    AGGREGATE       AGGREGATE
                                      NUMBER       PERCENT BY       PRINCIPAL       PRINCIPAL
                                        OF          NUMBER OF        BALANCE         BALANCE
PHYSICAL OCCUPANCY PERCENTAGES       MORTGAGED      MORTGAGED       AS OF THE       AS OF THE
RETAIL                              PROPERTIES     PROPERTIES     CUT-OFF DATE     CUT-OFF DATE
--------------------------------   ------------   ------------   --------------   -------------
85.01% -- 90.00% ...............         6             13.6%     $ 53,204,418          29.4%
90.01% -- 95.00% ...............         6             13.6        27,802,903          15.3
95.01% -- 100.00% ..............        32             72.7       100,148,806          55.3
                                        --             ----      ------------          ----
 Total: ........................        44            100.0%     $181,156,127         100.0%
                                        ==            =====      ============         =====

Weighted Average Occupancy Percentage: 93.97%

(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

(2)   Includes Factory Outlet.


                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                       MULTIFAMILY AND MOBILE HOME PARK


                                                                                      PERCENT BY
                                                                      AGGREGATE       AGGREGATE
                                        NUMBER       PERCENT BY       PRINCIPAL       PRINCIPAL
                                          OF          NUMBER OF        BALANCE         BALANCE
PHYSICAL OCCUPANCY PERCENTAGES         MORTGAGED      MORTGAGED       AS OF THE       AS OF THE
MULTIFAMILY AND MOBILE HOME PARK      PROPERTIES     PROPERTIES     CUT-OFF DATE     CUT-OFF DATE
----------------------------------   ------------   ------------   --------------   -------------
85.01% -- 90.00% .................         1              4.2%     $  3,375,263           2.0%
90.01% -- 95.00% .................        11             45.8        78,022,395          47.2
95.01% -- 100.00% ................        12             50.0        83,976,007          50.8
                                          --             ----      ------------          ----
 Total: ..........................        24            100.0%     $165,373,665         100.0%
                                          ==            =====      ============         =====

Weighted Average Occupancy Percentage: 95.29%

(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                     HOTEL


                                                                                    PERCENT BY
                                                                    AGGREGATE       AGGREGATE
                                      NUMBER       PERCENT BY       PRINCIPAL       PRINCIPAL
                                        OF          NUMBER OF        BALANCE         BALANCE
PHYSICAL OCCUPANCY PERCENTAGES       MORTGAGED      MORTGAGED       AS OF THE       AS OF THE
HOTEL                               PROPERTIES     PROPERTIES     CUT-OFF DATE     CUT-OFF DATE
--------------------------------   ------------   ------------   --------------   -------------
65.01% -- 70.00% ...............         4             28.6%      $ 9,725,926          11.1%
70.01% -- 75.00% ...............         4             28.6        49,606,916          56.6
75.01% -- 80.00% ...............         2             14.3        11,323,379          12.9
80.01% -- 85.00% ...............         2             14.3        12,263,319          14.0
85.01% -- 90.00% ...............         2             14.3         4,761,246           5.4
                                         -             ----       -----------          ----
 Total: ........................        14            100.0%      $87,680,787         100.0%
                                        ==            =====       ===========         =====

Weighted Average Occupancy Percentage: 74.67%

(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

                       PHYSICAL OCCUPANCY PERCENTAGES(1)
                                   OTHER(2)

                                                                                    PERCENT BY
                                                                    AGGREGATE       AGGREGATE
                                      NUMBER       PERCENT BY       PRINCIPAL       PRINCIPAL
                                        OF          NUMBER OF        BALANCE         BALANCE
PHYSICAL OCCUPANCY PERCENTAGES       MORTGAGED      MORTGAGED       AS OF THE       AS OF THE
OTHER                               PROPERTIES     PROPERTIES     CUT-OFF DATE     CUT-OFF DATE
--------------------------------   ------------   ------------   --------------   -------------
80.01% -- 85.00% ...............         1              3.2%     $  1,835,725           1.8%
85.01% -- 90.00% ...............         1              3.2         1,368,497           1.3
90.01% -- 95.00% ...............         7             22.6        23,301,383          23.0
95.01% -- 100.00% ..............        22             71.0        75,016,717          73.9
                                        --             ----      ------------          ----
 Total: ........................        31            100.0%     $101,522,322         100.0%
                                        ==            =====      ============         =====

Weighted Average Occupancy Percentage: 96.99%

(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

(2) Includes Congregate Care, Nursing Home, Industrial, Mixed Use, and Self Storage.


     With certain limited exceptions relating to casualty and condemnation proceeds, or other prepayments beyond the Mortgagor's control, all of the Mortgage Loans prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date"). Thereafter, each Mortgage Loan provides that until a date specified in the related Mortgage Note the related Mortgagor will be required to pay a yield maintenance penalty (a "Prepayment Premium") upon any voluntary principal prepayment of a Mortgage Loan or provide for Defeasance, in whole and/or in part. The following table sets forth the percentage of the declining aggregate principal balance of all the Mortgage Loans that on August 1 of each of the years indicated will be within their related Lock-out Period, are subject to Defeasance and/or in which a principal prepayment must be accompanied by a Prepayment Premium.

                             PREPAYMENT PROTECTION
                  PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING
              PRINCIPAL BALANCE AS OF THE CUT-OFF DATE THAT HAVE
         PREPAYMENT LOCK-OUTS OR PENALTIES (ASSUMING NO PREPAYMENTS)*

                                                 AUGUST      AUGUST      AUGUST     AUGUST
                                    CURRENT       2000        2001        2002       2003
                                  ----------- ----------- ----------- ----------- ----------
Lock-Out/Defeasance (1) .........     100.0%      100.0%      100.0%      100.0%      97.5%
YM (2) ..........................       0.0         0.0         0.0         0.0        2.5
                                      -----       -----       -----       -----       ----
Total Lock-Out/Defeasance
 and YM .........................     100.0       100.0       100.0       100.0      100.0
No Prepayment Premium ...........       0.0         0.0         0.0         0.0        0.0
                                      -----       -----       -----       -----      -----
Total ...........................     100.0       100.0       100.0       100.0      100.0
Aggregate Mortgage Loan
 Balance (3) ....................  $  731.5    $  723.1    $  713.7    $  703.6     $692.7
Percentage of Balance
 Outstanding ....................     100.0%       98.8%       97.6%       96.2%      94.7%


                                    AUGUST     AUGUST     AUGUST     AUGUST     AUGUST     AUGUST
                                     2004       2005       2006       2007       2008       2009
                                  ---------- ---------- ---------- ---------- ---------- ----------
Lock-Out/Defeasance (1) .........     80.8%      77.9%      78.0%      76.8%      63.0%      60.9%
YM (2) ..........................     18.8       20.8       22.0       23.2       11.1       27.9
                                      ----       ----       ----       ----       ----       ----
Total Lock-Out/Defeasance
 and YM .........................     99.6       98.7      100.0      100.0       74.1       88.8
No Prepayment Premium ...........      0.4        1.3        0.0        0.0       25.9       11.2
                                      ----       ----      -----      -----       ----       ----
Total ...........................    100.0      100.0      100.0      100.0      100.0      100.0
Aggregate Mortgage Loan
 Balance (3) ....................   $659.1     $639.5     $600.0     $586.7     $564.1    $  48.4
Percentage of Balance
 Outstanding ....................     90.1%      87.4%      82.0%      80.2%      77.1%       6.6%

----------
(1) Certain Mortgage Loans permit the applicable Mortgagor after a specified period (in most cases not less than two years from the Delivery Date), to obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon substitution of direct non-callable obligations of the United States providing payments in amounts equal to the scheduled payments due on such Mortgage Loan to the related Maturity Date or, in the case of certain of the ARD Loans, the Anticipated Repayment Date. The Master Servicer shall, on behalf of the related Mortgagor, purchase such obligations of the United States for deposit into the Trust Fund. Any such substitution shall be subject to, among other things, certain conditions set forth in the Pooling and Servicing Agreement and in certain circumstances the receipt of written confirmation from the Rating Agencies that such substitution will not result in a downgrade, qualification (if applicable) or withdrawal of the then current rating of any Certificate. Such substitution of collateral is referred to herein as "Defeasance." For purposes of this table, to the extent a Mortgagor may elect to defease the related Mortgage Loan, such Mortgage Loan will be reflected in the "Lock-Out/Defeasance" category.

(2) The Mortgage Loan generally requires the payment of a Prepayment Premium in connection with any principal prepayment, in whole or in part. Any Prepayment Premium will equal the present value, as of the date of prepayment, of the remaining Monthly Payments from such date of prepayment through the related stated maturity (including the Balloon Payment), determined by discounting such payments at a U.S. Treasury rate (or with respect to the Canadian Loans, a Canadian Treasury rate) specified therein, minus the then outstanding principal balance, subject to a minimum Prepayment Premium equal to 1% of the principal balance of such Mortgage Loan being prepaid ("Yield Maintenance").

(3)   Millions of dollars.

Key: YM = Yield Maintenance.

* See Annex A and the Diskette for additional, detailed information on the Mortgage Loans' Prepayment Penalties.

BORROWER CONCENTRATION AND RELATED BORROWERS

     The nine largest Mortgage Loans or groups of Mortgage Loans by Related Borrowers by Initial Pool Balance are as follows:

THE MILLS LOAN

     The Loan. The largest Mortgage Loan (the "Mills Loan," also referred to herein as the "Mills Corp. Pool 1" loan), which represents approximately 7.9% of the Initial Pool Balance, was originated by the Seller on January 26, 1999 and has a principal balance as of the Cut-off Date of $58,136,667 (Loan Number
1). The Mills Loan is secured by cross-collateralized and cross-defaulted mortgages, deeds of trust or deeds to secure debt encumbering four anchored retail centers in (collectively, the "Mills Properties" and individually, a "Mills Property"). The Mills Loan was made to four individual special purpose borrowers (collectively, the "Mills Borrowers"). Each of the Mills Borrowers is controlled by The Mills Corporation, a New York Stock Exchange listed real estate investment company (NYSE symbol: MLS). The Mills Corporation owns interests in, develops, redevelops, leases and manages a portfolio of super-regional malls, value and entertainment oriented malls, community shopping centers, and an urban entertainment/retail project. The Mills Corporation portfolio totals approximately 13.5 million square feet, of which certain tenants own approximately 1.0 million square feet. At December 31, 1998, the Mills Corporation reported approximately 1,200 employees, total assets of approximately $970.4 million, consolidated debt of approximately $782.2 million and a debt-to-total market capitalization of 50.2%.

     The Mills Loan has a remaining amortization term of 354 months and matures on February 1, 2029. The Mills Loan is an ARD Loan with an Anticipated Repayment Date of February 1, 2009. The Mills Loan may not be prepaid prior to November 1, 2008. The Mills Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time beginning thereafter. The Mills Loan is subject to Defeasance, in whole or in part, at any time after the second anniversary of the Delivery Date.

     The Properties. The Mills Properties consist of four anchored retail centers:

  LOAN   PROPERTY                              SQUARE         TYPE OF                                              APPRAISED
 NUMBER  NAME                 LOCATION         FOOTAGE        PROPERTY        MAJOR TENANTS     OCCUPANCY(1)         VALUE
-------- --------------- ------------------ ------------ ----------------- ------------------- --------------   --------------
 1.1     Western Hills   Cincinnati, OH        449,496   Anchored Retail          Sears        86.0%             $35,000,000
         Plaza                                                                    Kroger

 1.2     Gwinnett        Duluth, GA            194,719   Anchored Retail           A&P         96.0%             $22,650,000
         Market Fair                                                            Marshalls

 1.3     Mt. Prospect    Mt. Prospect, IL      298,600   Anchored Retail    Walgreen Computer  97.5%             $25,000,000
         Plaza                                                              Dominick's Grocery

 1.4     West Falls      Falls Church, VA       85,584   Anchored Retail         Safeway       97.0%             $ 8,300,000
         Church                                                                  RiteAid
                                             ---------                                         -------           -----------
                         Total/Avg.          1,028,399                                         92.1%(2)          $90,950,000

----------
(1)   Occupancy percentages as of March 1, 1999.

(2)   Weighted Average based on square footage.

     Release. A Mills Property may be released from the lien of its Mortgage provided (a) an amount equal to one hundred twenty-five percent (125%) of the allocated loan amount of such Mills Property is defeased and (b) after giving effect to such release, the DSCR for the Mills Properties then securing the Mills Loan shall be at least 1.40x.

     Property Management. The Mills Properties are managed by Management Associates Limited Partnership, which is affiliated with the Mills Borrowers. The Mills Loan documents provide that the manager may be terminated upon the occurrence of an event of default under the Mills Loan or if the DSCR for the trailing twelve months falls to less than 1.15x.

                               Operating History:


                                                                                                ORIGINATOR'S
                                        1996 ACTUAL        1997 ACTUAL        1998 ACTUAL       UNDERWRITTEN
                                     ----------------   ----------------   ----------------   ----------------
Effective Gross Income ...........     $ 10,339,542       $ 10,715,569       $ 10,404,240       $ 11,107,119
Expenses .........................        3,336,898          3,257,187          3,340,824          3,447,106
                                       ------------       ------------       ------------       ------------
NOI ..............................     $  7,002,644       $  7,458,382       $  7,063,416       $  7,660,013
                                       ============       ============       ============       ============
UW Cash Flow .....................         N/A                N/A                N/A            $  7,144,900
Occupancy(1) .....................             96.8%              97.0%              95.2%              91.5%
Operating Expense Ratio(2) .......             32.3%              30.4%              32.0%              31.0%
Debt Service Coverage Ratio based
 on NOI ..........................             1.46x              1.55x              1.47x              1.59x
UW DSCR based on UW Cash Flow.....         N/A                N/A                N/A                    1.49x

----------
(1)   Weighted Average based on square footage.

(2)   Expenses as a percentage of Effective Gross Income.

     Lockbox and Reserves. All rents payable by tenants in the Mills Properties are paid directly into a lockbox, which is controlled by the Mills Borrowers until a Trigger Event occurs. A "Trigger Event" is defined as any of the following: (i) if the DSCR for the trailing twelve months falls below 1.20x,
(ii) if an event of default occurs under the Mills Loan or (iii) January 1, 2009. After a Trigger Event occurs, the lockbox is controlled by the Master Servicer. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service payment account and a replacement reserve account and, from and after a Trigger Event, an operation and maintenance account and curtailment account into which all excess cash flow is deposited to prepay the Mills Loan. Prior to a Trigger Event, all excess cash flow is released to the Mills Borrowers.

     Additional terms and escrows for the Mills Loan are set forth on Annexes A and C.

THE RIDGEWOOD LOAN

     The Loan. The second largest Mortgage Loan (the "Ridgewood Loan"), which represents approximately 4.2% of the Initial Pool Balance, was originated by the Seller on September 18, 1998 and has a principal balance as of the Cut-off Date of $30,948,385 (Loan Number 2). The Ridgewood Loan is secured by a first deed of trust encumbering a multifamily community located in Fitchburg, Wisconsin, a suburb of Madison (the "Ridgewood Property"). The Ridgewood Loan was made to Ridgewood Associates II, LLC, a special purpose Wisconsin limited liability company (the "Ridgewood Borrower"), the members of which are Harry A. Marek, Jerry J. Marek, and Daniel F. Pieper.

     The Ridgewood Loan has a remaining amortization term of 350 months and matures on October 1, 2008. The Ridgewood Loan may not be prepaid prior to November 1, 2003. On or after November 1, 2003, the Ridgewood Loan may be prepaid, in whole but not in part, upon payment of a Prepayment Premium equal to the greater of (i) 1% of the outstanding principal amount of the Ridgewood Loan and (ii) an amount based on a Yield Maintenance calculation. The Ridgewood Loan may be prepaid, in whole but not in part, without payment of a Prepayment Premium at any time beginning July 1, 2008.

     The Property. The Ridgewood Property is a 58 acre tract improved by an 862 unit multifamily garden apartment community known as Ridgewood Country Club Apartments located at 2001 Traceway Drive in Fitchburg, Dane County, Wisconsin, a suburb of Madison. The Ridgewood Property is located less than one mile from Beltline Highway, the major east/west highway in the region, and less than 4 miles from the Madison central business district. While the Ridgewood Property was constructed from 1968 through 1973, a significant renovation project commenced in the fall of 1998 with replacement of cabinetry, carpet, appliances, and new decks as each unit became vacant. At July 16, 1999, including units pre-leased for August 1, 1999 occupancy, the occupancy rate was 90.8%. Project amenities include two swimming pools, a wading pool, recreation building, two tennis courts, and golf course views.

     Property Management. The Ridgewood Property is managed by CMS Ridgewood, LP, an entity which is not affiliated with the Ridgewood Borrower. This firm has managed the Ridgewood Property for over twelve years.


 Operating History:


                                                                                          ORIGINATOR'S
                                       1996 ACTUAL      1997 ACTUAL      1998 ACTUAL      UNDERWRITTEN
                                     --------------   --------------   --------------   ---------------
Effective Gross Income ...........    $ 5,563,936      $ 5,749,937      $ 5,545,165       $ 5,939,543
Expenses .........................      2,242,216        2,343,106        2,298,634         2,494,674
                                      -----------      -----------      -----------       -----------
NOI ..............................    $ 3,321,719      $ 3,406,831      $ 3,246,531       $ 3,444,869
                                      ===========      ===========      ===========       ===========
UW Cash Flow .....................        N/A              N/A              N/A           $ 3,152,456
Occupancy ........................           91.8%            94.0%            91.6%             95.0%
Operating Expense Ratio(1) .......           40.3%            40.7%            41.5%             42.0%
Debt Service Coverage Ratio based
 on NOI ..........................           1.37x            1.40x            1.34x             1.42x
UW DSCR based on UW Cash Flow.....        N/A              N/A              N/A                  1.30x

----------
(1)   Expenses as a percentage of Effective Gross Income.

     Lockbox and Reserves. The Ridgewood Loan documents provide for reserves for taxes, insurance, and on-going replacements. The Ridgewood Loan documents do not require the establishment of a lockbox or cash collateral account.

     Additional terms and escrows for the Ridgewood Loan are set forth on Annexes A and B.

THE WOODFIELD GARDENS LOAN

     The Loan. The third largest Mortgage Loan (the "Woodfield Gardens Loan"), which represents 3.3% of the Initial Pool Balance, was originated by the Seller on June 18, 1999, and has a principal balance as of the Cut-off Date of $24,186,478 (Loan Number 3). The Woodfield Gardens Loan is secured by a first deed of trust encumbering a multifamily community located in Rolling Meadows, Illinois, a suburb of Chicago (the "Woodfield Gardens Property"). The Woodfield Gardens Loan was made to Woodfield Gardens Associates, a special purpose Illinois limited partnership (the "Woodfield Gardens Borrower") the principals of which are Joseph Pagliari and Daniel Sawusch. Mr. Pagliari has over 20 years of real estate experience in both finance and development sectors having served as Chief Operating Officer of Realcorp, Inc., Vice President of Syndications for VMS Realty, Inc. and as a management consultant for Laventhol and Horwath. Mr. Sawusch was the Chief Financial Officer of Realcorp, Inc., and also worked for Coopers & Lybrand.

     The proceeds from the Woodfield Gardens Loan were used to fund the discounted payoff of a mortgage loan to the Woodfield Gardens Borrower secured by the Woodfield Gardens Property on which the Woodfield Gardens Borrower had defaulted. In connection with the enforcement proceeding, the Woodfield Gardens Borrower filed for bankruptcy protection in 1997; the bankruptcy proceeding was dismissed upon refinancing of the original loan from the proceeds of the Woodfield Gardens Loan.

     However, the Woodfield Gardens Borrower is subject to a contingent obligation which resulted from an earlier refinancing of its debt. In 1989 the City of Rolling Meadows issued a series of bonds in the amount of $21,855,300 and maturing in February 2004 (the "Bonds") secured by a letter of credit (the "Letter of Credit") from Banque Paribas, New York Branch ("BPNY") and a promissory note (the "Borrower Note") from the Woodfield Gardens Borrower. The Woodfield Gardens Borrower signed the Borrower Note pursuant to a loan agreement with the City of Rolling Meadows which provides that the Woodfield Gardens Borrower will receive credit against amounts due under the Borrower Note to the extent of payments made pursuant to the Letter of Credit. The agreement between BPNY and the Woodfield Gardens Borrower provides that BPNY will honor the Letter of Credit without further recourse to the Woodfield Gardens Borrower, except for certain general indemnification rights. Banque Paribas has a long-term credit rating of A2 and A from Moody's and Standard & Poor's, respectively. This contingent obligation of the Woodfield Gardens Borrower is not secured by the Woodfield Gardens Property.

     The Woodfield Gardens Loan has a remaining amortization term of 359 months and matures on July 1, 2029. The Woodfield Gardens Loan is an ARD Loan with an Anticipated Repayment Date of July 1, 2009. The Woodfield Gardens Loan may not be prepaid prior to April 1, 2009. The Woodfield Gardens Loan may be prepaid, in whole but not in part, without payment of a Prepayment Premium, at any time thereafter. The Woodfield Gardens Loan is subject to Defeasance, in whole but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Woodfield Gardens Property is a 19 building, 692 unit multifamily community situated on a 36.265 acre tract at 4700 Arbor Drive, Rolling Meadows, Cook County, Illinois. The Woodfield Gardens Property is located just south of Algonquin Road which provides direct access to Interstates 90 and 290 about one quarter of a mile from the site. Both Interstates intersect with expressways to the Chicago central business district and the Tri-State Tollway. The Woodfield Gardens Property was constructed in phases in 1967 and 1969, renovated in 1999 and had an occupancy of 99% on April 28, 1999. Project amenities include a clubhouse, large playground, Olympic size swimming pool, tennis courts, a laundry room in each building, on-site pre-school and on-site library. The Woodfield Gardens Property offers a mix of one, two, and three bedroom units with parking.

     Property Management. The Woodfield Gardens Property is managed by Citadel Management Company, which is an affiliate of the Woodfield Gardens Borrower. Citadel Management Company is a sub-unit of Citadel Realty, Inc., a full service real estate consulting and management firm providing services for the Woodfield Gardens Borrower as well as for third parties. At the Woodfield Gardens Property, management provides numerous community programs including aerobics, youth field trips, summer day camp, reading programs, and after-school tutoring and homework assistance programs. The Woodfield Gardens Property and management have won various industry awards.


 Operating History:


                                                                          TRAILING 12 MOS      ORIGINATOR'S
                                       1997 ACTUAL       1998 ACTUAL         ENDED 4/99        UNDERWRITTEN
                                     ---------------   ---------------   -----------------   ---------------
Effective Gross Income ...........     $ 6,197,852       $ 6,408,202        $ 6,535,111        $ 6,549,254
Expenses .........................       3,768,741         3,735,271          3,718,359          3,748,831
                                       -----------       -----------        -----------        -----------
NOI ..............................     $ 2,429,111       $ 2,672,931        $ 2,816,752        $ 2,800,424
                                       ===========       ===========        ===========        ===========
UW Cash Flow .....................         N/A               N/A                N/A            $ 2,627,424
Occupancy ........................            97.0%             96.0%              98.0%              95.0%
Operating Expense Ratio(1) .......            60.8%             58.3%              56.9%              57.2%
Debt Service Coverage Ratio based
 on NOI ..........................            1.21x             1.33x              1.41x              1.40x
UW DSCR based on UW Cash Flow.....         N/A               N/A                N/A                   1.31x

----------
(1)   Expenses as a percentage of Effective Gross Income.


     Lockbox and Reserves. All rents payable by tenants in the Woodfield Gardens Property are deposited by the property manager directly into a lockbox account controlled by the Master Servicer. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service payment account and a recurring replacement reserve account.

     Additional terms and escrows for the Woodfield Gardens Loan are as set forth in Annexes A and B.

THE HORIZON OUTLET LOANS

     The Loans. Three of the Mortgage Loans (the "Horizon Outlet Loans"), representing in the aggregate approximately 3.3% of the Initial Pool Balance, were originated by the Seller on July 9, 1999, and have an aggregate principal balance as of the Cut-off Date of $23,787,376 (Loan Numbers 16, 25, & 43). The Horizon Outlet Loans, if deemed one mortgage loan, would represent the fourth largest Mortgage Loan. The Horizon Outlet Loans are cross-defaulted and cross-collateralized loans secured by first deeds of trust encumbering retail outlet shopping centers located in Gretna, Nebraska; Traverse, Michigan; and Sealy, Texas (collectively, the "Horizon Outlet Properties"). Each of the Horizon Outlet Loans was made to Gretna, Sealy, Traverse City Outlet Center, LLC, a special purpose Delaware limited liability company (the "Horizon Borrower"), which is affiliated with Horizon Group Properties, Inc. ("Horizon Group"), a Nasdaq listed real estate investment trust (Nasdaq symbol: HGPI). Horizon Group is a real estate investment trust based in Chicago, Illinois which owns and operates 13 factory outlet centers and one power center in 11 states, in addition to managing two factory outlet centers, for a portfolio total of more than 3.3 million square feet. At March 31, 1999, Horizon Group reported total assets of approximately $163.5 million. Horizon Group was established through a spin-off by Prime Retail, Inc. (NYSE Symbol: PRT) in connection with its merger with Horizon Group, Inc., completed June 15, 1998.

     Each of the Horizon Outlet Loans has a remaining amortization term of 299 months and mature on August 1, 2024. The Horizon Outlet Loans are ARD Loans with Anticipated Repayment Dates of August 1, 2009. The Horizon Outlet Loans may not be prepaid prior to May 1, 2009. The Horizon Outlet Loans may be prepaid, in whole but not in part, without payment of a Prepayment Premium, at any time thereafter. The Horizon Outlets Loans are subject to Defeasance, in whole or in part, at any time after the second anniversary of the Delivery Date.

     The Properties. The Horizon Outlet Properties consist of three factory outlet retail centers:


  LOAN   PROPERTY                              SQUARE    TYPE OF                                       APPRAISED
 NUMBER  NAME                    LOCATION     FOOTAGE   PROPERTY    MAJOR TENANTS    OCCUPANCY(1)        VALUE
-------- -------------------- -------------- --------- ---------- ----------------- --------------  --------------
  16     Sealy Outlet         Sealy, TX      191,587   Factory    Spiegel           90.6%            $16,800,000
         Center                                        Outlet     Liz Claiborne
  25     Nebraska             Gretna, NE     191,500   Factory    Levis Outlet      85.2%            $14,000,000
         Crossing Factory                              Outlet     Linen Barn
         Store
  43     Horizon Outlet       Traverse, MI   153,975   Factory    Horizon Cinemas   88.8%            $11,700,000
         Center -- Traverse                            Outlet     Bass Co. Store
                                             -------                                -----            -----------
                              Total/Avg.     537,062                                88.2%(2)         $42,500,000

----------
(1)   Occupancy percentages as of June 1, 1999.

(2)   Weighted Average based on square footage.


 Operating History:

                                                                                          ORIGINATOR'S
                                       1996 ACTUAL      1997 ACTUAL      1998 ACTUAL      UNDERWRITTEN
                                     --------------   --------------   --------------   ---------------
Effective Gross Income ...........    $ 6,992,400      $ 6,742,405      $ 6,467,527       $ 6,220,652
Expenses .........................      2,056,862        2,146,163        2,149,038         2,337,827
                                      -----------      -----------      -----------       -----------
NOI ..............................    $ 4,935,538      $ 4,596,242      $ 4,318,489       $ 3,882,824
                                      ===========      ===========      ===========       ===========
UW Cash Flow .....................        N/A              N/A              N/A           $ 3,474,277
Occupancy ........................           87.8%            83.1%            81.5%             85.1%
Operating Expense Ratio(1) .......           29.4%            31.8%            33.2%             37.6%
Debt Service Coverage Ratio based
 on NOI ..........................           2.15x            2.00x            1.88x             1.69x
UW DSCR based on UW Cash Flow.....        N/A              N/A              N/A                  1.52x

----------
(1)   Expenses as percentage of Effective Gross Income.


     Release and Substitution. A Horizon Outlet Property may be released from the lien of its mortgage provided (a) an amount equal to one hundred and twenty-five percent (125%) of the allocated loan amount of such Horizon Outlet Property is defeased and (b) after giving effect to such release, the DSCR for the Horizon Properties shall be not less than 1.52x.

     A Horizon Outlet Property may be substituted with a new property if, among other things, a written confirmation is obtained from each Rating Agency that such release will not cause such Rating Agency to downgrade, qualify or withdraw any of its then current ratings of any Certificates.

     Property Management. Each of the Horizon Outlet Properties is managed by the Horizon Group, an affiliate of the Horizon Borrower, which owns and operates 13 factory outlet centers and one power center in 11 states, in addition to managing two factory outlet centers, for a portfolio total of more than 3.3 million square feet.

     Lockbox and Reserves. All rents payable by tenants in the Horizon Outlet Properties are paid directly into a lockbox account controlled by the Master Servicer. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service payment account and a recurring replacement reserve account. Additionally, at closing $200,000 was deposited into a reserve account for tenant improvements and lease commissions.


     Additional terms and escrows for the Horizon Outlet Loans are set forth on Annexes A and C.

THE 51 SLEEPER LOAN

     The Loan. The fourth largest Mortgage Loan (the "51 Sleeper Loan," also referred to herein as the "51 Sleeper Street" loan), which represents approximately 3.1% of the Initial Pool Balance, was originated by the Seller on April 30, 1999 and has a principal balance as of the Cut-off Date of $22,961,612 (Loan Number 4). The 51 Sleeper Loan is secured by a first mortgage encumbering the office building located at 51 Sleeper Street in Boston, Massachusetts (the "51 Sleeper Property"). The 51 Sleeper Loan was made to 51 Sleeper Street LLC, a special purpose Delaware limited liability company (the "51 Sleeper Borrower"), the managing member of which is 51 Sleeper Street Management Corporation, the principal of which is Frank H. McCourt, Jr. Mr. McCourt has been involved in real estate ownership and development since 1977, and currently controls over 1,000,000 square feet of real estate in Boston. In the late 1980's various companies affiliated with Mr. McCourt defaulted on various mortgage loans. The defaults resulted in the filing of two bankruptcy actions. Mr. McCourt reached a settlement with all of his creditors in 1992 and the final payments due under that settlement were made in 1998.

     The 51 Sleeper Loan has a remaining amortization term of 357 months and matures on May 1, 2029. The 51 Sleeper Loan is an ARD Loan with an Anticipated Repayment Date of May 1, 2004. The 51 Sleeper Loan may not be prepaid prior to April 1, 2004. The 51 Sleeper Loan may be prepaid, in whole but not in part, without payment of a Prepayment Premium, at any time thereafter. The 51 Sleeper Loan is subject to Defeasance, in whole but not in part, at any time after the second anniversary of the Delivery Date

     The Property. The 51 Sleeper Property is an 8-story, 147,142 square foot office building situated on a 0.49 acre site in the Seaport District of Boston just east of the central business district and within walking distance to Boston's financial district. The area has many new improvements including a newly completed Federal Courthouse and various infrastructure improvements associated with the Central Artery Tunnel project. The 51 Sleeper Property is fully leased for five years to the Commonwealth of Massachusetts Department of Revenue. The 51 Sleeper Loans documents provide for monthly deposits of $18,333, beginning on June 1, 1999 and through May 1, 2004 into an on-going releasing cost escrow account. The total amount to be deposited into the escrow account by May 1, 2004 will be approximately $1.1 million. Built in the 1900's, the building systems were completely renovated in 1984 and the interior was fully renovated in 1998.

     Property Management. The 51 Sleeper Property has been managed by CB-Richard Ellis-N.E. Partners, LP since August, 1998.

     Operating History. The 51 Sleeper Property was 100% vacant when acquired by one of the Borrower's affiliates in 1997. The 51 Sleeper Property was 100% occupied by Blue Cross Blue Shield of Massachusetts from 1984 through 1994 and 100% occupied by Fidelity Investments from 1994 through June, 1997. The 51 Sleeper Property remained vacant until the interior renovations and tenant improvements were completed for the current tenant. As a result, historical operating statements are not available for underwriting purposes. The 51 Sleeper Loan has been underwritten based on the terms and conditions of the single tenant lease with the Commonwealth of Massachusetts Department of Revenue and expense estimates as provided by the 51 Sleeper Borrower and the appraisal. Underwritten NOI and UW Cash Flow total $2,927,313 and $2,677,908, respectively, resulting in DSCR based on NOI and UW Cash flow of 1.47x and 1.35x, respectively. The operating expense ratio for the property is 38.7% as a percentage of Effective Gross Income.

     Lockbox and Reserves. All rents payable by the tenant in the 51 Sleeper Property are paid directly into a lockbox account controlled by the Master Servicer. Funds in the lockbox account are allocated monthly to a tax and insurance account, a debt service payment account, a recurring replacement reserve account and a tenant improvement account.

     Additional terms and escrows for the 51 Sleeper Loan are as set forth on Annexes A and C.

THE MADISON CONCOURSE LOAN

     The Loan. The fifth largest Mortgage Loan (the "Madison Concourse Loan", also referred to herein as the "Madison Concourse Hotel" loan), which represents approximately 3.0% of the Initial Pool Balance was originated by the Seller on September 25, 1998, and has a principal balance as of the Cut-off Date of $21,980,569 (Loan Number 5). The Madison Concourse Loan is secured by a first deed of trust (the "Madison Concourse Mortgage") encumbering the hotel located at One West Dayton Street in Madison, Wisconsin (the "Madison Concourse Property"). The Madison Concourse Loan was made to Concourse Hotel, Inc., a special purpose Wisconsin corporation (the "Madison Concourse Borrower") controlled by Rodney P. Burwell who has been involved in the hotel business since 1985. He purchased the Madison Concourse Hotel in 1992 and holds equity interests in the Silvertree Hotel and Wildwood Lodge, both of which are located in Snowmass Village, Colorado.

     The Madison Concourse Loan has a remaining amortization term of 290 months and matures on October 1, 2023. The Madison Concourse Loan is an ARD Loan with an Anticipated Repayment Date of October 1, 2008. The Madison Concourse Loan may not be prepaid prior to July 1, 2008. The Madison Concourse Loan may be prepaid, in whole but not in part, without payment of a Prepayment Premium at any time thereafter. The Madison Concourse Loan is subject to Defeasance, in whole but not in part, at any time after November 30, 2001.

     The Property. The Madison Concourse Property is a 13-story, 356 room (269,098 square feet) full service hotel with an attached 3-level, below-grade, 260 space parking garage, located in Madison's central business district. The Madison Concourse Property is adjacent to the Wisconsin state capitol building and less than 3/4 of a mile from the University of Wisconsin -- Madison campus which has an enrollment of over 40,000 students. The Madison Concourse Property features two restaurants, a cocktail lounge, approximately 25,000 square feet of meeting/banquet space, an indoor pool, a Jacuzzi, a fitness center and a business center. The 12-month average daily occupancy rate for the calendar year 1998 for the Madison Concourse Hotel was 73% with an average daily room rate of $96.09. The room mix includes 238 rooms with king-size beds and 118 rooms with two double beds.

     Property Management. The Madison Concourse Hotel is owner-managed. Mr. Cal Worrel is the General Manager having served in that capacity since the acquisition in 1992. Mr. Worrel was formerly with the Hyatt Regency Chicago. Mr. Steve Zanoni is the Vice President for Sales and Marketing and has been at the Madison Concourse Hotel since 1988.

 Operating History:


                                                                                                ORIGINATOR'S
                                        1996 ACTUAL        1997 ACTUAL        1998 ACTUAL       UNDERWRITTEN
                                     ----------------   ----------------   ----------------   ----------------
Effective Gross Income ...........     $ 11,109,286       $ 11,809,020       $ 13,218,006       $ 12,806,692
Expenses .........................        7,896,158          8,046,283          9,033,964          9,119,784
                                       ------------       ------------       ------------       ------------
NOI ..............................     $  3,213,128       $  3,762,737       $  4,184,042       $  3,686,908
                                       ============       ============       ============       ============
UW Cash Flow .....................         N/A                N/A                N/A            $  3,174,640
Occupancy ........................             67.0%              69.8%              72.7%              70.0%
Operating Expense Ratio (1) ......             71.1%              68.1%              68.3%              71.2%
Debt Service Coverage Ratio based
 on NOI ..........................             1.72x              2.01x              2.24x              1.97x
UW DSCR based on UW Cash Flow.....         N/A                N/A                N/A                    1.70x

----------
(1)   Expenses as a percentage of Effective Gross Income.

     Lockbox and Reserves. The Madison Concourse Loan documents provide for reserves for taxes, insurance, and on-going replacements. The Madison Concourse Loan documents provide for the establishment of a lockbox account by July 1, 2008, which is three months prior to the Anticipated Repayment Date.

     Additional terms and escrows for the Madison Concourse Loan are as set forth on Annex A.

THE WESTMONT CANADIAN LOANS

     The Loan. Six of the Mortgage Loans (the "Westmont Loans") are secured by six hotels located in Canada (collectively, the "Westmont Properties"). The Westmont Loans are payable in Canadian dollars ("C$"). The information set forth below is in U.S. dollars, unless otherwise indicated, calculated based on an exchange rate of US$1.00 for C$1.4725. The Westmont Loans which represent approximately 2.1% of the Initial Pool Balance, were originated by the Seller on August 11, 1998 and June 30, 1998 and had an aggregate principal balance as of the Cut-off Date of $15,435,702 (Loan Numbers 40, 79, 99, 100, 102, 115).
The Westmont Loans are secured by cross-collateralized and cross-defaulted first mortgages encumbering the Westmont Properties.

     Additionally, a Mortgage Loan (Loan Number 74, the "Additional Westmont Loan") which represents approximately 0.4% of the Initial Pool Balance (and, together with the Westmont Loans, represents approximately 2.5% of the Initial Pool Balance, and together with the Westmont Loans is referred to as the "Westmont Canadian Loans") was originated by the Seller on December 16, 1998 and has a principal balance as of the Cut-off Date of $2,990,258. The Additional Westmont Loan is secured by a first mortgage encumbering one hotel (the "Additional Westmont Property" and together with the Westmont Properties is referred to herein collectively as the "Westmont Canadian Properties"). The Additional Westmont Loan is not cross-collateralized or cross-defaulted with the Westmont Loan.

     The Westmont Canadian Loans were made to seven individual special purpose entities (collectively, the "Westmont Canadian Borrowers") controlled by the W-Westmont Corporation ("W-Westmont"). The Westmont Canadian Loans, if deemed one mortgage loan, would represent the eighth largest Mortgage Loan. On May 21, 1999, W-Westmont acquired the UniHost Corporation, the previous controlling entity. W-Westmont was formed by the Westmont Partnership which owns or manages 45 hotel properties totaling over 8,500 rooms. The Westmont Partnership is a partnership between Westmont Hospitality Group, which holds ownership interests in and/or manages over 300 hotels in Canada, the United States and Europe, and the Whitehall Street Real Estate Funds, which are managed by Goldman, Sachs Group Inc.

     Each Westmont Loan has a remaining amortization term of either 229 or 227 months and matures on either September 1, 2005 or July 1, 2005. The Additional Westmont Loan has a remaining amortization term of 281 months and matures on January 1, 2005. Each Westmont Loan may not be prepaid prior to either December 1, 2003 or October 1, 2003, and the Additional Westmont Loan may not be prepaid prior to April 1, 2003. On or after the aforementioned dates upon which prepayment is permitted, the

Westmont Canadian Loans may be prepaid, in whole but not in part, upon payment of a Prepayment Premium equal to the greater of (i) 1% of the outstanding principal balance of the applicable Mortgage Loan and (ii) an amount equal to a Yield Maintenance calculation.(1) Each of the Westmont Loans may be prepaid, in whole but not in part, without payment of a Prepayment Premium any time on or after either June 1, 2005 or April 1, 2005, and the Additional Westmont Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time after June 30, 2004.


----------
(1)   Yield Maintenance based on a Canadian Treasury rate.

     The Properties. The Westmont Properties consist of six hotels and the Additional Westmont Property is one hotel:

WESTMONT PROPERTIES

  LOAN   PROPERTY                                # OF       TYPE OF            NATIONAL                         APPRAISED
 NUMBER  NAME                   LOCATION        ROOMS       PROPERTY      CHAIN AFFILIATION   OCCUPANCY(1)        VALUE
-------- --------------- --------------------- ------- ----------------- ------------------- --------------  --------------
    40   Bloor Street    Toronto, Ontario,       210   Limited Service   Quality Hotels      73.7%            $12,224,109
         Quality         Canada                        Hotel
         Hotel
    79   Comfort Inn-    Pointe Claire,          100   Limited Service   Comfort Inn         87.2%            $ 4,617,997
         Pointe Claire   Quebec, Canada                Hotel
    99   Comfort         Winnipeg, Manitoba,      81   Limited Service   Comfort Inn         86.6%            $ 3,259,762
         Inn-Winnipeg    Canada                        Hotel
   100   Quality         Laval, Quebec,          116   Suites Hotel      Quality Hotels      70.0%            $ 3,803,056
         Suites-Laval    Canada
   102   Comfort         Regina,                  99   Limited Service   Comfort Inn         82.9%            $ 3,191,851
         Inn-Regina      Saskatchewan,                 Hotel
                         Canada
   115   Comfort         Cambridge, Ontario,      84   Limited Service   Comfort Inn         67.9%            $ 2,886,248
         Inn-Cambridge   Canada                        Hotel
                                                 ---                                         ---------        -----------
                         Sub Total/Average       690                                         77.2%(2)         $29,983,023
ADDITIONAL WESTMONT PROPERTY
    74   St. Johns-      St. John's, New         162   Full Service      Quality Hotels      68.9%            $ 5,161,290
         Quality Inn     Foundland, Canada             Hotel
                                                 ---                                         ---------        -----------
                         Total/Average           852                                         75.6%(2)         $35,144,312

----------
(1)   Occupancy percentages on December 31, 1998.

(2)   Based upon weighted average number of rooms.


     Release. Notwithstanding that any Westmont Loan may be prepaid in full without prepayment of the other Westmont Loans, no Westmont Property may be released from the lien thereon securing the remaining Westmont Loans until all the Westmont Loans are paid in full.


     Property Management. The Westmont Canadian Properties are managed by Journey's End Management, Inc., a wholly owned subsidiary of W-Westmont.

 Operating History of the Westmont Canadian Properties.


                                                                                                ORIGINATOR'S
                                        1996 ACTUAL        1997 ACTUAL        1998 ACTUAL       UNDERWRITTEN
                                     ----------------   ----------------   ----------------   ----------------
Effective Gross Income ...........     $ 10,520,129       $ 11,622,069       $ 12,570,636       $ 11,323,446
Expenses .........................        7,076,259          7,405,147          7,572,901          7,135,913
                                       ------------       ------------       ------------       ------------
NOI ..............................     $  3,443,870       $  4,216,922       $  4,997,735       $  4,187,533
                                       ============       ============       ============       ============
UW Cash Flow .....................         N/A                N/A                N/A            $  3,520,281
Occupancy ........................             69.3%              72.9%              75.6%              68.1%
Operating Expense Ratio (1) ......             67.3%              63.3%              60.2%              63.0%
Debt Service Coverage Ratio based
 on NOI ..........................             1.86x              2.28x              2.70x              2.27x
UW DSCR based on UW Cash Flow.....         N/A                N/A                N/A                    1.91x

----------
(1)   Expenses as a percentage of Effective Gross Income.


     Lockbox and Reserves The Westmont Canadian Loans documents provide for reserves for taxes and ongoing replacements. Insurance escrows are not required, as the Westmont Canadian Properties are covered under W-Westmont's blanket insurance policy. The Westmont Canadian Borrowers were required at closing to escrow three months insurance premiums on the related Westmont Canadian Property.

     Additional terms and escrows for the Westmont Canadian Loans are as set forth on Annex A.

     Foreign Currency Exchange Contract. On the Delivery Date, the Depositor will enter into and assign to the Trustee an ISDA master agreement, a schedule thereto and a confirmation relating to each Westmont Canadian Loan (each, a "Foreign Currency Exchange Contract"). In accordance with each Foreign Currency Exchange Contract, the Trustee will be required to pay MGT, as exchange contract counterparty, on the second business day prior to each Distribution Date (each an "F/X Payment Date") all amounts collected on the related Westmont Canadian Loan in Canadian dollars. On each F/X Payment Date, MGT, as exchange contract counterparty, will be required to pay the Trustee in exchange for payments received in Canadian dollars an amount in U.S. dollars at the related Interest F/X Rate, with respect to amounts allocated to interest on the related Westmont Canadian Loan, and at the Principal F/X Rate, with respect to amounts allocated to principal and any other amounts collected on the related Westmont Canadian Loan.

     The "Interest F/X Rate" for each Westmont Canadian Loan calculated as Canadian dollars per U.S.$1 will be:



                                                INTEREST
 LOAN NUMBER            PROPERTY NAME           F/X RATE
-------------   ----------------------------   ---------
      40        Bloor Street Quality Hotel     1.374097
      74        St. Johns--Quality Inn         1.382982
      79        Comfort Inn--Point Claire      1.384774
      99        Comfort Inn--Winnipeg          1.384774
     100        Quality Suites--Laval          1.384774
     102        Comfort Inn--Regina            1.384774
     115        Comfort Inn--Cambridge         1.384774

     The "Principal F/X Rate" for each Westmont Canadian Loan calculated as Canadian dollars per U.S.$1 will be 1.47250.

     The Schedule attached as Annex D hereto (the "F/X Schedule") sets forth the interest and principal payments that would be made by MGT, as exchange contract counterparty, in exchange for payments which would be made under each indicated Mortgage Loan based on the terms of such Mortgage Loans as of the Cut-off Date. Any payments in excess of or less than the scheduled amounts or pursuant to payment terms modified after the Cut-off Date would result in payments, if any, under the related Foreign

Currency Exchange Contract different from those set forth in the F/X Schedule. MGT WILL ONLY BE REQUIRED TO MAKE PAYMENTS ON ANY F/X PAYMENT DATE TO THE EXTENT THE TRUSTEE HAS MADE THE CORRESPONDING PAYMENTS UNDER THE FOREIGN CURRENCY EXCHANGE CONTRACT IN CANADIAN DOLLARS. THE TRUSTEE WILL ONLY BE REQUIRED TO MAKE PAYMENTS UNDER THE FOREIGN CURRENCY EXCHANGE CONTRACT TO THE EXTENT COLLECTED ON THE RELATED WESTMONT CANADIAN LOAN. Each Foreign Currency Exchange Contract will remain in effect while the related Mortgage Loan is outstanding.

     Neither the Certificates nor any of the Westmont Canadian Loans represent an obligation of MGT or J.P. Morgan & Co. Incorporated. Certificateholders will not have any right to proceed directly against MGT in respect of its obligations under the Foreign Currency Exchange Contract. The Master Servicer will administrate and perform all of the Trustee's obligations under the Foreign Currency Exchange Contract on behalf of the Trustee for the benefit of the Certificateholders.

     To the extent that MGT fails to make a payment under any Foreign Currency Exchange Contract, such failure would not be a default under the related Westmont Canadian Loan and future distributions related to such Westmont Canadian Loan would be subject to the then-current Canadian dollar/U.S. dollar exchange rate.

     One other Mortgage Loan (Loan Number 66, together with the Westmont Canadian Loans, the "Canadian Loans"), which represents 0.5% of the Initial Pool Balance, is also secured by property in Canada. Collections thereon are subject to the terms of a foreign currency exchange contract similar to the Foreign Currency Exchange Contract described above. The related Interest F/X Rate calculated as Canadian dollars per U.S.$1 is 1.376973 and the related Principal F/X Rate calculated as Canadian dollars per U.S.$1 is 1.47250. As described above, the F/X Schedule sets forth the interest and principal payments that would be made under such Mortgage Loan and the payments which would be made by MGT in exchange therefor based on the terms of such Mortgage Loan as of the Cut-off Date.

THE VARTAN LOAN

     The Loan. The sixth largest Mortgage Loan (the "Vartan Loan," also referred to herein as the "Vartan Building" loan), which represents approximately 2.4% of the Initial Pool Balance, was originated by the Seller on May 13, 1999 and has a principal balance as of the Cut-off Date of $17,898,122 (Loan Number 6). The Vartan Loan is secured by a first mortgage encumbering the office building located at 2400 Thea Drive in Harrisburg, Pennsylvania (the "Vartan Property"). The Vartan Loan was made to Synertech Property, LLC, a special purpose Delaware limited liability company (the "Vartan Borrower").

     The Vartan Loan has a remaining amortization term of 358 months and matures on June 1, 2029. The Vartan Loan is an ARD Loan with an Anticipated Repayment Date of June 1, 2009. The Vartan Loan may not be prepaid prior to March 1, 2009. The Vartan Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time thereafter. The Vartan Loan is subject to Defeasance, in whole but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Vartan Property is a four story Class A suburban office building built in 1997, situated on a 10.62 acre site in Harrisburg, Pennsylvania. The building contains 206,900 square feet and is 100% occupied by Synertech Health Systems Solutions, Inc. ("Synertech Health Systems"), an affiliate of the Vartan Borrower. Synertech Health Systems is a technology service provider to managed health care organizations. Synertech Health Systems was originally formed in 1987 and previously owned by Highmark, Inc. (formerly Blue Cross Blue Shield of Pennsylvania) and was purchased by Platinum Equity Holdings, LLC, a technology acquisitions specialty firm, in May 1998. Synertech Health Systems is comprised of 1,200 employees, its 1997 revenues exceeded $78.5 million, and Synertech provides technical services to approximately 2.5 million managed care plan members nationwide.

     Property Management. The Vartan Property is self-managed by Synertech Health Systems.

     Operating History. The Vartan Property was acquired from its developer upon completion of the buildout thereof by a related entity of the single tenant, Synertech Health Systems in May 1999. As a result, no historical operating statements were available for underwriting purposes on the Vartan Property. The Vartan Loan has been underwritten based on the terms and conditions of the single tenant lease with Synertech Health Systems, which reflect current market rents and expense estimates as provided by the appraisal. Underwritten NOI and UW Cash Flow total $2,398,420 and $2,152,467 respectively, resulting in Vartan DSCR based on NOI and UW Cash Flow of 1.51 and 1.36x, respectively. The operating expense ratio for the Vartan Property is 32.7% as a percentage of effective gross income.

     Lockbox and Reserves. All rents payable by Synertech Health Systems in the Vartan Property are paid directly into a lockbox which is controlled by the Master Servicer. Funds in the lockbox account are allocated monthly to a tax and insurance account, debt service payment account, on-going replacement reserve account, and tenant improvement/leasing commissions account.


     Additional terms and escrows for the Vartan Loan are set forth on Annexes A and C.

THE HYATT ROCHESTER LOAN

     The Loan. The seventh largest Mortgage Loan (the "Hyatt Rochester Loan," also referred to herein as the "Hyatt Regency Rochester" loan), which represents approximately 2.4% of the Initial Pool Balance, was originated by the Seller on August 12, 1998 and has a principal balance as of the Cut-off Date of $17,773,861 (Loan Number 7). The Hyatt Rochester Loan is secured by a first mortgage encumbering a leasehold interest in a 335 room luxury hotel located in the central business district of Rochester, New York at South Avenue and East Main Street Drive (the "Hyatt Rochester Property"). The fee owner of the Hyatt Rochester Property joined in the mortgage encumbering the Hyatt Rochester Property. Consequently, the mortgage also encumbers the fee interest in the Hyatt Rochester Property. The Hyatt Rochester Loan was made to Rochester Downtown Hotel, Inc., a special purpose Kentucky corporation (the "Hyatt Rochester Borrower"), which is controlled by William P. Butler. Mr. Butler founded and controls the Corporex family of companies which own a portfolio of over 40 office, industrial and full-service hotel properties and various development parcels.

     The Hyatt Rochester Loan has a remaining amortization term of 289 months and matures on September 1, 2023. The Hyatt Rochester Loan is an ARD Loan with an Anticipated Repayment Date of September 1, 2008. The Hyatt Rochester Loan may not be prepaid prior to June 1, 2008. The Hyatt Rochester Loan may be prepaid, in whole or in part, without payment of a Prepayment Premium at any time thereafter. The Hyatt Rochester Loan is subject to Defeasance, in whole but not in part, at any time after the second anniversary of the Delivery Date.

     The Property. The Hyatt Rochester Property is a 27 story, 335 room full service hotel built in 1992. The Hotel has access to an attached municipal garage, in which 800 spaces are reserved exclusively for hotel guests. Amenities include a 280 seat full service restaurant, a 60 seat lobby bar and lounge, an indoor swimming pool, a fitness facility, a gift shop, and a business center. The room mix includes 207 rooms with king-size beds, 111 rooms with two double beds, 16 parlor suites and one presidential suite. The Hyatt Rochester Property is the only 4-Diamond hotel in the Rochester Area.

     Property Management. The Hyatt Rochester Property is managed by Hyatt Hotels Corporation. Under the management agreement, the manager receives a base management fee of 4% of the hotel's gross revenue and an incentive fee equal to 20% of the annual net income before debt service and depreciation. The initial term of the agreement expires December 31, 2022. The Hyatt Hotel Corporation has the right to extend the initial term for two successive periods of ten years each.

 Operating History:

                                                                                                ORIGINATOR'S
                                        1996 ACTUAL        1997 ACTUAL        1998 ACTUAL       UNDERWRITTEN
                                     ----------------   ----------------   ----------------   ----------------
Effective Gross Income ...........     $ 13,362,532       $ 13,991,634       $ 15,054,468       $ 14,523,051
Expenses .........................       10,183,190         10,470,419         11,989,388         11,611,826
                                       ------------       ------------       ------------       ------------
NOI ..............................     $  3,179,357       $  3,521,215       $  3,065,080       $  2,911,225
                                       ============       ============       ============       ============
UW Cash Flow .....................         N/A                N/A                N/A            $  2,257,688
Occupancy ........................             68.5%              69.6%              69.3%              69.5%
Operating Expense Ratio(1) .......             76.2%              74.8%              79.6%              80.0%
Debt Service Coverage Ratio based
 on NOI ..........................             2.03x              2.24x              1.96x              1.86x
UW DSCR based on UW Cash Flow.....         N/A                N/A                N/A                    1.44x

----------
(1)   Expenses as a percentage of Effective Gross Income.

     Mezzanine Debt. A mezzanine loan with a principal balance of $2,917,557 as of July 1, 1999, an original principal balance of $3,000,000, a maturity date of September 1, 2008 and an amortization term of 120 months, was made by MGT to Rochester Hotel Holding, Inc., the sole shareholder of the Hyatt Rochester Borrower, and is secured solely by such shareholder's interest in The Hyatt Rochester Borrower.

     Lockbox and Reserves. All revenue received by the hotel manager, Hyatt Hotels Corporation, is paid directly into a lockbox which is controlled by the Master Servicer. Funds in the lockbox account are allocated monthly to a tax and insurance escrow account, a debt service payment account, replacement reserve account and an extraordinary expense account. Prior to the Anticipated Repayment Date, provided that no event of default has occurred, all Excess Cash Flow is released to the Hyatt Rochester Borrower.

     Additional terms and escrows for the Hyatt Rochester Loan are set forth on Annexes A and C.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     ARD Loans. Twenty-eight of the Mortgage Loans representing approximately 40.4% of the Initial Pool Balance are "ARD Loans." The ARD Loans substantially fully amortize over their stated terms, which are at least 60 months after their related Anticipated Repayment Dates (as defined below). If the related borrower thereunder (the "Mortgagor") elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. If a Mortgagor elects not to prepay an ARD Loan on or before its Anticipated Repayment Date, all or a substantial portion of Excess Cash Flow (as defined below) collected after such date shall be applied towards the prepayment of such ARD Loan. ARD Loans generally accrue interest at a higher rate following the applicable Anticipated Repayment Date. As used herein, the term "Mortgage Interest Rate" does not include the portion of the interest rate attributable to the rate increase. The excess of interest at such higher rate over interest at the Mortgage Interest Rate (together with interest thereon) is referred to herein as Excess Interest. The date on which all or substantially all of any Excess Cash Flow is required to be applied toward prepayment of such loan and on which any such Mortgage Loan begins accruing Excess Interest is referred to herein as the "Anticipated Repayment Date."

     Once the principal balance of an ARD Loan has been reduced to zero, all Excess Cash Flow will be applied to the payment of accrued Excess Interest. With respect to any ARD Loan, payment of Excess Interest will be deferred until the principal of such ARD Loan has been paid in full.

     Commencing on the respective Anticipated Repayment Date each ARD Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Interest Rate plus a specified percentage (no more than 2%, so long as the Mortgage Loan is included in the Trust Fund). Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Interest Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Interest Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Excess Interest so accrued will, except where limited by applicable law, not be added to the principal balance of the related Mortgage Loan but will accrue interest at the Revised Rate. Each Mortgagor under the ARD Loans has agreed to have all revenue from the related Mortgaged Property deposited after the Anticipated Repayment Date into a Lockbox Account controlled by the Master Servicer.

     From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Interest Rate) and principal (based on the amortization schedule), the related Mortgagor generally will be required to apply all monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) required payments for the tax and insurance fund and ground lease escrows fund, (ii) payment of monthly debt service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Master Servicer or in an amount which is capped at 1/12 of 105% of the prior year's operating expenses, (v) principal on the Mortgage Loan until such principal is paid in full and (vi) to Excess Interest. The cash flow from the Mortgaged Property securing an ARD Loan after payments of items (i) through (iv) above is referred to herein as "Excess Cash Flow." As described below, each ARD Loan generally provides that the related Mortgagor is prohibited from prepaying the Mortgage Loan until one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The failure to pay an ARD Loan, including any Excess Interest due, by the related Anticipated Repayment Date will not result in an event of default or acceleration of the related Mortgage Loan. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     The ARD Loans are as follows:

  LOAN
 NUMBER  LOAN                                    PRINCIPAL BALANCE
-------- -------------------------------------- ------------------
     1   Mills Corp Pool 1                         $ 58,136,667
     3   Woodfield Gardens Apartments                24,186,478
     4   51 Sleeper Street                           22,961,612
     5   Madison Concourse Hotel                     21,980,569
     6   Vartan Building                             17,898,122
     7   Hyatt Regency Rochester                     17,773,861
     8   Northfield Office Park I & II               17,479,309
    11   The Tower Building                          14,230,249
    14   University Plaza Building                   12,702,093
    16   Sealy Outlet Center                         11,106,771
    25   Nebraska Crossing Factory Store              7,479,459
    27   Eastland on the Lake Apts                    7,113,317
    28   Grand Central Office Building                6,522,437
    32   Prestwick Pointe and Junction Pointe         6,126,711
         Power House Office Building and
    42   Theatre                                      5,249,733
    43   Horizon Outlet Center-Traverse               5,201,147
    49   Springfield Inn                              4,445,366
    50   First Data Building                          4,419,877
    51   Boca Bend Marina Apartments                  4,343,317
    55   Village Manor Apartments                     3,991,903
    58   5 & 7 Burroughs Warehouse                    3,942,096
    69   34th South Broadway                          3,282,728
    70   Pulse Athletic Club                          3,174,567
    75   GTS Durateck Building                        2,996,216
    84   7127 Riverside Building                      2,499,114
    85   Goddard Court Townhomes                      2,491,528
    88   Staples                                      2,300,000
   108   Wilmington Athletic Club                     1,671,070
                                                   ------------
         Total                                     $295,706,315
                                                   ============

     Balloon Mortgage Loans. Eighty-five of the Mortgage Loans representing approximately 54.3% of the Initial Pool Balance provide for monthly payments of principal based on an amortization schedule longer, and in some cases significantly longer, than the remaining term of such Mortgage Loan (each, a "Balloon Mortgage Loan"), thereby leaving a substantial outstanding principal amount due and payable (the "Balloon Payment") on its Maturity Date, unless prepaid prior thereto. See Annex A for additional information regarding the Balloon Mortgage Loans.

     Crossed Loans. Thirteen Mortgage Loans representing approximately 6.8% of the Initial Pool Balance are cross-defaulted and cross-collateralized with another Mortgage Loan (the "Crossed Loans"). A default under one of the Crossed Loans will result in a default under all of the other Mortgage Loans which are cross-collateralized and cross-defaulted with such Crossed Loan. See Annex A for additional information regarding the Crossed Loans.


ESCROWS

     One hundred twenty-one Mortgage Loans which represent approximately 97.0% of the Initial Pool Balance, provide for monthly escrows to cover property taxes on the Mortgaged Properties and ninety-one of the Mortgage Loans, which represents approximately 73.7% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties. With respect to the Mortgage Loans which do not require monthly escrows to cover insurance premiums, if the Mortgagor does not maintain the required insurance, then (i) the Master Servicer may obtain such coverage at the cost of the Mortgagor or
(ii) with respect to most of the Mortgage Loans, the Master Servicer may require monthly escrows in addition to providing force-placed coverage.

     One hundred twenty-two of the Mortgage Loans, which represent approximately 94.0% of the Initial Pool Balance, also require monthly escrows to cover ongoing replacements of furniture, fixtures and equipment and/or capital expenditures.

     Forty-two of the Mortgage Loans, which represent approximately 30.7% of the Initial Pool Balance, also required upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Seventy-two of the Mortgage Loans, which represent approximately 52.9% of the Initial Pool Balance, have front-end escrows to cover various other contingencies.

     See Annex A for additional information pertaining to Mortgage Loan escrows.

UNDERWRITING GUIDELINES AND PROCESS

     MGT created guidelines establishing certain procedures with respect to underwriting the Mortgage Loans, as described more fully below. All of the Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect.

     Property Analysis. MGT performs a site inspection to evaluate the location and quality of each Mortgaged Property. Such inspection includes an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. MGT assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, MGT evaluates the property's age, physical condition, operating history, leases and tenant mix, and management.

     Cash Flow Analysis. MGT reviews operating statements provided by the Mortgagor and to make adjustments in order to determine the debt service coverage ratio. See "Description of the Mortgage Pool -- Certain
Characteristics of the Mortgage Loans" herein.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, MGT obtains a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. MGT determines the loan-to-value ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. MGT evaluates the Mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally is to include obtaining and reviewing a credit report or other reliable indication of the Mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the Mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the Mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. MGT evaluates the financial capacity of the Mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. MGT at origination obtains or updates an environmental site assessment ("ESA") for each Mortgaged Property prepared by a qualified environmental firm. MGT reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, MGT requires the Mortgagor to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within twelve months.

     Physical Assessment Report. MGT at origination obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. MGT reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, MGT is generally obligated to require the Mortgagor to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than twelve months.

     Earthquake Analysis. An architectural and engineering consultant performed an analysis on 21 Mortgaged Properties located in California, Washington, and Oregon in order to evaluate the structural and seismic condition of such properties and to assess, based on a 475-year return period, a 50-year window and a 10% probability of exceedance, the probable maximum loss ("PML") for such properties in a hypothetical earthquake scenario. The resulting analysis indicated that in a hypothetical earthquake scenario, only 3 of the Mortgaged Properties securing three Mortgage Loans, which represent 3.7% of the Initial Pool Balance, are likely to suffer a PML in excess of 20% of the amount of the estimated replacement cost of the improvements. Six of the 21 Mortgaged Properties described above securing 6 Mortgage Loans which represent 5.6% of the Initial Pool Balance are covered by earthquake insurance in an amount at least equal to the outstanding principal balance of the related Mortgage Loan, including each of the 3 Mortgaged Properties likely to suffer a PML in excess of 20%.

     Title Insurance Policy. The Mortgagor is required to provide, and MGT reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the risk in connection with any one mortgage loan assumed by one title insurance company may not be more than 40% of the sum of such company's capital, surplus and reserves (exceptions can be made where re-insurance or co-insurance by another title insurance company will cover excess risk), (b) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (c) the policy must be in an amount equal to the original principal balance of the mortgage loan, (d) the protection and benefits must run to the mortgagee and its successors and assigns, (e) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (f) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The Mortgagor is required to provide, and MGT reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as MGT may require based on the specific characteristics of the Mortgaged Property.

     With respect to the six Mortgage Loans not originated by MGT, MGT purchased the six mortgage loans which generally conformed to the underwriting standards established by MGT.

ADDITIONAL INFORMATION

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Mortgage Pass-Through Certificates, Series 1999-C8 (the "Certificates") will be issued pursuant to the Pooling and Servicing Agreement and will include the following eight classes of Certificates designated as the Class A1, Class A2 (together, the "Class A Certificates"), Class B, Class C, Class D, Class E, Class F and Class X Certificates (the "Offered Certificates"). In addition to the Offered Certificates, the Certificates will also include the Class G, Class H, Class J, Class K, Class NR, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) a pool of fixed rate Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection or Certificate Accounts or any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans.

     The Class A Certificates will evidence approximately an initial 72.25% undivided interest in the Trust Fund. The Class B Certificates will evidence approximately an initial 5.00% undivided interest in the Trust Fund. The Class C Certificates will evidence approximately an initial 4.50% undivided interest in the Trust Fund. The Class D Certificates will evidence approximately an initial 2.00% undivided interest in the Trust Fund. The Class E Certificates will evidence approximately an initial 3.50% undivided interest in the Trust Fund. The Class F Certificates will evidence approximately an initial 1.50% undivided interest in the Trust Fund.

     The Offered Certificates (the "DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates (other than the Class X Certificates) will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issued in denominations of $100,000 Notional Amount and integral multiples of $1 Notional Amount.

     The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate (as defined below) representing such person's interest, except as set forth below under "-- Book-Entry Registration of the Offered Certificates -- Definitive Certificates". Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Persons acquiring beneficial ownership interests in the Certificates (the "Certificateholders") with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. The Beneficial Owners may elect to hold their Certificates through DTC, in the United States, or Cedelbank or Euroclear System ("Euroclear"), in Europe, through participants of such systems, or indirectly through organizations which are participants in such systems.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

     Book-Entry Registration. The Offered Certificates will be initially issued through the book-entry facilities of DTC, or Cedelbank or the Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants", and together with the Cedelbank and Euroclear participating organizations, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

     Because of time zone differences, the securities account of a Cedelbank or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of Cedelbank or Euroclear) will be credited during the securities settlement processing day (which must be a business day for Cedelbank or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or Cedelbank Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or Euroclear Participant to a DTC Participant (other than the depository for Cedelbank or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

     Cedelbank, as a professional depository, holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the

Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Beneficial Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of an event described in the preceding paragraph, the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 15th day of each month or, if such 15th day is not a business day, then on the next succeeding business day, commencing in September 1999 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs (the "Record Date"). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions as provided in the Pooling and Servicing Agreement or, if no such instructions have been provided, by check mailed to the address listed for such Certificateholder on the Certificate Register. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Certificate is equal to the initial denomination thereof as of the Delivery Date, divided by the initial Class Balance or Notional Amount, as applicable, for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

     The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account (as defined herein) as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans due on or prior to the Due Date occurring in the Remittance Period immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period and (ii) the aggregate amount of any P&I Advances made by a Servicer or the Trustee in respect of such Distribution Date and payments made by the Master Servicer to cover related Prepayment Interest Shortfalls (not otherwise included in clause
(i) above) net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Remittance Period, (ii) any amounts payable or reimbursable therefrom to any Servicer or the Trustee, (iii) any servicing and trustee compensation or (iv) for Distribution Dates occurring in February and, if in a year that is not a leap year, January, the Withheld Amounts (as defined herein) with respect to the Interest Reserve Loans (as defined herein) to be deposited into the Interest Reserve Account (as defined herein) and held for future distribution.

     Pass-Through Rate on the Offered Certificates. The rate per annum at which any class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

     The Pass-Through Rate applicable to the Class A1 Certificates will be the lesser of (i) a rate equal to the weighted average of the Remittance Rates on the mortgage loans and (ii) 7.32500%. The Pass-Through Rate applicable to the Class A2 Certificates will be the lesser of (i) a rate equal to the weighted average of the Remittance Rates on the mortgage loans and (ii) 7.40000%. The Pass-Through Rate applicable to the Class B, Class C, Class D, Class E and Class F Certificates for any Distribution Date will be equal to a rate equal to the excess of the weighted average of the Remittance Rates on the Mortgage Loans. The Pass-Through Rate on the Class X Certificates will be equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus the weighted average (by Class Balance) of the Pass-Through Rates on all other classes of Certificates. The Pass-Through Rate on the Class X Certificates for the initial Distribution Date will be approximately 0.40328% per annum. The Pass-Through Rate on the Class B, Class C, Class D, Class E and Class F Certificates for the initial Distribution Date will be 7.67329% per annum. The "Remittance Rate" for any Mortgage Loan is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or other reduction thereof following the Cut-off
Date) over the sum of the applicable Master Servicing Fee Rate and the Trustee Fee Rate; provided, however, that with respect to each Interest Reserve Loan,
(i) the Remittance Rate for the one-month period preceding the Due Dates in (a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined net of the Withheld Amounts and (ii) the Remittance Rate for the one-month period preceding the Due Date in March will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan, provided, further, however, that with respect to the Canadian Loans, the Remittance Rate will be equal to the interest rate derived from interest payments in U.S. dollars specified in the related Foreign Currency Exchange Contract over the sum of the applicable Master Servicing Fee Rate and the Trustee Fee Rate. See "-- Interest Reserve Account" herein. For purposes of calculating the Remittance Rate, the Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") (that is the basis on which interest on the Certificates accrues) will be adjusted to reflect that difference.

     Interest Distributions on the Certificates. Subject to the distribution of the Principal Distribution Amount to the Holders of classes of Certificates of a higher priority, if any, as described under "Priority of Distributions" below, Holders of each class of Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date (net of any Net Prepayment Premium) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the sum of interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance (or the Notional Amount, in the case of the Class X Certificates) of such class of Certificates outstanding immediately prior to such Distribution Date, at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), plus any shortfall as described in the penultimate sentence of this paragraph, less such class' pro rata share, according to the Interest Accrual Amount, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls (as defined herein) and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus). The "Notional Amount" of the Class X Certificates will equal the aggregate of the Class Balances of all the other Certificates. The Notional Amount does not entitle the Class X to any distributions of principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Certificates affected by such shortfall on subsequent Distribution Dates. Any such shortfall will bear interest at the Pass-Through Rate in effect for subsequent Distribution Dates.

     To the extent not necessary to reimburse the Master Servicer for reductions in its compensation to cover Prepayment Interest Shortfalls, in addition to the related Interest Distribution Amount, each class of Certificates (other than the Class X Certificates) will receive on each Distribution Date the product of (a) any Net Prepayment Premium paid with respect to the Mortgage Loans, (b) the related Class Prepayment Fraction and
(c) the related Allocation Fraction. On each Distribution Date, the Net Prepayment Premium not payable to the Master Servicer or the holders of a class of Certificates, other than the Class X Certificates, will be paid to the holders of the Class X Certificates. On each Distribution Date, the Net Prepayment Premium not payable to the Master Servicer or the holders of the Offered Certificates will be paid the holders of one or more classes of Other Certificates. The "Class Prepayment Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction the numerator of which is the amount of principal paid to such class in reduction of the Class Balance thereof on such Distribution Date and the denominator of which is the amount of principal paid to all classes of Certificates in reduction of their respective Class Balances on such Distribution Date. The "Allocation Fraction" for any class of Offered Certificates and any Distribution Date will equal a fraction (not greater than one and not less than zero) (x) the numerator of which is the excess of (a) the Pass-Through Rate of such class of Offered Certificates over (b) the discount rate used to calculate the related Net Prepayment Premium and (y) the denominator of which is the excess of (a) the Mortgage Interest Rate on the related Mortgage Loan over (b) the discount rate referenced in clause (x) above.

     To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest on such prepayment will be included in the Available Distribution Amount for the immediately succeeding Distribution Date (the "Prepayment Interest Excess"). If a Mortgage Loan is prepaid in full or in part during any Remittance Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess and any Prepayment Premium collected during such Remittance Period. If the Prepayment Interest Shortfall for any Remittance Period exceeds any Prepayment Interest Excess and any Prepayment Premiums collected during such period, such shortfall shall only be offset by an amount up to the portion of the Master Servicing Fee payable to the Master Servicer on the related Distribution Date calculated assuming a Master Servicing Fee Rate of 0.02% per annum. To the extent that any such shortfall shall have been offset by a portion of the Master Servicing Fee, the Master Servicer shall be entitled to any excess of the Prepayment Interest Excess and Prepayment Premiums over the Prepayment Interest Shortfall for any subsequent period.

     The "Net Prepayment Premium" with respect to any Distribution Date will equal the excess of (a) the total amount of Prepayment Premiums received during the related Remittance Period over (b) the Prepayment Interest Shortfall for any Remittance Period over the Prepayment Interest Excess for any Remittance Period.

     The Pass-Through Rate on the Class X Certificates will not be affected by the deferral of interest or reduction of the Mortgage Interest Rate on any Mortgage Loan by the Special Servicer or by the occurrence of either such event in connection with any bankruptcy proceeding involving the related Mortgagor. The amount of any resulting interest shortfall will be allocated to the Certificates, in the order described under "Subordination" below.

     Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan which does not provide for the computation of interest on a 30/360 basis (the "Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Interest Rate (net of the Master Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account.

     Principal Distributions on the Offered Certificates. Holders of a class of Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority for interest payments (as described under "Priority of Distributions" below), distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received on or before the related Determination Date, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the date on which the related Mortgage Loan becomes due (the "Maturity Date") thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) to the extent not previously advanced any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates for the related or any prior Distribution Date, including any principal prepayments received during the related Remittance Period and Prepayment Interest Excess not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the allocation of certain amounts described in this clause (iv) to principal distributions on the Certificates. The "Class Balance" for any class of Certificates on any Distribution Date will equal the initial principal balance thereof reduced by distributions in reduction thereof and Realized Losses allocated thereto, as described under "-- Subordination" below. The Class X Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.


PRIORITY OF DISTRIBUTIONS

     The Adjusted Available Distribution Amount for each Distribution Date will be applied in the following order of priority:

     (a) to distributions of the Interest Distribution Amounts for such Distribution Date on the Class A1, Class A2 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts;

     (b) to distributions of the Principal Distribution Amount for such Distribution Date to Class A1 Certificates until the Class Balance thereof is reduced to zero;

     (c) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A1 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class A2 Certificates, until the Class Balance thereof is reduced to zero;

     (d) to distributions of the Interest Distribution Amount for such Distribution Date on the Class B Certificates;

     (e) to distribution of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class A2 Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class B Certificates, until the Class Balance thereof is reduced to zero;

     (f) to distributions of the Interest Distribution Amount for such Distribution Date on the Class C Certificates;

     (g) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class B Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date to the Class C Certificates until the Class Balance thereof is reduced to zero;

     (h) to the distributions of the Interest Distribution Amount for such Distribution Date on the Class D Certificates;

     (i) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class C Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class D Certificates, until the Class Balance thereof is reduced to zero;

     (j) to distributions of the Interest Distribution Amount for such Distribution Date on the Class E Certificates;

     (k) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class D Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class E Certificates, until the Class Balance thereof is reduced to zero;

     (l) to distributions of the Interest Distribution Amount for such Distribution Date on the Class F Certificates;

     (m) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class E Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class F Certificates, until the Class Balance thereof is reduced to zero;

     (n) to distributions of the Interest Distribution Amount for such Distribution Date on the Class G Certificates;

     (o) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class F Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class G Certificates, until the Class Balance thereof is reduced to zero;

     (p) to distributions of the Interest Distribution Amount for such Distribution Date on the Class H Certificates;

     (q) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class G Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class H Certificates, until the Class Balance thereof is reduced to zero;

     (r) to distributions of the Interest Distribution Amount for such Distribution Date on the Class J Certificates;

     (s) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class H Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class J Certificates, until the Class Balance thereof is reduced to zero;

     (t) to distributions of the Interest Distribution Amount for such Distribution Date on the Class K Certificates;

     (u) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class J Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class K Certificates, until the Class Balance thereof is reduced to zero;

     (v) to distributions of the Interest Distribution Amount for such Distribution Date on the Class NR Certificates; and

     (w) to distributions of the Principal Distribution Amount (or the portion thereof remaining after the distribution thereof to the Class J Certificates in reduction of the Class Balance thereof to zero) for such Distribution Date on the Class NR Certificates, until the Class Balance thereof is reduced to zero.

     To the extent only the Class A1 and Class A2 Certificates are outstanding on any Distribution Date, the Adjusted Available Distribution Amount remaining after application pursuant to clause (a) above shall be applied to distribution of the Principal Distribution Amount for such Distribution Date to the Class A1 and Class A2 Certificates pro rata based on their respective Class Balances.

OTHER CERTIFICATES

     The Class G, Class H, Class J, Class K, Class NR, Class R-I, Class R-II and Class R-III Certificates (the "Other Certificates") are not offered hereby. The Pass-Through Rates on the Class G, Class H, Class J, Class K and Class NR Certificates for any Distribution Date will equal 6.00000%, 6.00000%, 6.00000%, 6.00000% and 6.00000%, respectively, per annum. The Class Balances for the Class G, Class H, Class J and Class NR Certificates will equal $16,459,000, $20,116,000, $23,774,000, $7,315,000 and $14,635,500, respectively.

     The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance and are not entitled to distribution of principal or interest.

     An affiliate of the Depositor intends to purchase and make an investment in the Other Certificates. The Other Certificates may be sold in whole or in part by such affiliate at any time and from time to time.

SUBORDINATION

     Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Seller, the Trustee, the Master Servicer, the Special Servicer, the Underwriters, or any affiliate thereof.

     In addition to the payment priorities described under "-- Priority of Distributions" above, certain Certificates will be subordinated to other Certificates with respect to the allocation of Realized Losses. Realized Losses on the Mortgage Loans will be allocated, first, to the Class NR, Class K, Class J, Class H and Class G Certificates, in that order, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B and thereafter, to the Class A1 and Class A2 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. The Class Balance of a class of Certificates will be reduced by the principal portion of any Realized Losses allocated to such class.

     In addition to Realized Losses, shortfalls will also occur as a result of a Servicer's and the Trustee's right to receive payments of interest with respect to unreimbursed advances, the related Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be allocated as described above to the classes of Certificates with the lowest payment priority for purposes of the application of Available Distribution Amount in the order described herein.

     A "Realized Loss", in the case of any Mortgage Loan described in clause
(a) or clause (b) of the succeeding sentence, is equal to the sum of (a) the Stated Principal Balance of any Loss Mortgage Loan, (b) interest thereon not previously distributed or advanced to Certificateholders through the last day of the month in which such Mortgage Loan became a Loss Mortgage Loan, (c) any advances made by a Servicer or the Trustee which remain unreimbursed and (d) any interest accrued on such advances (see "-- Advances" below) as of such time, reduced by any amounts recovered thereon as of such time and, in the case of any Mortgage Loan described in clause (c) of the succeeding sentence, is the amount determined to have been permanently forgiven as described in such clause
(c). A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated, (b) with respect to which a determination has been made that an advance which has been made or would otherwise be required to be made, is not, or, if made, would not be, recoverable out of proceeds on such Mortgage Loan or
(c) with respect to which a portion of the principal balance thereof has been permanently forgiven, whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance as of the Cut-off Date minus the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders, (ii) any unscheduled amounts of principal received with respect to such Mortgage Loans, to the extent distributed to Certificateholders and (iii) any Realized Loss previously allocated with respect to such Mortgage Loan.

COLLATERAL VALUE ADJUSTMENT

     Within 30 days after the earliest to occur of (i) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (ii) the date on which a receiver is appointed in respect of a Mortgaged Property, (iii) the date on which a Mortgaged Property becomes an REO Property, (iv) the date on which a borrower declares bankruptcy or (v) the date on which a change in the payment rate, Mortgage Interest Rate, principal balance, amortization terms or Maturity Date of any Specially Serviced Mortgage Loan becomes effective (the earliest of such dates, a "Required Appraisal Date"), the Special Servicer will use reasonable efforts to obtain an appraisal from an independent MAI appraiser at the expense of the Trust Fund (except if an appraisal has been conducted within the twelve-month period preceding such event). As a result of such appraisal, a Collateral Value Adjustment may result, which Collateral Value Adjustment will be allocated, for purposes of determining distributions of interest to the Certificates, in the manner and priority described below. Notwithstanding the foregoing, a Collateral Value Adjustment will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Collateral Value Adjustment is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve-month period immediately preceding such extension and (iii) the payments on such Mortgage Loan are then current, provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Collateral Value Adjustment will be recalculated and applied as described above. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal was obtained with respect to a Collateral Value Adjustment, the Special Servicer will order a new appraisal as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith. If the Master Servicer is required to make a material Advance that it did not anticipate at the time it last calculated the Collateral Value Adjustment, it will recalculate the Collateral Value Adjustment after it makes such an Advance.

     The "Collateral Value Adjustment" with respect to any Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property over (ii) the sum of (A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed Advances and interest thereon, (C) any unpaid Servicer and Trustee fees, (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage Loan) and (E) the Master Servicer's good faith estimate of the items in clauses (B), (C) and (D) that will be incurred during the next twelve months. The excess of the principal balance of any Mortgage Loan over the related Collateral Value Adjustment is referred to herein as the "Adjusted Collateral Value". A Collateral Value Adjustment shall result in a reduction of the Interest Distribution Amount of one or more classes of Certificates and shall not be a permanent reduction of the Class Balance (or Notional Amount) of any class of Certificates prior to the occurrence of a Realized Loss.

     As a result of calculating Collateral Value Adjustment with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates (other than the Class A and Class X Certificates) in reverse alphabetical order of the Classes. See "-- Advances" below. In addition, any Collateral Value Adjustment will be allocated to the Certificates (other than the Class A and Class X Certificates) in reverse alphabetical order of the Classes for purposes of determining Voting Rights and the Monitoring Certificateholders. See "Description of the Pooling and Servicing Agreement -- Voting Rights" below and "Master Servicer and Special Servicer -- Responsibilities of the Special Servicer" below. The Special Servicer is required, within 30 days of each anniversary of the Required Appraisal Date, to order an update of the prior appraisal (the cost of which will be advanced by the Special Servicer and reimbursed thereto from the Trust Fund). The Special Servicer will determine and report to the Trustee the updated appraisal. A lower appraisal value will increase the Collateral Value Adjustment. Such increase will further reduce any P&I Advances for the related Mortgage Loan. A higher appraised value will reverse the Collateral Value Adjustment by the amount of the reported increase.

ADVANCES

     On the business day immediately preceding each Distribution Date, the Master Servicer (and under certain circumstances, the Special Servicer) will be obligated to make advances out of its own funds or funds held in the Collection Account (as defined herein) that are not required to be part of the Available Distribution Amount for such Distribution Date (each, a "P&I Advance"), in an amount equal to the excess of all Monthly Payments (net of the Servicing Fee) due over the amount actually received, subject to the limitations described herein.

     Notwithstanding the foregoing, if a Collateral Value Adjustment has been made with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date, to the extent such Collateral Value Adjustment has not been reversed, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Collateral Value Adjustment, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "-- Subordination" above.

     To the extent that the Master Servicer fails to make a P&I Advance required of it prior to such Distribution Date, the Trustee shall make such required P&I Advance on such Distribution Date, as provided in the Pooling and Servicing Agreement. In addition, the Master Servicer will be required to advance certain property related expenses. The Servicers generally may not advance any amounts, other than P&I Advances, unless such advance (a "Property Protection Advance") is contemplated in the related Asset Strategy Report (as defined herein) for the related Mortgage Loan or such advance is for one of several purposes specified in the Pooling and Servicing Agreement as "Property Protection Expenses." All such advances will be reimbursable to a Servicer and the Trustee from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan to the extent such amounts are not required to be otherwise applied pursuant to the terms of the related Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts required to be deposited in the Collection Account. Notwithstanding the foregoing, a Servicer and the Trustee will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of late payments, insurance proceeds, liquidations, condemnation proceeds or certain other collections on the related Mortgage Loan. None of the Servicers and the Trustee will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent a Servicer and the Trustee are required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed an amount equal to a monthly payment calculated by the Special Servicer necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. Any failure by a Servicer to make a P&I Advance or Property Protection Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to a reimbursement for each P&I Advance or Property Protection Advance (together with interest thereon) made by it in the same manner and to the same extent, but prior to, the Servicers.

     Each Servicer and the Trustee shall be entitled to interest on the aggregate amount of all advances made by such Servicer or the Trustee at a per annum rate equal to the Prime Rate reported in The Wall Street Journal. See "Risk Factors -- Effect of Mortgagor Delinquencies and Defaults" herein.

             CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS

GENERAL

     The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of the curtailments, voluntary repayment in full, repurchases by the Seller, condemnation or casualty with respect to the Mortgaged Property or foreclosure pursuant to a default on a Mortgage Loan ("Prepayment"). The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

     Each Mortgage Loan either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the related Mortgagor to prepay the principal balance thereof in whole or in part during a certain number of years following the origination if accompanied by payment of a Prepayment Premium. See Annex A hereto and the table entitled "Prepayment Protection" under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loan" herein. Any Net Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Risk Factors -- Special Prepayment Considerations" herein, "Description of the Certificates -- Distributions -- Interest Distributions on the Certificates" and "Certain Prepayment, Maturity and Yield Considerations" herein, and "Yield Considerations" in the Prospectus.

     The yield to maturity on each class of the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Class Balance or Notional Amount of such class and the collection and allocation of any Prepayment Premium thereon. The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest) to the extent any such interest shortfall is not offset by Prepayment Premiums, any Prepayment Interest Excess or the Master Servicing Fee for such Distribution Date.

     The Pass-Through Rate for the Class A1 Certificates will be the lesser of
(i) a rate equal to the weighted average of the Remittance Rates on the mortgage loans and (ii) 7.32500%. The Pass-Through Rate for the Class A2 Certificates will be the lesser of (i) a rate equal to the weighted average of the Remittance Rates on the mortgage loans and (ii) 7.40000%. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the weighted average Remittance Rates on the Mortgage Loans for such Distribution Date. The Pass-Through Rate applicable to the Class B, Class C, Class D, Class E and Class F Certificates for any Distribution Date will be a rate equal to the weighted average of the Remittance Rates on the Mortgage Loans with respect to such Distribution Date. Accordingly, the yield on the Offered Certificates, to the extent the related Pass-Through Rate is calculated based on the weighted average of the Remittance Rates, will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Remittance Rates could result in a reduction in the weighted average of the Remittance Rates on the Mortgage Loans reducing the Pass-Through Rates on such classes of Offered Certificates.

     See "Description of the Certificates -- Pass-Through Rates" and "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" herein.

     ARD Loans may be prepaid in full on or after the Anticipated Repayment Date without the payment of any Prepayment Premium. Excess Cash Flow on an ARD Loan will be applied to reduce the principal thereof after its respective Anticipated Repayment Date and the related Mortgage Interest Rate will be reset at the related Revised Rate. There can be no assurance that any of such Mortgage Loan will be prepaid on that date or any date prior to maturity. The failure to pay an ARD Loan by the related Anticipated Repayment Date will not result in an event of default.

     In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer may adopt a servicing strategy which affects the yield to maturity of one or more classes of Offered Certificates.

     The "Rated Final Distribution Date" for the Certificates will be the Distribution Date in July 2031, which is the first Distribution Date preceding the second anniversary of the date at which all the Mortgage Loans have zero balances, assuming no prepayments, and that the Mortgage Loans which are Balloon Loans fully amortize according to their amortization schedule and no Balloon Payment (or final payment on the Anticipated Repayment Date) is made.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments, condemnation proceeds and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate prepayment model ("CPR"). CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans.

     The table of Percent of Initial Class Balance Outstanding for each class of the Offered Certificates at each CPR set forth below indicates the weighted average life of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated CPR. The table has been prepared on the basis of the characteristics of the Mortgage Loans in Annex A and on the basis of the following assumptions: (i) the Mortgage Loans prepay at the indicated CPR; (ii) the Maturity Date of each of the Balloon Mortgage Loans is not extended; (iii) distributions on the Offered Certificates are received in cash, on the 15th day of each month, commencing in September 1999; (iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (v) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include a month's interest thereon;
(vi) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty, or pursuant to an optional termination as described under "Description of the Pooling and Servicing Agreement -- Termination" or otherwise; (vii) the Offered Certificates are purchased on August 17, 1999; and (viii) all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their Maturity Date.

     Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

                 PERCENT OF INITIAL CLASS BALANCE OUTSTANDING
                    AT THE FOLLOWING PERCENTAGES OF CPR (1)


                                CLASS A1                 CLASS A2                 CLASS B                  CLASS C
      DISTRIBUTION      ------------------------ ------------------------ ------------------------ ------------------------
          DATE            0%   25%   50%   100%    0%   25%   50%   100%    0%   25%   50%   100%    0%   25%   50%   100%
----------------------- ----- ----- ----- ------ ----- ----- ----- ------ ----- ----- ----- ------ ----- ----- ----- ------
Initial
 percentage ...........  100   100   100   100    100   100   100   100    100   100   100   100    100   100   100   100
August 2000 ...........   95    95    95    95    100   100   100   100    100   100   100   100    100   100   100   100
August 2001 ...........   90    90    90    90    100   100   100   100    100   100   100   100    100   100   100   100
August 2002 ...........   84    84    84    84    100   100   100   100    100   100   100   100    100   100   100   100
August 2003 ...........   77    77    77    77    100   100   100   100    100   100   100   100    100   100   100   100
August 2004 ...........   58    58    58    56    100   100   100   100    100   100   100   100    100   100   100   100
August 2005 ...........   46    46    46    42    100   100   100   100    100   100   100   100    100   100   100   100
August 2006 ...........   23    23    23    23    100   100   100   100    100   100   100   100    100   100   100   100
August 2007 ...........   16    16    16    16    100   100   100   100    100   100   100   100    100   100   100   100
August 2008 ...........    2     0     0     0    100    99    96    60    100   100   100   100    100   100   100   100
August 2009 ...........    0     0     0     0      0     0     0     0      0     0     0     0      0     0     0     0
Weighted
 Average
 life in years (2).....  5.5   5.5   5.5   5.4    9.4   9.4   9.3   9.1    9.7   9.7   9.7   9.5    9.8   9.8   9.8   9.6


                                CLASS D                  CLASS E                  CLASS F
      DISTRIBUTION      ------------------------ ------------------------ -----------------------
          DATE            0%   25%   50%   100%    0%   25%   50%   100%    0%   25%   50%   100%
----------------------- ----- ----- ----- ------ ----- ----- ----- ------ ----- ----- ----- -----
Initial
 percentage ...........  100   100   100   100    100   100   100   100    100   100   100   100
August 2000 ...........  100   100   100   100    100   100   100   100    100   100   100   100
August 2001 ...........  100   100   100   100    100   100   100   100    100   100   100   100
August 2002 ...........  100   100   100   100    100   100   100   100    100   100   100   100
August 2003 ...........  100   100   100   100    100   100   100   100    100   100   100   100
August 2004 ...........  100   100   100   100    100   100   100   100    100   100   100   100
August 2005 ...........  100   100   100   100    100   100   100   100    100   100   100   100
August 2006 ...........  100   100   100   100    100   100   100   100    100   100   100   100
August 2007 ...........  100   100   100   100    100   100   100   100    100   100   100   100
August 2008 ...........  100   100   100   100    100   100   100   100    100   100   100   100
August 2009 ...........    0     0     0     0      0     0     0     0      0     0     0     0
Weighted
 Average
 life in years (2).....  9.8   9.8   9.8   9.6    9.9   9.8   9.8   9.6    9.9   9.9   9.9   9.7

-------
(1) Prepayments are assumed to occur after the Lock-out/Defeasance Period and/or Yield Maintenance penalty period.

(2) The weighted average life of a class of Offered Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.

CLASS X CERTIFICATES YIELD CONSIDERATIONS

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in clauses
(i) through (viii) in the second paragraph preceding the table entitled "Percent of Initial Class Balance Outstanding at the Following Percentages of CPR" under the heading "Certain Prepayment, Maturity and Yield Considerations -- Weighted Average Life of the Offered Certificates" herein, including the assumptions regarding the performance of the Mortgage Loans which may differ from the actual performance thereof and assuming the aggregate purchase price and Pass-Through Rate set forth below and assuming further that the initial Notional Amount of the Class X Certificates is as set forth herein. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

             PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES

     ASSUMED
  PURCHASE PRICE
 AS A PERCENTAGE
 OF THE NOTIONAL            ASSUMED
      AMOUNT         PASS-THROUGH RATE (1)               CPR PREPAYMENT ASSUMPTION RATE (2)
-----------------   -----------------------   --------------------------------------------------------
                                                  0%         25%         50%         75%        100%
                                              ---------   ---------   ---------   ---------   --------
     1.8500%        0.40328%                  9.5753%     9.4486%     9.3659%     9.3026%     9.0127%

----------
(1) Calculated based on the weighted average of the Remittance Rates on the Mortgage Loans as of the Cut-off Date and the initial weighted average of the Pass-Through Rates of the Certificates. The Pass-Through Rate on the Class X Certificates will be subject to adjustment on each Distribution Date.

(2) Prepayments are assumed to occur after the Lock-out/Defeasance period and/or Yield Maintenance penalty period.

     Each pre-tax yield to maturity set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price of the Class X Certificates and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates, and thus do not reflect the return on any investment in the Class X Certificates when, as applicable, any reinvestment rates other than the discount rates set forth in the preceding table are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Interest Rates; thus, the yield on the Class X Certificates will be materially and adversely affected to a greater extent than on the other Offered Certificates if the Mortgage Loans with higher Mortgage Interest Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the Prospectus.

     The yield to maturity on the Class X Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because any such losses will be allocated to reduce the Class Balance of the Certificates and therefore will reduce the Notional Amount of the Class X Certificates.

     Investors in the Class X Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in a failure of such investors to fully recover their investments.

                     MASTER SERVICER AND SPECIAL SERVICER

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc. will be acting as the Master Servicer and the Special Servicer (together, the "Servicers") under the Pooling and Servicing Agreement.

     Midland Loan Services, L.P. was organized under the laws of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of June 30, 1999, Midland was servicing approximately 15,300 commercial and multifamily loans with a total principal balance of approximately $40.7 billion. The collateral for these loans is located in all 50 states, the District of Columbia and Puerto Rico. Approximately 10,000 of the loans, with a total principal balance of approximately $31.0 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and investors.

     Standard & Poor's has approved Midland as a master servicer and special servicer for investment grade-rated commercial and multifamily mortgage backed securities. DCR and Moody's have approved Midland as the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     The information set forth above concerning the Master Servicer and the Special Servicer has been provided by Midland. The Depositor, the Underwriters, the Trustee and the Seller make no representations or warranties as to its accuracy.

RESPONSIBILITIES OF MASTER SERVICER

     Under the Pooling and Servicing Agreement, the Master Servicer is required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Certificateholders, in accordance with the terms of the Pooling and Servicing Agreement and the

Mortgage Loans and to the extent consistent with such terms, with the higher of
(a) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios that are similar to the Mortgage Loans and (b) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans for its own portfolio that are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers (with respect to the Master Servicer, the "Servicing Standard") and without regard to (a) any relationship between itself and any Mortgagor, (b) any ownership of the Certificates, (c) its obligation to make advances, (d) any debt that it extended to any Mortgagor and (e) any servicing compensation to which the Master Servicer may be entitled.

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or using its best efforts to cause the Mortgagor under each Mortgage Loan to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein to the extent such insurance is available at commercially reasonable rates and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing, in consultation with the Special Servicer, assumptions or substitutions in accordance with the Servicing Standard; demanding that the Mortgagor cure delinquencies; inspecting Mortgaged Properties under certain circumstances; and maintaining records relating to the Mortgage Loans.

RESPONSIBILITIES OF SPECIAL SERVICER

     The servicing responsibility on a particular Mortgage Loan will be generally transferred to the Special Servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following: (i) the Mortgage Loan becomes a "Defaulted Mortgage Loan" because it is more than 60 days delinquent in whole or in part in respect of any monthly payment or is delinquent in whole or in part in respect of the related Balloon Payment; (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (v) any other default has occurred which has materially and adversely affected the value of the related Mortgage Loan and has continued unremedied for the applicable grace period specified in the related Mortgage Note; (vi) the related Mortgaged Property becomes an REO Property; or (vii) if for any reason an assumption agreement cannot be entered into upon the transfer by the related Mortgagor of the Mortgaged Property. A Mortgage Loan serviced by the Special Servicer is referred to herein as a "Specially Serviced Mortgage Loan". The Special Servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the Master Servicer with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports for the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for at least three consecutive months, the Special Servicer will cease to service such Mortgage Loan.

     Midland will act as the Special Servicer with respect to the Mortgage Loans. Under the Pooling and Servicing Agreement the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders, in accordance with the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, distressed mortgage loans and related real property that are held for other portfolios that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties and (b) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property for its own portfolio that are similar to the Mortgage Loans, Mortgaged Properties and REO Properties, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans (with respect to the Special Servicer, the "Servicing Standard") and without regard to (a) any relationship between itself and any Mortgagor,
(b) any ownership of the Certificates, (c) its obligation to make advances, (d) any debt that it extended to any Mortgagor and (e) any servicing compensation to which the Master Servicer may be entitled.

     The Special Servicer, on behalf of the Trust Fund, may at any time institute foreclosure proceedings, exercise any power of sale contained in any Mortgage Note, obtain a deed in lieu of foreclosure, or otherwise acquire, on behalf of the Trust Fund, title to a Mortgaged Property securing a Specially Serviced Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard. The Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (the costs of which report will be paid as an expense of the Trust Fund), that: (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

     The Special Servicer, on behalf of the Trust Fund, will use its best efforts to sell the Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Special Servicer provides to the Trustee an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the end of the third year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept an offer received from any person that constitutes a fair price and which is in the best interest of the Certificateholders as determined by the Special Servicer in accordance with Servicing Standard.

     If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the Servicing Standard.

     The Special Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon Specially Serviced Mortgage Loans. If the proceeds of any liquidation of the property securing the Specially Serviced Mortgage Loan are less than the outstanding principal balance of the Specially Serviced Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Pooling and Servicing Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to be paid from the amounts on deposit in the Collection Account, prior to the distribution to Certificateholders, amounts representing its servicing compensation on the Specially Serviced Mortgage Loans.

     The Special Servicer shall have full power and authority to do any and all things in connection with servicing and administering a Specially Serviced Mortgage Loan that it may deem in its best judgment necessary or advisable, including, without limitation, to execute and deliver on behalf of the Trust Fund any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments, to reduce the related Mortgage Interest Rate, and to defer or forgive payment of interest and/or principal with respect to any Specially Serviced Mortgage Loan or any Mortgaged Property. The Special Servicer may not permit a modification or extension of any Mortgage Loan to a date later than three years prior to the Rated Final Distribution Date or 10 years prior to the expiration of any Ground Lease. Notwithstanding the foregoing, the Special Servicer may not permit any such modification with respect to a Balloon Mortgage Loan if it results in the extension of such Maturity Date beyond the amortization term of such Balloon Mortgage Loan absent the related Balloon Payment. The Special Servicer will prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than thirty (30) days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The holders of the fewest number of classes of Certificates representing the most subordinate interests in the Trust Fund that equals at least a 2.0% interest (by Class Balance (adjusted for Collateral Value Adjustments)) in the Trust Fund (the "Monitoring Certificateholders") will designate one Monitoring Certificateholder pursuant to the Pooling and Servicing Agreement (the "Directing Certificateholder"). Each Asset Strategy Report will be delivered to the Directing Certificateholder. The Directing Certificateholder may object to any Asset Strategy Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination that such objection is not in the best interest of all the Certificateholders. In connection with making such affirmative determination, the Special Servicer, by notice to the Trustee, may request a vote by all the Certificateholders. If the Directing Certificateholder does not disapprove an Asset Strategy Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Certificateholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Certificateholder fails to disapprove such revised Asset Strategy Report except as described above, provided, however, the Special Servicer will implement the last submitted report if 60 days have elapsed since the Mortgage Loan has become a Specially Serviced Mortgage Loan, provided that the Special Servicer shall not be under any obligation to perform any actions which are not consistent with applicable laws and the related Mortgage Loan documents. Any Certificateholder may request and obtain a copy of any Asset Strategy Report except to the extent prohibited by applicable law or the related Mortgage Loan documents.

     The Directing Certificateholder may at any time terminate the Special Servicer and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding classes of the Certificates would be qualified (if applicable), downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel (obtained at the expense of the Directing Certificateholder) to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Special Servicer shall be deemed to have resigned from its duties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

     Notwithstanding such replacement, the resigning Special Servicer shall be entitled to receive the Special Servicing Fee for any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to a performing status prior to such resignation; provided that if such Mortgage Loan once again becomes a Specially Serviced Mortgage Loan, the Replacement Special Servicer shall thereafter be entitled to such fee. The Replacement Special Servicer shall be entitled to the Special Servicing Fee for all other Specially Serviced Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the "Master Servicing Fee". The Master Servicing Fee will be payable monthly and will accrue at the applicable Master Servicing Fee Rate (as defined below) and will be computed on the basis of the principal balance (after giving effect to all scheduled (whether or not received) and unscheduled payments of principal in reduction thereof) and for the same period respecting which any related interest payment on each Mortgage Loan is computed. The "Basic Master Servicing Fee Rate" will be 0.07% per annum of the then outstanding balance with respect to the Mortgage Loans. The Master Servicer will also receive as part of its Master Servicing Fee an additional fee calculated based on the following rates (each, an "Additional Servicing Fee Rate"): (i) a primary servicing fee rate of 0.07% per annum with respect to 13.4% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, (ii) a primary servicing fee rate of 0.05% per annum with respect to 22.2% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date and (iii) a primary servicing fee rate of 0.0175% per annum with respect to 7.9% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date. With respect to each Mortgage Loan, the sum of the Basic Master Servicing Fee Rate and the related Additional Servicing Fee Rate, if any, is referred to herein as the "Master Servicing Fee Rate."

     In the event that the initial Master Servicer shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree to perform the services of the Master Servicer for an amount less than the Master Servicing Fee, no part of any excess of such portion of the Master Servicing Fee over the amount payable to such successor will be available for payment to Certificateholders.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee. The "Special Servicing Fee" will equal 1.00% of all amounts collected with respect to any Specially Serviced Mortgage Loan and any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to performing status.

     The Pooling and Servicing Agreement will provide that the Servicers will be entitled to indemnification from the Trust Fund for any and all costs, expenses, losses, damages, claims and liabilities incurred in connection with any legal action relating to any Mortgage Loan and the Pooling and Servicing Agreement, other than any cost, expense, damage, claim or liability incurred by reason of willful misfeasance, bad faith or negligence of such Servicer in the performance of duties thereunder or by reason of reckless disregard of such obligations and duties.

CONFLICTS OF INTEREST

     The Master Servicer, Special Servicer or their respective affiliates own and are in the business of acquiring assets similar to the Mortgage Loans held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Special Servicer or their respective affiliates are similar to the Mortgage Loans held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans held by the Trust Fund for tenants, purchasers, financing and similar resources.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of August 1, 1999 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee. Following are summaries of certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. The Trustee will provide to a prospective or actual Certificateholder, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to State Street Bank and Trust Company, Two Avenue de Lafayette, Boston, Massachusetts 02111, Attention: Corporate Trust Department 6th Floor -- J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or prior to the Delivery Date, the Depositor will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. On or prior to the Delivery Date, the Depositor will, as to each Mortgage Loan, deliver to the Trustee (or the Custodian), among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage Loan File"): (i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof; (ii) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by the Seller, without recourse, in blank or to the order of Trustee; (iii) an assignment of the Mortgage, executed by the Seller, in blank or to the order of the Trustee, in complete and recordable form; (iv) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument; (v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by the Seller, in blank or to the order of the Trustee, in complete and recordable form; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located; (viii) originals or copies of any UCC financing statements (including originals of assignments thereof to the Trustee in form that is complete and suitable for filing); (ix) originals or copies of any guaranties related to such Mortgage Loan; (x) originals or copies of insurance policies related to the Mortgaged Property; (xi) originals or certified copies of any environmental liabilities agreement; (xii) originals or copies of any escrow agreements; (xiii) originals or certified copies of any prior assignments of mortgage if the Originator is not the originator of record and
(xiv) any collateral assignments of property management agreements and other servicing agreements. The Pooling and Servicing Agreement will require the Depositor to cause each assignment of the Mortgage described in clause (iii), clause (v), and clause (viii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.

TRUSTEE

     State Street Bank and Trust Company shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults (when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Corporate Trust Department. The Trustee will be entitled to a fee equal to 0.0035% per annum of the outstanding principal balance of the Mortgage Loans (the "Trustee Fee Rate"). Its principal corporate trust office is located at 6th Floor, Two Avenue de Lafayette, Boston, Massachusetts 02111, Attention:
J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8.

ACCOUNTS

     The Master Servicer is required to deposit all amounts received with respect to the Mortgage Loans, net of certain amounts retained by the Master Servicer as additional servicing compensation and certain amounts to be deposited into escrow accounts, into a separate Collection Account (the "Collection Account") maintained by the Master Servicer on behalf of the Trust Fund. The Master Servicer is required to remit to the Trustee for deposit on the business day preceding each Distribution Date all amounts received with respect to the Mortgage Loans into a separate account (the "Certificate Account") maintained with the Trustee. The Trustee will be entitled to make withdrawals from the Certificate Account to pay the Trustee fee or to reimburse the Trustee for expenses not otherwise reimbursed from a Collection Account. Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer maintaining such account as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Loans" and "Description of the Agreements -- Distribution Account and Other Collection Accounts" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, based upon information provided by the Servicers, the Trustee shall make available to each Certificateholder, the Seller, the Depositor and each Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Unless and until Definitive Certificates are issued, such statements or reports will be furnished only to Cede, as nominee for DTC; provided, however, that the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and provides to the Trustee a certification, in form acceptable to the Trustee, stating that it is the Beneficial Owner of a Certificate. The Trustee will make available the monthly statement to Certificateholders and certain other information through its Corporate Trust home page on the world wide web. The web page is located at "corporatetrust.statestreet.com". CMBS information is available by clicking the "Investor Information & Reporting" button, and selecting the appropriate transaction. Any Asset Strategy Report that has been delivered to the Trustee shall be made available by the Trustee upon written request to any Beneficial Owner of an Offered Certificate subject to receipt by the Trustee of evidence satisfactory to it that the request is made by a Beneficial Owner and the receipt by the Trustee of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus. The Directing Certificateholder shall receive all reports prepared or received by the Master Servicer or the Special Servicer. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make certain information and certain financial reports related to the mortgage loans available through its Corporate Trust web site.

VOTING RIGHTS

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the Pooling and Servicing Agreement in certain circumstances. 98.0% of all Voting Rights shall be allocated among the classes of Certificates, including the Other Certificates,

(other than the Class X, Class R-I, Class R-II and Class R-III Certificates) in proportion to the respective Class Balances, 1.00% of all Voting Rights shall be allocated to the Class X Certificates and 0.33 1/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a class of Certificates shall be allocated among the holders of such class in proportion to the Percentage Interests evidenced by their respective Certificates. Allocations of Realized Losses and Collateral Value Adjustments to a Class of Certificates and any other event which changes such Class Balance will result in a corresponding change to such Class' Voting Rights.

     As described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus, unless and until Definitive Certificates are issued, except as otherwise expressly provided herein, Certificate Owners may only exercise their rights as owners of Certificates indirectly through DTC or their respective Participant or Indirect Participant.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by and at the option of any holder of a Class R-I Certificate, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates, the Master Servicer and (to the extent all of the remaining Mortgage Loans are being serviced by the Special Servicer) the Special Servicer (in that order). The "Most Subordinate Class of Certificates" at the time of determination shall be the class of Certificates to which Realized Losses would be allocated at such time as described under "Description of the Certificates -- Subordination" herein. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

     Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and (2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon together with any unreimbursed advances (including any interest thereon). Such purchase will effect early retirement of the then outstanding Certificates, but the right to effect such termination is subject to the requirements, among other things, that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than (i) 1% of the Initial Pool Balance, and (ii) the purchaser provides to the Trustee an opinion of independent counsel, addressed to the Trustee, to the effect that the resulting termination will be a "qualified liquidation" under Section 860F(a)(4) of the Code with respect to REMICs I, II and III.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code").

     For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. The Offered Certificates (other than the Class X Certificates), the Other Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) and each component of the Class X Certificates will be "regular interests" of REMIC III and will be treated as debt instruments of the REMIC
III. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.


     The Class X Certificates will, and the other classes of Offered Certificates may, be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans, except that ARD Loans prepay on their Anticipated Repayment Dates. No representation is made that the Mortgage Loans will not prepay at another rate. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Original Issue Discount" in the Prospectus.

     Net Prepayment Premiums allocated to the Certificates will be taxable to the holders of such Certificates on the date the amount of such premiums becomes fixed.

     The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. Moreover, the Offered Certificates will be "obligation[s] . . . which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code. The Offered Certificates will not be considered to represent an interest in "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement (including individual retirement accounts and annuities and Keogh plans) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (each, a "Plan"), or of any collective investment fund or separate account in which such Plans are invested, should carefully review with its legal advisors whether the purchase or holding of any Offered Certificate could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption 90-23 (May 17, 1990) to J.P. Morgan Securities Inc. and Prohibited Transaction Exemption 9734 (July 21,
1997) to Deutsche Bank AG (collectively, the "Exemption")), each of which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and other penalties imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, provided that certain conditions set forth in such exemptions are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) J.P. Morgan Securities Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with J.P. Morgan Securities Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Offered Certificates must not be subordinate to the rights and interests evidenced by other certificates of the same trust. Third, such Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's, Moody's, DCR or Fitch IBCA, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of the Underwriters, the Depositor, the Seller, the Master Servicer, the Special Servicer, any insurer and any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting such Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Sub-Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Because the Class A1, Class A2 and Class X Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Offered Certificates. It is a condition of the issuance of the Class A1 and Class A2 Certificates that they be rated "AAA" by DCR and Standard & Poor's and "Aaa" by Moody's and it is a condition to the issuance of the Class X Certificates that they be rated "AAA" by DCR, "AAAr" by Standard & Poor's and "Aaa" by Moody's. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to each of such classes of Offered Certificates. A fiduciary of a Plan contemplating purchasing any of such class of Offered Certificate must make its own determination that the first, third, and fifth general conditions set forth above will be satisfied with respect to any such class of Offered Certificates. Each purchaser purchasing Class A1, Class A2 or Class X Certificates with the assets of a Plan shall be deemed to represent and warrant that it is an "accredited investor" as described in the sixth general condition set forth above.

     The Class B, Class C, Class D, Class E and Class F Certificates do not satisfy the second condition described above because they are subordinated to the Class A1, Class A2 and Class X Certificates; furthermore the Class D, Class E and Class F Certificates are not expected to satisfy the third condition described above. Because the characteristics of the Class B, Class C, Class D, Class E and Class F Certificates will not meet the requirements of the Exemption and may not meet the requirements of any other exemption issued under ERISA, the purchase and holding of the Class B, Class C, Class D, Class E and Class F Certificates by a Plan may result in a prohibited transaction or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class B, Class C, Class D, Class E and Class F Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Offered Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan or a person investing on behalf of or using the assets of a Plan to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Offered Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of the Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) ("PTCE 95-60")) and
that the purchase and holding of such Offered Certificates are covered under Sections I and III of PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase and holding of such Offered Certificate by a Plan, any person acting on behalf of a Plan or using a Plan's assets will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Such representation as described above in (i) or (ii) shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class B, Class C, Class D, Class E or Class F Certificate. In the event that such representation is violated or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

     In addition, to prevent prohibited transactions from arising in connection with any Foreign Currency Exchange Contract, each purchaser of an Offered Certificate will be deemed to represent that neither MGT nor any of its affiliates has discretionary authority or control with respect to the investment of the Plan's assets invested in the Offered Certificate, or gives investment advice with respect to the investment of such assets.

     Before purchasing any of such Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Offered Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

     Purchasers using insurance company general account funds to effect such purchase should consider the availability of PTCE 95-60 issued by the U.S. Department of Labor.

     Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Furthermore, any Plan fiduciary considering a purchase of Offered Certificates should consider whether, under the general fiduciary standards of investment prudence and diversification, such an investment is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. See "ERISA Considerations" in the Prospectus.

                               LEGAL INVESTMENT

     The Certificates will not be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgaged backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

     The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the legal liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                             PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement among the Depositor, J.P. Morgan Securities Holdings Inc., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (the "Underwriting Agreement"), the Depositor has agreed to sell to J.P. Morgan Securities Inc. and J.P. Morgan Securities Inc. has agreed to purchase from the Depositor the Offered Certificates. Under the Underwriting Agreement, Deutsche Bank Securities Inc. is not required to sell any specific amount of the Offered Certificates but has agreed to use its best efforts to sell the Offered Certificates.

     J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. are acting as co-lead managers. J.P. Morgan Securities Inc. is the sole bookrunner of all of the Offered Certificates.

     The obligations of the Underwriters under the Underwriting Agreement are subject to certain conditions precedent.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Offered Certificates will be 100.3% of the initial aggregate principal balance thereof. In connection with the purchase and sale of the Offered Certificates, (i) Deutsche Bank Securities Inc. will receive an underwriting fee equal to 0.088% of the aggregate Class Balance of the Offered Certificates whether or not it sells any Offered Certificates and (ii) J.P. Morgan Securities Inc. will receive an underwriting fee equal to 0.250% of the aggregate Class Balance of the Offered Certificates.

     The Depositor also has been advised by the Underwriters that they currently expect to make a market in the Offered Certificates; however, they have no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop, or if it does develop, that it will continue.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

     The Seller has agreed to pay the expenses of the Depositor incurred in connection with the purchase of the Mortgage Loans and the issuance of the Certificates. One of the Underwriters is also an affiliate of the Depositor and the Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATING

     It is a condition of the issuance of the Class A1 and Class A2 Certificates that they be rated "AAA" by Duff & Phelps Credit Rating Co. ("DCR") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc.

("Moody's"). It is a condition of the issuance of the Class X Certificates that they be rated "AAA" by DCR and "Aaa" by Moody's and "AAAr" by Standard & Poor's. Standard & Poor's assigns the additional symbol of "r" to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return. It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by DCR and Standard & Poor's and "Aa2" by Moody's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by DCR and Standard & Poor's and "A2" by Moody's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "A-" by DCR and Standard & Poor's and "A3" by Moody's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB" by DCR and Standard & Poor's and "Baa2" by Moody's. It is a condition of the issuance of the Class F Certificates that they be rated not lower than "BBB-" by DCR and Standard & Poor's and "Baa3" by Moody's.

     A rating on mortgage pass-through certificates addresses the likelihood of the receipt of distributions of principal and interest to which Certificateholders are entitled, including payment of all principal on the Certificates by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Mortgage Loans in the Trust Fund, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the pool of Mortgage Loans is adequate to make required payments on the Certificates. The ratings on the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Yield Maintenance charges, Excess Interest and default interest will be received or net aggregate Prepayment Interest Shortfalls will be realized. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments).

     In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Holders nevertheless will have been paid, and such result is consistent with the "AAA" and "AAAr" ratings received on the Class X Certificates. The Class X Certificate notional amount upon which interest is calculated is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by DCR, Standard & Poor's or Moody's pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification (if applicable) or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

                            INDEX OF PRINCIPAL TERMS



30/360 basis ................................... S-64
51 Sleeper Borrower ............................ S-48
51 Sleeper Loan ................................ S-48
51 Sleeper Property ............................ S-48
51 Sleeper Street .............................. S-48
Additional Servicing Fee Rate .................. S-79
Additional Westmont Loan ....................... S-50
Additional Westmont Property ................... S-50
Adjusted Available Distribution Amount ......... S-64
Adjusted Collateral Value ...................... S-69
Allocation Fraction ............................ S-64
Anticipated Repayment Date ..................... S-55
ARD Loans ...................................... S-55
Asset Strategy Report .......................... S-78
Available Distribution Amount .................. S-63
Balloon Mortgage Loan .......................... S-57
Balloon Payment ................................ S-57
Basic Master Servicing Fee Rate ................ S-79
Beneficial Owner ............................... S-60
Bonds .......................................... S-45
Borrower Note .................................. S-45
BPNY ........................................... S-45
C$ ............................................. S-50
Canadian Loans ................................. S-53
Cede ........................................... S-60
Cedelbank Participants ......................... S-61
Certificate Account ............................ S-81
Certificateholders ............................. S-60
Certificates ................................... S-60
Class A Certificates ........................... S-60
Class Balance .................................. S-66
Class Prepayment Fraction ...................... S-64
Clearance Cooperative .......................... S-61
Code ........................................... S-83
Collateral Value Adjustment .................... S-69
Collection Account ............................. S-81
CPR ............................................ S-72
Crossed Loans .................................. S-57
Cut-off Date LTV Ratio ......................... S-36
DCR ............................................ S-86
Defaulted Mortgage Loan ........................ S-76
Defeasance ..................................... S-42
Definitive Certificates ........................ S-62
Depositories ................................... S-61
Directing Certificateholder .................... S-78
Distribution Date .............................. S-63
DTC ............................................ S-60
DTC Participants ............................... S-61
DTC Registered Certificates .................... S-60

Due Date ................................................... S-28
Effective Gross Income ..................................... S-37
ERISA ...................................................... S-84
ESA ........................................................ S-58
Euroclear .................................................. S-60
Euroclear Operator ......................................... S-61
Euroclear Participants ..................................... S-61
Excess Cash Flow ........................................... S-56
Excess Interest ............................................ S-56
Exemption .................................................. S-84
FIRREA ..................................................... S-36
Foreign Currency Exchange Contract ......................... S-52
Form 8-K ................................................... S-59
F/X Payment Date ........................................... S-52
F/X Schedule ............................................... S-52
Horizon Borrower ........................................... S-47
Horizon Group .............................................. S-47
Horizon Outlet Loans ....................................... S-46
Horizon Outlet Properties .................................. S-47
Hyatt Regency Rochester .................................... S-54
Hyatt Rochester Borrower ................................... S-54
Hyatt Rochester Loan ....................................... S-54
Hyatt Rochester Property ................................... S-54
Indirect Participants ...................................... S-61
Initial Pool Balance ....................................... S-28
Interest Accrual Amount .................................... S-64
Interest Distribution Amount ............................... S-64
Interest F/X Rate .......................................... S-52
Interest Reserve Account ................................... S-65
Interest Reserve Loans ..................................... S-65
Letter of Credit ........................................... S-45
Loan Sale Agreement ........................................ S-28
Lock-out Date .............................................. S-41
Lock-out Period ............................................ S-41
Loss Mortgage Loan ......................................... S-68
Madison Concourse Borrower ................................. S-49
Madison Concourse Hotel .................................... S-49
Madison Concourse Loan ..................................... S-49
Madison Concourse Mortgage ................................. S-49
Madison Concourse Property ................................. S-49
Master Servicing Fee ....................................... S-79
Master Servicing Fee Rate .................................. S-79
Maturity Date .............................................. S-65
Maturity Date/Anticipated Repayment Date LTV Ratio ......... S-36
MGT ........................................................ S-28
Midland .................................................... S-75
Mills Borrowers ............................................ S-43
Mills Corp. Pool 1 ......................................... S-43
Mills Loan ................................................. S-43
Mills Properties ........................................... S-43
Mills Property ............................................. S-43

Monitoring Certificateholders .................. S-78
Monthly Payments ............................... S-28
Moody's ........................................ S-87
Mortgage ....................................... S-28
Mortgage Interest Rate ......................... S-55
Mortgage Loan File ............................. S-80
Mortgage Loans ................................. S-28
Mortgage Note .................................. S-28
Mortgage Pool .................................. S-28
Mortgaged Property ............................. S-28
Mortgagor ...................................... S-55
Most Subordinate Class of Certificates ......... S-82
Net Operating Income ........................... S-37
Net Prepayment Premium ......................... S-65
NOI ............................................ S-37
Notional Amount ................................ S-64
Offered Certificates ........................... S-60
Operating Statements ........................... S-37
Other Certificates ............................. S-67
PAR ............................................ S-58
Participants ................................... S-61
Pass-Through Rate .............................. S-63
Percentage Interest ............................ S-63
P&I Advance .................................... S-70
Plan ........................................... S-84
PML ............................................ S-58
Pooling and Servicing Agreement ................ S-80
Prepayment ..................................... S-71
Prepayment Interest Excess ..................... S-65
Prepayment Interest Shortfall .................. S-64
Prepayment Premium ............................. S-41
Principal Distribution Amount .................. S-65
Principal F/X Rate ............................. S-52
Property Protection Advance .................... S-70
Property Protection Expenses ................... S-70
PTCE 95-60 ..................................... S-85
Rated Final Distribution Date .................. S-72
Realized Loss .................................. S-68
Record Date .................................... S-63
REMIC .......................................... S-83
REMIC Regulations .............................. S-82
Remittance Rate ................................ S-63
REO Account .................................... S-60
REO Property ................................... S-60
Replacement Special Servicer ................... S-78
Required Appraisal Date ........................ S-68
Revised Rate ................................... S-55
Ridgewood Borrower ............................. S-44
Ridgewood Loan ................................. S-44
Ridgewood Property ............................. S-44
Seller ......................................... S-28

Servicers .................................................. S-75
Servicing Standard ......................................... S-76
Servicing Transfer Event ................................... S-76
SMMEA ...................................................... S-85
Special Servicing Fee ...................................... S-79
Specially Serviced Mortgage Loan ........................... S-76
Standard & Poor's .......................................... S-86
Stated Principal Balance ................................... S-68
Synertech Health Systems ................................... S-53
Terms and Conditions ....................................... S-62
Trigger Event .............................................. S-44
Trustee Fee Rate ........................................... S-81
Underwriting Agreement ..................................... S-86
Underwritten Cash Flow ..................................... S-37
Underwritten Cash Flow Debt Service Coverage Ratio ......... S-37
Underwritten NOI ........................................... S-37
UW Cash Flow ............................................... S-37
UW DSCR .................................................... S-37
UW NOI ..................................................... S-37
Vartan Borrower ............................................ S-53
Vartan Building ............................................ S-53
Vartan Loan ................................................ S-53
Vartan Property ............................................ S-53
Voting Rights .............................................. S-81
Westmont Canadian Borrowers ................................ S-50
Westmont Canadian Loans .................................... S-50
Westmont Canadian Properties ............................... S-50
Westmont Loans ............................................. S-50
Westmont Properties ........................................ S-50
Withheld Amounts ........................................... S-65
Woodfield Gardens Borrower ................................. S-45
Woodfield Gardens Loan ..................................... S-45
Woodfield Gardens Property ................................. S-45
W-Westmont ................................................. S-50
Yield Maintenance .......................................... S-42

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











                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  SEQUENCE
   NUMBER    PROPERTY NAME                                   ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
     1       Mills Corp Pool I                               Various
    1.1      Western Hills Plaza                             6150 Glenway Avenue
    1.2      Gwinnett Market Fair                            3625 & 3675 Satelite Boulevard
    1.3      Mt. Prospect Plaza                              1068 Mt. Prospect
    1.4      West Falls Church                               7395 Lee Highway
     2       Ridgewood County Club Apts                      2001 Traceway Dr.
     3       Woodfield Gardens Apartments                    4700 Arbor Drive
     4       51 Sleeper Street                               51 Sleeper St
     5       Madison Concourse Hotel                         One West Dayton St
     6       Vartan Building                                 2400 Thea Drive
     7       Hyatt Regency Rochester                         125 E. Main Street
     8       Northfield Office Park I & II                   5600 & 5700 Crooks Rd
     9       Merrill Place                                   411 First Avenue, South
     10      Becker Office Building                          401 Main Street
     11      The Tower Building                              1807 7th Avenue
     12      Tregaron Oaks Apartments                        1729 Scarborough Drive
     13      USProperties Pool II                            Various
    13.1     Cross Creek                                     345 Bryant Road
    13.2     Summertree                                      9 Summertree Lane
    13.3     Tealpoint                                       3431 North Shannon Amity Rd.
     14      University Plaza Building                       949 E. 36th Street
     15      Sterling Woods Apartments                       950 Executive Dr.
     16      Sealy Outlet Center                             1402 Outlet Center Dr.
     17      Ludlam Point Apartments                         6880 SW 44th St
     18      Villa Florence Hotel                            225 Powell St.
     19      Riverside Centre                                3403 10th Street
     20      Stuart Centre                                   2285 South Federal Highway
     21      Holiday Inn-Greenbelt                           7200 Hanover Center Drive
     22      Post Distribution Building                      3324 142nd Ave.
     23      Broadway Summit Office Building                 3101 Broadway Blvd.
     24      IBM Building                                    1798 NW 40th Street
     25      Nebraska Crossing Factory Store                 14333 So. Highway 31
     26      Van Buren Building                              733 N. Van Buren St
     27      Eastland on the Lake Apts                       2400 Shore Blvd
     28      Grand Central Office Building                   1000 Union Station
     29      Deer Creek Apartments                           4415 Kirk Road
     30      Victoria Plaza Apartments                       26101 Country Club Blvd
     31      Quail Park III                                  501 S. Rancho Dr.
     32      Prestwick Pointe and Junction Pointe            5230/5250 East US 36
    32.1     Prestwick Pointe I-V                            5250 East US 30
    32.2     Prestwick Junction Pointe                       5530 East US 30
     33      Lakewood Park Health Center                     12023 South Lakewood Blvd
     34      Phillips Highway Commerce Park                  6950 Phillips Highway
     35      El Paso Commerce                                Various
    35.1     El Paso Commerce - A                            6988 Commerce Avenue
    35.2     El Paso Commerce - B                            6830 Industrial Avenue
    35.3     El Paso Commerce - C                            1000 Hawkins Boulevard
     36      Downey Community Health Center                  8425 Iowa St
     37      Lakeshore Estates MHP                           1785 State Route 28
     38      Village Portico                                 227-299 S. West 8th Street
     39      North Coast Medical                             18305 Sutter Blvd
     40      Bloor Street Quality Hotel                      280 Bloor Street
     41      Ridge Terrace Health Care Ctr.                  2180 Hypoluso Road
     42      Power House Office Building and Theatre         800 Union Station
     43      Horizon Outlet Center-Traverse                  3939 Market Place Circle
     44      New Landing Shopping Center                     6301 Troost
     45      Plaza De Las Palmas                             1125-1265 Avocado Avenue
     46      Paradise Hills Convalescent                     6061 Banbury St
     47      Embassy Place Apts - Phase I                    2219 Teakwood Cir
     48      Meadow Plaza Shopping Center                    3112,3120 &3128 Santa Rita Road
     49      Springfield Inn                                 100 S. Fountain Av
     50      First Data Building                             416 South Bell Avenue
     51      Boca Bend Marina Apartments                     3100 South Dixie Highway
     52      Glacier Hills Apartments                        1202, 1210 & 1218 McKenna Blvd
     53      Bayshore Plaza Shopping Ctr                     103 Statesville Road
     54      Westridge Village Shopping Ctr                  3600 Sunset Avenue
     55      Village Manor Apartments                        2601 Soldiers Home Road
     56      Deerfoot Village                                1371 South Walnut St.
     57      Peridot Place/ The Woodlands                    825 Santa Barbara Blvd.
     58      5 & 7 Burroughs Warehouse                       5&7 Burroughs
     59      717 Second Street, NE                           709,711,717 2nd St, NE & 216 G St. NE
     60      Lake Plaza South                                6902 South West Lake Road
     61      Agape Manor/Limestone Lodge & Manor             Various
    61.1     Agape Manor and Village                         2582 Charity Lane (Manor) & 372/376 Jimmy Fisk Road (Village)
    61.2     Limestone Lodge and Manor                       600 Highway 31 North (Manor) & 1528/1532 W. Hobbs St. (Lodge)
     62      Mercado del Sol                                 1110-1150 S. Rainbow Blv
     63      Stonegate Apartments                            7119 62nd Avenue
     64      Ross Memorial Health Care Center                1780 Old 41 Hwy
     65      Williams Sonoma                                 s/s NW 86th Str.
     66      Harbourside Production Studio                   915 Lakeshore Blvd East
     67      Glenwood Village Apartments                     5713 Garrett Street
     68      Sleep Inn - Florence                            1833 Florence Park Dr
     69      34th South Broadway                             34 South Broadway
     70      Pulse Athletic Club                             100 Oakmont Drive
     71      Holiday Inn Express                             18240 Conneaut Lake Road
     72      Willow Station Shopping Center                  2305-2401 W. 27th St
     73      Mt. Vernon Gateway Centre                       Coshoston Avenue (U.S. Route 36)
     74      St. John's - Quality Inn                        2 Hill O'Chips
     75      GTS Durateck Building                           10100 Old Columbia Road
     76      Plantation Plaza                                1550,1558,1560 S.E. Federal Highway
     77      Giant Eagle Shopping Center                     West Side State Route 36
     78      John Young Crossing Shop.Ctr.                   300 S. Hiawassee Road
     79      Comfort Inn - Pointe Claire                     700 Boulevard St. Jean
     80      The Fields Apartments                           1333 Fenbrook Lane
     81      333 Market Street                               333 Market Street
     82      Wells Fargo Plaza                               212-220 Euclid Avenue
     83      Chagrin Lee Square                              16500 Chagrin Blvd
     84      7127 Riverside Building                         7127 S. Riverside Drive
     85      Goddard Court Townhomes                         11208 Goddard Court Drive
     86      Petsmart                                        3480 Landers Road
     87      Adams Building                                  790 N. Jackson Street
     88      Staples                                         2975 S. Arlington Rd
     89      Arroyo Grande Mini Storage                      2175 Willow Road
     90      Desert Knolls Convalescent Hospital             14973 Hesperia Rd
     91      Crystal Lake Plaza                              3500 S. Hiawassee
     92      Centinela Valley Care                           950 & 1000S. Flower
     93      Goff Plaza                                      1720 Bridge Boulevard, SW
     94      New York Plaza & Arcade                         330 West Fairbanks Ave
     95      Jackson Building                                732 N. Jackson St
     96      Eckerds                                         178-181 Broadway
     97      Ponte Vedra Office Complex                      217 & 221 Ponte Vedra Park Drive
     98      Mobilelodge of Milpitas                         1515 N. Milpitas Blvd.
     99      Comfort Inn - Winnipeg                          1770 Sargent Avenue
    100      Quality Suites - Laval                          2035 Autoroute des Laurentaides
    101      Canton Bi-Lo                                    Various
   101.1     Eliada Plaza                                    337 New Leicester Highway
   101.2     Canton Bi-Lo                                    1923 Harkins Cove Road
    102      Comfort Inn - Regina                            3321 E. Eastgate Drive
    103      Overland Plaza & Self Storage                   18025 Monterey Street
    104      Waverly Tower Shopping Center                   500 Exeter Hall,2801-2849 Greenmount Ave,2900 Mathews St.
    105      Townview Mobile Home Park                       1288 N. Bagley Street
    106      Clarke Road Shopping Center                     Silver Starr and Clarke Road
    107      Cripple Creek Shopping Center                   884 Buford Drive
    108      Wilmington Athletic Club                        2026 S. 16th Street
    109      Mayfair & Flamingo Apartments                   Various
   109.1     Mayfair Apts.                                   740-760 NW 95 Street
   109.2     Flamingo Apts.                                  1480 NW 95th Street
    110      Westport Commercial                             4666 S. 132nd Street
    111      Colorado Office Park                            735 Colorado Avenue
    112      Four Seasons Retail                             43701-43779 Van Dyke Ave
    113      John Rupp Dacotah Blvd                          366 Selby St.
    114      Hur Warehouses                                  8222 Jamestown Dr., 8319 & 8335 Research Dr.
    115      Comfort Inn - Cambridge                         220 Holiday Inn Drive
    116      Massara's Plaza                                 10735 Ravenna Road
    117      1420 S. Lewis Avenue                            1420 S. Lewis Avenue
    118      Summers Village Shopping Ctr                    3701 North Beltline Road
    119      John Rupp Exchange Rd                           26 East Exchange Street
    120      Broadway/Bellfort Center                        8300 Broadway
    121      Willow Creek Professional Blg                   1631 Willow Street
    122      John Rupp University Club                       420 Summit Avenue
    123      Hutchinson Island Shoppes                       11001 South U.S. Highway A1A
    124      Hollywood Video - Miami                         14601 Miller Road
    125      Stirling Palm Plaza                             10201-10261 Stirling Road
    126      Suwannee Plaza Shopping Center                  2103-2241 NW 11th Drive
    127      Commercial Blvd.                                2500,2633&3050 Commercial Boulevard
    128      The Niland Building                             320 North Clark Rd

  SEQUENCE                                                                              PROPERTY                         YEAR
   NUMBER                CITY                 STATE           ZIP CODE                    TYPE                           BUILT
-----------------------------------------------------------------------------------------------------------------------------------
     1                 Various               Various          Various               Anchored Retail                     Various
    1.1               Cincinnati               OH              22209                Anchored Retail                      1954
    1.2                 Duluth                 GA              30096                Anchored Retail                      1988
    1.3              Mt. Prospect              IL              60056                Anchored Retail                      1959
    1.4              Falls Church              VA              22044                Anchored Retail                   1973 & 1982
     2                Fitchburg                WI              53713                  Multifamily                      1968-1973
     3             Rolling Meadows             IL              60008                  Multifamily                     1967 & 1969
     4                  Boston                 MA              02110                     Office                          1900
     5                 Madison                 WI              53703                     Hotel                        1973, 1985
     6                Harrisburg               PA              17110                     Office                          1997
     7                Rochester                NY              14604                     Hotel                           1992
     8                   Troy                  MI              48095                     Office                       1975 & 1973
     9                 Seattle                 WA              98104                     Office                          1913
     10                 Peoria                 IL            61602-1241                  Office                          1992
     11                Seattle                 WA              98101                     Office                          1930
     12                Bellevue                NE              68123                  Multifamily                        1996
     13                Various               Various          Various                 Multifamily                       Various
    13.1             Spartanburg               SC              29303                  Multifamily                        1979
    13.2              Greensboro               NC              27406                  Multifamily                        1984
    13.3              Charlotte                NC              28205                  Multifamily                        1972
     14               Anchorage                AK              99501                     Office                          1977
     15               Alpharetta               GA              30202                  Multifamily                        1988
     16                 Sealy                  TX              77474                 Factory Outlet                      1995
     17                 Miami                  FL              33155                  Multifamily                        1986
     18             San Francisco              CA              94102                     Hotel                           1908
     19               Riverside                CA              92501                     Office                          1983
     20                 Stuart                 FL              34994                Anchored Retail                      1981
     21               Greenbelt                MD              20770                     Hotel                           1984
     22                 Sumner                 WA              98390                   Industrial                        1997
     23              Kansas City               MO              64111                     Office                          1984
     24               Boca Raton               FL              33434                   Mixed Use                         1979
     25                 Gretna                 NE              68028                 Factory Outlet                      1994
     26               Milwaukee                WI              53202                     Office                          1926
     27                Columbus                OH              43232                  Multifamily                        1973
     28               St. Louis                MO              63103                     Office                          1991
     29               Austintown               OH            44515-5302               Multifamily                     1970 & 1975
     30             North Olmstead             OH              44070                  Multifamily                        1971
     31               Las Vegas                NV              89106                     Office                          1988
     32                Danville                IN              41220                   Mixed Use                   1994,1995 & 1998
    32.1               Danville                IN              41220                   Mixed Use                   1994,1995 & 1998
    32.2               Danville                IN              41220                   Mixed Use                   1994,1995 & 1998
     33                 Downey                 CA              90242                  Nursing Home                       1946
     34              Jacksonville              FL              32216                   Industrial                        1984
     35                El Paso                 TX              79915                   Industrial                       Various
    35.1               El Paso                 TX              79915                   Industrial                     1972, 1995
    35.2               El Paso                 TX              79915                   Industrial                        1965
    35.3               El Paso                 TX              79915                   Industrial                  1958,1972 & 1982
     36                 Downey                 CA              90241                  Nursing Home                       1970
     37                 Goshen                 OH              45122                Mobile Home Park                     1967
     38                 Miami                  FL              33130                Anchored Retail                      1997
     39              Morgan Hill               CA              95037                   Industrial                        1998
     40                Toronto                 ON             M55 1V8                    Hotel                           1989
     41                Lantana                 FL              33462                  Nursing Home                       1984
     42               St. Louis                MO              63103                     Office                          1988
     43                Traverse                MI              49684                 Factory Outlet                   1990, 1999
     44              Kansas City               MO              64131                Anchored Retail                      1961
     45                El Cajon                CA              92020               Unanchored Retail               1987,1989 & 1994
     46               San Diego                CA              92139                  Nursing Home                       1972
     47                Highland                IN              46322                  Multifamily                        1998
     48               Pleasanton               CA              94566                Anchored Retail                     1985/86
     49              Springfield               OH              45502                     Hotel                           1989
     50                  Ames                  IA              50010                     Office                          1999
     51               Boca Raton               FL              33432                  Multifamily                        1983
     52                Madison                 WI              53715                  Multifamily                        1989
     53              Huntersville              NC              28078                Anchored Retail                   1971& 1998
     54              Rocky Mount               NC              27804                Anchored Retail                    1971&1972
     55             West Lafayette             IN              47906                  Multifamily                     1965 & 1968
     56                 Starke                 FL              31091                Anchored Retail                      1989
     57               Cape Coral               FL              33991                Congregate Care                1987, 1989, 1994
     58                 Irvine                 CA              92718                   Industrial                        1985
     59               Washington               DC              20006                     Office                          1984
     60               Milwaukee                OR              97267                     Office                          1998
     61                Various                 AL             Various               Congregate Care                     Various
    61.1             Hazel Green               AL              35750                Congregate Care                   1991, 1993
    61.2                Athens                 AL              35611                Congregate Care                   1978, 1983
     62               Las Vegas                NV              89102               Unanchored Retail                     1987
     63                Lakewood                WA              98467                  Multifamily                        1986
     64                Kennesaw                GA              30152                  Nursing Home                       1991
     65             Oklahoma City              OK              73114                     Office                          1998
     66                Toronto                 ON             M4M 3L5                  Industrial                        1990
     67              Garden City               ID              83714                  Multifamily                        1978
     68                Florence                SC              29502                     Hotel                           1993
     69              White Plains              NY              10601                     Office                          1970
     70               Greenville               NC              27858               Unanchored Retail                     1998
     71               Meadville                PA              16335                     Hotel                           1994
     72                Greeley                 CO              80632               Unanchored Retail                    1979/80
     73               Mt. Vernon               OH                                   Anchored Retail                      1997
     74               St. John's               NF             A1C 6B1                    Hotel                           1990
     75                Columbia                MD              21046                     Office                          1997
     76                 Stuart                 FL              34994               Unanchored Retail                     1984
     77             Roaring Spring             PA              16673                Anchored Retail                      1994
     78                Orlando                 FL              32835                Anchored Retail                     1995-97
     79             Pointe Claire              PQ             H9R 3KQ                    Hotel                           1985
     80              Bloomington               IN              47401                  Multifamily                        1998
     81                Oakland                 CA              94607                   Industrial                        1965
     82               San Diego                CA              92114                   Mixed Use                         1989
     83             Shaker Heights             OH              44120                   Mixed Use                      1989 & 1993
     84                 Tulsa                  OK              74136                     Office                          1993
     85                 Taylor                 MI              48322                  Multifamily                        1971
     86           North Little Rock            AR              72117               Unanchored Retail                     1995
     87               Milwaukee                WI              53202                     Office                          1920
     88                 Akron                  OH              44319                Anchored Retail                      1998
     89             Arroyo Grande              CA              93420                  Self Storage                       1997
     90              Victorville               CA              92392                  Nursing Home                       1962
     91                Orlando                 FL              32835                Anchored Retail                      1963
     92               Inglewood                CA              90301                  Nursing Home                      1960/62
     93              Albuquerque               NM            87105-3182             Anchored Retail                      1965
     94              Winter Park               FL            32789-5093            Unanchored Retail                    1942-46
     95               Milwaukee                WI              53202                     Office                          1979
     96               Monticello               NY              12701                Anchored Retail                      1997
     97              Ponte Vedra               FL              32082                     Office                        1996/1997
     98                Milpitas                CA              95035                Mobile Home Park                     1962
     99                Winnipeg                MB             R3H 0C8                    Hotel                           1987
    100                 Laval                  PQ             H7S 1Z6                    Hotel                           1991
    101            Canton/Asheville            NC             Various               Anchored Retail                     Various
   101.1               Ashville                NC              28806                Anchored Retail                       NAV
   101.2               Ashville                NC              28806                Anchored Retail                      1981
    102                 Regina                 SK             S42 1A4                    Hotel                           1986
    103              Morgan Hill               CA              95037                  Self Storage                       1990
    104               Baltimore                MD              21218                Anchored Retail                      1956
    105                 Dallas                 TX              75211                Mobile Home Park                   1964/1965
    106                Orlando                 FL              32835                Anchored Retail                      1993
    107             Lawrenceville              GA              30243               Unanchored Retail                     1997
    108               Wilmington               NC              28401               Unanchored Retail                     1983
    109                Various                 FL             Various                 Multifamily                       Various
   109.1                Miami                  FL              33150                  Multifamily                        1963
   109.2                Miami                  FL              33150                  Multifamily                        1949
    110                 Omaha                  NE              68137               Unanchored Retail                     1983
    111                 Stuart                 FL              34994                   Mixed Use                         1972
    112            Sterling Heights            MI              48314               Unanchored Retail                     1986
    113                St. Paul                MN              55101                     Office                          1889
    114                 Austin                 TX              78758                   Mixed Use                         1970s
    115               Caimbridge               ON             N3C 124                    Hotel                           1987
    116               Twinsburg                OH              44087                Anchored Retail                      1965
    117                 Tulsa                  OK              74104               Unanchored Retail                     1997
    118                 Irving                 TX              75038               Unanchored Retail                     1983
    119                St. Paul                MN              55101                     Office                          1910
    120                Houston                 TX              77017               Unanchored Retail                   1976/1981
    121                San Jose                CA              95125                     Office                          1978
    122                St. Paul                MN              55102                   Mixed Use                         1913
    123           Hutchinson Island            FL              34957                Anchored Retail                      1984
    124                 Miami                  FL              33175               Unanchored Retail                     1998
    125              Cooper City               FL              33328               Unanchored Retail                     1998
    126               Chiefland                FL              32626               Unanchored Retail                     1995
    127             Ft. Lauderdale             FL              33308                   Mixed Use                    1971/72 & 1976
    128                El Paso                 TX              32801                   Industrial                        1965

                                            NUMBER
  SEQUENCE               YEAR             OF SQ. FT.             OCCUPANCY     OCCUPANCY                  APPRAISAL     APPRAISAL
   NUMBER              RENOVATED             UNITS                RATE(19)        DATE                     VALUE(1)        DATE
-----------------------------------------------------------------------------------------------------------------------------------
     1                  Various            1,028,399                92.15        3/1/99                    90,950,000     Various
    1.1             1983/1991/1992           449,496                86.00        3/1/99                    35,000,000     9/11/98
    1.2                                      194,719                96.00        3/1/99                    22,650,000     9/18/98
    1.3                  1987                298,600                97.50        3/1/99                    25,000,000     9/23/98
    1.4               1992 & 1996             85,584                97.00        3/1/99                     8,300,000     9/24/98
     2                   1999                    862                90.80       7/16/99                    39,500,000     8/27/98
     3                   1999                    692                99.00       4/28/99                    30,900,000     5/20/99
     4                1984 & 1998            147,142               100.00       3/30/99                    30,900,000     1/22/99
     5                1985/93/94                 356                73.00      12/31/98                    33,500,000     8/22/98
     6                   1998                206,900               100.00       6/30/99                    28,500,000      5/1/99
     7                                           335                70.62      12/31/98                    26,500,000      5/1/98
     8                1984 & 1991            211,623                98.00       4/20/99                    24,500,000      2/8/99
     9                   1983                179,814               100.00       3/31/99                    28,200,000     12/3/98
     10                                      163,521                93.00        5/4/99                    20,600,000     8/14/98
     11                  1988                143,041                89.10       3/31/99                    19,550,000     7/20/98
     12                                          300                99.60       4/29/99                    17,000,000     9/29/98
     13                 Various                  512                93.63       3/31/99                    17,200,000     7/14/98
    13.1                 1998                    152                97.00       3/31/99                     3,200,000     7/14/98
    13.2                 1998                    144                94.00       3/31/99                     5,700,000     7/13/98
    13.3                1987/95                  216                91.00       3/31/99                     8,300,000     7/14/98
     14                  1995                122,651               100.00       5/27/99                    17,000,000     12/4/98
     15                                          266                96.24       3/25/99                    14,600,000      4/6/98
     16                                      191,587                90.60        6/1/99                    16,800,000     5/14/99
     17                                          204               100.00       3/12/99                    14,500,000      3/5/99
     18                  1986                111,482                80.70       9/30/98                    18,800,000    11/30/98
     19                  1994                153,149                86.00        4/1/99                    19,900,000     12/3/98
     20                  1990                196,540                87.24       3/31/99                    13,300,000     7/21/98
     21                1996/1997                 204                79.00      12/31/98                    14,400,000    12/11/98
     22                                      263,800               100.00       5/31/99                    10,450,000     4/10/98
     23                                      121,639                93.00       4/26/99                    11,500,000     4/29/99
     24                                      147,090               100.00       12/1/98                    10,200,000    12/22/97
     25                                      191,500                85.20        6/1/99                    14,000,000     5/21/99
     26                1971/1982             140,006                84.00       6/24/99                    10,500,000      2/2/99
     27                                          376                93.00       4/13/99                     9,150,000     8/15/98
     28                                       61,786                93.00       3/15/99                     8,700,000     2/25/99
     29                                          360                94.20       3/31/99                     8,610,000     7/27/98
     30                 1995-98                  296                91.00       3/22/99                     9,360,000      3/2/99
     31                                       71,296                92.80       2/11/99                     9,600,000     4/13/98
     32                                       94,578                99.13       3/31/99                     8,500,000      3/1/99
    32.1                                      82,078                99.00       3/31/99                     7,372,738      3/1/99
    32.2                                      12,500               100.00       3/31/99                     1,127,262      3/1/99
     33            1957, 1965, 1978              231                98.00       3/23/99                     8,500,000     3/23/99
     34                  1997                121,060                92.00      12/31/98                     7,850,000     9/17/98
     35                                      362,621               100.00        1/1/99                     7,825,000      8/5/98
    35.1                                      45,548               100.00        1/1/99                       925,000      8/5/98
    35.2                                      34,523               100.00        1/1/99                       700,000      8/5/98
    35.3                                     282,550               100.00        1/1/99                     6,200,000      8/5/98
     36                  1986                    198                96.10       1/28/99                     8,250,000     1/28/99
     37                  1997                    426                93.00       5/21/99                     7,400,000      5/5/99
     38                                       28,808                95.00        4/1/99                     7,400,000      9/7/98
     39                                       73,600               100.00        1/1/99                     7,000,000     12/1/98
     40                                          210                73.69      12/31/98                    12,224,109     5/25/98
     41                                          120                92.00      12/31/98                     9,450,000     9/21/98
     42                  1988                101,517               100.00       3/15/99                     7,500,000     2/25/99
     43                                      153,975                88.80        6/1/99                    11,700,000      5/1/99
     44                  1996                204,890                93.00        3/1/99                     6,500,000      9/2/98
     45                                       42,186                90.00      12/31/98                     6,300,000      7/1/98
     46                                          162                92.20       3/31/99                     6,540,000     9/15/98
     47                                           64               100.00       3/31/99                     5,800,000     10/8/98
     48                                       53,612               100.00        4/1/99                     6,700,000     1/15/99
     49                  1994                    124                74.00        4/1/99                     6,200,000     8/20/98
     50                                       60,480               100.00        5/1/99                     6,100,000     3/23/99
     51                                          104                99.00        5/4/99                     5,700,000     9/15/98
     52                                          122                92.60       4/12/99                     5,100,000      9/8/98
     53                  1998                 51,695               100.00       5/28/99                     5,600,000      2/1/99
     54                  1987                 90,814                95.50       3/31/99                     5,700,000     5/26/98
     55                1996-1998                 122                94.00       4/21/99                     5,050,000     4/12/99
     56                                      105,668                96.00        5/6/99                     5,050,000     8/15/98
     57                                           92                96.00        4/6/99                     5,600,000     2/19/98
     58                  1990                 77,852               100.00        5/1/99                     5,725,000     2/10/99
     59                  1989                 26,556               100.00      12/31/98                     5,700,000     10/9/98
     60                                       33,211               100.00       4/20/99                     5,150,000      4/6/99
     61                                          124                95.00       3/23/99                     5,300,000     3/22/99
    61.1                                          48                95.00       3/23/99                     2,250,000     3/22/99
    61.2                                          76                95.00       3/23/99                     3,050,000     3/22/99
     62                                       30,123                93.00        4/1/99                     5,000,000     1/20/99
     63                                          120                96.00       4/16/99                     5,200,000    10/20/98
     64                                          100                96.00        4/1/99                     4,850,000      4/5/99
     65                                       35,862               100.00        4/1/99                     4,500,000     7/23/98
     66                                       73,734               100.00       2/23/99                     6,699,491     10/1/98
     67                                          136                86.80       3/25/99                     4,250,000     8/12/98
     68                  1997                    106                67.70      12/31/98                     4,750,000     9/17/98
     69                 1997-98               51,351               100.00        4/2/99                     4,800,000     3/13/99
     70                                       40,828               100.00       1/13/99                     4,290,000     2/11/99
     71                                           68                76.00       3/31/99                     4,500,000    12/16/98
     72                                       85,942                97.00        5/1/99                     4,400,000    10/22/98
     73                                       42,922                96.00       4/20/99                     4,000,000      5/8/99
     74                                          162                68.90      12/31/98                     5,161,290     10/7/97
     75                                       35,000               100.00       5/10/99                     4,430,000      5/4/99
     76                                       68,285                98.00        4/1/99                     4,000,000     2/23/99
     77                                       59,900               100.00        2/9/99                     3,800,000     1/13/99
     78                                       24,504               100.00        4/1/99                     4,400,000     7/31/98
     79                                          100                87.15      12/31/98                     4,617,997     5/25/98
     80                                           40               100.00       4/23/99                     3,500,000    11/13/98
     81                                       70,265               100.00        5/1/99                     3,850,000     8/20/98
     82                                       28,368               100.00       12/1/98                     3,700,000      1/4/99
     83                  1993                 52,000                97.59       3/31/99                     3,400,000     9/18/98
     84                  1998                 37,250                91.00       5/20/99                     3,750,000      2/1/99
     85                                           98                97.00        3/2/99                     3,160,000     1/14/99
     86                                       32,840               100.00        4/1/99                     3,100,000     7/24/98
     87                1985-1988              42,769                96.00       6/24/99                     3,250,000      2/2/99
     88                                       24,049               100.00        4/1/99                     3,200,000      1/7/99
     89                                       74,804                99.00        4/5/99                     3,300,000      3/3/99
     90                  1976                    126                96.00       2/28/99                     3,250,000     3/15/99
     91                  1986                 53,120                97.60        4/1/99                     3,000,000     7/17/98
     92                  1998                    191                92.00      12/31/98                     3,300,000     2/15/99
     93                  1997                 74,791                97.00        3/1/99                     3,050,000     2/11/98
     94                  1988                 21,417                88.00       12/1/98                     3,050,000     7/21/98
     95                  1991                 50,809                98.00       6/24/99                     3,600,000      2/2/99
     96                                       13,500               100.00        4/1/99                     2,675,000     3/25/98
     97                                       20,013               100.00        4/1/99                     2,725,000     1/18/99
     98                  1996                    145                98.62        5/5/99                     3,750,000     1/13/99
     99                                           81                86.60      12/31/98                     3,259,762     5/28/98
    100                                          116                70.00      12/31/98                     3,803,056     5/25/98
    101                 Various               62,388               100.00       4/27/99                     2,820,000    10/14/98
   101.1                                      33,748               100.00       4/27/99                     1,650,000    10/14/98
   101.2                                      28,640               100.00       4/27/99                     1,170,000    10/14/98
    102                  1998                     99                82.90      12/31/98                     3,191,851     5/27/98
    103                  1998                    466                82.00      12/31/98                     3,200,000     8/10/98
    104                  1984                 53,540               100.00        5/1/99                     3,700,000    11/18/98
    105                                          166                94.58       2/24/99                     2,450,000     12/8/98
    106                                       21,004               100.00        4/1/99                     2,600,000     7/31/98
    107                                       23,000               100.00       1/22/99                     2,400,000     12/7/98
    108                                       38,500               100.00       2/18/99                     3,200,000     2/10/99
    109                 Various                   82                96.42        4/1/99                     2,300,000     6/27/98
   109.1                 1996                     46                98.00        4/1/99                     1,200,000     6/27/98
   109.2                 1996                     36                94.40        4/1/99                     1,100,000     6/27/98
    110                  1995                 22,650               100.00       6/24/99                     2,700,000     8/20/98
    111                  1985                 29,769                95.00        4/1/99                     2,200,000      3/1/99
    112                  1998                 31,550               100.00       12/8/98                     2,750,000      2/2/99
    113                  1975                 30,009                98.60       1/22/99                     2,950,000     9/25/98
    114                  1992                 58,621               100.00       2/10/99                     2,600,000     8/18/98
    115                 Various                   84                67.90      12/31/98                     2,886,248     5/25/98
    116                                       52,287               100.00       4/23/99                     2,985,000      4/1/99
    117                                       11,726               100.00       3/31/99                     1,850,000      1/4/99
    118                                       20,886                92.80       3/31/99                     2,160,000      5/6/98
    119                  1996                 34,410                99.00       4/13/99                     2,130,000      9/1/98
    120                                       28,290                95.00       1/14/99                     1,960,000     1/13/99
    121                  1997                 16,507               100.00       2/12/99                     2,450,000    10/15/98
    122                  1980                 27,000                88.00        2/9/99                     2,050,000     9/25/98
    123                                       18,501               100.00       3/31/99                     1,800,000     2/19/99
    124                                        7,488               100.00       4/12/99                     1,630,000     9/15/98
    125                                        9,642               100.00       3/31/99                     1,600,000     10/5/98
    126                  1998                 17,443               100.00        3/8/99                     1,570,000     1/24/99
    127                                       15,960               100.00       3/23/99                     1,500,000     2/11/99
    128                  1998                 81,547               100.00       12/10/98                    1,500,000      1/5/99


                                            ORIGINAL              CURRENT          CROSSED      RELATED            CURRENT MORTGAGE
  SEQUENCE           ORIGINAL               PRINCIPAL            PRINCIPAL          LOAN         LOAN                 INTEREST
   NUMBER              LTV                BALANCE(1)(2)          BALANCE(1)        GROUP(3)     GROUP(4)              RATE(5)(6)
-----------------------------------------------------------------------------------------------------------------------------------
     1                 64.21               58,400,000            58,136,667                                             7.3000
    1.1                                    24,000,000
    1.2                                    14,500,000
    1.3                                    14,500,000
    1.4                                     5,400,000
     2                 78.99               31,200,000            30,948,385                                             6.7500
     3                 78.32               24,200,000            24,186,478                                             7.3600
     4                 74.43               23,000,000            22,961,612                                             7.8100
     5                 66.42               22,250,000            21,980,569                                             6.8900
     6                 62.87               17,918,000            17,898,122                                             8.0500
     7                 67.92               18,000,000            17,773,861                                             7.2800
     8                 71.43               17,500,000            17,479,309                                             7.8100
     9                 60.28               17,000,000            16,926,533                                             7.5000
     10                71.36               14,700,000            14,632,298                                             7.7500
     11                73.45               14,360,000            14,230,249                                             6.7200
     12                80.00               13,600,000            13,521,651                                             7.2500
     13                78.37               13,480,000            13,354,125                                             6.5700
    13.1                                    2,560,000
    13.2                                    4,570,000
    13.3                                    6,350,000
     14                75.00               12,750,000            12,702,093                                             8.0600
     15                85.00               12,410,000            12,295,037                                             6.5000
     16                66.16               11,115,000            11,106,771        1                                    8.4600
     17                75.86               11,000,000            10,971,716                                             7.5100
     18                55.85               10,500,000            10,432,071                                             7.7500
     19                52.26               10,400,000            10,356,571                                             7.6600
     20                75.19               10,000,000             9,948,429                                             7.2500
     21                57.64                8,300,000             8,236,804                                             8.2800
     22                74.64                7,800,000             7,724,507                                             7.2500
     23                66.96                7,700,000             7,689,284                                             7.9800
     24                74.51                7,600,000             7,503,550                                             7.4000
     25                53.46                7,485,000             7,479,459        1                                    8.4600
     26                71.43                7,500,000             7,480,617                        A                    7.4900
     27                78.14                7,150,000             7,113,317                                             7.9300
     28                75.00                6,525,000             6,522,437                        B                    8.3500
     29                75.49                6,500,000             6,438,772                        C                    6.5300
     30                68.59                6,420,000             6,403,408                        C                    7.4900
     31                66.67                6,400,000             6,331,137                                             7.5300
     32                72.35                6,150,000             6,126,711                                             8.0200
    32.1                                    5,334,393
    32.2                                      815,607
     33                70.59                6,000,000             5,989,474                                             8.3700
     34                76.43                6,000,000             5,955,865                                             6.7500
     35                75.02                5,870,000             5,841,449                                             7.7800
    35.1                                      693,898
    35.2                                      525,112
    35.3                                    4,650,990
     36                70.00                5,775,000             5,765,429                                             8.6500
     37                77.03                5,700,000             5,664,836                                             6.9400
     38                75.68                5,600,000             5,531,803                                             7.2500
     39                79.29                5,550,000             5,504,915                                             7.2000
     40                45.31                5,538,200             5,407,120        2               D                    8.3050
     41                56.08                5,300,000             5,258,637                                             8.1100
     42                70.07                5,255,000             5,249,733                        B                    8.4200
     43                44.49                5,205,000             5,201,147        1                                    8.4600
     44                72.31                4,700,000             4,687,626                                             8.1700
     45                73.02                4,600,000             4,499,395                                             6.9500
     46                68.81                4,500,000             4,472,426                                             8.0700
     47                77.59                4,500,000             4,471,083                                             6.7700
     48                66.78                4,474,000             4,452,109                                             7.7500
     49                72.58                4,500,000             4,445,366                                             6.8750
     50                72.54                4,425,000             4,419,877                                             7.8900
     51                77.19                4,400,000             4,343,317                                             6.5300
     52                82.35                4,200,000             4,168,078                                             6.6000
     53                74.20                4,155,000             4,124,843                                             7.1000
     54                73.68                4,200,000             4,121,569                                             7.1000
     55                79.21                4,000,000             3,991,903                                             7.6400
     56                79.21                4,000,000             3,964,676                                             6.7500
     57                71.43                4,000,000             3,952,979                                             7.0600
     58                69.00                3,950,000             3,942,096                                             7.7000
     59                68.77                3,920,000             3,889,300                                             8.0700
     60                74.76                3,850,000             3,845,671                                             8.0000
     61                70.75                3,750,000             3,739,896                                             8.0600
    61.1                                    1,750,000
    61.2                                    2,000,000
     62                73.00                3,650,000             3,643,838                                             7.7700
     63                67.79                3,525,000             3,517,434                                             7.3300
     64                72.16                3,500,000             3,493,897                                             8.4000
     65                76.67                3,450,000             3,450,000        3                                    6.8900
     66                50.68                3,395,586             3,363,808                                             8.5550
     67                80.00                3,400,000             3,375,263                                             6.8000
     68                70.00                3,325,000             3,299,581                                             8.2000
     69                68.59                3,292,500             3,282,728                                             7.5900
     70                74.24                3,185,000             3,174,567                        E                    8.8000
     71                68.89                3,100,000             3,086,575                                             8.5200
     72                70.45                3,100,000             3,087,960                                             7.8900
     73                75.00                3,000,000             2,997,361                                             7.7500
     74                59.21                3,056,027             2,990,258                        D                    8.4220
     75                67.72                3,000,000             2,996,216                                             7.5600
     76                75.00                3,000,000             2,995,192                        F                    7.9500
     77                78.95                3,000,000             2,990,624                                             7.5000
     78                65.00                2,860,000             2,839,646                        G                    6.9000
     79                62.50                2,886,248             2,830,111        2               D                    8.4430
     80                80.00                2,800,000             2,796,144                                             7.2100
     81                68.83                2,650,000             2,631,912                                             7.4300
     82                70.68                2,615,000             2,602,533                                             7.8800
     83                75.29                2,560,000             2,531,535                                             6.8200
     84                66.67                2,500,000             2,499,114                                             8.6000
     85                79.11                2,500,000             2,491,528                                             7.5800
     86                79.13                2,453,000             2,453,000        3                                    7.0900
     87                73.85                2,400,000             2,393,798                        A                    7.4900
     88                71.88                2,300,000             2,300,000        3                                    7.8600
     89                68.94                2,275,000             2,264,739                                             8.2500
     90                69.23                2,250,000             2,246,178                                             8.5300
     91                75.00                2,250,000             2,233,987                        G                    6.9000
     92                67.73                2,235,000             2,227,165                                             8.4100
     93                73.77                2,250,000             2,213,216                                             7.3500
     94                72.13                2,200,000             2,184,208                                             7.9100
     95                60.17                2,166,000             2,160,402                        A                    7.4900
     96                80.00                2,140,000             2,140,000        3                                    7.0500
     97                73.39                2,000,000             1,994,269                                             7.8200
     98                53.33                2,000,000             1,986,975                                             7.8900
     99                60.42                1,969,440             1,931,135        2               D                    8.4430
    100                51.79                1,969,440             1,931,135        2               D                    8.4430
    101                65.60                1,850,000             1,837,869                                             7.6700
   101.1                                    1,000,000
   101.2                                      850,000
    102                58.51                1,867,572             1,831,248        2               D                    8.4430
    103                57.81                1,850,000             1,835,725                                             8.1500
    104                48.65                1,800,000             1,786,709                                             7.7500
    105                69.39                1,700,000             1,688,661                                             8.3200
    106                65.38                1,700,000             1,687,901                        G                    6.9000
    107                70.83                1,700,000             1,683,080                                             8.1500
    108                52.34                1,675,000             1,671,070                        E                    8.7000
    109                73.91                1,700,000             1,645,555                                             6.8500
   109.1                                      886,957
   109.2                                      813,043
    110                62.96                1,700,000             1,644,925                                             6.7200
    111                75.00                1,650,000             1,647,394                        F                    8.0000
    112                59.45                1,635,000             1,626,021                                             8.1600
    113                53.90                1,590,000             1,582,242                        H                    8.4000
    114                59.62                1,550,000             1,544,153                                             8.0400
    115                53.18                1,534,805             1,504,953        2               D                    8.4430
    116                50.25                1,500,000             1,491,536                                             7.8800
    117                78.38                1,450,000             1,445,913                                             7.8800
    118                67.13                1,450,000             1,439,120                                             8.3000
    119                67.14                1,430,000             1,423,023                        H                    8.4000
    120                71.43                1,400,000             1,393,746                                             8.2000
    121                56.94                1,395,000             1,386,963                                             7.2500
    122                67.07                1,375,000             1,368,497                        H                    8.6500
    123                75.00                1,350,000             1,347,836                        F                    7.9500
    124                79.75                1,300,000             1,290,012                                             6.5500
    125                75.63                1,210,000             1,206,494                                             7.7800
    126                70.06                1,100,000             1,095,802                                             7.9800
    127                66.67                1,000,000               996,198                                             8.0000
    128                66.67                1,000,000               990,656                                             8.6400

                        NET
                      MORTGAGE          MORTGAGE                     ANNUAL                 REMAINING          REMAINING
  SEQUENCE            INTEREST       INTEREST RATE                    DEBT                INTEREST ONLY          TERM
   NUBMER            RATE(6)(7)     ACCRUAL BASIS(8)              SERVICE(1)(9)          PERIOD (MONTHS)        (MONTHS)
-------------------------------------------------------------------------------------------------------------------------------
     1                  7.2090         ACT/360                      4,804,481                                     114
    1.1
    1.2
    1.3
    1.4
     2                  6.6765         ACT/360                      2,428,351                                     110
     3                  7.2165         ACT/360                      2,002,753                                     119
     4                  7.7365         ACT/360                      1,988,754                                      57
     5                  6.8165         ACT/360                      1,868,406                                     110
     6                  7.9765         ACT/360                      1,585,212                                     118
     7                  7.1565         ACT/360                      1,565,440                                     109
     8                  7.7365         ACT/360                      1,513,182                                      82
     9                  7.3765         ACT/360                      1,426,398                                     114
     10                 7.6265         ACT/360                      1,263,751                                     113
     11                 6.5965         ACT/360                      1,114,230                                     109
     12                 7.1765         ACT/360                      1,113,312                                     112
     13                 6.4965         ACT/360                      1,029,891                                     109
    13.1
    13.2
    13.3
     14                 7.9865         ACT/360                      1,186,967                                     116
     15                 6.4265         30/360                         941,276                                     134
     16                 8.3865         ACT/360                      1,070,419                                     120
     17                 7.3665         ACT/360                        923,867                                     116
     18                 7.6265         ACT/360                        951,714                                     114
     19                 7.5865         ACT/360                        886,333                                     114
     20                 7.1065         ACT/360                        818,612                                     113
     21                 8.2065         ACT/360                        850,534                                     115
     22                 7.1765         30/360                         638,517                                     144
     23                 7.9065         ACT/360                        688,742                                     118
     24                 7.3265         30/360                         631,450                                     104
     25                 8.3865         ACT/360                        720,835                                     120
     26                 7.3665         ACT/360                        628,677                                     116
     27                 7.8565         ACT/360                        625,388                                     112
     28                 8.2065         ACT/360                        593,755                                     119
     29                 6.4065         ACT/360                        494,553                                     109
     30                 7.3665         ACT/360                        538,147                                     116
     31                 7.4565         30/360                         538,575                                     166
     32                 7.9465         ACT/360                        570,579                                     116
    32.1
    32.2
     33                 8.2965         ACT/360                        573,470                                     118
     34                 6.6765         ACT/360                        466,991                                     111
     35                 7.7065         ACT/360                        533,442                                     115
    35.1
    35.2
    35.3
     36                 8.5765         ACT/360                        565,045                                     118
     37                 6.8665         ACT/360                        612,506                                     178
     38                 7.1265         ACT/360                        458,422                                     111
     39                 7.0765         ACT/360                        479,246                                     113
     40                 8.1815         30/360                         545,589                                      71
     41                 8.0365         ACT/360                        536,338                                     235
     42                 8.2765         ACT/360                        481,306                                     118
     43                 8.3865         ACT/360                        501,262                                     120
     44                 8.0265         ACT/360                        441,675                                     117
     45                 6.8265         30/360                         426,310                                     229
     46                 7.9965         ACT/360                        419,288                                     114
     47                 6.6965         ACT/360                        350,961                                     112
     48                 7.6765         ACT/360                        405,521                                     115
     49                 6.8015         ACT/360                        377,366                                     110
     50                 7.7465         ACT/360                        385,565                                     118
     51                 6.4565         ACT/360                        357,500                                     110
     52                 6.4765         ACT/360                        321,884                                     111
     53                 6.9565         ACT/360                        389,563                                     236
     54                 7.0265         ACT/360                        393,782                                     218
     55                 7.5665         ACT/360                        359,098                                     118
     56                 6.6765         30/360                         311,327                                     110
     57                 6.9865         ACT/360                        341,093                                     110
     58                 7.6265         ACT/360                        356,471                                     118
     59                 7.9965         ACT/360                        365,246                                     112
     60                 7.9265         ACT/360                        338,999                                     118
     61                 7.9865         ACT/360                        349,108                                     117
    61.1
    61.2
     62                 7.6265         ACT/360                        314,394                                     117
     63                 7.2565         ACT/360                        307,931                                     118
     64                 8.3265         ACT/360                        335,370                                     118
     65                 6.8165         ACT/360                        241,006             14                      110
     66                 8.4315         ACT/360                        403,933                                      81
     67                 6.7265         ACT/360                        265,986                                     111
     68                 8.0565         ACT/360                        313,260                                     112
     69                 7.5165         ACT/360                        294,292                                     117
     70                 8.7265         ACT/360                        327,929                                     117
     71                 8.3965         ACT/360                        323,301                                     117
     72                 7.7465         ACT/360                        284,410                                     116
     73                 7.6765         ACT/360                        271,918                                     119
     74                 8.2985         30/360                         280,860                                      65
     75                 7.4365         ACT/360                        253,198                                     118
     76                 7.8065         ACT/360                        262,902                                     117
     77                 7.4265         ACT/360                        251,717                                     115
     78                 6.8265         ACT/360                        226,032                                     111
     79                 8.3195         30/360                         288,409                                      73
     80                 7.1365         ACT/360                        228,300                                     118
     81                 7.3065         ACT/360                        233,553                                     114
     82                 7.8065         ACT/360                        239,707                                     115
     83                 6.6965         ACT/360                        213,608                                     111
     84                 8.5265         ACT/360                        232,803                                     119
     85                 7.4565         ACT/360                        217,818                                     116
     86                 7.0165         ACT/360                        176,333             13                      109
     87                 7.3665         ACT/360                        201,177                                     116
     88                 7.7865         ACT/360                        183,291             20                      116
     89                 8.1765         ACT/360                        232,614                                     237
     90                 8.4565         ACT/360                        217,957                                     118
     91                 6.8265         ACT/360                        177,822                                     111
     92                 8.3365         ACT/360                        214,338                                     116
     93                 7.2765         ACT/360                        215,040                                     231
     94                 7.7665         ACT/360                        202,188                                     113
     95                 7.3665         ACT/360                        181,562                                     116
     96                 6.9765         ACT/360                        152,965             11                      106
     97                 7.6765         ACT/360                        173,101                                     115
     98                 7.7665         ACT/360                        199,106                                     236
     99                 8.3195         30/360                         196,797                                      73
    100                 8.3195         30/360                         196,797                                      73
    101                 7.5965         ACT/360                        166,519                                     114
   101.1
   101.2
    102                 8.3195         30/360                         186,618                                      73
    103                 8.0765         ACT/360                        173,555                                     112
    104                 7.6265         ACT/360                        163,151                                     113
    105                 8.2465         ACT/360                        161,799                                     113
    106                 6.8265         ACT/360                        134,354                                     111
    107                 8.0065         ACT/360                        172,543                                     234
    108                 8.6265         ACT/360                        164,569                                     117
    109                 6.7765         ACT/360                        181,654                                     170
   109.1
   109.2
    110                 6.6465         ACT/360                        180,182                                     170
    111                 7.8565         ACT/360                        145,285                                     117
    112                 8.0365         ACT/360                        189,316                                     178
    113                 8.2565         30/360                         164,375                                     237
    114                 7.9665         ACT/360                        144,051                                     116
    115                 8.3195         30/360                         153,366                                      73
    116                 7.7565         ACT/360                        170,773                                     178
    117                 7.8065         ACT/360                        126,222                                     115
    118                 8.1765         ACT/360                        137,772                                     112
    119                 8.2565         30/360                         147,834                                     237
    120                 8.0565         ACT/360                        131,899                                     115
    121                 7.1765         ACT/360                        114,196                                     112
    122                 8.5065         30/360                         144,761                                     237
    123                 7.8065         ACT/360                        118,306                                     117
    124                 6.4765         ACT/360                         99,116                                     111
    125                 7.7065         ACT/360                        104,324                                     115
    126                 7.9065         ACT/360                        101,705                                     116
    127                 7.9265         ACT/360                         92,618                                     116
    128                 8.5665         ACT/360                        105,204                                     114

                    REMAINING                                                        NEW/ADJUSTED
  SEQUENCE        AMORTIZATION           ORIGINATION            PAYMENT               ANNUAL DEBT              NEW/ADJUSTED
   NUMBER       TERM (MONTHS)(10)            DATE         ADJUSTMENT DATE(11)         SERVICE(12)             INTEREST RATE
----------------------------------------------------------------------------------------------------------------------------------
     1                 354                 1/26/99
    1.1
    1.2
    1.3
    1.4
     2                 350                 9/18/98
     3                 359                 6/18/99
     4                 357                 4/30/99
     5                 290                 9/25/98
     6                 358                 5/13/99
     7                 289                 8/12/98
     8                 358                 5/19/99
     9                 354                 1/29/99
     10                353                 12/11/98
     11                349                 8/26/98
     12                352                 11/3/98
     13                349                  8/4/98
    13.1
    13.2
    13.3
     14                296                  3/5/99
     15                350                 9/30/98
     16                299                  7/9/99
     17                356                 3/30/99
     18                294                 12/31/98
     19                354                 1/20/99
     20                353                 12/21/98
     21                235                 2/26/99
     22                348                 7/24/98
     23                334                 5/28/99
     24                344                 3/17/98
     25                299                  7/9/99
     26                356                 3/29/99
     27                352                 12/9/98
     28                359                 6/14/99
     29                349                 8/28/98
     30                356                  4/1/99
     31                346                 5/29/98
     32                296                 3/29/99
    32.1
    32.2
     33                298                 5/13/99
     34                351                 10/19/98
     35                295                 2/19/99
    35.1
    35.2
    35.3
     36                298                 5/24/99
     37                178                 5/27/99
     38                351                10/20/98
     39                293                12/10/98
     40                227                 6/30/98
     41                235                  2/4/99
     42                358                 5/28/99
     43                299                  7/9/99
     44                297                 4/27/99
     45                229                 8/31/98
     46                294                 1/14/99
     47                352                11/19/98
     48                295                 2/18/99
     49                290                 9/30/98              11/1/07               412,319.16                  7.875
     50                358                 5/11/99
     51                290                 9/30/98
     52                351                 10/2/98
     53                236                  3/5/99
     54                230                  9/4/98
     55                298                 5/25/99
     56                350                 9/21/98
     57                290                  9/4/98
     58                298                 5/12/99
     59                292                11/24/98
     60                358                 5/17/99
     61                297                 4/14/99
    61.1
    61.2
     62                357                 4/19/99
     63                298                 5/12/99
     64                298                 5/13/99
     65                307                 9/14/98              11/1/00               287,247.36                   6.89
     66                165                 4/15/99
     67                351                10/27/98
     68                292                11/24/98
     69                297                  4/9/99
     70                261                  4/7/99
     71                237                 4/23/99
     72                296                 3/19/99
     73                299                 6/23/99
     74                281                12/16/97
     75                358                 5/28/99
     76                357                 4/14/99
     77                355                 2/16/99
     78                351                 10/2/98
     79                229                 8/11/98
     80                358                  5/3/99
     81                294                 1/28/99
     82                295                 2/18/99
     83                291                10/30/98
     84                359                  6/8/99
     85                320                 3/31/99
     86                308                 8/20/98              10/1/00               207,873.48                   7.09
     87                356                 3/17/99
     88                317                 3/24/99               5/1/01               206,898.60                   7.86
     89                237                 4/29/99
     90                298                 5/28/99
     91                351                 10/2/98
     92                296                 3/29/99
     93                231                10/14/98
     94                293                12/10/98
     95                356                 3/29/99
     96                348                 6/23/98              8/11/00               173,519.88                   7.05
     97                355                 2/24/99
     98                236                  3/1/99
     99                229                 8/11/98
    100                229                 8/11/98
    101                294                 1/14/99
   101.1
   101.2
    102                229                 8/11/98
    103                292                11/11/98
    104                293                12/21/98
    105                293                12/31/98
    106                351                 10/2/98
    107                234                 1/26/99
    108                297                  4/7/99
    109                170                 9/10/98
   109.1
   109.2
    110                170                 9/14/98
    111                357                 4/14/99
    112                178                 5/13/99
    113                237                 4/29/99
    114                296                  3/9/99
    115                229                 8/11/98
    116                178                 5/13/99
    117                355                 2/16/99
    118                292                11/25/98
    119                237                 4/29/99
    120                295                  2/9/99
    121                352                11/18/98
    122                237                 4/28/99
    123                357                 4/14/99
    124                351                 10/4/98
    125                355                 2/26/99
    126                296                 3/16/99
    127                296                 3/31/99
    128                234                 1/25/99

                      MATURITY
                  DATE/ANTICIPATED
  SEQUENCE            REPAYMENT                 ARD FINAL               BALLOON            ENDING         LOCKOUT
   NUMBER             DATE(13)                MATURITY DATE           BALANCE(1)          LTV(14)      END DATE(15)
----------------------------------------------------------------------------------------------------------------------
     1                 2/1/09                    2/1/29                     51,398,524          56.51     7/31/01
    1.1
    1.2
    1.3
    1.4
     2                10/1/08                                               27,081,511          68.56    10/31/03
     3                 7/1/09                    7/1/29                     21,348,679          69.09     7/31/01
     4                 5/1/04                    5/1/29                     22,013,005          71.24     7/31/01
     5                10/1/08                    10/1/23                    17,793,073          53.11    11/30/01
     6                 6/1/09                    6/1/29                     16,069,847          56.39     7/31/01
     7                 9/1/08                    9/1/23                     14,562,713          54.95     7/31/01
     8                 6/1/06                    6/1/29                     16,340,517          66.70     7/31/01
     9                 2/1/09                                               15,037,046          53.32     2/28/02
     10                1/1/09                                               13,084,660          63.52     1/31/05
     11                9/1/08                    9/1/28                     12,450,738          63.69     7/31/01
     12               12/1/08                                               11,960,411          70.36    12/31/01
     13                9/1/08                                               11,640,128          67.68     8/31/01
    13.1
    13.2
    13.3
     14                4/1/09                    4/1/24                     10,557,464          62.10     7/31/01
     15                10/1/10                                               9,996,768          68.47     8/31/01
     16                8/1/09                    8/1/24                      9,287,145          55.28     7/31/01
     17                4/1/09                                                9,737,644          67.16     4/30/03
     18                2/1/09                                                8,611,382          45.81     2/29/04
     19                2/1/09                                                9,235,371          46.41     7/31/01
     20                1/1/09                                                8,791,310          66.10    12/31/02
     21                3/1/09                                                5,947,469          41.30     3/31/03
     22                8/1/11                                                6,245,238          59.76     7/31/03
     23                6/1/09                                                6,712,235          58.37     7/31/01
     24                4/1/08                                                6,593,767          64.64     4/30/01
     25                8/1/09                    8/1/24                      6,254,096          44.67     7/31/01
     26                4/1/09                                                6,635,994          63.20     4/30/03
     27              12/11/08                   12/11/28                     6,390,902          69.85     8/10/01
     28                7/1/09                    7/1/29                      5,895,072          67.76     7/31/01
     29                9/1/08                                                5,606,652          65.12     9/30/03
     30                4/1/09                                                5,680,410          60.69     4/30/04
     31                6/1/13                                                4,847,073          50.49     6/30/05
     32                4/1/09                    4/1/24                      5,086,628          59.84     7/31/01
    32.1
    32.2
     33                6/1/09                                                5,011,429          58.96     7/31/01
     34               11/1/08                                                5,206,315          66.32    11/30/01
     35                3/1/09                                                4,825,683          61.67     7/31/01
    35.1
    35.2
    35.3
     36                6/1/09                                                4,860,679          58.92     7/31/01
     37                6/1/14                                                  154,625           2.09     7/31/01
     38               11/1/08                                                4,861,889          65.70    11/30/04
     39                1/1/09                                                4,478,980          63.99     1/31/04
     40                7/1/05                                                4,477,600          36.63     9/30/03
     41                3/1/19                                                  288,450           3.05     3/31/03
     42                6/1/09                    6/1/29                      4,753,368          63.38     7/31/01
     43                8/1/09                    8/1/24                      4,349,041          37.17     7/31/01
     44                5/1/09                                                3,905,472          60.08     7/31/01
     45                9/1/18                                                   35,323           0.56     9/30/06
     46                2/1/09                                                3,724,516          56.95     2/28/03
     47               12/1/08                                                3,907,979          67.38    12/31/01
     48                3/1/09                                                3,674,819          54.85     2/28/03
     49               10/1/08                   10/1/13                      3,599,094          58.05    10/31/01
     50                6/1/09                    6/1/29                      3,953,552          64.81     7/31/01
     51               10/1/08                   10/1/13                      3,478,818          61.03    10/31/01
     52               11/1/08                                                3,629,627          71.17    11/30/03
     53                4/1/19                                                  172,571           3.08     7/31/01
     54               10/1/17                                                  539,288           9.46    10/31/06
     55                6/1/09                    6/1/24                      3,272,066          64.79     7/31/01
     56               10/1/08                                                3,418,754          67.70    10/31/01
     57               10/1/08                                                3,215,630          57.42    10/31/03
     58                6/1/09                    6/1/24                      3,236,851          56.54     7/31/01
     59               12/1/08                                                3,246,598          56.96    12/31/03
     60                6/1/09                                                3,448,822          66.97     7/31/01
     61                5/1/09                                                3,106,359          58.61     7/31/01
    61.1
    61.2
     62                5/1/09                                                3,252,980          65.06     7/31/01
     63                6/1/09                                                2,857,048          54.94     7/31/01
     64                6/1/09                                                2,925,763          60.33     7/31/01
     65               10/1/08                                                2,964,653          65.88     7/31/01
     66                5/1/06                                                2,211,447          33.01     7/31/01
     67               11/1/08                                                2,954,206          69.51    11/30/03
     68               12/1/08                                                2,763,929          58.19    12/31/02
     69                5/1/09                    5/1/24                      2,690,432          56.05     7/31/01
     70                5/1/09                    5/1/21                      2,496,187          58.19     7/31/01
     71                5/1/09                                                2,238,197          49.74     5/31/04
     72                4/1/09                                                2,554,457          58.06     7/31/01
     73                7/1/09                                                2,462,875          61.57     7/31/01
     74                1/1/05                                                2,697,319          52.26     3/31/03
     75                6/1/09                    6/1/29                      2,658,936          60.02     6/30/04
     76                5/1/09                                                2,685,287          67.13     7/31/01
     77                3/1/09                                                2,657,137          69.92     3/31/03
     78               11/1/08                                                2,491,633          56.63    11/30/03
     79                9/1/05                                                2,342,555          50.73    11/30/03
     80                6/1/09                                                2,459,860          70.28     7/31/01
     81                2/1/09                                                2,153,038          55.92     7/31/01
     82                3/1/09                                                2,156,031          58.27     7/31/01
     83               11/1/08                                                2,042,022          60.06    11/30/01
     84                7/1/09                    7/1/29                      2,271,425          60.57     7/31/01
     85                4/1/09                    4/1/26                      2,122,084          67.15     7/31/01
     86                9/1/08                                                2,118,559          68.34     7/31/01
     87                4/1/09                                                2,123,517          65.34     4/30/03
     88                4/1/09                    4/1/14                      2,041,860          63.81     7/31/01
     89                5/1/19                                                  127,894           3.88     7/31/01
     90                6/1/09                                                1,887,589          58.08     7/31/01
     91               11/1/08                                                1,960,201          65.34    11/30/03
     92                4/1/09                                                1,868,909          56.63     4/30/03
     93               11/1/18                                                   97,326           3.19    11/30/01
     94                1/1/09                                                1,812,997          59.44    12/31/01
     95                4/1/09                                                1,916,474          53.24     4/30/03
     96               6/11/08                                                1,926,128          72.00     8/10/01
     97                3/1/09                                                1,785,446          65.52     7/31/01
     98                4/1/19                                                  101,712           2.71     7/31/01
     99                9/1/05                                                1,598,450          49.04    11/30/03
    100                9/1/05                                                1,598,450          42.03    11/30/03
    101                2/1/09                                                1,513,720          53.68     1/31/02
   101.1
   101.2
    102                9/1/05                                                1,515,771          47.49    11/30/03
    103               12/1/08                                                1,535,664          47.99    12/31/03
    104                1/1/09                                                1,476,534          39.91     1/31/04
    105                1/1/09                                                1,417,231          57.85     1/31/04
    106               11/1/08                                                1,481,040          56.96    11/30/03
    107                2/1/19                                                   88,611           3.69     2/28/03
    108                5/1/09                    5/1/24                      1,412,403          44.14     7/31/01
    109               10/1/13                                                   44,844           1.95    10/31/05
   109.1
   109.2
    110               10/1/13                                                   43,702           1.62    10/31/01
    111                5/1/09                                                1,478,664          67.21     7/31/01
    112                6/1/14                                                   56,280           2.05     7/31/01
    113                5/1/19                                                   13,604           0.46     7/31/01
    114                4/1/09                                                1,282,727          49.34     7/31/01
    115                9/1/05                                                1,245,688          43.16    11/30/03
    116                6/1/14                                                   48,921           1.64     7/31/01
    117                3/1/09                                                1,296,325          70.07     3/31/04
    118               12/1/08                                                1,208,696          55.96    12/31/03
    119                5/1/19                                                   12,237           0.57     7/31/01
    120                3/1/09                                                1,164,892          59.43     3/31/03
    121               12/1/08                                                1,226,821          50.07    11/30/01
    122                5/1/19                                                   11,976           0.58     7/31/01
    123                5/1/09                                                1,208,375          67.13     7/31/01
    124               11/1/08                                                1,121,917          68.83    11/30/03
    125                3/1/09                                                1,079,146          67.45     3/31/04
    126                4/1/09                                                  908,765          57.88     4/30/03
    127                4/1/09                                                  826,623          55.11     7/31/01
    128                2/1/09                                                  723,790          48.25     2/28/03

                                            YIELD
  SEQUENCE        DEFEASANCE             MAINTENANCE                    NOI       MONTHS                  NOI
   NUMBER          END DATE               END DATE                     96(1)        96                 97(1)(16)
-----------------------------------------------------------------------------------------------------------------
     1             10/31/08                                          7,002,644      12                 7,458,382
    1.1                                                              2,841,069      12                 2,804,215
    1.2                                                              1,727,428      12                 2,027,260
    1.3                                                              1,796,604      12                 1,935,166
    1.4                                                                637,543      12                   691,741
     2                                     6/30/08                   3,321,719      12                 3,406,831
     3              3/31/09                                                                            2,429,111
     4              3/31/04
     5              6/30/08                                          3,213,128      12                 3,762,737
     6              2/28/09
     7              5/31/08                                          3,179,357      12                 3,521,215
     8              2/28/06                                          1,912,230      12                 2,001,097
     9             10/31/08                                          2,309,717      12                 2,453,592
     10                                    9/30/08                   1,572,874      12                 1,646,355
     11             5/31/08                                          1,255,723      12                 1,488,227
     12             8/31/08                                                                              334,414
     13             5/31/08                                          1,342,363      12                 1,442,826
    13.1                                                               221,869      12                   276,051
    13.2                                                               472,934      12                   494,284
    13.3                                                               647,560      12                   672,491
     14            12/31/08                                          1,663,590      12                 1,640,479
     15             6/30/10                                          1,222,281      12                 1,271,901
     16             4/30/09                                          1,910,905      12                 1,872,471
     17            12/31/08                                          1,173,285      12                 1,249,812
     18                                   10/31/08                   1,297,245      12                 1,592,204
     19            10/31/08                                          1,356,940      12                 1,105,972
     20             9/30/08                                          1,022,127      12                   983,481
     21            11/30/08                                          1,235,450      12                 1,525,010
     22                                    1/31/11
     23             2/28/09                                            878,995      12                 1,060,116
     24             4/30/03                9/30/07                                                       944,682
     25             4/30/09                                          2,170,366      12                 1,940,232
     26            12/31/08                                          1,196,122      12                 1,075,751
     27             6/10/08
     28             3/31/09                                            829,800      12                   801,009
     29                                    5/31/08                     715,805      12                   633,786
     30                                   12/31/08                     828,755      12                   903,189
     31                                    5/31/08                     962,650      12                   788,030
     32            12/31/08                                            473,528      12                   518,358
    32.1
    32.2
     33             2/28/09                                          1,155,493      12                 1,085,303
     34             7/31/08                                            307,005      12                   498,900
     35            11/30/08
    35.1
    35.2
    35.3
     36             2/28/09                                          1,715,495      12                 1,669,548
     37             5/31/13                                                                              576,697
     38                                    7/31/08                                                        62,816
     39                                    9/30/08
     40                                    3/31/05                     944,177      12                 1,188,055
     41            11/30/18                                          1,043,526      12                 1,090,500
     42             2/28/09                                            964,143      12                   489,491
     43             4/30/09                                            854,267      12                   783,539
     44             1/31/09                                            477,966      12                   542,165
     45                                    8/31/13                     591,286      12                   627,151
     46            10/31/08                                            377,599      12                   890,899
     47             8/31/08
     48            11/30/08                                            469,621      12                   490,808
     49            10/31/07                                            831,012      12                   791,252
     50             2/28/09
     51             9/30/03                6/30/08                                                       633,503
     52                                    7/31/08                     474,273      12                   450,828
     53             3/31/16                                            173,630      12                   273,202
     54                                    9/30/14                     613,211      12                   631,540
     55             2/28/09                                                                              452,383
     56             6/30/08                                            468,337      12                   492,699
     57                                    6/30/08                                                       312,609
     58             2/28/09                                            371,082      12                   436,041
     59                                    8/31/08                      97,859      12                   167,243
     60             2/28/09
     61             1/31/09                                            531,137      12                   643,473
    61.1
    61.2
     62             1/31/09                                            468,369      12                   494,860
     63             2/28/09                                            333,416      12                   387,146
     64             2/28/09                                            524,259      12                   501,957
     65             3/31/08
     66             1/31/06
     67                                    7/31/08                     370,278      12                   369,265
     68             8/31/08                                            357,232      12                   458,373
     69             1/31/09                                                                               86,419
     70             1/31/09                                            505,347      12                   327,144
     71                                    1/31/09                     535,468      12                   571,680
     72            12/31/08                                            247,246      12                   371,527
     73             3/31/09
     74                                    6/30/04                     575,890      12                   937,509
     75                                    2/28/09                                                       432,847
     76             1/31/09                                            387,817      12                   345,795
     77            11/30/08                                            364,074      12                   325,266
     78                                    7/31/08                                                       302,248
     79                                    5/31/05                     572,448      12                   597,684
     80             2/28/09
     81            10/31/08                                            379,948      12                   392,724
     82            11/30/08                                            344,480      12                   387,511
     83             7/31/08                                            202,114      12                   242,286
     84             3/31/09
     85            12/31/08                                            257,479      12                   250,493
     86             2/29/08                                                                              265,420
     87            12/31/08                                            286,163      12                   267,107
     88            12/31/08
     89             4/30/16
     90             2/28/09                                            440,372      12                   504,196
     91                                    7/31/08                     313,191      12                   302,721
     92            12/31/08                                            (97,838)     12                   151,453
     93             4/30/18                                            163,102      12                   195,735
     94             9/30/08                                                                              209,025
     95            12/31/08                                            237,955      12                   116,725
     96            12/10/07
     97            11/30/08
     98             3/31/16                                            290,618      12                   311,988
     99                                    5/31/05                     405,587      12                   445,387
    100                                    5/31/05                     342,948      12                   435,196
    101            10/31/08                                            279,334      12                   272,201
   101.1
   101.2
    102                                    5/31/05                     344,712      12                   366,168
    103                                    8/31/08                     204,884      12                   204,581
    104                                    9/30/08                     331,512      12                   273,900
    105                                    9/30/08                     127,684      12                   136,616
    106                                    7/31/08                                                       273,479
    107             2/28/16                                                                              125,364
    108             1/31/09                                            329,684      12                   304,277
    109                                    3/31/13                     285,097      12                   265,848
   109.1
   109.2
    110            10/31/06                6/30/13                     197,253      12                   245,434
    111             1/31/09                                            227,047      12                   175,749
    112             5/31/12                                                                              166,822
    113             4/30/16                                            197,281      12                   200,047
    114            12/31/08                                             61,235      12                   141,859
    115                                    5/31/05                     258,107      12                   300,411
    116             5/31/12                                            251,061      12                   192,384
    117                                   11/30/08
    118                                    8/31/08                     218,891      12                   193,196
    119             4/30/16                                            165,380      12                   197,030
    120            11/30/08                                            205,746      12                   183,848
    121             8/31/08                                            183,557      12                   206,977
    122             4/30/16                                            302,929      12                 1,450,084
    123             1/31/09                                            187,112      12                   198,186
    124                                    7/31/08
    125                                   11/30/08
    126            12/31/08                                            119,707      12                   136,170
    127            12/31/08                                            159,292      12                   159,992
    128            10/31/08


  SEQUENCE       MONTHS                  NOI       MONTHS                    ENDING                           UW
   NUMBER          97                 98(1)(16)      98                     DATE 98                          NOI(1)
---------------------------------------------------------------------------------------------------------------------
     1             12                 7,063,416      12                     12/31/98                       7,660,013
    1.1            12                 2,487,728      12                     12/31/98                       3,158,849
    1.2            12                 1,859,685      12                     12/31/98                       1,861,212
    1.3            12                 1,952,710      12                     12/31/98                       1,924,704
    1.4            12                   763,293      12                     12/31/98                         715,248
     2             12                 3,246,531      12                     12/31/98                       3,444,869
     3             12                 2,672,931      12                     12/31/98                       2,800,424
     4                                                                                                     2,927,313
     5             12                 4,184,042      12                     12/31/98                       3,686,908
     6                                                                                                     2,398,420
     7             12                 3,065,080      12                     12/31/98                       2,911,225
     8             12                 2,346,757      12                     12/31/98                       2,249,304
     9             12                 1,770,621      12                     12/31/98                       2,269,469
     10            12                 1,777,144      12                     12/31/98                       1,918,657
     11            12                 1,574,819      12                     12/31/98                       1,791,237
     12            8                    998,737      12               Annualized 9 months                  1,423,508
     13            12                 1,486,731      12                     12/31/98                       1,528,860
    13.1           12                   307,553      12                     12/31/98                         296,916
    13.2           12                   548,048      12                     12/31/98                         515,446
    13.3           12                   631,130      12                     12/31/98                         716,498
     14            12                 1,905,592      12                     6/30/98                        1,717,190
     15            12                 1,366,060      12                     12/31/98                       1,315,459
     16            12                 1,805,691      12                     12/31/98                       1,853,009
     17            12                 1,287,369      12                     12/31/98                       1,242,318
     18            12                 1,738,112      12                     12/31/98                       1,309,067
     19            12                 1,133,014      12                     12/31/98                       1,663,966
     20            12                 1,053,611      12              Annualized 9.5 months                 1,045,250
     21            12                 1,648,816      12                     12/31/98                       1,456,959
     22                               1,012,605      12                     12/31/98                         941,936
     23            12                   985,334      12                     12/31/98                       1,044,661
     24            12                   976,621      12              Annualized 9.5 months                   827,867
     25            12                 1,746,609      12                     12/31/98                       1,138,722
     26            12                   908,568      12                     12/31/98                       1,033,977
     27                               1,044,951      12                     12/31/98                         875,255
     28            12                   837,704      12                     12/31/98                         915,253
     29            12                   818,047      12                     12/31/98                         800,321
     30            12                   871,867      12                     12/31/98                         893,941
     31            12                   750,686      12                     12/31/98                         862,545
     32            12                   715,342      12               Annualized 10 months                   830,391
    32.1
    32.2
     33            12                 1,154,873      12                     9/30/98                          961,544
     34            12                   708,664      12                     12/31/98                         839,632
     35                                                                                                      865,615
    35.1
    35.2
    35.3
     36            12                 1,980,686      12                     12/31/98                       1,152,150
     37            12                   602,163      12                     12/31/98                         724,496
     38            5                    245,707      12                     12/31/98                         616,675
     39                                                                                                      614,276
     40            12                 1,407,119      12                     12/31/98                       1,280,467
     41            12                 1,901,132      12               Annualized 11 months                 1,097,906
     42            12                   739,898      12                     12/31/98                         727,658
     43            12                   766,189      12                     12/31/98                         891,093
     44            12                   518,710      12                     12/31/98                         690,592
     45            12                   708,631      12                     12/31/98                         569,285
     46            12                 1,020,588      12                     12/31/98                         682,648
     47                                 407,750      12               Annualized 6 months                    490,806
     48            12                   523,837      12                     12/31/98                         524,962
     49            12                   801,610      12                     12/31/98                         685,205
     50                                                                                                      559,618
     51            12                   655,343      12                     12/31/98                         578,767
     52            12                   463,846      12                     12/31/98                         450,396
     53            12                   330,231      12                     6/30/98                          498,598
     54            12                   689,123      12                     12/31/98                         578,779
     55            12                   516,928      12                     12/31/98                         498,925
     56            12                   372,954      12                     12/31/98                         488,313
     57            12                   535,396      12                     12/31/98                         587,341
     58            12                   454,861      12                     12/31/98                         505,374
     59            12                   282,276      12                     12/31/98                         538,253
     60                                                                                                      474,626
     61            12                   621,001      12                     12/31/98                         580,145
    61.1                                                                                                     290,072
    61.2                                                                                                     290,073
     62            12                   475,355      12                     12/31/98                         455,413
     63            12                   422,359      12                   FYE 9/30/98                        417,220
     64            12                   528,544      12                     6/30/98                          581,544
     65                                 480,930      12               Annualized 4 months                    411,234
     66                                                                                                      501,866
     67            12                   388,276      12                     12/31/98                         375,089
     68            12                   498,455      12                     12/31/98                         498,791
     69            12                   377,429      12                     12/31/98                         446,169
     70            12                   222,709      12                     12/31/98                         446,819
     71            12                   538,640      12                     3/31/98                          522,682
     72            12                   399,672      12                     12/31/98                         446,309
     73                                                                                                      362,715
     74            12                   874,054      12                     12/31/98                         786,396
     75            12                   397,092      12                     12/31/98                         372,765
     76            12                   528,705      12                     12/31/98                         390,725
     77            12                   386,650      12                     12/31/98                         335,814
     78            12                   458,516      12                     12/31/98                         393,692
     79            12                   773,476      12                     12/31/98                         578,939
     80                                                                                                      297,411
     81            12                   332,168      12                     12/31/98                         314,193
     82            12                   412,824      12                     12/31/98                         316,460
     83            12                   286,107      12               Annualized 8 months                    300,079
     84                                                                                                      331,919
     85            12                   286,570      12               Annualized 6 months                    296,927
     86            12                   309,540      12              Annualized 4.7 months                   279,673
     87            12                   270,846      12                     12/31/98                         312,164
     88                                                                                                      269,001
     89                                 249,127      12                     12/31/98                         314,787
     90            12                   524,731      12                     12/31/98                         371,303
     91            12                   298,077      12                     12/31/98                         266,387
     92            12                 1,400,658      12                     12/31/98                         493,717
     93            12                   310,347      12                     12/31/98                         257,250
     94            12                   225,924      12                     12/31/98                         314,982
     95            12                   314,895      12                     12/31/98                         298,594
     96                                 244,591      12               Annualized 6 months                    210,968
     97                                 224,555      12                     12/31/98                         262,478
     98            12                   278,902      12                     12/31/98                         275,151
     99            12                   487,121      12                     12/31/98                         393,834
    100            12                   509,190      12                     12/31/98                         416,598
    101            12                   282,198      12                     12/31/98                         259,261
   101.1                                                                                                     148,464
   101.2                                                                                                     148,464
    102            12                   564,838      12                     12/31/98                         415,226
    103            12                   217,191      12                     12/31/98                         256,069
    104            12                   271,146      12                     12/31/98                         354,472
    105            12                   208,007      12                     12/31/98                         225,956
    106            12                   286,650      12                     12/31/98                         231,837
    107            12                   224,333      12                     12/31/98                         249,350
    108            12                   340,256      12                     12/31/98                         234,781
    109            12                   308,123      12                     12/31/98                         260,816
   109.1                                                                                                     130,408
   109.2                                                                                                     130,408
    110            12                   290,995      12                     12/31/98                         263,322
    111            12                   204,052      12                     12/31/98                         223,887
    112            12                   277,463      12                     12/31/98                         269,158
    113            12                   215,740      12                     12/31/98                         228,922
    114            12                   250,969      12                     12/31/98                         228,157
    115            12                   328,484      12                     12/31/98                         316,075
    116            12                   231,144      12                     12/31/98                         273,447
    117                                 159,434      12                     12/31/98                         158,236
    118            12                   197,277      12               Annualized 8 months                    188,164
    119            12                   247,426      12                 1998 Annualized                      198,669
    120            12                   247,995      12                     12/31/98                         199,277
    121            12                   220,281      12                     12/31/98                         202,628
    122            12                   330,651      12                     12/31/98                         208,597
    123            12                   202,174      12                     12/31/98                         167,682
    124                                 130,162      NAV              Annualized 6 months                    142,855
    125                                  70,169      12                     12/31/98                         144,984
    126            12                   140,315      12                     12/31/98                         141,499
    127            12                   164,092      12                     12/31/98                         137,755
    128                                                                                                      176,188

                                                                     REPAIRS
  SEQUENCE                             UW                         & REMEDIATION           TI/LC                 ENVIRONMENTAL
   NUMBER          UW CASH FLOW(1)   DSCR(17)                       DEPOSIT(1)           DEPOSIT(1)               DEPOSIT(1)
------------------------------------------------------------------------------------------------------------------------------
     1               7,144,900       1.487
    1.1              2,941,552
    1.2              1,790,452
    1.3              1,744,136
    1.4                668,760
     2               3,152,456       1.298                            250,000
     3               2,627,424       1.312
     4               2,677,908       1.347                             13,750
     5               3,174,640       1.699
     6               2,152,467       1.358                              5,000
     7               2,257,688       1.442                             95,000
     8               1,962,530       1.297
     9               2,049,566       1.437
     10              1,694,951       1.341                             12,500
     11              1,576,475       1.415                             39,625                                       10,000
     12              1,363,508       1.225
     13              1,392,145       1.352                              6,850
    13.1               265,756
    13.2               475,555
    13.3               650,834
     14              1,538,093       1.296
     15              1,209,059       1.284                              1,125
     16              1,732,121       1.618                                                66,667
     17              1,187,238       1.285
     18              1,277,729       1.343
     19              1,367,621       1.543
     20                913,046       1.115                              1,625
     21              1,290,209       1.517                             14,063
     22                860,374       1.347
     23                897,220       1.303                            147,413
     24                741,084       1.174                              2,625
     25              1,018,701       1.413                                                66,667
     26                872,799       1.388                              3,982
     27                781,255       1.249                            669,750
     28                839,991       1.415
     29                708,005       1.432                              3,938
     30                819,941       1.524                                                                           3,000
     31                777,397       1.443
     32                737,489       1.293
    32.1
    32.2
     33                903,794       1.576                             60,250
     34                769,610       1.648
     35                743,049       1.393                              4,375
    35.1
    35.2
    35.3
     36              1,102,650       1.951                             62,875
     37                703,196       1.148
     38                595,450       1.299                              2,375
     39                586,649       1.224                             28,005
     40              1,104,287       2.024                             51,740
     41              1,067,906       1.991
     42                625,859       1.300
     43                723,455       1.443                                                66,667
     44                580,731       1.315                             79,700
     45                518,886       1.217                             35,000
     46                637,774       1.521                              2,813
     47                476,086       1.357
     48                496,901       1.225                              1,875
     49                537,007       1.423
     50                494,480       1.282                             15,000
     51                551,243       1.542                              2,500
     52                421,737       1.310
     53                456,135       1.171                            217,363
     54                519,172       1.318                             19,688
     55                464,233       1.293                                                                           9,000
     56                437,487       1.405
     57                568,149       1.666                             12,125
     58                461,730       1.295
     59                513,143       1.405                                688
     60                434,953       1.283
     61                539,225       1.545                              6,875
    61.1               269,612
    61.2               269,613
     62                427,097       1.358                              7,313                                        8,000
     63                386,970       1.257                             32,353
     64                556,544       1.659                              8,950
     65                388,207       1.351
     66                464,697       1.150                             14,304
     67                341,544       1.284                              4,125
     68                448,975       1.433
     69                370,683       1.260                             22,435
     70                428,188       1.306                             17,719
     71                470,147       1.454
     72                372,977       1.311                            161,014
     73                340,976       1.254                              9,125
     74                582,661       2.075                            621,011
     75                352,688       1.393
     76                345,863       1.316                              7,656
     77                319,245       1.268
     78                380,601       1.684
     79                515,321       1.787                             33,616
     80                286,839       1.256
     81                293,418       1.256                              8,329
     82                297,245       1.240
     83                276,100       1.293                                                48,840
     84                300,963       1.293                              1,000
     85                269,483       1.237
     86                267,105       1.285                                822
     87                276,854       1.376
     88                253,635       1.226                                301
     89                303,569       1.305
     90                339,803       1.559
     91                242,905       1.366                              3,750
     92                445,967       2.081                              1,250
     93                257,250       1.196                              8,063
     94                290,933       1.439
     95                236,021       1.300
     96                208,196       1.200                                564
     97                231,386       1.337                                255
     98                267,901       1.346                             14,875
     99                343,651       1.746                             27,334
    100                365,834       1.859                             12,649
    101                227,854       1.368
   101.1               134,742
   101.2               134,742
    102                351,593       1.884                             27,080
    103                243,515       1.403                                625             84,375
    104                319,400       1.958                             19,250
    105                213,506       1.320                             16,688
    106                223,786       1.666
    107                234,440       1.359
    108                213,338       1.296
    109                244,416       1.345                                                                           4,035
   109.1               122,208
   109.2               122,208
    110                232,905       1.293
    111                197,151       1.357
    112                222,059       1.173                             12,000
    113                214,525       1.305                             38,125
    114                196,161       1.362
    115                256,934       1.675                             15,186
    116                224,798       1.316
    117                152,942       1.212
    118                170,261       1.236                             14,188
    119                175,428       1.187                              6,375
    120                180,180       1.366                              8,594
    121                181,640       1.591
    122                201,170       1.390                              1,875
    123                157,400       1.330
    124                139,667       1.409
    125                130,392       1.250
    126                127,133       1.250
    127                122,755       1.325
    128                160,608       1.527

                        OTHER                TOTAL                                 TI/LC
  SEQUENCE             UPFRONT              UPFRONT        CAPITAL EXPENSES       MONTHLY            ENVIRONMENTAL
   NUMBER             DEPOSIT(1)           DEPOSIT(1)      MONTHLY ESCROW(1)      ESCROW(1)           ESCROWS(1)
-------------------------------------------------------------------------------------------------------------------
     1                                                          12,855
    1.1
    1.2
    1.3
    1.4
     2                                      250,000             24,368
     3                                                          13,338
     4                                       13,750              2,452             18,333
     5                                                          40,029
     6                                        5,000              3,448              4,219
     7                                       95,000
     8                                                           4,204             17,500
     9                                                           1,500
     10                                      12,500              2,744             13,000
     11                                      49,625              1,333
     12                                                          2,724
     13                                       6,850             10,084
    13.1
    13.2
    13.3
     14                                                          2,771             11,750
     15                                       1,125              4,238
     16                                      66,667              2,395
     17                                                          4,590
     18                  650,000            650,000              1,433              1,178
     19                                                          2,551
     20                   30,000             31,625              3,767
     21                                      14,063             17,225
     22
     23                                     147,413              2,788              4,167
     24                                       2,625              2,574              6,129
     25                                      66,667              2,394
     26                                       3,982             10,232
     27                                     669,750              7,833
     28                                                            772              4,283
     29                                       3,938              7,680
     30                                       3,000              5,124
     31                                                          1,379
     32                                                          1,571              6,167
    32.1
    32.2
     33                                      60,250
     34                                                          1,521              4,322
     35                                       4,375              3,928
    35.1
    35.2
    35.3
     36                                      62,875
     37                                                            931
     38                  250,000            252,375                364
     39                    3,916             31,921                613
     40                                      51,740              9,026
     41                                                          2,500
     42                                                          1,269              5,922
     43                                      66,667              7,314
     44                                      79,700              2,550             10,833
     45                                      35,000                816              4,000
     46                                       2,813              3,693
     47                                                            533
     48                                       1,875              1,162
     49                                                         12,278
     50                                      15,000                344
     51                                       2,500              2,167
     52                                                          2,388
     53                  125,000            342,363                916              2,833
     54                                      19,688              2,302              2,695          1,667
     55                                       9,000              2,891
     56                                                          1,382
     57                                      12,125              1,599
     58                                                          1,492              2,917
     59                                         688                398
     60                                                            183              2,214
     61                                       6,875              3,410
    61.1
    61.2
     62                                      15,313                814
     63                                      32,353              2,618
     64                                       8,950              2,083
     65
     66                                      14,304                418              2,263
     67                                       4,125              2,795
     68                                                          4,120
     69                  165,000            187,435                998              3,750
     70                  100,000            117,719                340
     71                                                          4,378
     72                                     161,014              1,361
     73                                       9,125
     74                  220,713            841,724             19,808
     75                                                            223              1,688
     76                   70,000             77,656              1,345              2,394
     77                                                            236
     78                                                            344
     79                                      33,616              3,964
     80                                                            500
     81                                       8,329                703
     82                                                            591
     83                                      48,840                717
     84                                       1,000                621
     85                                                          2,287
     86                                         822                274
     87                                                            915
     88                                         301                301
     89                                                            169
     90                                                          2,625
     91                                       3,750                649              1,737
     92                                       1,250              2,817
     93                  143,000            151,063                417              2,415
     94                  250,000            250,000                607
     95                                                          1,791
     96                                         564                113
     97                                         255                334              2,250
     98                                      14,875                520
     99                                      27,334              4,182
    100                                      12,649              4,230
    101                                                            908              2,333
   101.1
   101.2
    102                                      27,080              5,303
    103                                      85,000                621
    104                                      19,250                730
    105                                      16,688              1,038
    106                                                            263
    107                                                            288              1,610
    108                                                            995
    109                                       4,035              1,367
   109.1
   109.2
    110                                                          1,500
    111                                                            505              1,723
    112                                      12,000              1,132              1,371
    113                                      38,125                500                668
    114                                                          1,215
    115                                      15,186              4,928
    116                                                            583
    117                                                             98                333
    118                                      14,188                429
    119                                       6,375                574              1,250
    120                                       8,594                465              1,126
    121                                                            170
    122                                       1,875                450
    123                                                            231                626
    124                                                          2,000
    125                                                            121                606
    126                                                            218              1,084
    127                                                            319              1,250
    128                                                            680


                    OTHER                   TAX                   INSURANCE
  SEQUENCE         MONTHLY                MONTHLY                  MONTHLY
   NUMBER        RESERVE(1)            ESCROW(1)(18)            ESCROW(1)(18)
------------------------------------------------------------------------------------
     1                                     1/12                      1/12
    1.1
    1.2
    1.3
    1.4
     2                                     1/12                      1/12
     3                                     1/12                      1/12
     4                                     1/12
     5                                     1/12                      1/12
     6                                     1/12
     7                                     1/12
     8                                     1/12                      1/12
     9                                     1/12                      1/12
     10                                    1/12
     11                                    1/12                      1/12
     12                                    1/12                      1/12
     13                                    1/12                      1/12
    13.1
    13.2
    13.3
     14                                    1/12                      1/12
     15                                    1/12                      1/12
     16                                    1/12                      1/12
     17                                    1/12                      1/12
     18                                    1/12                      1/12
     19                                    1/12                      1/12
     20                                    1/12                      1/12
     21                                    1/12
     22                                    1/12                      1/12
     23                                    1/12                      1/12
     24
     25                                    1/12                      1/12
     26                                    1/12                      1/12
     27                                    1/12                      1/12
     28                                    1/12                      1/12
     29                                    1/12
     30                                    1/12                      1/12
     31                                    1/12                      1/12
     32                                    1/12                      1/12
    32.1
    32.2
     33                                    1/12
     34                                    1/12                      1/12
     35                                    1/12
    35.1
    35.2
    35.3
     36                                    1/12                      1/12
     37                                    1/12
     38                                    1/12
     39             3,916                  1/12
     40                                    1/12
     41                                    1/12                      1/12
     42                                    1/12                      1/12
     43                                    1/12                      1/12
     44                                    1/12                      1/12
     45                                    1/12                      1/12
     46                                    1/12                      1/12
     47                                    1/12
     48                                    1/12
     49                                    1/12                      1/12
     50
     51                                    1/12                      1/12
     52                                    1/12
     53                                    1/12                      1/12
     54                                    1/12                      1/12
     55                                    1/12                      1/12
     56                                    1/12                      1/12
     57                                    1/12                      1/12
     58                                    1/12
     59                                    1/12                      1/12
     60                                    1/12
     61                                    1/12                      1/12
    61.1
    61.2
     62
     63                                    1/12                      1/12
     64                                    1/12                      1/12
     65                                    1/12                      1/12
     66                                    1/12
     67                                    1/12                      1/12
     68                                    1/12                      1/12
     69                                    1/12                      1/12
     70                                    1/12                      1/12
     71                                    1/12                      1/12
     72                                    1/12                      1/12
     73                                    1/12                      1/12
     74                                    1/12
     75                                    1/12
     76                                    1/12                      1/12
     77                                    1/12                      1/12
     78                                    1/12                      1/12
     79                                    1/12
     80                                    1/12                      1/12
     81                                    1/12                      1/12
     82                                    1/12                      1/12
     83                                    1/12                      1/12
     84                                    1/12                      1/12
     85                                    1/12                      1/12
     86                                    1/12                      1/12
     87                                    1/12                      1/12
     88
     89                                    1/12                      1/12
     90                                    1/12
     91                                    1/12                      1/12
     92                                    1/12                      1/12
     93                                    1/12                      1/12
     94                                    1/12                      1/12
     95                                    1/12                      1/12
     96                                    1/12                      1/12
     97                                    1/12                      1/12
     98                                    1/12                      1/12
     99                                    1/12
    100                                    1/12
    101                                    1/12                      1/12
   101.1
   101.2
    102                                    1/12
    103                                    1/12                      1/12
    104                                    1/12                      1/12
    105                                    1/12                      1/12
    106                                    1/12                      1/12
    107                                    1/12                      1/12
    108                                    1/12                      1/12
    109                                    1/12                      1/12
   109.1
   109.2
    110                                    1/12
    111                                    1/12                      1/12
    112                                    1/12                      1/12
    113
    114                                    1/12                      1/12
    115                                    1/12
    116                                    1/12
    117                                    1/12
    118                                    1/12                      1/12
    119
    120                                    1/12                      1/12
    121                                    1/12                      1/12
    122
    123                                    1/12                      1/12
    124                                    1/12
    125                                    1/12                      1/12
    126                                    1/12                      1/12
    127                                    1/12                      1/12
    128                                    1/12                      1/12

________________________
(1) For the Canadian Loans (Loan Numbers 40, 66, 74, 79, 99, 100, 102, 115) all dollar amounts are US$ and based on a conversion rate of US$1 to C$1.4725.
(2) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on: 1) the terms of the Mortgage Loan, 2) the appraised values of the Mortgaged
    Properties, or 3) the square footage of the Mortgaged Properties.
(3) Each number identifies one of three groups of Crossed Loans.
(4) Each letter identifies one of eight groups of related Borrowers.
(5) The Mortgage Interest Rate on Loan Number 49 will be 7.875% on and after October 1, 2007.
(6) For the Canadian Loans, the Current Mortgage Interest Rate is the rate calculated based on the interest payments set forth in the related F/X Schedule in Annex D.
(7) For each Mortgage Loan, the excess of the related Mortgage Interest Rate over the related Master Servicing Fee Rate and the
    Trustee Fee Rate.
(8) "ACT/360" means interest accrues on the basis of the actual number of days elapsed and a 360-day year.
(9) For Loan Numbers 65, 86, 88 and 96, calculated as one year of interest; for all other Mortgage Loans, calculated as 12 times the Monthly Payment in effect as of the Cut-off Date.
(10) For four of the Balloon Loans (Loan Numbers 65, 86, 88 and 96) the remaining amortization term does not include the interest only period which precedes the Payment Adjustment Date. For all other Mortgage Loans, the remaining amortization term is equal to the original amortization term less the number of scheduled payments through the Cut-off Date.
(11) For Loan Numbers 49, 65, 86, 88 and 96, the date on which the Monthly Payment increases to include either payment of additional interest or payment of principal.
(12) Twelve times the Monthly Payment after giving effect to any change in the Monthly Payment effective on the Payment Adjustment
     Date.
(13) For ARD Loans, the related Anticipated Repayment Date.
(14) For ARD Loans, the ratio is calculated as of the related Anticipated Repayment Date.
(15) For Mortgage Loans whose terms allow for Defeasance, the second anniversary of the Delivery Date which was assumed to be
     August 1, 1999.
(16) With respect to Loan Number 24, NOI 97 and NOI 98 represent annualized NOI. With respect to Loan Numbers 12, 20, 32, 41, 47,
     65, 83, 85, 86, 96, 118, 119 and 124, NOI 98 represents annualized NOI. For such Mortgage Loans the annualized NOI is calculated based on the actual NOI for the indicated number of months.  With respect to Loan Number 64, the related NOI is the NOI for the fiscal year ending on the related September 30.
(17) Calculated as the ratio of UW Cash Flow to the greater of Annual Debt Service or New/Adjusted Annual Debt Service.
(18) 1/12 refers to 1/12th of the annual amount.
(19) With respect to Mortgage Loans secured by multiple Mortgaged Properties, the occupancy rate thereof is the weighted average occupancy rate for each Mortgaged Property based on either square feet or units thereof.

                                     ANNEX B
    CERTAIN CHARACTERISTICS OF MULTIFAMILY LOANS AND OTHER RESIDENTIAL LOANS


    SEQUENCE
     NUMBER                         PROPERTY NAME                            CITY            STATE      ZIP CODE
---------------------------------------------------------------------------------------------------------------------
        2         Ridgewood County Club Apts                               Fitchburg           WI         53713
        3         Woodfield Gardens Apartments                          Rolling Meadows        IL         60008
       12         Tregaron Oaks Apartments                                 Bellevue            NE         68123
      13.1        Cross Creek                                             Spartanburg          SC         29303
      13.2        Summertree                                              Greensboro           NC         27406
---------------------------------------------------------------------------------------------------------------------
      13.3        Tealpoint                                                Charlotte           NC         28205
       15         Sterling Woods Apartments                               Alpharetta           GA         30202
       17         Ludlam Point Apartments                                    Miami             FL         33155
       27         Eastland on the Lake Apts                                Columbus            OH         43232
       29         Deer Creek Apartments                                   Austintown           OH      44515-5302
---------------------------------------------------------------------------------------------------------------------
       30         Victoria Plaza Apartments                             North Olmstead         OH         44070
       33         Lakewood Park Health Center                               Downey             CA         90242
       36         Downey Community Health Center                            Downey             CA         90241
       37         Lakeshore Estates MHP                                     Goshen             OH         45122
       41         Ridge Terrace Health Care Ctr.                            Lantana            FL         33462
---------------------------------------------------------------------------------------------------------------------
       46         Paradise Hills Convalescent                              San Diego           CA         92139
       47         Embassy Place Apts - Phase I                             Highland            IN         46322
       51         Boca Bend Marina Apartments                             Boca Raton           FL         33432
       52         Glacier Hills Apartments                                  Madison            WI         53715
       55         Village Manor Apartments                              West Lafayette         IN         47906
---------------------------------------------------------------------------------------------------------------------
       57         Peridot Place/ The Woodlands                            Cape Coral           FL         33991
      61.1        Agape Manor and Village                                 Hazel Green          AL         35750
      61.2        Limestone Lodge and Manor                                 Athens             AL         35611
       63         Stonegate Apartments                                     Lakewood            WA         98467
       64         Ross Memorial Health Care Center                         Kennesaw            GA         30152
---------------------------------------------------------------------------------------------------------------------
       67         Glenwood Village Apartments                             Garden City          ID         83714
       80         The Fields Apartments                                   Bloomington          IN         47401
       85         Goddard Court Townhomes                                   Taylor             MI         48322
       90         Desert Knolls Convalescent Hospital                     Victorville          CA         92392
       92         Centinela Valley Care                                    Inglewood           CA         90301
---------------------------------------------------------------------------------------------------------------------
       98         Mobilelodge of Milpitas                                  Milpitas            CA         95035
       105        Townview Mobile Home Park                                 Dallas             TX         75211
      109.1       Mayfair Apts.                                              Miami             FL         33150
      109.2       Flamingo Apts.                                             Miami             FL         33150


    SEQUENCE             DETAILED                ORIGINAL/          INITIAL POOL
     NUMBER              PROPERTY                ALLOCATED            BALANCE
                           TYPE               LOAN BALANCE(2)        PER UNIT    UTILITIES PAID BY TENANT
---------------------------------------------------------------------------------------------------------------------
       2                Multifamily              31,200,000           35,903      Electricity, Gas, Water
       3                Multifamily              24,200,000           34,952            Electricity
       12               Multifamily              13,600,000           45,072          Electricity, Gas
      13.1              Multifamily               2,560,000           16,685      Electricity, Gas, Water
      13.2              Multifamily               4,570,000           31,440      Electricity, Gas, Water
---------------------------------------------------------------------------------------------------------------------
      13.3              Multifamily               6,350,000           29,124            Electricity
       15               Multifamily              12,410,000           46,222      Electricity, Gas, Water
       17               Multifamily              11,000,000           53,783                NAV
       27               Multifamily               7,150,000           18,918            Electricity
       29               Multifamily               6,500,000           17,885            Electricity
---------------------------------------------------------------------------------------------------------------------
       30               Multifamily               6,420,000           21,633          Electricity, Gas
       33              Nursing Home               6,000,000           25,928                None
       36              Nursing Home               5,775,000           29,118                None
       37            Mobile Home Park             5,700,000           13,298                NAV
       41              Nursing Home               5,300,000           43,822                None
---------------------------------------------------------------------------------------------------------------------
       46              Nursing Home               4,500,000           27,608                None
       47               Multifamily               4,500,000           69,861                NAV
       51               Multifamily               4,400,000           41,763      Electricity, Gas, Water
       52               Multifamily               4,200,000           34,165          Electricity, Gas
       55               Multifamily               4,000,000           32,721                NAV
---------------------------------------------------------------------------------------------------------------------
       57             Congregate Care             4,000,000           42,967                None
      61.1            Congregate Care             1,750,000           36,360                None
      61.2            Congregate Care             2,000,000           26,245                None
       63               Multifamily               3,525,000           29,312                NAV
       64              Nursing Home               3,500,000           34,939                None
---------------------------------------------------------------------------------------------------------------------
       67               Multifamily               3,400,000           24,818         Electricity, Water
       80               Multifamily               2,800,000           69,904      Electricity, Gas, Water
       85               Multifamily               2,500,000           25,424                NAV
       90              Nursing Home               2,250,000           17,827                None
       92              Nursing Home               2,235,000           11,661                None
---------------------------------------------------------------------------------------------------------------------
       98            Mobile Home Park             2,000,000           13,703                NAV
      105            Mobile Home Park             1,700,000           10,173      Electricity, Gas, Water
     109.1              Multifamily                 886,957           18,664          Electricity, Gas
     109.2              Multifamily                 813,043           21,861          Electricity, Gas


                                            STUDIOS/BEDS/PADS (1)
                                       --------------------------------------------------
   SEQUENCE                              AVG. RENT        MIN. RENT        MAX. RENT
     NUMBER              # OF UNITS     PER MO ($)(3)      PER MO ($)       PER MO ($)
-----------------------------------------------------------------------------------------
        2
        3
       12
      13.1
      13.2
-----------------------------------------------------------------------------------------
      13.3
       15
       17
       27
       29
-----------------------------------------------------------------------------------------
       30
       33                      231               83
       36                      198               95
       37                      426              184
       41                      120              169              169              180
-----------------------------------------------------------------------------------------
       46                      162               86
       47
       51                        5              535
       52                       29              480              470              485
       55
-----------------------------------------------------------------------------------------
       57                       92               53
      61.1                      48               47
      61.2                      76               53
       63
       64                      100               99
-----------------------------------------------------------------------------------------
       67
       80
       85
       90                      126              112
       92                      191               78
-----------------------------------------------------------------------------------------
       98                      145              255              216              350
       105                     166              221              220              270
      109.1                      2              375
      109.2


                                               1 BEDROOM
                                       --------------------------------------------------
    SEQUENCE                               AVG. RENT        MIN. RENT        MAX. RENT
     NUMBER                # OF UNITS     PER MO ($)(3)      PER MO ($)       PER MO ($)
-----------------------------------------------------------------------------------------
        2                      243              543              530              550
        3                      170              750              750              750
       12                      196              571              535              640
      13.1                     152              355              300              355
      13.2                      56              465              435              455
-----------------------------------------------------------------------------------------
      13.3                      83              494              490              500
       15                       98              683              645              720
       17                       72              750              750              750
       27                      240              385              325              475
       29                      168              370
-----------------------------------------------------------------------------------------
       30                      165              514
       33
       36
       37
       41
-----------------------------------------------------------------------------------------
       46
       47
       51                       56              610
       52                       81              605              585              625
       55                       58              475              460              490
-----------------------------------------------------------------------------------------
       57
      61.1
      61.2
       63                       45              535
       64
-----------------------------------------------------------------------------------------
       67                       40              470              465              475
       80                        4              705              700              720
       85                        6              468              480
       90
       92
-----------------------------------------------------------------------------------------
       98
       105
      109.1                     44              475              475              475
      109.2                      8              475              475              475


                                          2 BEDROOMS
                                       --------------------------------------------------
    SEQUENCE                               AVG. RENT        MIN. RENT        MAX. RENT
     NUMBER                # OF UNITS     PER MO ($)(3)      PER MO ($)       PER MO ($)
-----------------------------------------------------------------------------------------
       2                      541              637              625              695
       3                      394              848              830              880
       12                     104              719              690              755
      13.1
      13.2                     88              560              464              560
-----------------------------------------------------------------------------------------
      13.3                    133              620              600              640
       15                      98              748              700              795
       17                     132              900              900              900
       27                     136              484              395              545
       29                     180              470
-----------------------------------------------------------------------------------------
       30                     112              619
       33
       36
       37
       41
-----------------------------------------------------------------------------------------
       46
       47                      64            1,010              975            1,045
       51                      39              700
       52                      12              687              675              700
       55                      30              620              620              620
-----------------------------------------------------------------------------------------
       57
      61.1
      61.2
       63                      75              635
       64
-----------------------------------------------------------------------------------------
       67                      96              555              550              560
       80                      31              938              875            1,020
       85                      80              550
       90
       92
-----------------------------------------------------------------------------------------
       98
      105
     109.1
     109.2                     28              575              575              575


                                                   3 BEDROOMS
                                          -------------------------------------------------------
    SEQUENCE                               AVG. RENT        MIN. RENT      MAX. RENT   ELEVATOR
     NUMBER               # OF UNITS     PER MO ($)(3)      PER MO ($)     PER MO ($)  (YES/NO)
-------------------------------------------------------------------------------------------------
       2                       78              818              810              825      No
       3                      128            1,036            1,020            1,055      No
       12                                                                                 No
      13.1                                                                                No
      13.2                                                                                No
-------------------------------------------------------------------------------------------------
      13.3                                                                                No
       15                      70              853              825              880      No
       17                                                                                 No
       27                                                                                 No
       29                      12              525                                        No
-------------------------------------------------------------------------------------------------
       30                      19              719                                       Yes
       33                                                                                 No
       36                                                                                 No
       37                                                                                 No
       41                                                                                 No
-------------------------------------------------------------------------------------------------
       46                                                                                 No
       47                                                                                 No
       51                       4              850                                        No
       52                                                                                 No
       55                      34              755              730              780      No
-------------------------------------------------------------------------------------------------
       57                                                                                 No
      61.1                                                                                No
      61.2                                                                                No
       63                                                                                 No
       64                                                                                 No
-------------------------------------------------------------------------------------------------
       67                                                                                 No
       80                       5            1,060            1,060            1,060      No
       85                      12              650                                        No
       90                                                                                 No
       92                                                                                 No
-------------------------------------------------------------------------------------------------
       98                                                                                 No
      105                                                                                 No
     109.1                                                                                No
     109.2                                                                                No


(1) Number of studios with respect to multifamily properties, number of beds with respect to nursing homes and congregate care facilities and number of pads with respect to mobile home parks.

(2) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on either: 1) the terms of the Mortgage Loan; 2) the appraised values of the Mortgaged Properties; or 3) the square footage of the Mortgaged Properties.

(3) Average rents were determined based on an average of the current asking rents set forth in the appraisal for the related Mortgaged Property.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX C
         CERTAIN CHARACTERISTICS OF OFFICE, INDUSTRIAL AND RETAIL LOANS


    SEQUENCE                         PROPERTY NAME                                CITY            STATE
     NUMBER
----------------------------------------------------------------------------------------------------------
      1.1        Western Hills Plaza                                           Cincinnati           OH
      1.2        Gwinnett Market Fair                                            Duluth             GA
      1.3        Mt. Prospect Plaza                                           Mt. Prospect          IL
      1.4        West Falls Church                                            Falls Church          VA
----------------------------------------------------------------------------------------------------------
       4         51 Sleeper Street                                               Boston             MA
       6         Vartan Building                                               Harrisburg           PA
       8         Northfield Office Park I & II                                    Troy              MI
       9         Merrill Place                                                  Seattle             WA
       10        Becker Office Building                                          Peoria             IL
----------------------------------------------------------------------------------------------------------
       11        The Tower Building                                             Seattle             WA
       14        University Plaza Building                                     Anchorage            AK
       16        Sealy Outlet Center                                             Sealy              TX
       19        Riverside Centre                                              Riverside            CA
       20        Stuart Centre                                                   Stuart             FL
----------------------------------------------------------------------------------------------------------
       22        Post Distribution Building                                      Sumner             WA
       23        Broadway Summit Office Building                              Kansas City           MO
       24        IBM Building                                                  Boca Raton           FL
       25        Nebraska Crossing Factory Store                                 Gretna             NE
       26        Van Buren Building                                            Milwaukee            WI
----------------------------------------------------------------------------------------------------------
       28        Grand Central Office Building                                 St. Louis            MO
       31        Quail Park III                                                Las Vegas            NV
      32.1       Prestwick Pointe I-V                                           Danville            IN
      32.2       Prestwick Junction Pointe                                      Danville            IN
       34        Phillips Highway Commerce Park                               Jacksonville          FL
----------------------------------------------------------------------------------------------------------
      35.1       El Paso Commerce - A                                           El Paso             TX
      35.2       El Paso Commerce - B                                           El Paso             TX
      35.3       El Paso Commerce - C                                           El Paso             TX
       38        Village Portico                                                 Miami              FL
       39        North Coast Medical                                          Morgan Hill           CA
----------------------------------------------------------------------------------------------------------
       42        Power House Office Building and Theatre                       St. Louis            MO
       43        Horizon Outlet Center-Traverse                                 Traverse            MI
       44        New Landing Shopping Center                                  Kansas City           MO
       45        Plaza De Las Palmas                                            El Cajon            CA
       48        Meadow Plaza Shopping Center                                  Pleasanton           CA
----------------------------------------------------------------------------------------------------------
       50        First Data Building                                              Ames              IA
       53        Bayshore Plaza Shopping Ctr                                  Huntersville          NC
       54        Westridge Village Shopping Ctr                               Rocky Mount           NC
       56        Deerfoot Village                                                Starke             FL
       58        5 & 7 Burroughs Warehouse                                       Irvine             CA
----------------------------------------------------------------------------------------------------------
       59        717 Second Street, NE                                         Washington           DC
       60        Lake Plaza South                                              Milwaukee            OR
       62        Mercado del Sol                                               Las Vegas            NV
       65        Williams Sonoma                                             Oklahoma City          OK
       66        Harbourside Production Studio                                  Toronto             ON
----------------------------------------------------------------------------------------------------------
       69        34th South Broadway                                          White Plains          NY
       70        Pulse Athletic Club                                           Greenville           NC
       72        Willow Station Shopping Center                                 Greeley             CO
       73        Mt. Vernon Gateway Centre                                     Mt. Vernon           OH
       75        GTS Durateck Building                                          Columbia            MD
----------------------------------------------------------------------------------------------------------
       76        Plantation Plaza                                                Stuart             FL
       77        Giant Eagle Shopping Center                                 Roaring Spring         PA
       78        John Young Crossing Shop.Ctr.                                  Orlando             FL
       81        333 Market Street                                              Oakland             CA
       82        Wells Fargo Plaza                                             San Diego            CA
----------------------------------------------------------------------------------------------------------
       83        Chagrin Lee Square                                          Shaker Heights         OH
       84        7127 Riverside Building                                         Tulsa              OK
       86        Petsmart                                                  North Little Rock        AR
       87        Adams Building                                                Milwaukee            WI
       88        Staples                                                         Akron              OH
----------------------------------------------------------------------------------------------------------
       91        Crystal Lake Plaza                                             Orlando             FL
       93        Goff Plaza                                                   Albuquerque           NM
       94        New York Plaza & Arcade                                      Winter Park           FL
       95        Jackson Building                                              Milwaukee            WI
       96        Eckerds                                                       Monticello           NY
----------------------------------------------------------------------------------------------------------
       97        Ponte Vedra Office Complex                                   Ponte Vedra           FL
     101.1       Eliada Plaza                                                   Ashville            NC
     101.2       Canton Bi-Lo                                                   Ashville            NC
      104        Waverly Tower Shopping Center                                 Baltimore            MD
      106        Clarke Road Shopping Center                                    Orlando             FL
----------------------------------------------------------------------------------------------------------
      107        Cripple Creek Shopping Center                               Lawrenceville          GA
      108        Wilmington Athletic Club                                      Wilmington           NC
      110        Westport Commercial                                             Omaha              NE
      111        Colorado Office Park                                            Stuart             FL
      112        Four Seasons Retail                                        Sterling Heights        MI
----------------------------------------------------------------------------------------------------------
      113        John Rupp Dacotah Blvd                                         St. Paul            MN
      114        Hur Warehouses                                                  Austin             TX
      116        Massara's Plaza                                               Twinsburg            OH
      117        1420 S. Lewis Avenue                                            Tulsa              OK
      118        Summers Village Shopping Ctr                                    Irving             TX
----------------------------------------------------------------------------------------------------------
      119        John Rupp Exchange Rd                                          St. Paul            MN
      120        Broadway/Bellfort Center                                       Houston             TX
      121        Willow Creek Professional Blg                                  San Jose            CA
      122        John Rupp University Club                                      St. Paul            MN
      123        Hutchinson Island Shoppes                                 Hutchinson Island        FL
----------------------------------------------------------------------------------------------------------
      124        Hollywood Video - Miami                                         Miami              FL
      125        Stirling Palm Plaza                                          Cooper City           FL
      126        Suwannee Plaza Shopping Center                                Chiefland            FL
      127        Commercial Blvd.                                            Ft. Lauderdale         FL
      128        The Niland Building                                            El Paso             TX
----------------------------------------------------------------------------------------------------------


                                                                 ORIGINAL/         INITIAL POOL
    SEQUENCE         ZIP CODE             DETAILED              ALLOCATED            BALANCE
     NUMBER                            PROPERTY TYPE         LOAN BALANCE(2)       PER SQ. FT.
--------------------------------------------------------------------------------------------------
      1.1             22209       Anchored Retail                    24,000,000       53.15
      1.2             30096       Anchored Retail                    14,500,000       74.13
      1.3             60056       Anchored Retail                    14,500,000       48.34
      1.4             22044       Anchored Retail                     5,400,000       62.81
--------------------------------------------------------------------------------------------------
       4              02110       Office                             23,000,000      156.05
       6              17110       Office                             17,918,000       86.51
       8              48095       Office                             17,500,000       82.60
       9              98104       Office                             17,000,000       94.13
       10           61602-1241    Office                             14,700,000       89.48
--------------------------------------------------------------------------------------------------
       11             98101       Office                             14,360,000       99.48
       14             99501       Office                             12,750,000      103.56
       16             77474       Factory Outlet                     11,115,000       57.97
       19             92501       Office                             10,400,000       67.62
       20             34994       Anchored Retail                    10,000,000       50.62
--------------------------------------------------------------------------------------------------
       22             98390       Industrial                          7,800,000       29.28
       23             64111       Office                              7,700,000       63.21
       24             33434       Mixed Use                           7,600,000       51.01
       25             68028       Factory Outlet                      7,485,000       39.06
       26             53202       Office                              7,500,000       53.43
--------------------------------------------------------------------------------------------------
       28             63103       Office                              6,525,000      105.56
       31             89106       Office                              6,400,000       88.80
      32.1            41220       Mixed Use                           5,334,393       64.75
      32.2            41220       Mixed Use                             815,607       65.00
       34             32216       Industrial                          6,000,000       49.20
--------------------------------------------------------------------------------------------------
      35.1            79915       Industrial                            693,898       15.16
      35.2            79915       Industrial                            525,112       15.14
      35.3            79915       Industrial                          4,650,990       16.38
       38             33130       Anchored Retail                     5,600,000      192.02
       39             95037       Industrial                          5,550,000       74.80
--------------------------------------------------------------------------------------------------
       42             63103       Office                              5,255,000       51.71
       43             49684       Factory Outlet                      5,205,000       33.78
       44             64131       Anchored Retail                     4,700,000       22.88
       45             92020       Unanchored Retail                   4,600,000      106.66
       48             94566       Anchored Retail                     4,474,000       83.04
--------------------------------------------------------------------------------------------------
       50             50010       Office                              4,425,000       73.08
       53             28078       Anchored Retail                     4,155,000       79.79
       54             27804       Anchored Retail                     4,200,000       45.38
       56             31091       Anchored Retail                     4,000,000       37.52
       58             92718       Industrial                          3,950,000       50.64
--------------------------------------------------------------------------------------------------
       59             20006       Office                              3,920,000      146.46
       60             97267       Office                              3,850,000      115.80
       62             89102       Unanchored Retail                   3,650,000      120.97
       65             73114       Office                              3,450,000       96.20
       66            M4M 3L5      Industrial                          3,395,586       45.62
--------------------------------------------------------------------------------------------------
       69             10601       Office                              3,292,500       63.93
       70             27858       Unanchored Retail                   3,185,000       77.75
       72             80632       Unanchored Retail                   3,100,000       35.93
       73                         Anchored Retail                     3,000,000       69.83
       75             21046       Office                              3,000,000       85.61
--------------------------------------------------------------------------------------------------
       76             34994       Unanchored Retail                   3,000,000       43.86
       77             16673       Anchored Retail                     3,000,000       49.93
       78             32835       Anchored Retail                     2,860,000      115.88
       81             94607       Industrial                          2,650,000       37.46
       82             92114       Mixed Use                           2,615,000       91.74
--------------------------------------------------------------------------------------------------
       83             44120       Mixed Use                           2,560,000       48.68
       84             74136       Office                              2,500,000       67.09
       86             72117       Unanchored Retail                   2,453,000       74.70
       87             53202       Office                              2,400,000       55.97
       88             44319       Anchored Retail                     2,300,000       95.64
--------------------------------------------------------------------------------------------------
       91             32835       Anchored Retail                     2,250,000       42.06
       93           87105-3182    Anchored Retail                     2,250,000       29.59
       94           32789-5093    Unanchored Retail                   2,200,000      101.98
       95             53202       Office                              2,166,000       42.52
       96             12701       Anchored Retail                     2,140,000      158.52
--------------------------------------------------------------------------------------------------
       97             32082       Office                              2,000,000       99.65
     101.1            28806       Anchored Retail                     1,000,000       29.44
     101.2            28806       Anchored Retail                       850,000       29.48
      104             21218       Anchored Retail                     1,800,000       33.37
      106             32835       Anchored Retail                     1,700,000       80.36
--------------------------------------------------------------------------------------------------
      107             30243       Unanchored Retail                   1,700,000       73.18
      108             28401       Unanchored Retail                   1,675,000       43.40
      110             68137       Unanchored Retail                   1,700,000       72.62
      111             34994       Mixed Use                           1,650,000       55.34
      112             48314       Unanchored Retail                   1,635,000       51.54
--------------------------------------------------------------------------------------------------
      113             55101       Office                              1,590,000       52.73
      114             78758       Mixed Use                           1,550,000       26.34
      116             44087       Anchored Retail                     1,500,000       28.53
      117             74104       Unanchored Retail                   1,450,000      123.31
      118             75038       Unanchored Retail                   1,450,000       68.90
--------------------------------------------------------------------------------------------------
      119             55101       Office                              1,430,000       41.35
      120             77017       Unanchored Retail                   1,400,000       49.27
      121             95125       Office                              1,395,000       84.02
      122             55102       Mixed Use                           1,375,000       50.69
      123             34957       Anchored Retail                     1,350,000       72.85
--------------------------------------------------------------------------------------------------
      124             33175       Unanchored Retail                   1,300,000      172.28
      125             33328       Unanchored Retail                   1,210,000      125.13
      126             32626       Unanchored Retail                   1,100,000       62.82
      127             33308       Mixed Use                           1,000,000       62.42
      128             32801       Industrial                          1,000,000       12.15
--------------------------------------------------------------------------------------------------




                                                      LARGEST TENANT (1)
                 ---------------------------------------------------------------------------------------------
    SEQUENCE                                NAME                                SQ. FT.        LEASE EXP.
     NUMBER                                                                                       DATE
--------------------------------------------------------------------------------------------------------------
      1.1        Sears (A2/A-)                                                  129,615         12/31/14
      1.2        A&P (Baa3/BBB-)                                                 46,193          1/31/08
      1.3        Walgreen Computer (Aa3/A+)                                      72,897         11/30/05
      1.4        Safeway (Baa2/BBB)                                              37,841          1/31/13
--------------------------------------------------------------------------------------------------------------
       4         Commonwealth of Massachusetts (Aa3/AA-)                        147,142          1/21/04
       6         Synertech Health Systems Solutions                             206,900          4/30/09
       8         General Motors (A2/A)                                           22,169          7/31/03
       9         Tera Computer                                                   85,000          12/8/08
       10        IDOT                                                            58,600          6/30/03
--------------------------------------------------------------------------------------------------------------
       11        Fisher Broad.                                                   14,351          8/31/05
       14        IRS/Minerals Mgmt. Services                                     51,815         10/18/04
       16        Spiegel (Ba3/NR)                                                25,550          1/31/08
       19        Stewart Title                                                   20,968          9/3/03
       20        TJ Maxx (A3/A-)                                                 32,249          9/30/08
--------------------------------------------------------------------------------------------------------------
       22        Post Distribution                                              263,800          2/13/13
       23        Central Business                                                19,800         10/31/07
       24        IBM (A1/A+)                                                    147,090          2/27/02
       25        Levi's Outlet by M.O.S.T                                        10,000          7/31/01
       26        Ameritech (Aa3/AA+)                                             28,932         12/31/00
--------------------------------------------------------------------------------------------------------------
       28        TBWA Advertising                                                31,188          4/1/01
       31        NovaCare                                                        4,920          12/31/02
      32.1       Tower Club                                                      31,258         10/31/99
      32.2       J.A.K In the Box                                                6,500           5/5/01
       34        Mordar Realty                                                   3,770           8/31/03
--------------------------------------------------------------------------------------------------------------
      35.1       Broker's Logistics                                              45,548         10/31/10
      35.2       Broker's Logistics                                              34,523         10/31/10
      35.3       Broker's Logistics                                             282,550         10/31/10
       38        Eckerd Drug (A3/BBB+)                                           10,523          8/9/17
       39        North Coast Medical                                             73,600         11/30/10
--------------------------------------------------------------------------------------------------------------
       42        Wallace Theaters                                                43,703          5/31/03
       43        Horizon Cinemas                                                 26,000          5/31/16
       44        CJ's Gold                                                       35,702         10/31/02
       45        Century 21                                                      6,581           8/31/02
       48        Nob Hill Store                                                  33,161          4/30/10
--------------------------------------------------------------------------------------------------------------
       50        First Data Solutions Inc. (A2/A)                                60,480          4/30/09
       53        Village Furniture                                               19,777          1/1/05
       54        Harris Teeter                                                   35,475          12/9/08
       56        Wal-Mart (Aa2/AA)                                               43,553          1/31/09
       58        UCAR Composites                                                 77,852          6/1/04
--------------------------------------------------------------------------------------------------------------
       59        America's Voice                                                 16,164          6/30/99
       60        FMC Dialysis                                                    11,415          2/1/09
       62        Kasey Designs & Sofa Gallery                                    9,901           3/31/05
       65        Williams-Sonoma                                                 35,862          8/31/08
       66        Showline Ltd.                                                   73,734          12/2/08
--------------------------------------------------------------------------------------------------------------
       69        NHWC, Inc.                                                      4,800             MTM
       70        Athletic Clubs Inc.                                             40,828          5/31/05
       72        Metro ARC                                                       21,504          9/30/03
       73        Staples (Baa2/BBB-)                                             23,925         12/31/13
       75        GTS Duratek                                                     35,000         12/31/06
--------------------------------------------------------------------------------------------------------------
       76        Stuart Lanes                                                    40,408         12/31/22
       77        Giant Eagle                                                     46,900          4/30/15
       78        Eckerd Drug (A3/BBB+)                                           9,504           1/9/16
       81        Darcoid Rubber Co.                                              27,733          1/31/01
       82        American Red Cross                                              4,370           9/30/01
--------------------------------------------------------------------------------------------------------------
       83        US Postal Service                                               17,132          8/31/02
       84        Ikon Office Solutions (Baa1/BBB+)                               28,188          9/30/08
       86        Petsmart (Caa1/B+)                                              26,040          1/31/16
       87        Executive Director                                              24,000          4/30/09
       88        Staples (Baa2/BBB-)                                             24,049         11/30/13
--------------------------------------------------------------------------------------------------------------
       91        WinnDixie                                                       31,900          1/1/07
       93        Furrs                                                           42,543          8/31/15
       94        Wyhuma Inc.                                                     5,878           12/1/04
       95        Computer People Unl.                                            32,475         11/30/01
       96        Eckerd Drug (A3/BBB+)                                           13,500          1/31/18
--------------------------------------------------------------------------------------------------------------
       97        Tucker Federal Bank                                             7,500           6/30/03
     101.1       Bi-Lo (A3/A)                                                    25,298          2/28/03
     101.2       Bi-Lo (A3/A)                                                    20,000          2/28/04
      104        Food-A-Rama Group,  Inc.                                        22,826          1/31/00
      106        Eckerd Drug (A3/BBB+)                                           9,504          12/16/13
--------------------------------------------------------------------------------------------------------------
      107        Music ans Arts Center                                           5,000           7/14/00
      108        Athletic Clubs Incorporated                                     38,800          5/31/05
      110        Entertainment Concepts                                          9,220           6/30/02
      111        Wachovia Bank (Aa3/AA-)                                         7,615           12/9/00
      112        Yankee Carpenter                                                5,900           5/1/02
--------------------------------------------------------------------------------------------------------------
      113        WA Frost                                                        15,000          9/1/18
      114        Hur Chemical & Packaging                                        13,720         12/31/01
      116        Massara Grocery                                                 28,922          4/30/14
      117        Blockbuster (Baa3/BBB-)                                         6,500          10/31/07
      118        Blockbuster (Baa3/BBB-)                                         6,185           2/1/00
--------------------------------------------------------------------------------------------------------------
      119        Science Museum of MN                                            7,013           1/1/00
      120        Califf Inv. Inc.                                                3,700           8/31/99
      121        Mitchell, Burrow, et al                                         5,109          12/31/04
      122        University Club                                                 27,000          11/1/18
      123        Island Fine Food                                                6,864           2/8/00
--------------------------------------------------------------------------------------------------------------
      124        Hollywood Video (B3/B+)                                         7,488           8/25/13
      125        Meds Express                                                    2,125          10/31/03
      126        Hibbett Sporting                                                4,800           7/31/03
      127        Dr. John W. Holston, Jr.                                        2,731           5/31/04
      128        Niland Co.                                                      81,547          1/31/14
--------------------------------------------------------------------------------------------------------------


                                                    2ND LARGEST TENANT (1)
                 ---------------------------------------------------------------------------------------------
    SEQUENCE                                NAME                                SQ. FT.        LEASE EXP.
     NUMBER                                                                                       DATE
--------------------------------------------------------------------------------------------------------------
      1.1        Kroger (Baa3/BBB-)                                              62,232          4/30/10
      1.2        Marshalls (A3/A-)                                               27,054          1/31/03
      1.3        Dominick's Groc. (Baa2/BBB)                                     37,600         10/31/05
      1.4        Rite Aid (Baa1/BBB)                                             9,191          12/10/00
--------------------------------------------------------------------------------------------------------------
       4         NA                                                                NA              NA
       6         NA                                                                NA              NA
       8         National Bank of Detroit (Aa3/A+)                               19,988         12/31/01
       9         Tera Pocket Space                                               35,848          12/8/08
       10        Magna Bank/Union Bank                                           18,211         12/31/02
--------------------------------------------------------------------------------------------------------------
       11        Virtual Adv.                                                    13,696          7/31/01
       14        VECO Engineering                                                29,150         12/31/05
       16        Liz Claiborne                                                   12,000          8/31/10
       19        Ernst & Young                                                   17,396          9/30/08
       20        Home Goods                                                      30,000          9/30/08
--------------------------------------------------------------------------------------------------------------
       22        NA                                                                NA              NA
       23        US Postal Inspector                                             13,500          4/30/02
       24        NA                                                                NA              NA
       25        Linen Barn                                                      9,770           6/30/04
       26        Cramer-Krasselt                                                 27,654          8/31/02
--------------------------------------------------------------------------------------------------------------
       28        Van de Kamp                                                     12,349          4/1/01
       31        Staffmark                                                       4,520           8/31/03
      32.1       Mulligans                                                       8,450           5/16/00
      32.2       Ridgegate Inc.                                                  2,375           8/31/01
       34        Leigh Fogal Fine Arts                                           3,600          10/31/01
--------------------------------------------------------------------------------------------------------------
      35.1       NA                                                                NA              NA
      35.2       NA                                                                NA              NA
      35.3       NA                                                                NA              NA
       38        Dante' Market                                                   2,760           3/31/08
       39        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       42        Emmis Broadcasting                                              15,048          10/1/07
       43        Linen Barn                                                      10,048          5/31/04
       44        West Lake Hardware                                              34,555         11/30/02
       45        Payless Shoes                                                   3,055          12/31/99
       48        Pleasanton Urgent Care                                          4,067           10/1/02
--------------------------------------------------------------------------------------------------------------
       50        NA                                                                NA              NA
       53        Eckerd Drug (A3/BBB+)                                           10,908          1/31/19
       54        Arnold's Drug                                                   7,200           2/28/03
       56        Food Lion (A3/A-)                                               25,000          2/26/09
       58        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       59        Free Congress                                                   10,301         11/14/18
       60        Willamette Dental                                               6,300           9/30/03
       62        Simmons Beauty Rest                                             3,500           3/31/02
       65        NA                                                                NA              NA
       66        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       69        NY School of Court                                              4,257           1/14/05
       70        NA                                                                NA              NA
       72        All American Rentals                                            9,072          10/31/01
       73        On Cue                                                          5,000           1/31/07
       75        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       76        Sakura Restaurant                                               5,218           8/31/03
       77        Family Dollar                                                   7,200           7/31/03
       78        Super Video Games                                               3,980           8/1/01
       81        Johnstone Supply                                                21,299          7/31/05
       82        CRASH Inc.                                                      3,708          11/30/00
--------------------------------------------------------------------------------------------------------------
       83        St. Lukes Hospital                                              15,509          9/30/03
       84        National Bank of Commerce                                       5,830           8/31/08
       86        Concentra                                                       6,800           7/31/04
       87        Bailey's                                                        5,600           6/30/02
       88        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       91        Eckerd Drug (A3/BBB+)                                           9,520          12/31/06
       93        Family Dollar                                                   8,704          12/31/01
       94        Cuisine 2000                                                    3,400           9/30/08
       95        Indus, Inc.                                                     7,000           5/31/03
       96        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       97        Tucker Federal Bank                                             3,445          10/31/01
     101.1       CVS (A3/A)                                                      8,450          10/31/02
     101.2       Eckerd Drug (A3/BBB+)                                           8,640           10/1/01
      104        Family Dollar Stores of Maryland, Inc.                          10,000         12/31/03
      106        Blockbuster Video (Baa3/BBB-)                                   5,500          10/31/06
--------------------------------------------------------------------------------------------------------------
      107        X-Tra Touch Dry Cleaners                                        3,000           1/31/08
      108        NA                                                                NA              NA
      110        Immanuel Medical Ctr                                            7,450           8/31/99
      111        Sunshine Music Group                                            3,569           6/30/00
      112        Orphaned Furniture                                              5,400           2/28/03
--------------------------------------------------------------------------------------------------------------
      113        The 106 Group                                                   3,581          10/31/01
      114        Buffet Palace                                                   5,259           5/31/01
      116        Bettys Hallmark                                                 6,300           1/31/02
      117        Healthsouth (Baa3/BBB)                                          5,226           4/30/03
      118        Judge Beans                                                     5,232           7/31/03
--------------------------------------------------------------------------------------------------------------
      119        Ewald Crossing                                                  3,925           9/30/02
      120        So. Texas Dental                                                3,030          11/30/02
      121        McFarlane & Cazale                                              4,152          11/30/03
      122        NA                                                                NA              NA
      123        Sunrise Surf Shop                                               3,375          11/30/99
--------------------------------------------------------------------------------------------------------------
      124        NA                                                                NA              NA
      125        Mommy & Me Nails                                                1,565           10/1/03
      126        Dollar Tree                                                     3,990           4/30/00
      127        American Home Loan Mortgage                                     2,500           8/31/99
      128        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------


                                                    3RD LARGEST TENANT (1)
                 ---------------------------------------------------------------------------------------------
    SEQUENCE                                NAME                                SQ. FT.        LEASE EXP.
     NUMBER                                                                                       DATE
--------------------------------------------------------------------------------------------------------------
      1.1        Media Play                                                      40,440          1/31/05
      1.2        T.J. Maxx (A3/A-)                                               24,300          9/30/02
      1.3        Marshalls (A3/A-)                                               35,000          1/31/02
      1.4        Bath & Tile                                                     6,640           4/30/05
--------------------------------------------------------------------------------------------------------------
       4         NA                                                                NA              NA
       6         NA                                                                NA              NA
       8         Hayman Co                                                       12,716          4/30/04
       9         Freeshop                                                        18,803          5/31/03
       10        Hedec Law                                                       15,090         10/31/08
--------------------------------------------------------------------------------------------------------------
       11        Viewpoint                                                       8,214           7/31/01
       14        VECO                                                            15,054          9/30/00
       16        Reebok Factory Store (Baa3/BBB-)                                10,000          9/30/02
       19        Burker, Williams, Sorensen                                      13,980          10/9/01
       20        Office Depot (Baa2/BBB)                                         25,000          6/30/01
--------------------------------------------------------------------------------------------------------------
       22        NA                                                                NA              NA
       23        Wilson                                                          12,598         10/31/00
       24        NA                                                                NA              NA
       25        Dress Barn                                                      9,000           6/30/02
       26        Peterson Johnson                                                15,733          8/31/03
--------------------------------------------------------------------------------------------------------------
       28        GSA - General Accounting (Aaa/AAA)                              9,255           12/1/07
       31        Advanstaff                                                      4,416           9/30/00
      32.1       Amerigas (Ba3/BB+)                                              4,350          11/30/00
      32.2       Candles & Stuff                                                 1,250          10/31/00
       34        GTE Communications (Baa1/A)                                     3,280           9/30/03
--------------------------------------------------------------------------------------------------------------
      35.1       NA                                                                NA              NA
      35.2       NA                                                                NA              NA
      35.3       NA                                                                NA              NA
       38        Havana Cafe                                                     2,100           6/30/08
       39        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       42        Maekey & Assoc.                                                 14,000          12/1/03
       43        Bass Co. Store                                                  8,500          12/31/04
       44        David Kim                                                       23,790          7/31/02
       45        China Diamond                                                   3,000           2/28/05
       48        Grand Slam Pizza                                                3,306          11/30/02
--------------------------------------------------------------------------------------------------------------
       50        NA                                                                NA              NA
       53        Captains Galley                                                 7,005           8/31/02
       54        AAA Travel Agency                                               4,200           8/31/99
       56        Scotty's Hardware                                               10,000          9/10/99
       58        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       59        Coalitions of America                                            525           12/31/99
       60        American Express (A1/A+)                                        4,601           1/31/04
       62        Honey Baked Ham                                                 3,120          10/31/00
       65        NA                                                                NA              NA
       66        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       69        Allee King Rowsen                                               4,209          12/31/02
       70        NA                                                                NA              NA
       72        BIO Medical Applications                                        6,580           1/31/04
       73        Shastar                                                         4,800           1/31/06
       75        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       76        Amer. Auto                                                      4,734           7/14/03
       77        Pro Care                                                        2,400           5/31/00
       78        Mega Wash Systems                                               3,500           7/5/06
       81        San Francisco News Paper Agency                                 21,233          7/31/02
       82        U.S. Post Office                                                3,695           1/31/01
--------------------------------------------------------------------------------------------------------------
       83        Walgreens (Aa3/A+)                                              13,500         12/31/14
       84        NA                                                                NA              NA
       86        NA                                                                NA              NA
       87        Shabahang Rugs                                                  2,531          12/31/06
       88        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       91        Center Stage                                                    2,800          12/31/01
       93        Familia Mexicana                                                8,000           3/30/02
       94        Euro Pine Furniture                                             2,483           7/15/01
       95        Sigma Property Management                                       8,310           4/30/99
       96        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------
       97        Walter, Koegler & Dilleingham                                   3,282           9/1/02
     101.1       NA                                                                NA              NA
     101.2       NA                                                                NA              NA
      104        Parts America, Inc.                                             9,000          12/31/08
      106        Great Clips                                                     1,375          12/17/99
--------------------------------------------------------------------------------------------------------------
      107        Mattress for Less                                               2,500          10/14/01
      108        NA                                                                NA              NA
      110        Westport Dental                                                 1,640           7/31/99
      111        Housecall Home                                                  3,520           8/14/00
      112        Mesquite Tavern                                                 4,850           12/1/05
--------------------------------------------------------------------------------------------------------------
      113        1000 Friends                                                    1,677           10/1/01
      114        Brake Centers of SW, Inc.                                       4,820           3/31/03
      116        Maxx Dougans                                                    5,550           9/30/00
      117        NA                                                                NA              NA
      118        Dr Stone                                                        2,094           6/30/01
--------------------------------------------------------------------------------------------------------------
      119        Thomas Olsen                                                    3,355          10/30/99
      120        Stop N Drive                                                    2,400           4/30/02
      121        Sigforms                                                        2,464          11/30/00
      122        NA                                                                NA              NA
      123        United States Postal                                            2,475           4/30/02
--------------------------------------------------------------------------------------------------------------
      124        NA                                                                NA              NA
      125        Dairy Queen                                                     1,200           4/2/03
      126        Radio Shack (Baa1/A-)                                           2,450           1/31/04
      127        Dr. John Watson, MD                                             2,184           5/31/04
      128        NA                                                                NA              NA
--------------------------------------------------------------------------------------------------------------

(1) The rating set forth next to the name of each tenant, as reported by the related Borrower, is the rating most recently reported by Moody's or Standard & Poor's (in that order) for the tenant, if not available, the senior unsecured debt thereof, or, if not available, the subordinated debt thereof. If such ratings were not available for the tenant or its debt, the indicated rating will be the rating most recently reported by Moody's or Standard & Poor's (in that order) for an affiliate of the tenant, if not available, the senior unsecured debt of such affiliate, or, if not available, the subordinated debt of such affiliate. To the extent such ratings represent the rating of an entity other than the indicated tenant, such entity may have no obligation under the related lease or any other arrangement to support the tenant, satisfy its obligation under the lease or otherwise assist the tenant in performing its obligations under the lease.

(2) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's principal balance is allocated to the respective Mortgaged Properties based on: 1) the terms of the Mortgage Loan; 2) the appraised values of the Mortgaged Properties; or 3) the square footage of the Mortgaged Properties.

                                     ANNEX D
                                  F/X SCHEDULES
ANNEX D

                                             LOAN NUMBER 40: BLOOR STREET QUALITY HOTEL
----------------------------    ---------------------------------------------------------------------
                                             TOTAL US$            PRINCIPAL US$           INTEREST US$
       PAYMENT DATE                           PAYMENT                PAYMENT                PAYMENT
----------------------------    ---------------------------------------------------------------------
September 1, 1999                            47,966.57              10,544.79              37,421.78
October 1, 1999                              47,961.70              10,612.90              37,348.80
November 1, 1999                             47,956.79              10,681.44              37,275.35
December 1, 1999                             47,951.84              10,750.42              37,201.42
January 1, 2000                              47,946.87              10,819.85              37,127.02
February 1, 2000                             47,941.87              10,889.73              37,052.14
March 1, 2000                                47,936.83              10,960.06              36,976.77
April 1, 2000                                47,931.77              11,030.85              36,900.92
May 1, 2000                                  47,926.66              11,102.08              36,824.58
June 1, 2000                                 47,921.53              11,173.79              36,747.74
July 1, 2000                                 47,916.36              11,245.95              36,670.41
August 1, 2000                               47,911.16              11,318.58              36,592.58
September 1, 2000                            47,905.93              11,391.68              36,514.25
October 1, 2000                              47,900.66              11,465.25              36,435.41
November 1, 2000                             47,895.35              11,539.29              36,356.06
December 1, 2000                             47,890.02              11,613.82              36,276.20
January 1, 2001                              47,884.65              11,688.83              36,195.82
February 1, 2001                             47,879.24              11,764.32              36,114.92
March 1, 2001                                47,873.79              11,840.29              36,033.50
April 1, 2001                                47,868.32              11,916.76              35,951.56
May 1, 2001                                  47,862.80              11,993.72              35,869.08
June 1, 2001                                 47,857.27              12,071.19              35,786.08
July 1, 2001                                 47,851.68              12,149.15              35,702.53
August 1, 2001                               47,846.06              12,227.61              35,618.45
September 1, 2001                            47,840.41              12,306.58              35,533.83
October 1, 2001                              47,834.72              12,386.06              35,448.66
November 1, 2001                             47,828.98              12,466.05              35,362.93
December 1, 2001                             47,823.22              12,546.56              35,276.66
January 1, 2002                              47,817.42              12,627.59              35,189.83
February 1, 2002                             47,811.58              12,709.15              35,102.43
March 1, 2002                                47,805.70              12,791.23              35,014.47
April 1, 2002                                47,799.78              12,873.83              34,925.95
May 1, 2002                                  47,793.83              12,956.98              34,836.85
June 1, 2002                                 47,787.84              13,040.66              34,747.18
July 1, 2002                                 47,781.81              13,124.88              34,656.93
August 1, 2002                               47,775.73              13,209.64              34,566.09
September 1, 2002                            47,769.62              13,294.95              34,474.67
October 1, 2002                              47,763.48              13,380.82              34,382.66
November 1, 2002                             47,757.29              13,467.24              34,290.05
December 1, 2002                             47,751.06              13,554.21              34,196.85
January 1, 2003                              47,744.79              13,641.75              34,103.04
February 1, 2003                             47,738.48              13,729.85              34,008.63
March 1, 2003                                47,732.13              13,818.53              33,913.60
April 1, 2003                                47,725.74              13,907.77              33,817.97
May 1, 2003                                  47,719.31              13,997.59              33,721.72
June 1, 2003                                 47,712.83              14,087.99              33,624.84
July 1, 2003                                 47,706.32              14,178.98              33,527.34
August 1, 2003                               47,699.76              14,270.55              33,429.21
September 1, 2003                            47,693.17              14,362.72              33,330.45
October 1, 2003                              47,686.52              14,455.48              33,231.04
November 1, 2003                             47,679.84              14,548.84              33,131.00
December 1, 2003                             47,673.10              14,642.79              33,030.31
January 1, 2004                              47,666.33              14,737.36              32,928.97
February 1, 2004                             47,659.51              14,832.54              32,826.97
March 1, 2004                                47,652.65              14,928.33              32,724.32
April 1, 2004                                47,645.75              15,024.75              32,621.00
May 1, 2004                                  47,638.80              15,121.78              32,517.02
June 1, 2004                                 47,631.81              15,219.44              32,412.37
July 1, 2004                                 47,624.76              15,317.73              32,307.03
August 1, 2004                               47,617.68              15,416.66              32,201.02
September 1, 2004                            47,610.55              15,516.22              32,094.33
October 1, 2004                              47,603.37              15,616.43              31,986.94
November 1, 2004                             47,596.15              15,717.29              31,878.86
December 1, 2004                             47,588.89              15,818.80              31,770.09
January 1, 2005                              47,581.57              15,920.96              31,660.61
February 1, 2005                             47,574.20              16,023.78              31,550.42
March 1, 2005                                47,566.79              16,127.27              31,439.52
April 1, 2005                                47,559.34              16,231.43              31,327.91
May 1, 2005                                  47,551.83              16,336.26              31,215.57
June 1, 2005                                 47,544.27              16,441.76              31,102.51
July 1, 2005                              4,508,588.52           4,477,599.80              30,988.72
August 1, 2005                                    0.00                   0.00                   0.00
September 1, 2005                                 0.00                   0.00                   0.00
October 1, 2005                                   0.00                   0.00                   0.00
November 1, 2005                                  0.00                   0.00                   0.00
December 1, 2005                                  0.00                   0.00                   0.00
January 1, 2006                                   0.00                   0.00                   0.00
February 1, 2006                                  0.00                   0.00                   0.00
March 1, 2006                                     0.00                   0.00                   0.00
April 1, 2006                                     0.00                   0.00                   0.00
May 1, 2006                                       0.00                   0.00                   0.00
June 1, 2006                                      0.00                   0.00                   0.00


                                           LOAN NUMBER 66: HARBOURSIDE PRODUCTION STUDIO
----------------------------    ---------------------------------------------------------------------
                                             TOTAL US$            PRINCIPAL US$           INTEREST US$
       PAYMENT DATE                           PAYMENT                PAYMENT                PAYMENT
----------------------------    ---------------------------------------------------------------------
September 1, 1999                            35,268.68              10,488.16              24,780.52
October 1, 1999                              35,211.97              11,305.60              23,906.37
November 1, 1999                             35,258.27              10,638.30              24,619.97
December 1, 1999                             35,201.81              11,451.88              23,749.93
January 1, 2000                              35,247.70              10,790.47              24,457.23
February 1, 2000                             35,242.55              10,864.81              24,377.74
March 1, 2000                                35,135.66              12,405.55              22,730.11
April 1, 2000                                35,231.42              11,025.11              24,206.31
May 1, 2000                                  35,175.68              11,828.81              23,346.87
June 1, 2000                                 35,220.50              11,182.55              24,037.95
July 1, 2000                                 35,165.02              11,982.21              23,182.81
August 1, 2000                               35,209.43              11,342.13              23,867.30
September 1, 2000                            35,204.01              11,420.26              23,783.75
October 1, 2000                              35,148.96              12,213.85              22,935.11
November 1, 2000                             35,192.72              11,583.08              23,609.64
December 1, 2000                             35,137.96              12,372.50              22,765.46
January 1, 2001                              35,181.27              11,748.11              23,433.16
February 1, 2001                             35,175.66              11,829.04              23,346.62
March 1, 2001                                35,023.98              14,015.42              21,008.56
April 1, 2001                                35,163.31              12,007.08              23,156.23
May 1, 2001                                  35,109.29              12,785.64              22,323.65
June 1, 2001                                 35,151.45              12,177.87              22,973.58
July 1, 2001                                 35,097.74              12,952.06              22,145.68
August 1, 2001                               35,139.45              12,350.99              22,788.46
September 1, 2001                            35,133.54              12,436.07              22,697.47
October 1, 2001                              35,080.29              13,203.66              21,876.63
November 1, 2001                             35,121.30              12,612.71              22,508.59
December 1, 2001                             35,068.35              13,375.77              21,692.58
January 1, 2002                              35,108.87              12,791.74              22,317.13
February 1, 2002                             35,102.76              12,879.86              22,222.90
March 1, 2002                                34,957.68              14,971.08              19,986.60
April 1, 2002                                35,089.44              13,071.71              22,017.73
May 1, 2002                                  35,037.33              13,823.04              21,214.29
June 1, 2002                                 35,076.59              13,256.99              21,819.60
July 1, 2002                                 35,024.80              14,003.57              21,021.23
August 1, 2002                               35,063.57              13,444.79              21,618.78
September 1, 2002                            35,057.14              13,537.41              21,519.73
October 1, 2002                              35,005.85              14,276.81              20,729.04
November 1, 2002                             35,043.85              13,729.02              21,314.83
December 1, 2002                             34,992.89              14,463.51              20,529.38
January 1, 2003                              35,030.37              13,923.23              21,107.14
February 1, 2003                             35,023.71              14,019.14              21,004.57
March 1, 2003                                34,885.80              16,007.21              18,878.59
April 1, 2003                                35,009.37              14,226.00              20,783.37
May 1, 2003                                  34,959.30              14,947.78              20,011.52
June 1, 2003                                 34,995.42              14,426.97              20,568.45
July 1, 2003                                 34,945.71              15,143.61              19,802.10
August 1, 2003                               34,981.29              14,630.68              20,350.61
September 1, 2003                            34,974.30              14,731.47              20,242.83
October 1, 2003                              34,925.12              15,440.31              19,484.81
November 1, 2003                             34,959.88              14,939.32              20,020.56
December 1, 2003                             34,911.07              15,642.84              19,268.23
January 1, 2004                              34,945.27              15,150.00              19,795.27
February 1, 2004                             34,938.02              15,254.36              19,683.66
March 1, 2004                                34,848.82              16,540.20              18,308.62
April 1, 2004                                34,922.83              15,473.39              19,449.44
May 1, 2004                                  34,874.97              16,163.25              18,711.72
June 1, 2004                                 34,907.71              15,691.33              19,216.38
July 1, 2004                                 34,860.24              16,375.61              18,484.63
August 1, 2004                               34,892.39              15,912.24              18,980.15
September 1, 2004                            34,884.77              16,021.85              18,862.92
October 1, 2004                              34,837.89              16,697.67              18,140.22
November 1, 2004                             34,869.14              16,247.25              18,621.89
December 1, 2004                             34,822.65              16,917.30              17,905.35
January 1, 2005                              34,853.29              16,475.72              18,377.57
February 1, 2005                             34,845.42              16,589.22              18,256.20
March 1, 2005                                34,723.64              18,344.56              16,379.08
April 1, 2005                                34,828.72              16,829.87              17,998.85
May 1, 2005                                  34,783.27              17,485.02              17,298.25
June 1, 2005                                 34,812.32              17,066.27              17,746.05
July 1, 2005                                 34,767.29              17,715.36              17,051.93
August 1, 2005                               34,795.69              17,305.87              17,489.82
September 1, 2005                            34,787.43              17,425.09              17,362.34
October 1, 2005                              34,743.04              18,065.01              16,678.03
November 1, 2005                             34,770.47              17,669.58              17,100.89
December 1, 2005                             34,726.51              18,303.23              16,423.28
January 1, 2006                              34,753.27              17,917.39              16,835.88
February 1, 2006                             34,744.71              18,040.82              16,703.89
March 1, 2006                                34,632.05              19,664.71              14,967.34
April 1, 2006                                34,726.70              18,300.58              16,426.12
May 1, 2006                               2,227,213.05           2,211,447.27              15,765.78
June 1, 2006                                      0.00                   0.00                   0.00


                                              LOAN NUMBER 74: ST. JOHN'S - QUALITY INN
----------------------------    ---------------------------------------------------------------------
                                             TOTAL US$            PRINCIPAL US$           INTEREST US$
       PAYMENT DATE                           PAYMENT                PAYMENT                PAYMENT
----------------------------    ---------------------------------------------------------------------
September 1, 1999                            24,680.85               3,694.22              20,986.63
October 1, 1999                              24,679.27               3,718.57              20,960.70
November 1, 1999                             24,677.68               3,743.08              20,934.60
December 1, 1999                             24,676.09               3,767.76              20,908.33
January 1, 2000                              24,674.49               3,792.60              20,881.89
February 1, 2000                             24,672.87               3,817.60              20,855.27
March 1, 2000                                24,671.24               3,842.76              20,828.48
April 1, 2000                                24,669.60               3,868.09              20,801.51
May 1, 2000                                  24,667.95               3,893.59              20,774.36
June 1, 2000                                 24,666.28               3,919.25              20,747.03
July 1, 2000                                 24,664.61               3,945.09              20,719.52
August 1, 2000                               24,662.93               3,971.09              20,691.84
September 1, 2000                            24,661.24               3,997.27              20,663.97
October 1, 2000                              24,659.52               4,023.61              20,635.91
November 1, 2000                             24,657.81               4,050.14              20,607.67
December 1, 2000                             24,656.09               4,076.84              20,579.25
January 1, 2001                              24,654.35               4,103.71              20,550.64
February 1, 2001                             24,652.59               4,130.76              20,521.83
March 1, 2001                                24,650.83               4,157.99              20,492.84
April 1, 2001                                24,649.05               4,185.39              20,463.66
May 1, 2001                                  24,647.27               4,212.98              20,434.29
June 1, 2001                                 24,645.47               4,240.75              20,404.72
July 1, 2001                                 24,643.67               4,268.71              20,374.96
August 1, 2001                               24,641.85               4,296.85              20,345.00
September 1, 2001                            24,640.01               4,325.17              20,314.84
October 1, 2001                              24,638.16               4,353.68              20,284.48
November 1, 2001                             24,636.31               4,382.38              20,253.93
December 1, 2001                             24,634.44               4,411.27              20,223.17
January 1, 2002                              24,632.55               4,440.34              20,192.21
February 1, 2002                             24,630.66               4,469.61              20,161.05
March 1, 2002                                24,628.76               4,499.08              20,129.68
April 1, 2002                                24,626.83               4,528.73              20,098.10
May 1, 2002                                  24,624.90               4,558.58              20,066.32
June 1, 2002                                 24,622.95               4,588.63              20,034.32
July 1, 2002                                 24,621.00               4,618.88              20,002.12
August 1, 2002                               24,619.02               4,649.32              19,969.70
September 1, 2002                            24,617.04               4,679.97              19,937.07
October 1, 2002                              24,615.05               4,710.82              19,904.23
November 1, 2002                             24,613.04               4,741.87              19,871.17
December 1, 2002                             24,611.02               4,773.13              19,837.89
January 1, 2003                              24,608.98               4,804.59              19,804.39
February 1, 2003                             24,606.93               4,836.26              19,770.67
March 1, 2003                                24,604.86               4,868.14              19,736.72
April 1, 2003                                24,602.79               4,900.23              19,702.56
May 1, 2003                                  24,600.70               4,932.53              19,668.17
June 1, 2003                                 24,598.60               4,965.05              19,633.55
July 1, 2003                                 24,596.47               4,997.77              19,598.70
August 1, 2003                               24,594.34               5,030.72              19,563.62
September 1, 2003                            24,592.20               5,063.88              19,528.32
October 1, 2003                              24,590.04               5,097.26              19,492.78
November 1, 2003                             24,587.85               5,130.85              19,457.00
December 1, 2003                             24,585.66               5,164.67              19,420.99
January 1, 2004                              24,583.47               5,198.72              19,384.75
February 1, 2004                             24,581.24               5,232.98              19,348.26
March 1, 2004                                24,579.01               5,267.48              19,311.53
April 1, 2004                                24,576.76               5,302.20              19,274.56
May 1, 2004                                  24,574.50               5,337.15              19,237.35
June 1, 2004                                 24,572.22               5,372.33              19,199.89
July 1, 2004                                 24,569.94               5,407.75              19,162.19
August 1, 2004                               24,567.64               5,443.40              19,124.24
September 1, 2004                            24,565.30               5,479.27              19,086.03
October 1, 2004                              24,562.97               5,515.39              19,047.58
November 1, 2004                             24,560.62               5,551.75              19,008.87
December 1, 2004                             24,558.24               5,588.34              18,969.90
January 1, 2005                           2,716,249.47           2,697,318.79              18,930.68
February 1, 2005                                  0.00                   0.00                   0.00
March 1, 2005                                     0.00                   0.00                   0.00
April 1, 2005                                     0.00                   0.00                   0.00
May 1, 2005                                       0.00                   0.00                   0.00
June 1, 2005                                      0.00                   0.00                   0.00
July 1, 2005                                      0.00                   0.00                   0.00
August 1, 2005                                    0.00                   0.00                   0.00
September 1, 2005                                 0.00                   0.00                   0.00
October 1, 2005                                   0.00                   0.00                   0.00
November 1, 2005                                  0.00                   0.00                   0.00
December 1, 2005                                  0.00                   0.00                   0.00
January 1, 2006                                   0.00                   0.00                   0.00
February 1, 2006                                  0.00                   0.00                   0.00
March 1, 2006                                     0.00                   0.00                   0.00
April 1, 2006                                     0.00                   0.00                   0.00
May 1, 2006                                       0.00                   0.00                   0.00
June 1, 2006                                      0.00                   0.00                   0.00


                                            LOAN NUMBER 79: COMFORT INN - POINTE CLAIRE
----------------------------    ---------------------------------------------------------------------
                                             TOTAL US$            PRINCIPAL US$           INTEREST US$
       PAYMENT DATE                           PAYMENT                PAYMENT                PAYMENT
----------------------------    ---------------------------------------------------------------------
September 1, 1999                            25,220.36               5,308.17              19,912.19
October 1, 1999                              25,218.13               5,343.29              19,874.84
November 1, 1999                             25,215.90               5,378.65              19,837.25
December 1, 1999                             25,213.64               5,414.23              19,799.41
January 1, 2000                              25,211.37               5,450.06              19,761.31
February 1, 2000                             25,209.09               5,486.12              19,722.97
March 1, 2000                                25,206.79               5,522.42              19,684.37
April 1, 2000                                25,204.47               5,558.96              19,645.51
May 1, 2000                                  25,202.14               5,595.74              19,606.40
June 1, 2000                                 25,199.80               5,632.77              19,567.03
July 1, 2000                                 25,197.44               5,670.04              19,527.40
August 1, 2000                               25,195.05               5,707.55              19,487.50
September 1, 2000                            25,192.67               5,745.32              19,447.35
October 1, 2000                              25,190.25               5,783.33              19,406.92
November 1, 2000                             25,187.83               5,821.60              19,366.23
December 1, 2000                             25,185.39               5,860.12              19,325.27
January 1, 2001                              25,182.93               5,898.89              19,284.04
February 1, 2001                             25,180.47               5,937.93              19,242.54
March 1, 2001                                25,177.98               5,977.22              19,200.76
April 1, 2001                                25,175.48               6,016.77              19,158.71
May 1, 2001                                  25,172.95               6,056.58              19,116.37
June 1, 2001                                 25,170.41               6,096.65              19,073.76
July 1, 2001                                 25,167.85               6,136.99              19,030.86
August 1, 2001                               25,165.29               6,177.60              18,987.69
September 1, 2001                            25,162.69               6,218.47              18,944.22
October 1, 2001                              25,160.08               6,259.61              18,900.47
November 1, 2001                             25,157.46               6,301.03              18,856.43
December 1, 2001                             25,154.81               6,342.72              18,812.09
January 1, 2002                              25,152.16               6,384.69              18,767.47
February 1, 2002                             25,149.49               6,426.94              18,722.55
March 1, 2002                                25,146.80               6,469.47              18,677.33
April 1, 2002                                25,144.08               6,512.27              18,631.81
May 1, 2002                                  25,141.35               6,555.36              18,585.99
June 1, 2002                                 25,138.61               6,598.74              18,539.87
July 1, 2002                                 25,135.84               6,642.40              18,493.44
August 1, 2002                               25,133.05               6,686.34              18,446.71
September 1, 2002                            25,130.25               6,730.59              18,399.66
October 1, 2002                              25,127.43               6,775.12              18,352.31
November 1, 2002                             25,124.59               6,819.95              18,304.64
December 1, 2002                             25,121.72               6,865.07              18,256.65
January 1, 2003                              25,118.85               6,910.50              18,208.35
February 1, 2003                             25,115.95               6,956.22              18,159.73
March 1, 2003                                25,113.04               7,002.25              18,110.79
April 1, 2003                                25,110.10               7,048.58              18,061.52
May 1, 2003                                  25,107.15               7,095.22              18,011.93
June 1, 2003                                 25,104.18               7,142.17              17,962.01
July 1, 2003                                 25,101.19               7,189.43              17,911.76
August 1, 2003                               25,098.16               7,236.99              17,861.17
September 1, 2003                            25,095.14               7,284.88              17,810.26
October 1, 2003                              25,092.08               7,333.08              17,759.00
November 1, 2003                             25,089.01               7,381.60              17,707.41
December 1, 2003                             25,085.91               7,430.44              17,655.47
January 1, 2004                              25,082.80               7,479.61              17,603.19
February 1, 2004                             25,079.67               7,529.10              17,550.57
March 1, 2004                                25,076.50               7,578.91              17,497.59
April 1, 2004                                25,073.34               7,629.07              17,444.27
May 1, 2004                                  25,070.13               7,679.54              17,390.59
June 1, 2004                                 25,066.92               7,730.36              17,336.56
July 1, 2004                                 25,063.67               7,781.50              17,282.17
August 1, 2004                               25,060.41               7,832.99              17,227.42
September 1, 2004                            25,057.13               7,884.82              17,172.31
October 1, 2004                              25,053.82               7,936.99              17,116.83
November 1, 2004                             25,050.50               7,989.51              17,060.99
December 1, 2004                             25,047.15               8,042.37              17,004.78
January 1, 2005                              25,043.78               8,095.59              16,948.19
February 1, 2005                             25,040.38               8,149.15              16,891.23
March 1, 2005                                25,036.97               8,203.07              16,833.90
April 1, 2005                                25,033.53               8,257.35              16,776.18
May 1, 2005                                  25,030.07               8,311.99              16,718.08
June 1, 2005                                 25,026.58               8,366.98              16,659.60
July 1, 2005                                 25,023.07               8,422.34              16,600.73
August 1, 2005                               25,019.54               8,478.07              16,541.47
September 1, 2005                         2,359,036.51           2,342,554.69              16,481.82
October 1, 2005                                   0.00                   0.00                   0.00
November 1, 2005                                  0.00                   0.00                   0.00
December 1, 2005                                  0.00                   0.00                   0.00
January 1, 2006                                   0.00                   0.00                   0.00
February 1, 2006                                  0.00                   0.00                   0.00
March 1, 2006                                     0.00                   0.00                   0.00
April 1, 2006                                     0.00                   0.00                   0.00
May 1, 2006                                       0.00                   0.00                   0.00
June 1, 2006                                      0.00                   0.00                   0.00


                                               LOAN NUMBER 99: COMFORT INN - WINNIPEG
----------------------------    ---------------------------------------------------------------------
                                             TOTAL US$            PRINCIPAL US$           INTEREST US$
       PAYMENT DATE                           PAYMENT                PAYMENT                PAYMENT
----------------------------    ---------------------------------------------------------------------
September 1, 1999                            17,209.18               3,622.04              13,587.14
October 1, 1999                              17,207.66               3,646.00              13,561.66
November 1, 1999                             17,206.14               3,670.13              13,536.01
December 1, 1999                             17,204.60               3,694.42              13,510.18
January 1, 2000                              17,203.05               3,718.86              13,484.19
February 1, 2000                             17,201.48               3,743.46              13,458.02
March 1, 2000                                17,199.93               3,768.24              13,431.69
April 1, 2000                                17,198.34               3,793.17              13,405.17
May 1, 2000                                  17,196.76               3,818.27              13,378.49
June 1, 2000                                 17,195.15               3,843.53              13,351.62
July 1, 2000                                 17,193.54               3,868.96              13,324.58
August 1, 2000                               17,191.92               3,894.56              13,297.36
September 1, 2000                            17,190.29               3,920.33              13,269.96
October 1, 2000                              17,188.64               3,946.27              13,242.37
November 1, 2000                             17,186.99               3,972.38              13,214.61
December 1, 2000                             17,185.32               3,998.66              13,186.66
January 1, 2001                              17,183.64               4,025.12              13,158.52
February 1, 2001                             17,181.96               4,051.76              13,130.20
March 1, 2001                                17,180.27               4,078.57              13,101.70
April 1, 2001                                17,178.55               4,105.55              13,073.00
May 1, 2001                                  17,176.82               4,132.71              13,044.11
June 1, 2001                                 17,175.10               4,160.06              13,015.04
July 1, 2001                                 17,173.36               4,187.59              12,985.77
August 1, 2001                               17,171.59               4,215.29              12,956.30
September 1, 2001                            17,169.84               4,243.19              12,926.65
October 1, 2001                              17,168.05               4,271.26              12,896.79
November 1, 2001                             17,166.26               4,299.52              12,866.74
December 1, 2001                             17,164.46               4,327.97              12,836.49
January 1, 2002                              17,162.65               4,356.61              12,806.04
February 1, 2002                             17,160.82               4,385.43              12,775.39
March 1, 2002                                17,158.98               4,414.45              12,744.53
April 1, 2002                                17,157.13               4,443.66              12,713.47
May 1, 2002                                  17,155.27               4,473.06              12,682.21
June 1, 2002                                 17,153.40               4,502.66              12,650.74
July 1, 2002                                 17,151.52               4,532.46              12,619.06
August 1, 2002                               17,149.61               4,562.44              12,587.17
September 1, 2002                            17,147.70               4,592.63              12,555.07
October 1, 2002                              17,145.77               4,623.02              12,522.75
November 1, 2002                             17,143.84               4,653.61              12,490.23
December 1, 2002                             17,141.88               4,684.40              12,457.48
January 1, 2003                              17,139.92               4,715.40              12,424.52
February 1, 2003                             17,137.94               4,746.59              12,391.35
March 1, 2003                                17,135.95               4,778.00              12,357.95
April 1, 2003                                17,133.95               4,809.62              12,324.33
May 1, 2003                                  17,131.93               4,841.44              12,290.49
June 1, 2003                                 17,129.90               4,873.47              12,256.43
July 1, 2003                                 17,127.86               4,905.72              12,222.14
August 1, 2003                               17,125.81               4,938.18              12,187.63
September 1, 2003                            17,123.73               4,970.85              12,152.88
October 1, 2003                              17,121.65               5,003.74              12,117.91
November 1, 2003                             17,119.55               5,036.85              12,082.70
December 1, 2003                             17,117.44               5,070.18              12,047.26
January 1, 2004                              17,115.32               5,103.73              12,011.59
February 1, 2004                             17,113.17               5,137.49              11,975.68
March 1, 2004                                17,111.03               5,171.49              11,939.54
April 1, 2004                                17,108.85               5,205.70              11,903.15
May 1, 2004                                  17,106.67               5,240.15              11,866.52
June 1, 2004                                 17,104.48               5,274.83              11,829.65
July 1, 2004                                 17,102.26               5,309.72              11,792.54
August 1, 2004                               17,100.04               5,344.86              11,755.18
September 1, 2004                            17,097.80               5,380.22              11,717.58
October 1, 2004                              17,095.54               5,415.82              11,679.72
November 1, 2004                             17,093.27               5,451.65              11,641.62
December 1, 2004                             17,090.99               5,487.73              11,603.26
January 1, 2005                              17,088.69               5,524.04              11,564.65
February 1, 2005                             17,086.38               5,560.59              11,525.79
March 1, 2005                                17,084.05               5,597.39              11,486.66
April 1, 2005                                17,081.70               5,634.42              11,447.28
May 1, 2005                                  17,079.34               5,671.70              11,407.64
June 1, 2005                                 17,076.96               5,709.23              11,367.73
July 1, 2005                                 17,074.56               5,747.00              11,327.56
August 1, 2005                               17,072.16               5,785.03              11,287.13
September 1, 2005                         1,609,696.00           1,598,449.58              11,246.42
October 1, 2005                                   0.00                   0.00                   0.00
November 1, 2005                                  0.00                   0.00                   0.00
December 1, 2005                                  0.00                   0.00                   0.00
January 1, 2006                                   0.00                   0.00                   0.00
February 1, 2006                                  0.00                   0.00                   0.00
March 1, 2006                                     0.00                   0.00                   0.00
April 1, 2006                                     0.00                   0.00                   0.00
May 1, 2006                                       0.00                   0.00                   0.00
June 1, 2006                                      0.00                   0.00                   0.00


                                              LOAN NUMBER 100: QUALITY SUITES - LAVAL
----------------------------    ---------------------------------------------------------------------
                                             TOTAL US$            PRINCIPAL US$           INTEREST US$
       PAYMENT DATE                           PAYMENT                PAYMENT                PAYMENT
----------------------------    ---------------------------------------------------------------------
September 1, 1999                            17,209.18               3,622.04              13,587.14
October 1, 1999                              17,207.66               3,646.00              13,561.66
November 1, 1999                             17,206.14               3,670.13              13,536.01
December 1, 1999                             17,204.60               3,694.42              13,510.18
January 1, 2000                              17,203.05               3,718.86              13,484.19
February 1, 2000                             17,201.48               3,743.46              13,458.02
March 1, 2000                                17,199.93               3,768.24              13,431.69
April 1, 2000                                17,198.34               3,793.17              13,405.17
May 1, 2000                                  17,196.76               3,818.27              13,378.49
June 1, 2000                                 17,195.15               3,843.53              13,351.62
July 1, 2000                                 17,193.54               3,868.96              13,324.58
August 1, 2000                               17,191.92               3,894.56              13,297.36
September 1, 2000                            17,190.29               3,920.33              13,269.96
October 1, 2000                              17,188.64               3,946.27              13,242.37
November 1, 2000                             17,186.99               3,972.38              13,214.61
December 1, 2000                             17,185.32               3,998.66              13,186.66
January 1, 2001                              17,183.64               4,025.12              13,158.52
February 1, 2001                             17,181.96               4,051.76              13,130.20
March 1, 2001                                17,180.27               4,078.57              13,101.70
April 1, 2001                                17,178.55               4,105.55              13,073.00
May 1, 2001                                  17,176.82               4,132.71              13,044.11
June 1, 2001                                 17,175.10               4,160.06              13,015.04
July 1, 2001                                 17,173.36               4,187.59              12,985.77
August 1, 2001                               17,171.59               4,215.29              12,956.30
September 1, 2001                            17,169.84               4,243.19              12,926.65
October 1, 2001                              17,168.05               4,271.26              12,896.79
November 1, 2001                             17,166.26               4,299.52              12,866.74
December 1, 2001                             17,164.46               4,327.97              12,836.49
January 1, 2002                              17,162.65               4,356.61              12,806.04
February 1, 2002                             17,160.82               4,385.43              12,775.39
March 1, 2002                                17,158.98               4,414.45              12,744.53
April 1, 2002                                17,157.13               4,443.66              12,713.47
May 1, 2002                                  17,155.27               4,473.06              12,682.21
June 1, 2002                                 17,153.40               4,502.66              12,650.74
July 1, 2002                                 17,151.52               4,532.46              12,619.06
August 1, 2002                               17,149.61               4,562.44              12,587.17
September 1, 2002                            17,147.70               4,592.63              12,555.07
October 1, 2002                              17,145.77               4,623.02              12,522.75
November 1, 2002                             17,143.84               4,653.61              12,490.23
December 1, 2002                             17,141.88               4,684.40              12,457.48
January 1, 2003                              17,139.92               4,715.40              12,424.52
February 1, 2003                             17,137.94               4,746.59              12,391.35
March 1, 2003                                17,135.95               4,778.00              12,357.95
April 1, 2003                                17,133.95               4,809.62              12,324.33
May 1, 2003                                  17,131.93               4,841.44              12,290.49
June 1, 2003                                 17,129.90               4,873.47              12,256.43
July 1, 2003                                 17,127.86               4,905.72              12,222.14
August 1, 2003                               17,125.81               4,938.18              12,187.63
September 1, 2003                            17,123.73               4,970.85              12,152.88
October 1, 2003                              17,121.65               5,003.74              12,117.91
November 1, 2003                             17,119.55               5,036.85              12,082.70
December 1, 2003                             17,117.44               5,070.18              12,047.26
January 1, 2004                              17,115.32               5,103.73              12,011.59
February 1, 2004                             17,113.17               5,137.49              11,975.68
March 1, 2004                                17,111.03               5,171.49              11,939.54
April 1, 2004                                17,108.85               5,205.70              11,903.15
May 1, 2004                                  17,106.67               5,240.15              11,866.52
June 1, 2004                                 17,104.48               5,274.83              11,829.65
July 1, 2004                                 17,102.26               5,309.72              11,792.54
August 1, 2004                               17,100.04               5,344.86              11,755.18
September 1, 2004                            17,097.80               5,380.22              11,717.58
October 1, 2004                              17,095.54               5,415.82              11,679.72
November 1, 2004                             17,093.27               5,451.65              11,641.62
December 1, 2004                             17,090.99               5,487.73              11,603.26
January 1, 2005                              17,088.69               5,524.04              11,564.65
February 1, 2005                             17,086.38               5,560.59              11,525.79
March 1, 2005                                17,084.05               5,597.39              11,486.66
April 1, 2005                                17,081.70               5,634.42              11,447.28
May 1, 2005                                  17,079.34               5,671.70              11,407.64
June 1, 2005                                 17,076.96               5,709.23              11,367.73
July 1, 2005                                 17,074.56               5,747.00              11,327.56
August 1, 2005                               17,072.16               5,785.03              11,287.13
September 1, 2005                         1,609,696.00           1,598,449.58              11,246.42
October 1, 2005                                   0.00                   0.00                   0.00
November 1, 2005                                  0.00                   0.00                   0.00
December 1, 2005                                  0.00                   0.00                   0.00
January 1, 2006                                   0.00                   0.00                   0.00
February 1, 2006                                  0.00                   0.00                   0.00
March 1, 2006                                     0.00                   0.00                   0.00
April 1, 2006                                     0.00                   0.00                   0.00
May 1, 2006                                       0.00                   0.00                   0.00
June 1, 2006                                      0.00                   0.00                   0.00


                                               LOAN NUMBER 102: COMFORT INN - REGINA
----------------------------    ---------------------------------------------------------------------
                                             TOTAL US$            PRINCIPAL US$           INTEREST US$
       PAYMENT DATE                           PAYMENT                PAYMENT                PAYMENT
----------------------------    ---------------------------------------------------------------------
September 1, 1999                            16,319.06               3,434.70              12,884.36
October 1, 1999                              16,317.61               3,457.42              12,860.19
November 1, 1999                             16,316.17               3,480.30              12,835.87
December 1, 1999                             16,314.71               3,503.33              12,811.38
January 1, 2000                              16,313.24               3,526.51              12,786.73
February 1, 2000                             16,311.76               3,549.84              12,761.92
March 1, 2000                                16,310.27               3,573.33              12,736.94
April 1, 2000                                16,308.77               3,596.97              12,711.80
May 1, 2000                                  16,307.26               3,620.77              12,686.49
June 1, 2000                                 16,305.75               3,644.73              12,661.02
July 1, 2000                                 16,304.23               3,668.85              12,635.38
August 1, 2000                               16,302.68               3,693.12              12,609.56
September 1, 2000                            16,301.14               3,717.56              12,583.58
October 1, 2000                              16,299.57               3,742.15              12,557.42
November 1, 2000                             16,298.00               3,766.91              12,531.09
December 1, 2000                             16,296.43               3,791.84              12,504.59
January 1, 2001                              16,294.84               3,816.93              12,477.91
February 1, 2001                             16,293.24               3,842.19              12,451.05
March 1, 2001                                16,291.63               3,867.61              12,424.02
April 1, 2001                                16,290.01               3,893.20              12,396.81
May 1, 2001                                  16,288.38               3,918.96              12,369.42
June 1, 2001                                 16,286.73               3,944.89              12,341.84
July 1, 2001                                 16,285.08               3,970.99              12,314.09
August 1, 2001                               16,283.41               3,997.26              12,286.15
September 1, 2001                            16,281.74               4,023.71              12,258.03
October 1, 2001                              16,280.06               4,050.34              12,229.72
November 1, 2001                             16,278.36               4,077.14              12,201.22
December 1, 2001                             16,276.65               4,104.12              12,172.53
January 1, 2002                              16,274.93               4,131.27              12,143.66
February 1, 2002                             16,273.20               4,158.61              12,114.59
March 1, 2002                                16,271.45               4,186.12              12,085.33
April 1, 2002                                16,269.70               4,213.82              12,055.88
May 1, 2002                                  16,267.93               4,241.70              12,026.23
June 1, 2002                                 16,266.16               4,269.77              11,996.39
July 1, 2002                                 16,264.36               4,298.02              11,966.34
August 1, 2002                               16,262.56               4,326.46              11,936.10
September 1, 2002                            16,260.74               4,355.08              11,905.66
October 1, 2002                              16,258.92               4,383.90              11,875.02
November 1, 2002                             16,257.09               4,412.91              11,844.18
December 1, 2002                             16,255.24               4,442.11              11,813.13
January 1, 2003                              16,253.38               4,471.50              11,781.88
February 1, 2003                             16,251.50               4,501.09              11,750.41
March 1, 2003                                16,249.62               4,530.87              11,718.75
April 1, 2003                                16,247.72               4,560.85              11,686.87
May 1, 2003                                  16,245.80               4,591.02              11,654.78
June 1, 2003                                 16,243.88               4,621.40              11,622.48
July 1, 2003                                 16,241.94               4,651.98              11,589.96
August 1, 2003                               16,239.99               4,682.76              11,557.23
September 1, 2003                            16,238.03               4,713.75              11,524.28
October 1, 2003                              16,236.05               4,744.93              11,491.12
November 1, 2003                             16,234.06               4,776.33              11,457.73
December 1, 2003                             16,232.06               4,807.93              11,424.13
January 1, 2004                              16,230.04               4,839.74              11,390.30
February 1, 2004                             16,228.02               4,871.77              11,356.25
March 1, 2004                                16,225.97               4,904.00              11,321.97
April 1, 2004                                16,223.92               4,936.45              11,287.47
May 1, 2004                                  16,221.85               4,969.11              11,252.74
June 1, 2004                                 16,219.76               5,001.99              11,217.77
July 1, 2004                                 16,217.67               5,035.09              11,182.58
August 1, 2004                               16,215.56               5,068.41              11,147.15
September 1, 2004                            16,213.43               5,101.94              11,111.49
October 1, 2004                              16,211.30               5,135.70              11,075.60
November 1, 2004                             16,209.14               5,169.68              11,039.46
December 1, 2004                             16,206.97               5,203.88              11,003.09
January 1, 2005                              16,204.80               5,238.32              10,966.48
February 1, 2005                             16,202.60               5,272.98              10,929.62
March 1, 2005                                16,200.38               5,307.86              10,892.52
April 1, 2005                                16,198.17               5,342.99              10,855.18
May 1, 2005                                  16,195.92               5,378.34              10,817.58
June 1, 2005                                 16,193.67               5,413.93              10,779.74
July 1, 2005                                 16,191.40               5,449.75              10,741.65
August 1, 2005                               16,189.12               5,485.81              10,703.31
September 1, 2005                         1,526,435.52           1,515,770.81              10,664.71
October 1, 2005                                   0.00                   0.00                   0.00
November 1, 2005                                  0.00                   0.00                   0.00
December 1, 2005                                  0.00                   0.00                   0.00
January 1, 2006                                   0.00                   0.00                   0.00
February 1, 2006                                  0.00                   0.00                   0.00
March 1, 2006                                     0.00                   0.00                   0.00
April 1, 2006                                     0.00                   0.00                   0.00
May 1, 2006                                       0.00                   0.00                   0.00
June 1, 2006                                      0.00                   0.00                   0.00


                                              LOAN NUMBER 115: COMFORT INN - CAMBRIDGE
----------------------------    ---------------------------------------------------------------------
                                             TOTAL US$            PRINCIPAL US$           INTEREST US$
       PAYMENT DATE                           PAYMENT                PAYMENT                PAYMENT
----------------------------    ---------------------------------------------------------------------
September 1, 1999                            13,411.30               2,822.70              10,588.60
October 1, 1999                              13,410.11               2,841.37              10,568.74
November 1, 1999                             13,408.92               2,860.17              10,548.75
December 1, 1999                             13,407.73               2,879.10              10,528.63
January 1, 2000                              13,406.52               2,898.15              10,508.37
February 1, 2000                             13,405.30               2,917.32              10,487.98
March 1, 2000                                13,404.07               2,936.62              10,467.45
April 1, 2000                                13,402.84               2,956.05              10,446.79
May 1, 2000                                  13,401.60               2,975.61              10,425.99
June 1, 2000                                 13,400.37               2,995.31              10,405.06
July 1, 2000                                 13,399.10               3,015.12              10,383.98
August 1, 2000                               13,397.85               3,035.08              10,362.77
September 1, 2000                            13,396.57               3,055.16              10,341.41
October 1, 2000                              13,395.29               3,075.37              10,319.92
November 1, 2000                             13,394.00               3,095.72              10,298.28
December 1, 2000                             13,392.70               3,116.20              10,276.50
January 1, 2001                              13,391.39               3,136.82              10,254.57
February 1, 2001                             13,390.08               3,157.58              10,232.50
March 1, 2001                                13,388.76               3,178.47              10,210.29
April 1, 2001                                13,387.42               3,199.50              10,187.92
May 1, 2001                                  13,386.08               3,220.67              10,165.41
June 1, 2001                                 13,384.73               3,241.98              10,142.75
July 1, 2001                                 13,383.37               3,263.43              10,119.94
August 1, 2001                               13,382.01               3,285.03              10,096.98
September 1, 2001                            13,380.63               3,306.76              10,073.87
October 1, 2001                              13,379.24               3,328.64              10,050.60
November 1, 2001                             13,377.84               3,350.66              10,027.18
December 1, 2001                             13,376.45               3,372.84              10,003.61
January 1, 2002                              13,375.03               3,395.15               9,979.88
February 1, 2002                             13,373.61               3,417.62               9,955.99
March 1, 2002                                13,372.17               3,440.23               9,931.94
April 1, 2002                                13,370.73               3,462.99               9,907.74
May 1, 2002                                  13,369.28               3,485.91               9,883.37
June 1, 2002                                 13,367.82               3,508.97               9,858.85
July 1, 2002                                 13,366.35               3,532.19               9,834.16
August 1, 2002                               13,364.87               3,555.56               9,809.31
September 1, 2002                            13,363.37               3,579.08               9,784.29
October 1, 2002                              13,361.88               3,602.77               9,759.11
November 1, 2002                             13,360.37               3,626.61               9,733.76
December 1, 2002                             13,358.85               3,650.60               9,708.25
January 1, 2003                              13,357.32               3,674.76               9,682.56
February 1, 2003                             13,355.78               3,699.07               9,656.71
March 1, 2003                                13,354.22               3,723.54               9,630.68
April 1, 2003                                13,352.66               3,748.18               9,604.48
May 1, 2003                                  13,351.09               3,772.98               9,578.11
June 1, 2003                                 13,349.51               3,797.95               9,551.56
July 1, 2003                                 13,347.92               3,823.08               9,524.84
August 1, 2003                               13,346.31               3,848.37               9,497.94
September 1, 2003                            13,344.71               3,873.84               9,470.87
October 1, 2003                              13,343.08               3,899.47               9,443.61
November 1, 2003                             13,341.44               3,925.27               9,416.17
December 1, 2003                             13,339.81               3,951.25               9,388.56
January 1, 2004                              13,338.15               3,977.39               9,360.76
February 1, 2004                             13,336.48               4,003.71               9,332.77
March 1, 2004                                13,334.79               4,030.19               9,304.60
April 1, 2004                                13,333.11               4,056.86               9,276.25
May 1, 2004                                  13,331.41               4,083.71               9,247.70
June 1, 2004                                 13,329.69               4,110.72               9,218.97
July 1, 2004                                 13,327.98               4,137.93               9,190.05
August 1, 2004                               13,326.24               4,165.30               9,160.94
September 1, 2004                            13,324.49               4,192.86               9,131.63
October 1, 2004                              13,322.74               4,220.61               9,102.13
November 1, 2004                             13,320.97               4,248.54               9,072.43
December 1, 2004                             13,319.19               4,276.65               9,042.54
January 1, 2005                              13,317.39               4,304.94               9,012.45
February 1, 2005                             13,315.59               4,333.43               8,982.16
March 1, 2005                                13,313.77               4,362.10               8,951.67
April 1, 2005                                13,311.94               4,390.96               8,920.98
May 1, 2005                                  13,310.10               4,420.01               8,890.09
June 1, 2005                                 13,308.25               4,449.26               8,858.99
July 1, 2005                                 13,306.39               4,478.70               8,827.69
August 1, 2005                               13,304.50               4,508.33               8,796.17
September 1, 2005                         1,254,452.63           1,245,688.18               8,764.45
October 1, 2005                                   0.00                   0.00                   0.00
November 1, 2005                                  0.00                   0.00                   0.00
December 1, 2005                                  0.00                   0.00                   0.00
January 1, 2006                                   0.00                   0.00                   0.00
February 1, 2006                                  0.00                   0.00                   0.00
March 1, 2006                                     0.00                   0.00                   0.00
April 1, 2006                                     0.00                   0.00                   0.00
May 1, 2006                                       0.00                   0.00                   0.00
June 1, 2006                                      0.00                   0.00                   0.00

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX E



                  J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C8

                                  $649,217,000





J.P. MORGAN & CO.                                    DEUTSCHE BANC ALEX. BROWN

08/09/99 12:56 PM  J.P. Morgan Commercial Mortgage Finance Corp.,
Series 1999-C8
                                                                         Page 1

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                 J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C8

                                  $649,217,000





J.P. MORGAN:

TRADING                                Brian Baker              (212) 648-1413
                                       Andrew Taylor            (212) 648-1413

STRUCTURING                            Thomas Doherty           (212) 648-1413
                                       Theresa Dooley           (212) 648-0651

RESEARCH                               Patrick Corcoran         (212) 648-6130
                                       Joshua Philips           (212) 648-6562

PRODUCT MANAGEMENT                     Michael Glover           (212) 648-0258



DEUTSCHE BANC ALEX. BROWN:

TRADING                                Justin Kennedy           (212) 469-5149
                                       Scott Waynebern          (212) 469-5149



08/09/99 12:56 PM  J.P. Morgan Commercial Mortgage Finance Corp.,
Series 1999-C8
                                                                         Page 2

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                 J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-C8

                                  $649,217,000

                              TRANSACTION OVERVIEW

                                                                                LOAN
                        RATING             CURRENT                               TO       AVG.     PRINCIPAL
                        (DCR/               SIZE         % OF      CREDIT    VALUE (%)    LIFE       WINDOW        COUPON
     CLASS             MDY/S&P)             ($)(1)       TOTAL     SUPPORT      (2)     (YRS) (3)  (MONTHS)(3)   DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------
      A-1          AAA / Aaa / AAA      $171,500,000     23.4%      27.75      49.5%     5.50        1 - 109      Fixed/WAC
      A-2          AAA / Aaa / AAA       357,019,000     48.8       27.75      49.5      9.37      109 - 116      Fixed/WAC
       X           AAA / Aaa / AAAr      731,516,500(5)                                  6.55(6)                     WAC
       B            AA / Aa2 / AA         36,575,000      5.0       22.75      53.0      9.72      116 - 117         WAC
       C              A / A2 / A          32,918,000      4.5       18.25      56.0      9.82      117 - 118         WAC
       D             A- / A3 / A-         14,630,000      2.0       16.25      57.4      9.83      118 - 118         WAC
       E           BBB / Baa2 / BBB       25,603,000      3.5       12.75      59.8      9.85      118 - 119         WAC
       F          BBB- / Baa3 / BBB-      10,972,000      1.5       11.25      60.8      9.91      119 - 119         WAC

RETAINED CLASSES                          82,299,500(7)                                                             Fixed

     TOTAL                              $731,516,500    100.0%                 68.6%     8.84
-----------------------------------------------------------------------------------------------------------------------------



             PRICE     ERISA (4)/
 PRICE ($)    TALK      SMMEA
----------------------------------
                        Yes/No
                        Yes/No
                        Yes/No
                        No/No
                        No/No
                        No/No
                        No/No
                        No/No

                        No/No


----------------------------------

1        Approximate, subject to change

2 The sum of the principal balance of each bond and the bonds senior to it, divided by the aggregate appraised value of the properties collateralizing the mortgage loan pool

3 Assumes a prepayment rate of 0% CPR, optional redemption is not exercised, and a closing date of August [ ], 1999

4 ERISA eligibility is subject to certain limitations described in the prospectus supplement under "Certain ERISA Considerations"

5        Notional balance

6        Implied average life

7        Includes Classes G, H, J, K and NR


                         MORTGAGE POOL CHARACTERISTICS

The mortgage pool consists of 128 fixed rate mortgage loans secured by one or more first liens on fee simple and/or, with respect to 5 leaseholds, interests in multifamily, retail, office, hotel and other commercial properties located in 30 states, the District of Columbia and 5 provinces of Canada. The three largest geographic concentrations are Florida (11.0%), California (9.9%) and Wisconsin (9.5%). The mortgage loans will have an initial pool balance of $731,516,500 and individual principal balances as of the Cut-off Date of at least $990,656 but not more than $58,136,667 with an average principal balance of approximately $5,714,973. The mortgage pool has a weighted average loan-to-value of 69.61% and a weighted average debt service coverage ratio of 1.40x.



08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                         Page 3

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                  DEAL SUMMARY

LEAD MANAGER                         J.P. Morgan Securities Inc.

CO-LEAD MANAGER                      Deutsche Bank Securities Inc.

PRICING SPEED                        0% CPR

DEPOSITOR                            J.P. Morgan Commercial Mortgage Finance
                                     Corp., an indirect wholly-owned limited
                                     purpose finance subsidiary of J.P. Morgan
                                     & Co. Incorporated and an affiliate of
                                     J.P. Morgan Securities Inc. ("JPMSI"), an
                                     Underwriter

ORIGINATOR                           96.6% of the mortgage
                                     loans were originated by
                                     Morgan Guaranty Trust
                                     Company of New York and
                                     3.4% were purchased

MASTER SERVICER                      Midland Loan Services Inc.

SPECIAL SERVICER                     Midland Loan Services Inc.

TRUSTEE                              State Street Bank and Trust Company

TRUSTEE WEBSITE                      corporatetrust.statestreet.com

RATING AGENCIES                      Duff & Phelps Credit Rating Co.
                                     Moody's Investors Service
                                     Standard & Poor's Ratings Services

                                     ------------------------------------------

LEGAL STATUS                         All offered certificates are public

CUT-OFF DATE                         August 1, 1999

SETTLEMENT DATE                      On or about August 17, 1999

DELIVERY                             DTC, Euroclear and Cedel

RATED FINAL MATURITY DATE            The distribution date in July 2031

MONTHLY DISTRIBUTION DATES           Pays monthly on the 15th day of every
                                     month or, if any such 15th day is not a
                                     business day, then the next succeeding
                                     business day

FIRST PAYMENT DATE                   September 15, 1999, 14 day delay

OPTIONAL REDEMPTION                  When pool pays down to 1% of original pool
                                     balance

DEAL INFORMATION / ANALYTICS         Bloomberg, Conquest, Intex and The Trepp
                                     Group

ERISA ELIGIBLE                       Classes A1, A2 and X



08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                         Page 4

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                              STRUCTURAL OVERVIEW

o Interest payments will be pro-rata to the Class A1, A2 and X Certificates and then interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K and NR Certificates

o The Class A1, G, H, J, K and NR Certificates will have a fixed coupon. The Class A2 Certificates will have either a fixed coupon or a weighted average coupon. The Class B, C, D, E and F Certificates will have a weighted average coupon. The Class X Certificates will receive the net interest on the mortgage loans less the interest paid on the other certificates

o    All Classes offered will pay interest on a 30/360 basis

o The Class X Certificates will have the same interest payment priority as the Class A1 and A2 Certificates

o Principal payments will be paid sequentially to the Class A1, A2, B, C, D, E, F, G, H, J, K and NR Certificates, until each class is retired. The Class X Certificates do not have a class principal balance and are therefore not entitled to any principal distributions

o Losses will be born by the Classes in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A1 and A2 Certificates

o If the principal balance of the mortgage pool is less than or equal to the aggregate bond balance of the Class A1 and A2 Certificates, the principal will be allocated pro-rata to the Class A1 and A2 Certificates

o Prepayment premiums received will be allocated first to the interest bearing certificates, according to a specified formula, with any remaining amount paid to the Class X Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:

                           Principal Paid to Class    (Pass-Through Rate on Class - Discount Rate)
     Prepayment Premium X ------------------------  X  --------------------------------------------
                            Total Principal Paid         (Mortgage Rate on Loan - Discount Rate)

o The deal will provide for the standard collateral value adjustment feature for problem or delinquent loans. Generally, when a loan becomes 90 days delinquent, the special servicer obtains a new appraisal. To the extent any such adjustment is not reversed, the interest portion of any P&I Advance will be reduced in proportion to such adjustment


                           COLLATERAL CHARACTERISTICS

                    PRINCIPAL BALANCE                      $731,516,500
                    NUMBER OF LOANS                                 128
                    NUMBER OF MORTGAGED PROPERTIES                  139
                    AVG. PRINCIPAL BALANCE
                               PER LOAN                      $5,714,973
                               PER PROPERTY                  $5,262,709
                    W.A. MORTGAGE RATE                          7.5424%
                    W.A. REMAINING TERM                      117 months
                    W.A. UNDERWRITTEN DSCR                        1.40x
                    W.A. CUT-OFF DATE LTV RATIO                  69.61%
                    W.A. SEASONING                             6 months

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                         Page 5

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                           AVERAGE LIFE SENSITIVITIES
                            PREPAYMENT SPEEDS (CPR)(1)

                                                 AVERAGE LIFE (YEARS)
                   ---------------- --------------- ---------------- --------------- ----------------
CLASS                    0%              25%              50%             75%             100%
------------------ ---------------- --------------- ---------------- --------------- ----------------
A1                      5.49             5.48            5.47             5.46            5.38
A2                      9.37             9.36            9.34             9.31            9.11
B                       9.72             9.70            9.68             9.66            9.46
C                       9.82             9.80            9.78             9.73            9.56
D                       9.83             9.83            9.83             9.83            9.58
E                       9.85             9.84            9.83             9.83            9.59
F                       9.91             9.91            9.89             9.83            9.66
X(2)                    6.55             6.44            6.37             6.32            6.17

1 Assumes no prepayment during the lockout and yield maintenance periods and optional redemptions are not exercised

2    Implied average life





                             PREPAYMENT PROTECTION

PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUT-OFF
   DATE THAT HAVE PREPAYMENT LOCKOUTS OR PENALTIES (ASSUMING NO PREPAYMENTS)

                                        CURRENT     8/00      8/01       8/02      8/03      8/04      8/05      8/06
------------------------------------ ----------- --------- ---------- --------- --------- --------- --------- ---------
Lockout/Defeasance                        100.0     100.0      100.0     100.0      97.5      80.8      77.9      78.0

Yield Maintenance (1)                       0.0       0.0        0.0       0.0       2.5      18.8      20.8      22.0

     Total Lockout and YM                 100.0     100.0      100.0     100.0     100.0      99.6      98.7     100.0

No Prepayment Premium                       0.0       0.0        0.0       0.0       0.0       0.4       1.3       0.0
------------------------------------ ----------- --------- ---------- --------- --------- --------- --------- ---------

TOTAL                                     100.0     100.0      100.0     100.0     100.0     100.0     100.0     100.0

------------------------------------ ----------- --------- ---------- --------- --------- --------- --------- ---------
AGGREGATE MORTGAGE BALANCE ($)            731.5     723.1      713.7     703.6     692.7     659.1     639.5     600.0

% OF CUT-OFF DATE BALANCE                 100.0      98.8       97.6      96.2      94.7      90.1      87.4      82.0



    8/07      8/08      8/09
--------- --------- ---------
    76.8      63.0      60.9

    23.2      11.1      27.9

   100.0      74.1      88.8

     0.0      25.9      11.2
--------- --------- ---------

   100.0     100.0     100.0

--------- --------- ---------
   586.7     564.1      48.4

    80.2      77.1       6.6

1    U.S. Treasury rate; 1% floor

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                         Page 6

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                         DEAL SUMMARY BY PROPERTY TYPE

---------------------------- --------- --------------- ------------- -------------- ----------- ---------- ------------ ---------
                                                               % OF                                REM.
                             NO. OF         PRINCIPAL     PRINCIPAL        AVERAGE  GROSS          WAM          WA LTV    WA UW
PROPERTY TYPE                 LOANS       BALANCE ($)       BALANCE    BALANCE ($)  WAC (%)       (MOS)      RATIO (%)     DSCR
---------------------------- --------- --------------- ------------- -------------- ----------- ---------- ------------ ---------

OFFICE                          26       $195,783,598       26.8%       $7,530,138    7.744%       109        68.54%      1.36x

RETAIL                          40        181,156,127       24.8         4,528,903    7.576        127        67.21       1.39
    Anchored                    20        120,834,408       16.5         6,041,720    7.340        124        68.02       1.39
    Unanchored                  17         36,534,343        5.0         2,149,079    7.781        140        70.96       1.30
    Factory Outlet               3         23,787,376        3.3         7,929,125    8.460        120        57.39       1.52

MULTIFAMILY                     21        165,373,665       22.6         7,874,936    7.052        119        77.40       1.31
    Conventional                18        156,033,194       21.3         8,668,511    7.031        115        77.83       1.32
    Mobile Home Park             3          9,340,472        1.3         3,113,491    7.392        179        70.16       1.22

HOTEL                           14         87,680,787       12.0         6,262,913    7.625        103        61.88       1.60
    Full Service                 5         57,622,125        7.9        11,524,425    7.244        108        64.30       1.55
    Limited Service              9         30,058,662        4.1         3,339,851    8.355         93        57.24       1.68

HEALTHCARE                       9         37,146,080        5.1         4,127,342    8.185        133        67.94       1.73
    Nursing Home                 7         29,453,206        4.0         4,207,601    8.352        138        67.25       1.76
    Congregate Care              2          7,692,874        1.1         3,846,437    7.546        113        70.58       1.61

INDUSTRIAL                       8         35,955,207        4.9         4,494,401    7.469        117        71.69       1.36

OTHER (2)                       10         28,421,035        3.9         2,842,103    7.793        128        70.32       1.28

---------------------------- --------- --------------- ------------- -------------- ----------- ---------- ------------ ---------

TOTAL/AVG/WA:                  128       $731,516,500      100.0%       $5,714,973    7.542%       117        69.61%      1.40x
---------------------------- --------- --------------- ------------- -------------- ----------- ---------- ------------ ---------


 -------------- --------------

      WA OCC.
    RATE  (%) (1)  % BALLOON
 -------------- --------------
      96.21%         98.47%

      93.90          90.46
      94.19          93.52
      96.46          74.12
      88.51         100.00

      95.32          94.38
      95.38          98.95
      94.48          18.08

         NA         100.00
         NA         100.00
         NA         100.00

      94.97          85.84
      94.83          82.15
      95.51         100.00

      98.67         100.00

      97.49          87.22

 -------------- --------------

        95.46%         94.74%
 -------------- --------------

1    Excludes Hotels

2    Includes Mixed Use and Self Storage




                                    RESERVES

---------------------- ------------------- ------------------- ----------------
                          % OF LOANS WITH
                           ANNUAL ESCROWS   CURRENT BALANCE(1)   ANNUAL DEPOSIT
---------------------- ------------------- ------------------- ----------------
Replacement Reserves              95.3%            $4,774,014       $4,406,407
Taxes                             94.5              6,487,627       14,692,671
Insurance                         71.1              1,265,961        1,712,985
---------------------- ------------------- ------------------- ----------------

1 Current balance as of July 12, 1999 may include any balance associated with up-front deposits that have not been completely disbursed



08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                         Page 7

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                               COLLATERAL SUMMARY

In the following tables, Principal Balance refers to Aggregate Cut-off Date Principal Balance



                                                            PROPERTY TYPES

                                                                                % OF PRINCIPAL
Property Type              NO. OF PROPERTIES        PRINCIPAL BALANCE ($)              BALANCE
----------------------- --------------------- ---------------------------- --------------------
Office                                    26                 $195,783,598              26.8%
Multifamily                               21                  156,033,194              21.3
Anchored Retail                           24                  120,834,408              16.5
Hotel                                     14                   87,680,787              12.0
Unanchored Retail                         17                   36,534,343               5.0
Industrial                                10                   35,955,207               4.9
Nursing Home                               7                   29,453,206               4.0
Mixed Use                                  9                   24,320,571               3.3
Factory Outlet                             3                   23,787,376               3.3
Mobile Home Park                           3                    9,340,472               1.3
Congregate Care                            3                    7,692,874               1.1
Self Storage                               2                    4,100,464               0.6
----------------------- --------------------- ---------------------------- --------------------

TOTAL                                    139                 $731,516,500             100.0%
----------------------- --------------------- ---------------------------- --------------------





                            GEOGRAPHIC DISTRIBUTION

                                                                                % OF PRINCIPAL
Property State             NO. OF PROPERTIES        PRINCIPAL BALANCE ($)              BALANCE
-------------             -----------------        ---------------------         --------------
Florida                                   23                   80,595,465              11.0%
California                                17                   72,596,674               9.9
Wisconsin                                  6                   69,131,849               9.5
Ohio                                      10                   63,277,913               8.7
Illinois                                   3                   53,253,394               7.3
Washington                                 4                   42,398,723               5.8
Georgia                                    4                   31,906,632               4.4
Michigan                                   4                   26,798,005               3.7
North Carolina                             8                   25,747,947               3.5
Missouri                                   4                   24,149,080               3.3
Texas                                      9                   24,004,556               3.3
Pennsylvania                               3                   23,975,321               3.3
New York                                   3                   23,196,589               3.2
Massachusetts                              1                   22,961,612               3.1
Nebraska                                   3                   22,646,035               3.1
Other                                     37                  124,876,704              17.1
----------------------- --------------------- ---------------------------- --------------------

TOTAL                                    139                 $731,516,500             100.0%
----------------------- --------------------- ---------------------------- --------------------


08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                         Page 8

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                CUT-OFF BALANCES

                                                                % OF PRINCIPAL
Principal Balance ($)      NO. OF LOANS   PRINCIPAL BALANCE ($)       BALANCE
------------------------- -------------- ---------------------- ----------------
500,001 - 1,000,000                   2             $1,986,855             0.3%
1,000,001 - 2,000,000                30             47,949,964             6.6
2,000,001 - 3,000,000                24             61,008,867             8.3
3,000,001 - 4,000,000                18             64,102,169             8.8
4,000,001 - 5,000,000                11             48,205,688             6.6
5,000,001 - 7,500,000                19            115,266,266            15.8
7,500,001 - 10,000,000                5             41,102,574             5.6
10,000,001 - 12,500,000               5             55,162,166             7.5
12,500,001 - 15,000,000               5             68,440,416             9.4
15,000,001 - 17,500,000               2             34,405,843             4.7
17,500,001 - 20.000,000               2             35,671,983             4.9
20,000,001 - 25,000,000               3             69,128,658             9.5
30,000,001 - 35,000,000               1             30,948,385             4.2
55,000,001 - 60,000,000               1             58,136,667             7.9
------------------------- -------------- ---------------------- ----------------

TOTAL:                              128           $731,516,500           100.0%
------------------------- -------------- ---------------------- ----------------
AVERAGE PER LOAN:          $5,714,973

AVERAGE PER PROPERTY:      $5,262,709





                            MORTGAGE INTEREST RATES

                                                                 % OF PRINCIPAL
Mortgage Interest Rate (%)  NO. OF LOANS   PRINCIPAL BALANCE ($)       BALANCE
--------------------------  ------------ ---------------------- ---------------
6.5000 - 6.7500                  11              $98,633,442              13.5%
6.7501 - 7.0000                  12               58,825,136               8.0
7.0001 - 7.2500                  12               63,206,801               8.6
7.2501 - 7.5000                  13              154,318,501              21.1
7.5001 - 7.7500                  14               80,502,312              11.0
7.7501 - 8.0000                  22               99,376,667              13.6
8.0001 - 8.2500                  15               72,421,855               9.9
8.2501 - 8.5000                  20               80,065,893              10.9
8.5001 - 8.8000                   9               24,165,894               3.3
--------------------------  -------- ------------------------ -----------------

TOTAL                           128             $731,516,500             100.0%
--------------------------  -------- ------------------------ -----------------
WEIGHTED AVERAGE:        7.5424%



08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                         Page 9

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                   UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                 % OF PRINCIPAL
UW DSCR (x)               NO. OF LOANS   PRINCIPAL BALANCE ($)          BALANCE
------------------------ -------------- ----------------------- ----------------
1.101 - 1.150(1)                     3             $18,977,073           2.6%
1.151 - 1.200                        6              19,030,652           2.6
1.201 - 1.250                       12              47,672,776           6.5
1.251 - 1.300                       25             152,055,844          20.8
1.301 - 1.400                       37             198,097,229          27.1
1.401 - 1.500                       17             163,035,704          22.3
1.501 - 1.600                       10              48,165,693           6.6
1.601 - 1.700                        8              52,522,581           7.2
1.701 - 1.800                        2               4,761,246           0.7
1.801 - 1.900                        2               3,762,383           0.5
1.901 - 2.000                        3              12,810,775           1.8
2.001 - 2.100                        3              10,624,543           1.5
------------------------ -------------- ----------------------- ----------------

TOTAL                              128            $731,516,500         100.0%
------------------------ -------------- ----------------------- ----------------
WEIGHTED AVERAGE:        1.40X

1 Stuart Centre ($9,948,429) has an UW DSCR of 1.115x, Lakeshore Estates MHP ($5,664,836), a fully amortizing loan, has an UW DSCR of 1.148x, and Harbourside Production Studio ($3,363,808) has an UW DSCR of 1.150x and a 14-year amortization.





                              LOAN-TO-VALUE RATIOS

                                                                  % OF PRINCIPAL
LTV (%)                       NO. OF LOANS  PRINCIPAL BALANCE ($)        BALANCE
----------------------------- ------------- ---------------------- -------------
Less than or equal to 50.00%             4             13,886,512         1.9%
50.01% - 55.00%                          8             29,876,212         4.1
55.01% - 60.00%                         10             37,073,016         5.1
60.01% - 65.00%                          8            104,124,309        14.2
65.01% - 70.00%                         30            137,947,591        18.9
70.01% - 75.00%                         43            234,514,501        32.1
75.01% - 80.00%                         23            157,631,244        21.5
80.01% - 85.00%(1)                       2             16,463,116         2.3
----------------------------- ------------- ---------------------- -------------

TOTAL                                  128           $731,516,500       100.0%
----------------------------- ------------- ---------------------- -------------
WEIGHTED AVERAGE:                        69.61%

1 Sterling Woods Apartments ($12,295,037) has an LTV Ratio of 84.21% and Glacier Hills Apartments ($4,168,078) has an LTV Ratio of 81.73%.

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 10

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                                          MORTGAGE LOAN TYPE

                                                                                       % OF PRINCIPAL
Mortgage Loan Type                     NO. OF LOANS        PRINCIPAL BALANCE ($)              BALANCE
------------------------------ --------------------- ---------------------------- --------------------
Balloon                                          85                 $397,332,664              54.3%
Hyper-Amortizing                                 28                  295,706,315              40.4
Fully-Amortizing                                 15                   38,477,521               5.3
------------------------------ --------------------- ---------------------------- --------------------

TOTAL                                           128                 $731,516,500             100.0%
------------------------------ --------------------- ---------------------------- --------------------





                              REMAINING TERM TO MATURITY/ARD (MONTHS)

Remaining Term to                                                                      % OF PRINCIPAL
Maturity/ARD (months)                  NO. OF LOANS        PRINCIPAL BALANCE ($)              BALANCE
------------------------------ --------------------- ---------------------------- --------------------
Less than 60                                      1                  $22,961,612               3.1%
61 - 84                                           9                   39,269,007               5.4
85 - 120                                         99                  600,336,040              82.1
121 - 180                                         8                   38,423,556               5.3
181 - 240                                        11                   30,526,216               4.2
------------------------------ --------------------- ---------------------------- --------------------

TOTAL                                           128                 $731,516,500             100.0%
------------------------------ --------------------- ---------------------------- --------------------
WEIGHTED AVERAGE:   117 MONTHS





                      REMAINING AMORTIZATION TERM (MONTHS)

Remaining Amortization Term                                                            % OF PRINCIPAL
(months)                               NO. OF LOANS        PRINCIPAL BALANCE ($)              BALANCE
------------------------------ --------------------- ---------------------------- --------------------
121 - 180                                         6                  $15,436,682               2.1%
181 - 240                                        20                   58,275,954               8.0
Greater than 240                                102                  657,803,865              89.9
------------------------------ --------------------- ---------------------------- --------------------

TOTAL                                           128                 $731,516,500             100.0%
------------------------------ --------------------- ---------------------------- --------------------
WEIGHTED AVERAGE:   322 MONTHS

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 11

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                         MONTH AND YEAR OF ORIGINATION

                                                                                   % OF PRINCIPAL
Month and Year of Origination     NO. OF LOANS        PRINCIPAL BALANCE ($)              BALANCE
------------------------------- ---------------       ---------------------- --------------------
December 1997                                1                   $2,990,258               0.4%
March 1998                                   1                    7,503,550               1.0
May 1998                                     1                    6,331,137               0.9
June 1998                                    2                    7,547,120               1.0
July 1998                                    1                    7,724,507               1.1
August 1998                                 11                   68,777,984               9.4
September 1998                              11                   92,792,377              12.7
October 1998                                10                   31,827,306               4.4
November 1998                                7                   29,843,422               4.1
December 1998                                8                   53,290,607               7.3
January 1999                                 8                   97,035,715              13.3
February 1999                               10                   35,422,578               4.8
March 1999                                  15                   61,689,961               8.4
April 1999                                  17                   68,644,051               9.4
May 1999                                    18                  100,103,161              13.7
June 1999                                    4                   36,205,390               4.9
July 1999                                    3                   23,787,376               3.3
------------------------------- --------------- ---------------------------- --------------------

TOTAL                                      128                 $731,516,500             100.0%
------------------------------- --------------- ---------------------------- --------------------





                         YEAR OF SCHEDULED MATURITY/ARD

                                                                              % OF PRINCIPAL
Year of Scheduled Maturity/ARD    NO. OF LOANS        PRINCIPAL BALANCE ($)          BALANCE
-------------------------------- -------------- ---------------------------- ----------------
2004                                         1                  $22,961,612           3.1%
2005                                         7                   18,425,960           2.5
2006                                         2                   20,843,117           2.8
2008                                        31                  203,549,677          27.8
2009                                        68                  396,786,363          54.2
2010                                         1                   12,295,037           1.7
2011                                         1                    7,724,507           1.1
2013                                         3                    9,621,617           1.3
2014                                         3                    8,782,394           1.2
2017                                         1                    4,121,569           0.6
2018                                         2                    6,712,611           0.9
2019                                         8                   19,692,036           2.7
-------------------------------- -------------- ---------------------------- ----------------

TOTAL                                      128                 $731,516,500         100.0%
-------------------------------- -------------- ---------------------------- ----------------


08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 12

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                                          TEN LARGEST LOANS

------------------------------ --------------------------- -------------------- -------------- ----------------- ------------------
                                                                % OF PRINCIPAL
LOAN                              PRINCIPAL BALANCE ($)                BALANCE       LTV           UW DSCR       PROPERTY TYPE
------------------------------ --------------------------- -------------------- -------------- ----------------- ------------------
Mills Portfolio                             $58,136,667           7.9%               63.92%          1.49x       Anchored Retail

Ridgewood Country Club                       30,948,385           4.2                78.35           1.30        Multifamily

Woodfield Garden                             24,186,478           3.3                78.27           1.31        Multifamily

51 Sleeper Street                            22,961,612           3.1                74.31           1.35        Office

Madison Concourse                            21,980,569           3.0                65.61           1.70        Hotel

Vartan Building                              17,898,122           2.4                62.80           1.36        Office

Hyatt Regency Rochester                      17,773,861           2.4                67.07           1.44        Hotel

Northfield Office Park I & II                17,479,309           2.4                71.34           1.30        Office

Merrill Place                                16,926,533           2.3                60.02           1.44        Office

Becker Office Building                       14,632,298           2.0                71.03           1.34        Office
------------------------------ --------------------------- -------------------- -------------- ----------------- ------------------

TOTAL                                      $242,923,834          33.2%               69.16%          1.41x
------------------------------ --------------------------- -------------------- -------------- ----------------- ------------------

DEAL TOTAL                                 $731,516,500         100.0%               69.61%          1.40x
------------------------------ --------------------------- -------------------- -------------- ----------------- ------------------


08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 13

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                MILLS PORTFOLIO

                               LOAN INFORMATION
------------------------------------------------------------------------

PRINCIPAL BALANCE
     ORIGINAL                         $58,400,000

     CUT-OFF DATE                     $58,136,667

ORIGINATION DATE                      January 26, 1999

INTEREST RATE                         7.3000%

AMORTIZATION                          360

HYPERAMORTIZATION                     After the Anticipated Repayment
                                      Date, all excess cashflow is
                                      used to reduce the outstanding
                                      principal

ANTICIPATED REPAYMENT DATE            February 1, 2009

MATURITY DATE                         February 1, 2029

BORROWER/SPONSOR (1)                  Four individual special purpose
                                      borrowers, each a special
                                      purpose entity directly or
                                      indirectly owned by The Mills
                                      Corporation

CALL PROTECTION                       Prepayment locked out until the
                                      third month preceding the
                                      Anticipated Repayment Date.
                                      U.S. Treasury defeasance
                                      allowed, in whole or part, on or
                                      after August 1, 2001

REMOVAL OF PROPERTY MANAGER           Lender has the right to remove
                                      the property manager if there is
                                      an event of a default, the DSCR
                                      falls below 1.15x or the debt is
                                      not repaid on or before the
                                      Anticipated Repayment Date. The
                                      Lender must approve any
                                      replacement

COLLECTION ACCOUNT                    Springing Lockbox;  Triggered
                                      either by the DSCR falling below
                                      1.20x in any twelve month period
                                      or failure to repay the debt one
                                      month prior to the Anticipated
                                      Repayment Date

MEZZANINE LOANS/PREFERRED EQUITY      None
------------------------------------- ----------------------------------




                             PROPERTY INFORMATION
-------------------------------------- ---------------------------------
SINGLE ASSET/PORTFOLIO                 Portfolio of 4 assets

PROPERTY TYPE                          Anchored Retail

LOCATION                               Ohio, Georgia, Illinois, and
                                       Virginia

YEARS BUILT/RENOVATED                  1954-1988 / 1983-1996

THE COLLATERAL                         Four anchored retail centers
                                       located in four states with a
                                       total of 1,028,399 sq. ft. of
                                       NRA

                                  Square
                                  Footage       Major Tenants
                                  ------------- ------------------------

   WESTERN HILLS PLAZA            449,496       Sears,
   Cincinnati, OH                               Kroger,
                                                Media Play

   GWINNETT MARKET FAIR           194,719       A&P,
   Duluth, GA                                   Marshalls,
                                                TJ Maxx

   MT. PROSPECT PLAZA             298,600       Walgreen Computer,
   Mt. Prospect, IL                             Dominick's Grocery,
                                                Marshalls

   WEST FALLS CHURCH               85,584       Safeway,
   Falls Church, VA                             RiteAid,
                                                Bath & Tile

PROPERTY MANAGEMENT                    Management Associates, Limited
                                       Partnership

OCCUPANCY AS OF 3/1/99 (2)             92.15%

NET OPERATING INCOME                   $7,063,416

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW             $7,144,900

APPRAISED VALUE                        $90,950,000

APPRAISAL DATE                         September 11-24, 1998

CUT-OFF DATE

     LOAN PER SQUARE FOOT              $56.53

     LTV                               63.92%

     UW DSCR                           1.49x
-------------------------------------- ---------------------------------

1 This loan is secured by four cross-collateralized and cross-defaulted mortgages, deeds of trust or deeds to secure debt encumbering the four anchored retail centers

2    Weighted average occupancy based on square footage

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 14

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                       RIDGEWOOD COUNTRY CLUB APARTMENTS

                               LOAN INFORMATION
------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                         $31,200,000

     CUT-OFF DATE                     $30,948,385

ORIGINATION DATE                      September 18, 1998

INTEREST RATE                         6.7500%

AMORTIZATION                          360

HYPERAMORTIZATION                     NA

ANTICIPATED REPAYMENT DATE            NA

MATURITY DATE                         October 1, 2008

BORROWER/SPONSOR                      Ridgewood Associates II, LLC,
                                      special purpose entity, the
                                      members of which are Harry A.
                                      Marek, Jerry J. Marek and Daniel
                                      F. Pieper

CALL PROTECTION                       Prepayment locked out for five
                                      years.  On or after November 1,
                                      2003, a prepayment premium of
                                      the greater of yield maintenance
                                      or 1% of the outstanding
                                      principal balance is required.
                                      No prepayment restrictions three
                                      months prior to the Maturity Date

REMOVAL OF PROPERTY MANAGER           Lender has the right to remove
                                      the property manager at any time
                                      for cause or upon event of
                                      default under the loan.  The
                                      Lender must approve any
                                      replacement

COLLECTION ACCOUNT                    None

MEZZANINE LOANS/PREFERRED EQUITY      None
------------------------------------- ----------------------------------



                             PROPERTY INFORMAGTION
------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO                 Single asset

PROPERTY TYPE                          Multifamily

LOCATION                               2001 Traceway Drive
                                       Fitchburg, Wisconsin

YEARS BUILT/RENOVATED                  1968-1973 / 1999

THE COLLATERAL                         Located in Fitchburg, a suburb
                                       of Madison, the property is a
                                       58-acre tract improved by an
                                       862-unit multifamily garden
                                       apartment community.  Built in
                                       phases between 1968 and 1973, a
                                       significant renovation project
                                       commenced in the fall of 1998
                                       with replacement of cabinetry,
                                       carpet, appliances and new
                                       decks as each unit became
                                       vacant.  Project amenities
                                       include two swimming pools, a
                                       wading pool, recreation
                                       building, and two tennis courts

PROPERTY MANAGEMENT                    CMS Ridgewood, LP

OCCUPANCY AS OF 7/16/99                90.80%

NET OPERATING INCOME                   $3,246,531

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW             $3,152,456

APPRAISED VALUE                        $39,500,000

APPRAISAL DATE                         August 27, 1998

CUT-OFF DATE

     LOAN PER UNIT                     $35,903

     LTV                               78.35%

     UW DSCR                           1.30x
-------------------------------------- ---------------------------------

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 15

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                          WOODFIELD GARDENS APARTMENTS

                               LOAN INFORMATION
------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                         $24,200,000

     CUT-OFF DATE                     $24,186,478

ORIGINATION DATE                      June 18, 1999

INTEREST RATE                         7.3600%

AMORTIZATION                          360

HYPERAMORTIZATION                     After the Anticipated Repayment
                                      Date, all excess cashflow is
                                      used to reduce the outstanding
                                      principal

ANTICIPATED REPAYMENT DATE            July 1, 2009

MATURITY DATE                         July 1, 2029

BORROWER/SPONSOR                      Woodfield Gardens Associates, a
                                      special purpose limited
                                      partnership, the principals of
                                      which are Joseph Pagliari and
                                      Daniel Sawusch

CALL PROTECTION                       Prepayment locked out until the
                                      third month preceding the
                                      Anticipated Repayment Date.
                                      U.S. Treasury defeasance
                                      allowed, in whole or part, on or
                                      after August 1, 2001

REMOVAL OF PROPERTY MANAGER           Lender has the right to remove
                                      the property manager at any time
                                      for cause or upon event of
                                      default under the loan.  The
                                      Lender must approve any
                                      replacement

COLLECTION ACCOUNT                    Hard Lockbox.  All rents payable
                                      by tenants are deposited by the
                                      property manager directly into a
                                      Cash Management Account, and on
                                      the first day of each month, so
                                      long as no Event of Default has
                                      occurred, all funds shall be
                                      disbursed upon the discretion of
                                      the Lender

MEZZANINE LOANS/PREFERRED EQUITY      None
------------------------------------- ----------------------------------


                             PROPERTY INFORMATION
------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO                 Single asset

PROPERTY TYPE                          Multifamily

LOCATION                               4700 Arbor Drive
                                       Rolling Meadows, Illinois

YEARS BUILT/RENOVATED                  1967 and 1969 / 1999

THE COLLATERAL                         The property is a 19 building,
                                       692-unit multifamily community situated
                                       on a 36.265-acre tract and offers a mix
                                       of one, two, and three bedroom units. The complex was constructed in phases between 1967 and 1969. Project amenities include a clubhouse, large playground,
                                       Olympic-size swimming pool, tennis
                                       courts, a laundry room in each building, on-site pre-school and on-site library.
                                       In addition, the management provides
                                       numerous community programs including
                                       aerobics, youth field trips, summer day
                                       camp, reading programs, and after- school tutoring and homework assistance programs. The property and management have won various industry awards

PROPERTY MANAGEMENT                    Citadel Management, Inc.

OCCUPANCY AS OF 4/28/99                99.0%

NET OPERATING INCOME                   $2,672,931

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW             $2,627,424

APPRAISED VALUE                        $30,900,000

APPRAISAL DATE                         May 20, 1999

CUT-OFF DATE

     LOAN PER UNIT                     $34,952

     LTV                               78.27%

     UW DSCR                           1.31x
-------------------------------------- ---------------------------------

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 16

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                               51 SLEEPER STREET

                               LOAN INFORMATION
------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                         $23,000,000

     CUT-OFF DATE                     $22,961,612

ORIGINATION DATE                      April 30, 1999

INTEREST RATE                         7.8100%

AMORTIZATION                          360

HYPERAMORTIZATION                     After the Anticipated Repayment
                                      Date, all excess cashflow is
                                      used to reduce the outstanding
                                      principal

ANTICIPATED REPAYMENT DATE            May 1, 2004

MATURITY DATE                         May 1, 2029

BORROWER/SPONSOR                      51 Sleeper Street LLC

CALL PROTECTION                       Prepayment locked out until the
                                      third month preceding the
                                      Anticipated Repayment Date.
                                      U.S. Treasury defeasance
                                      allowed, in whole or part, on or
                                      after August 1, 2001

REMOVAL OF PROPERTY MANAGER           Lender has the right to remove
                                      the property manager at any time
                                      for cause or upon event of
                                      default under the loan.  The
                                      Lender must approve any
                                      replacement

COLLECTION ACCOUNT                    Hard Lockbox.  All rents payable
                                      by tenants are paid directly
                                      into a Cash Management Account,
                                      and on the first day of each
                                      month, so long as no Event of
                                      Default has occurred, all funds
                                      shall be disbursed upon the
                                      discretion of the Lender

MEZZANINE LOANS/PREFERRED EQUITY      None
------------------------------------- ----------------------------------


------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO                 Single asset

PROPERTY TYPE                          Office

LOCATION                               51 Sleeper Street
                                       Boston, Massachusetts

YEARS BUILT/RENOVATED                  1900 / 1984 and 1998

THE COLLATERAL                         The property is an 8-story
                                       147,142 square foot office building
                                       situated on a 0.49-acre site in the
                                       Seaport District of Boston just east of
                                       the central business district and within walking distance of Boston's Financial
                                       District. The property is fully leased
                                       for five years to the Commonwealth of
                                       Massachusetts Department of Revenue.
                                       Built in the 1900's, the building systems were completely renovated in 1984 and the interior was fully renovated in 1998

PROPERTY MANAGEMENT                    CB Richard Ellis-N.E. Partners, LP

OCCUPANCY AS OF 3/30/99                100.0%

NET OPERATING INCOME                   Not available

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW             $2,677,908

APPRAISED VALUE                        $30,900,000

APPRAISAL DATE                         January 22, 1999

CUT-OFF DATE

     LOAN PER SQUARE FOOT              $156.05

     LTV                               74.31%

     UW DSCR                           1.35x
-------------------------------------- ---------------------------------

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 17

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                            MADISON CONCOURSE HOTEL


                               LOAN INFORMATION
------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                         $22,250,000

     CUT-OFF DATE                     $21,980,569

ORIGINATION DATE                      September 25, 1998

INTEREST RATE                         6.8900%

AMORTIZATION                          300

HYPERAMORTIZATION                     After the Anticipated Repayment
                                      Date, all excess cashflow is
                                      used to reduce the outstanding
                                      principal

ANTICIPATED REPAYMENT DATE            October 1, 2008

MATURITY DATE                         October 1, 2023

BORROWER/SPONSOR                      Concourse Hotel, Inc., a special
                                      purpose corporation controlled
                                      by Rodney P. Burwell

CALL PROTECTION                       Prepayment locked out until the
                                      third month preceding the
                                      Anticipated Repayment Date.
                                      U.S. Treasury defeasance
                                      allowed, in whole or part, on or
                                      after December 1, 2001

REMOVAL OF PROPERTY MANAGER           Lender has the right to remove
                                      the property manager at any time
                                      for cause or upon event of
                                      default under the loan.  The
                                      Lender must approve any
                                      replacement

COLLECTION ACCOUNT                    Springing Lockbox;  Triggered by
                                      failure to repay the debt three
                                      months prior to the Anticipated
                                      Repayment Date

MEZZANINE LOANS/PREFERRED EQUITY      None
------------------------------------- ----------------------------------


                             PROPERTY INFORMATION
------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO                 Single asset

PROPERTY TYPE                          Hotel

LOCATION                               One West Dayton Street
                                       Madison, Wisconsin

YEARS BUILT/RENOVATED                  1973, 1985 / 1985, 1993 and 1994

THE COLLATERAL                         This property is a 13-story,
                                       356-room full service hotel with an
                                       attached 3-level, below-grade, 260-space parking garage, located in Madison's central business district. The hotel is adjacent to the Wisconsin state capital building and less than 3/4 of a mile from the University of Wisconsin - Madison campus that has an enrollment of over 40,000 students. The hotel features two restaurants, a cocktail lounge, approximately 25,000 square feet of meeting/ banquet space, an indoor pool, a Jacuzzi, a fitness center, and a business center. The room mix includes 238 rooms with king-size beds and 118 rooms with two double beds

PROPERTY MANAGEMENT                    Self-managed by the Borrower
                                       and its principals

OCCUPANCY AS OF 12/31/99               73.0%

NET OPERATING INCOME                   $4,184,042
     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW             $3,174,640

APPRAISED VALUE                        $33,500,000

APPRAISAL DATE                         August 22, 1998

CUT-OFF DATE

     LOAN PER ROOM                     $61,743

     LTV                               65.61%

     UW DSCR                           1.70x
-------------------------------------- ---------------------------------

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 18

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                VARTAN BUILDING


                               LOAN INFORMATION
------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                         $17,918,000

     CUT-OFF DATE                     $17,898,122

ORIGINATION DATE                      May 13, 1999

INTEREST RATE                         8.0500%

AMORTIZATION                          360

HYPERAMORTIZATION                     After the Anticipated Repayment
                                      Date, all excess cashflow is
                                      used to reduce the outstanding
                                      principal

ANTICIPATED REPAYMENT DATE            June 1, 2009

MATURITY DATE                         June 1, 2029

BORROWER/SPONSOR                      Synertech Property, LLC, a
                                      special purpose entity, which is
                                      a wholly owned subsidiary of
                                      Platinum Equity Holdings, LLC

CALL PROTECTION                       Prepayment locked out until the
                                      third month preceding the
                                      Anticipated Repayment Date.
                                      U.S. Treasury defeasance
                                      allowed, in whole or part, on or
                                      after August 1, 2001

REMOVAL OF PROPERTY MANAGER           Lender has the right to remove
                                      the property manager at any time
                                      for cause or upon event of
                                      default under the loan.  The
                                      Lender must approve any
                                      replacement

COLLECTION ACCOUNT                    Hard Lockbox.  All rent payable
                                      by the tenant is paid directly
                                      into a Cash Management Account,
                                      and on the first day of each
                                      month, so long as no Event of
                                      Default has occurred, all funds
                                      shall be disbursed upon the
                                      discretion of the Lender

MEZZANINE LOANS/PREFERRED EQUITY      None
------------------------------------- ----------------------------------

                             PROPERTY INFORMATION
------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO                 Single asset

PROPERTY TYPE                          Office

LOCATION                               2400 Thea Drive
                                       Harrisburg, Pennsylvania

YEARS BUILT/RENOVATED                  1997 / 1998

THE COLLATERAL                         This property is a four story
                                       Class A suburban office building built in 1997 and situated on a 10.62-acre site.
                                       The building contains 206,900 square feet and is 100% occupied by Synertech Health
                                       Systems Solutions, Inc. Synertech Heath
                                       Systems is a technology service provider to managed healthcare organizations

PROPERTY MANAGEMENT                    Self-managed by Synertech
                                       Health Systems Solutions Inc.

OCCUPANCY AS OF 6/30/99                100.0%

NET OPERATING INCOME                   NA

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW             $2,152,467

APPRAISED VALUE                        $28,500,000

APPRAISAL DATE                         May 1, 1999

CUT-OFF DATE

     LOAN PER SQUARE FOOT              $86.51

     LTV                               62.80%

     UW DSCR                           1.36x
-------------------------------------- ---------------------------------

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                         Page 19

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                            HYATT REGENCY ROCHESTER


                               LOAN INFORMATION
------------------------------------------------------------------------


PRINCIPAL BALANCE

     ORIGINAL                         $18,000,000

     CUT-OFF DATE                     $17,773,861

ORIGINATION DATE                      August 12, 1998

INTEREST RATE                         7.2800%

AMORTIZATION                          300

HYPERAMORTIZATION                     After the Anticipated Repayment
                                      Date, all excess cashflow is used
                                      to reduce the outstanding
                                      principal

ANTICIPATED REPAYMENT DATE            September 1, 2008

MATURITY DATE                         September 1, 2023

BORROWER/SPONSOR                      Rochester Downtown Hotel, Inc.

CALL PROTECTION                       Prepayment locked out until the
                                      third month preceding the
                                      Anticipated Repayment Date.  U.S.
                                      Treasury defeasance allowed, in
                                      whole or part, on or after August
                                      1, 2001

REMOVAL OF PROPERTY MANAGER           Lender has the right to remove
                                      the property manager at any time
                                      for cause or upon event of
                                      default under the loan.  The
                                      Lender must approve any
                                      replacement

COLLECTION ACCOUNT                    Hard Lockbox.  All revenue
                                      received by the hotel manager is
                                      paid directly into a Cash
                                      Management Account, and on the
                                      first day of each month, so long
                                      as no Event of Default has
                                      occurred and prior to the
                                      Anticipated Repayment Date, all
                                      funds shall be disbursed upon the
                                      discretion of the Lender

MEZZANINE LOANS/PREFERRED EQUITY      A mezzanine loan with a principal
                                      balance of $2,917,557 as of July
                                      1, 1999, an original principal
                                      balance of $3,000,000, a maturity
                                      date of September 1, 2008 and an
                                      amortization term of 120 months,
                                      was made by Morgan Guaranty Trust
                                      Company of New York to Rochester
                                      Hotel Holding, Inc., the sole
                                      shareholder of the Borrower, and
                                      is secured solely by such
                                      shareholder's interest in the
                                      Borrower
------------------------------------- -----------------------------------


                             PROPERTY INFORMATION
------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO                 Single asset

PROPERTY TYPE                          Hotel

LOCATION                               125 East Main Street
                                       Rochester, New York

YEARS BUILT/RENOVATED                  1992 / NA

THE COLLATERAL                         This 27-story, 335-room full
                                       service hotel was built in
                                       1992.  The hotel has access to
                                       an attached municipal garage,
                                       in which 800 spaces are
                                       reserved exclusively for hotel
                                       guests. Amenities include a
                                       280-seat full service
                                       restaurant, a 60-seat lobby bar
                                       and lounge, an indoor swimming
                                       pool, a fitness facility, a
                                       gift shop, and a business
                                       center.  The room mix includes
                                       207 rooms with king-size beds,
                                       111 rooms with two double beds,
                                       16 parlor suites, and one
                                       presidential suite.  The hotel
                                       is the only 4-Diamond hotel in
                                       the Rochester area

PROPERTY MANAGEMENT                    Hyatt Hotels Corporation

OCCUPANCY AS OF 4/30/99                70.62%

NET OPERATING INCOME                   $3,065,080
     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW             $2,257,688

APPRAISED VALUE                        $26,500,000

APPRAISAL DATE                         May 1, 1998

CUT-OFF DATE

     LOAN PER SQUARE FOOT              $53,056

     LTV                               67.07%

     UW DSCR                           1.44x
-------------------------------------- ---------------------------------

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 20

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                         NORTHFIELD OFFICE PARK I & II

                               LOAN INFORMATION
------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                         $17,500,000

     CUT-OFF DATE                     $17,479,309

ORIGINATION DATE                      May 19, 1999

INTEREST RATE                         7.8100%

AMORTIZATION                          360

HYPERAMORTIZATION                     After the Anticipated Repayment
                                      Date, all excess cashflow is
                                      used to reduce the outstanding
                                      principal

ANTICIPATED REPAYMENT DATE            June 1, 2006

MATURITY DATE                         June 1, 2029

BORROWER/SPONSOR                      Northfield Plaza Associates, Ltd.

CALL PROTECTION                       Prepayment locked out until the
                                      third month preceding the
                                      Anticipated Repayment Date.
                                      U.S. Treasury defeasance
                                      allowed, in whole or part, on or
                                      after August 1, 2001

REMOVAL OF PROPERTY MANAGER           Lender has the right to remove
                                      the property manager at any time
                                      for cause or upon event of
                                      default under the loan.  The
                                      Lender must approve any
                                      replacement

COLLECTION ACCOUNT                    Springing Lockbox;  Triggered by
                                      failure to repay the debt three
                                      months prior to the Anticipated
                                      Repayment Date

MEZZANINE LOANS/PREFERRED EQUITY      None
------------------------------------- ----------------------------------


                             PROPERTY INFORMATION
------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO                 Single asset

PROPERTY TYPE                          Office

LOCATION                               5600-5700 Crooks Road
                                       Troy, Michigan

YEARS BUILT/RENOVATED                  1973, 1975 / 1984 and 1991

THE COLLATERAL                         The property consists of two
                                       Class B suburban office buildings
                                       totaling 211,623 square feet located on
                                       approximately 17.74 acres. The first
                                       building was constructed in 1975 and is a one- and two-story structure. The second building is four stories and was constructed in 1973. Each building has been continuously operated as multi-tenant office buildings since construction. Major tenants include
                                       General Motors (22,169 square feet),
                                       National Bank of Detroit (19,988 square
                                       feet), and The Hayman Company (12,716
                                       square feet)

PROPERTY MANAGEMENT                    The Hayman Company

OCCUPANCY AS OF 4/30/99                98.0%

NET OPERATING INCOME                   $2,346,757

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW             $1,962,530

APPRAISED VALUE                        $24,500,000

APPRAISAL DATE                         February 8, 1999

CUT-OFF DATE
     LOAN PER SQUARE FOOT              $82.60

     LTV                               71.34%

     UW DSCR                           1.30x
-------------------------------------- ---------------------------------

08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 21

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                 MERRILL PLACE

                               LOAN INFORMATION
------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                         $17,000,000

     CUT-OFF DATE                     $16,926,533

ORIGINATION DATE                      January 29, 1999

INTEREST RATE                         7.5000%

AMORTIZATION                          360

HYPERAMORTIZATION                     NA

ANTICIPATED REPAYMENT DATE            NA

MATURITY DATE                         February 1, 2009

BORROWER/SPONSOR                      Merrill Place, LLC, a special
                                      purpose entity whose principals
                                      directly manage the subject

CALL PROTECTION                       Prepayment locked out until the
                                      third month preceding the
                                      Anticipated Repayment Date.
                                      U.S. Treasury defeasance
                                      allowed, in whole or part, on or
                                      after March 1, 2002

REMOVAL OF PROPERTY MANAGER           Lender has the right to remove
                                      the property manager at any time
                                      for cause or upon event of
                                      default under the loan.  The
                                      Lender must approve any
                                      replacement

COLLECTION ACCOUNT                    None

MEZZANINE LOANS/PREFERRED EQUITY      None
------------------------------------- ----------------------------------

                             PROPERTY INFORMATION
------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO                 Single asset

PROPERTY TYPE                          Office

LOCATION                               411 First Avenue South
                                       Seattle, Washington

YEARS BUILT/RENOVATED                  1913 / 1983

THE COLLATERAL                         Situated on 1.60 acres, the
                                       property consists of a
                                       seven-story urban office
                                       complex containing 179,814
                                       square housed in three
                                       buildings constructed between
                                       1909 and 1913.  There is an
                                       adjacent three-story parking
                                       structure with 131 stalls.
                                       Significantly updated in 1983,
                                       the property has recently
                                       undergone over $3.5 million in
                                       tenant improvements for major
                                       technology tenants.  The three
                                       buildings are historical
                                       landmarks for the city of
                                       Seattle and are also known as
                                       the Hambach Building, the
                                       Sellar Building and the
                                       Schwabacher Building and
                                       Warehouse

PROPERTY MANAGEMENT                    Nitzi-Stagen & Co., Inc.

OCCUPANCY AS OF 3/31/99                100.0%

NET OPERATING INCOME                   $1,770,621

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW             $2,049,566

APPRAISED VALUE                        $28,200,000

APPRAISAL DATE                         December 3, 1998

CUT-OFF DATE

     LOAN PER SQUARE FOOT              $94.13

     LTV                               60.02%

     UW DSCR                           1.44x
-------------------------------------- ---------------------------------


08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 22

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                             BECKER OFFICE BUILDING

                               LOAN INFORMATION
------------------------------------------------------------------------

PRINCIPAL BALANCE

     ORIGINAL                         $14,700,000

     CUT-OFF DATE                     $14,632,298

ORIGINATION DATE                      December 11, 1998

INTEREST RATE                         7.7500%

AMORTIZATION                          360

HYPERAMORTIZATION                     NA

ANTICIPATED REPAYMENT DATE            NA

MATURITY DATE                         January 1, 2009

BORROWER/SPONSOR                      Main Street Associates, GP

CALL PROTECTION                       Prepayment locked out for seven
                                      years.  On or after February 1,
                                      2005, a prepayment premium of
                                      the greater of yield maintenance
                                      or 1% of the outstanding
                                      principal balance is required.
                                      No prepayment restrictions three
                                      months prior to the Maturity Date

REMOVAL OF PROPERTY MANAGER           Lender has the right to remove
                                      the property manager at any time
                                      for cause or upon event of
                                      default under the loan.  The
                                      Lender must approve any
                                      replacement

COLLECTION ACCOUNT                    None

MEZZANINE LOANS/PREFERRED EQUITY      None
------------------------------------- ----------------------------------


                             PROPERTY INFORMATION
------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO                 Single asset

PROPERTY TYPE                          Office

LOCATION                               401 Main Street
                                       Peoria, Illinois

YEARS BUILT/RENOVATED                  1992 / NA

THE COLLATERAL                         The subject property is
                                       situated on a 1.104 acre tract
                                       located in the heart of
                                       Peoria's central business
                                       district.  Originally developed
                                       in 1992, this Class A building
                                       has 163,521 square feet of net
                                       leasable area.  Level 1
                                       contains retail and bank space,
                                       levels 2 though 5 are parking
                                       decks, and levels 6 through 16
                                       contain office space.
                                       Aditionally, there are two
                                       underground parking levels
                                       owned and operated by the city
                                       of Peoria.  Major tenants
                                       include Illinois Department of
                                       Transportation (58,600 square
                                       feet), Magna Bank/Union Bank
                                       (18,211 square feet) and Hedoc
                                       Law (15, 090 square feet)

PROPERTY MANAGEMENT                    Becker Brothers, Inc.

OCCUPANCY AS OF 5/4/99                 93.0%

NET OPERATING INCOME                   $1,777,144

     YEAR ENDING 12/31/98

UNDERWRITTEN NET CASH FLOW             $1,694,951

APPRAISED VALUE                        $20,600,000

APPRAISAL DATE                         August 14, 1998

CUT-OFF DATE

     LOAN PER SQUARE FOOT              $89.48

     LTV                               71.03%

     UW DSCR                           1.34x
-------------------------------------- ---------------------------------
08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 23

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

              COLLATERAL PERFORMANCE OF PREVIOUS JPMC TRANSACTIONS


                                                                        30 TO 90 DAYS DELINQUENT (1)
                                                                    --------------------------------
                            # OF LOANS AT    SECURITIZED LOAN        BALANCE   % OF TOTAL
DEAL       PRICING DATE          ISSUANCE       BALANCE ($000)        ($000)      BALANCE     # OF LOANS  FORECLOSURE     LOSSES
----       ------------          --------       --------------        ------      -------     ----------  -----------     ------
C1            Jul-95                 36           $  172,165         $12,860(2)     7.47%           1         $0            $0
C2            Jan-96                 91              304,650           7,537(3)     2.47            1          0             0
C3            Jun-96                124              400,936               0        0.00            0          0             0
C4            Jan-97                127              406,985           1,540        0.38            1          0             0
C5            Sep-97                 93(4)           401,244(4)        4,812(5)     1.20            2          0             0
C6            Mar-98                 91              796,414               0        0.00            0          0             0
MC2(6)        Jun-98                 25(4)           138,896(4)            0        0.00            0          0             0
C7            Apr-99                145              801,352               0        0.00            0          0             0
--------------------------------------------------------------------------------------------------------------------------------
Total                               732           $3,422,642         $26,749        0.78%           5         $0            $0

1    As of July 1999 remittances

2 Delinquent loan is secured by a retail outlet mall in Martinsburg, VA. Tenant occupancy has dropped due to competing outlet centers in nearby Baltimore, MD and Washington, DC.

3 Delinquent loan is secured by a medical office building in Salt Lake City, UT. The tenant, Bonneville Health Systems, Inc. ("BHS"), stopped paying rent in August 1997 due to financial difficulties. Alpine Medical Group, a medical consulting firm, is currently evaluating a potential acquisition of BHS. Since November 1998, Alpine has been paying to the borrower monthly rent of $75,000, an amount that covers the current debt service.

4    Represents J.P. Morgan's contribution to the total pool

5 One delinquent loan is secured by a corporate apartment building in Atlanta, GA. The collateral property has suffered in the last year due to the construction of two competing properties and the re-routing of the access road to the subject property.

     The second delinquent loan is 30 days delinquent.

6 Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2



08/09/99 12:56 PM J.P. Morgan Commercial Mortgage Finance Corp., Series 1999-C8
                                                                        Page 24

Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. All information contained herein, whether regarding the mortgage loans or otherwise, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. This information was prepared in reliance on information regarding the mortgage loans furnished by the seller of the mortgage loans. J.P. Morgan and/or its affiliates and employees may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as underwriter, placement agent, advisor or lender to such issuer. J.P. Morgan Securities Inc. is a member of SIPC. Copyright 1999 J.P. Morgan & Co. Incorporated. Clients should contact analysts at and execute transactions through a J.P. Morgan entity in their home jurisdiction unless governing law permits otherwise.

                                                                        ANNEX F

           J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                 W.A.C.
                     MORTGAGE PASS-THROUGH CERTIFICATES                  W.A.M.
                                    SERIES 1999-C8                 PAYMENT DATE
                                                                    RECORD DATE

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS
PAYMENT SUMMARY

-----------------------------------------------------------------------------------------------------------------------------------
                                                Current
                    Pass-Through   Interest    Fitch/S&P     Original    Beginning     Principal    Interest    Total     Ending
 Class    CUSIP         Rate         Type      Rating **     Balance      Balance         Paid        Paid      Paid     Balance
-----------------------------------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------------------------------
                                              Totals:
                                                      -----------------------------------------------------------------------------




DISTRIBUTIONS PER CERTIFICATE

------------------------------------------------------------------------------------------------------------------------------------
                            Beginning                   Principal                   Interest                       Ending
     Class             Certificate Factor             Distribution                Distribution               Certificate Factor
------------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------


STATE STREET
Serving Institutional Investors Worldwide

-------------------------------------------------------------------------------
This report has been prepared by or based on information furnished to State Street Bank and Trust Company ("State Street") by one or more third parties (e.g.,Servicer, Master Servicer, etc.). State Street shall not have and does not undertake responsibility for the accuracy or completeness of information provided by such third parties, and makes no representations or warranties with respect to the accuracy or completeness thereof or the sufficiency thereof for any particular purpose. State Street has not independently verified information received from third parties, and shall have no liability for any inaccuracies therein or caused thereby.

           J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                 W.A.C.
                     MORTGAGE PASS-THROUGH CERTIFICATES                  W.A.M.
                                    SERIES 1999-C8                 PAYMENT DATE
                                                                    RECORD DATE

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

PRINCIPAL DETAIL

----------------------------------------------------------------------------------------------------------------------
         Beginning     Scheduled   Unscheduled       Other Principal/        Total Principal       Realized Losses/
Class     Balance      Principal    Principal        Cash Adjustments      Distribution Amount       Balance Adj.
----------------------------------------------------------------------------------------------------------------------











----------------------------------------------------------------------------------------------------------------------
    Totals:
            ----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
   Appraisal       Ending         Cumulative            Cumulative
 Reduction Amt.    Balance      Realized Losses    Appraisal Reduction
-----------------------------------------------------------------------










-----------------------------------------------------------------------

-----------------------------------------------------------------------



INTEREST DETAIL

----------------------------------------------------------------------------------------------------------------------------
                    Accrued            Beg. Unpaid    Prepayment      Current Interest   Additional Trust      Prepayment
 Class       Certificate Interest       Interest    Int. Shortfall       Shortfalls       Fund Expenses         Premiums
----------------------------------------------------------------------------------------------------------------------------








             ---------------------------------------------------------------------------------------------------------------
     Totals:
             ---------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------
    Additional      Total Interest     Cumulative Unpaid
   Adjustments       Distr. Amount    Interest Shortfall
-------------------------------------------------------------








------------------------------------------------------------------

------------------------------------------------------------------

           J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                 W.A.C.
                     MORTGAGE PASS-THROUGH CERTIFICATES                  W.A.M.
                                    SERIES 1999-C8                 PAYMENT DATE
                                                                    RECORD DATE

TRUSTEE'S REPORT TO CERTIFICATEHOLDERS

    BOND CLASS RATING, SUBORDINATION LEVEL AND MATURITIES:

    -----------------------------------------------------------------------------------------------------------------------------
               Ratings     Original     Current         Last               Original           Current       Orig. Class Maturity
     Class   As Of Date     Rating       Rating        Rating        Subordination Level     Sub.Level            @ 0% CPR
    -----------------------------------------------------------------------------------------------------------------------------










    -----------------------------------------------------------------------------------------------------------------------------



                         -------------------------------------------------------------------------------------------------------
    DELINQUENCIES               One Month      Two Months        Three+Months          Foreclosures               Total
     ---------------------------------------------------------------------------------------------------------------------------
    # of Loans                      0              0                  0                     0                       0

    Ending APB                    $0.00          $0.00              $0.00                 $0.00                   $0.00
    ----------------------------------------------------------------------------------------------------------------------------






    TWELVE MONTH SUMMARY OF PREPAYMENTS AND PREPAYMENT PENALTIES:

    --------------------------------------------------------------------------------------------------------------------
    MONTH/YEAR                                             PREPAYMENTS                    PENALTIES
    ----------                                             -----------                    ---------












    --------------------------------------------------------------------------------------------------------------------




 SUBORDINATION:

---------------------------------------------------------------------------
                            ORIGINAL                    CURRENT
  CLASS                  SUBORDINATION               SUBORDINATION
 ----------              ---------------             -------------








 -----------------------------------------------------------------------



APPRAISAL REDUCTIONS:

                                                                                Current Total            Cum.Total
 -------------------------------------------------------------------------------------------------------------------------
 Loan #              0              0            0               0                0                          0
 Amount            $0.00          $0.00        $0.00           $0.00            $0.00                      $0.00
 -------------------------------------------------------------------------------------------------------------------------

           J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                 W.A.C.
                     MORTGAGE PASS-THROUGH CERTIFICATES                  W.A.M.
                                    SERIES 1999-C8                 PAYMENT DATE
                                                                    RECORD DATE


TRUSTEE'S REPORT TO CERTIFICATEHOLDERS


                               Other Information
===================================================================================================================================

   AVAILABLE DISTRIBUTION AMOUNT

   COLLATERAL INFORMATION:                                                    CLOSING             BEG            ENDING
                                                                           COLL. BALANCE     COLL. BALANCE    COLL. BALANCE
                                                                           -------------     -------------    -------------

   LOAN COUNT


   Aggregate amount of P&I Advances made during current period:

   SERVICING FEES:
   Aggregate Amount of servicing compensation paid to Master Servicer
   Aggregate Amount of servicing compensation paid to Trustee:
   Additional Special Servicing Fee


   AGGREGATE AMOUNT OF:
   Additional Trust Fund Expenses
   Mortgage Loans that have been paid in full:
   Mortgage Loans that have been paid at their Maturity Date:
   Prepayment Penalties paid on the Mortgage Loans:

-----------------------------------------------------------------------------------------------------------------------------------


   SPEED HISTORY                                       CPR%*
   -------------                                       -----
   1 month                                             0.00%
   3 month                                             0.00%
   6 month                                             0.00%
   12 month                                             N/A
   Life                                                0.00%

   * Principal received within 1 month of maturity is not considered prepayment in the calculation of CPR.

===================================================================================================================================

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-C8
UNDERWRITER: J.P. MORGAN


DISTRIBUTION OF CURRENT SCHEDULED PRINCIPAL BALANCES
---------------------------------------------------------------------------------------------------------------------
          Current
        Scheduled        # of               Aggregate          % Tot                       Weighted Averages
        Principal         Mtg              Sched Prin          Sched                       Mnths         Mort
          Balance       Loans                 Balance            Bal    DSCR              to Mat         Rate
---------------------------------------------------------------------------------------------------------------------
    <1,000,000.00
    1,000,000.00+
    2,000,000.00+
    3,000,000.00+
    4,000,000.00+
    5,000,000.00+
    5,999,999.91+
    7,000,000.00+
    8,000,000.00+
    9,000,000.00+
   10,000,000.00+
   15,000,000.00+
   20,000,000.00+
---------------------------------------------------------------------------------------------------------------------
Total


DISTRIBUTION OF CURRENT MORTGAGE INTEREST RATES

-------------------------------------------------------------------------------------------------------------
  Current
 Mortgage        # of               Aggregate          % Tot                       Weighted Averages
 Interest         Mtg              Sched Prin          Sched                       Mnths         Mort
     Rate       Loans                 Balance            Bal    DSCR              to Mat         Rate
-------------------------------------------------------------------------------------------------------------
   <6.75%
  7.00% +
  7.25% +
  7.50% +
  7.75% +
  8.00% +
  8.25% +
  8.50% +
  8.75% +
----------------------------------------------------------------------------------------------------------------
Total




STATE STREET CORPORATE TRUST
WEB: CORPORATETRUST.STATESTREET.COM
PAYMENT DATE
REPORT #

DISTRIBUTION OF STATES BY BALANCE

----------------------------------------------------------------------------------------------------------------------------------
                                      # of                Aggregate         % Tot                Weighted Averages
                                       Mtg               Sched Prin         Sched                   Mnths          Mort
                        States       Loans                  Balance           Bal    DSCR          to Mat          Rate
----------------------------------------------------------------------------------------------------------------------------------
California
Florida
Maryland
Illinois
Michigan
North Carolina
Minnesota
Washington
Massachusetts
South Carolina
Colorado
Georgia
Nevada
Pennsylvania
Virginia
Indiana
Wisconsin
Hawaii
Ohio
New Jersey
Texas
New York
Mississippi
Arkansas
Louisiana
Nebraska
New Mexico
Arizona
Connecticut
----------------------------------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------------------------------





DISTRIBUTION OF PROPERTY TYPE

----------------------------------------------------------------------------------------------------------------------------------
                                      # of                Aggregate         % Tot                Weighted Averages
                      Property         Mtg               Sched Prin         Sched                       Mnths          Mort
                         Types       Loans                  Balance           Bal    DSCR              to Mat          Rate
----------------------------------------------------------------------------------------------------------------------------------
Multifamily
Office
Anchored Retail
Hotel
Office/Retail
Unanchored Retail
Congregate Care
Industrial
Mobile Home Park
Industrial/Office
Nursing Home
----------------------------------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------------------------------

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-C8
UNDERWRITER: J.P. MORGAN

DISTRIBUTION OF REMAINING STATED TERM (BALLOON LOANS ONLY)

--------------------------------------------------------------------------------------------------------------
 Remaining
    Stated        # of               Aggregate          % Tot                       Weighted Averages
      Term         Mtg              Sched Prin          Sched                       Mnths         Mort
   (Months)      Loans                 Balance            Bal    DSCR              to Mat         Rate
--------------------------------------------------------------------------------------------------------------
       <60
       60+
       96+
      132+
      180+
      240+
--------------------------------------------------------------------------------------------------------------
     Total
--------------------------------------------------------------------------------------------------------------




DIST. OF REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)

Remaining
   Stated        # of               Aggregate          % Tot                       Weighted Averages
     Term         Mtg              Sched Prin          Sched                       Mnths         Mort
  (Months)      Loans                 Balance            Bal    DSCR              to Mat         Rate
-------------------------------------------------------------------------------------------------------------
      <60
      60+
      96+
     132+
     180+
     240+
-------------------------------------------------------------------------------------------------------------
    Total
-------------------------------------------------------------------------------------------------------------







DISTRIBUTION OF REMAINING STATED TERM (ALL LOANS)

Remaining
   Stated        # of               Aggregate          % Tot                       Weighted Averages
     Term         Mtg              Sched Prin          Sched                       Mnths         Mort
  (Months)      Loans                 Balance            Bal       DSCR           to Mat         Rate
-------------------------------------------------------------------------------------------------------------
       0+
      60+
      96+
     132+
     180+
     240+

-------------------------------------------------------------------------------------------------------------
    Total
-------------------------------------------------------------------------------------------------------------



STATE STREET CORPORATE TRUST
WEB: CORPORATETRUST.STATESTREET.COM
PAYMENT DATE
REPORT #

DISTRIBUTION OF REMAINING AMORTIZATION TERM
-----------------------------------------------------------------------------------------------------------------
     Original        # of                Aggregate         % Tot                       Weighted Averages
 Amortization         Mtg               Sched Prin         Sched                       Mnths          Mort
         Term       Loans                  Balance           Bal    DSCR              to Mat          Rate
-----------------------------------------------------------------------------------------------------------------
          <60
          60+
         120+
         180+
         240+
         300+
         360+
----------------------------------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------------------------------




DISTRIBUTION OF SEASONING

-------------------------------------------------------------------------------------------------------------
                 # of                Aggregate         % Tot                Weighted Averages
Seasoning         Mtg               Sched Prin         Sched                       Mnths          Mort
  (months)      Loans                  Balance           Bal    DSCR              to Mat          Rate
-------------------------------------------------------------------------------------------------------------
      <13
    13-24
    25-36
    37-48
    49-60
   61-120
     121+
-------------------------------------------------------------------------------------------------------------
Total
-------------------------------------------------------------------------------------------------------------




DISTRIBUTION OF ORIGINAL TERM TO STATED MATURITY

  Original        # of                Aggregate         % Tot                       Weighted Averages
    Term to         Mtg               Sched Prin         Sched                       Mnths          Mort
   Maturity       Loans                  Balance           Bal    DSCR              to Mat          Rate
---------------------------------------------------------------------------------------------------------------
         0+
        50+
       100+
       150+
       200+
       250+
       300+
       400+
---------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1999-C8
UNDERWRITER: J.P. MORGAN

DISTRIBUTION OF LOAN TO VALUE RATIO
----------------------------------------------------------------------------------------------------------------
         Most        # of               Aggregate          % Tot                       Weighted Averages
       Recent         Mtg              Sched Prin          Sched                       Mnths         Mort
          LTV       Loans                 Balance            Bal    DSCR              to Mat         Rate
-----------------------------------------------------------------------------------------------------------------
Not Populated
       <50.01
      50.01 +
      55.01 +
      60.01 +
      65.01 +
      70.01 +
      75.01 +
       80.01+
-----------------------------------------------------------------------------------------------------------------
Total
-----------------------------------------------------------------------------------------------------------------





DISTRIBUTION OF AMORTIZATION TYPE

                                      # of               Aggregate          % Tot                       Weighted Averages
                  Amortization         Mtg              Sched Prin          Sched                       Mnths         Mort
                          Type       Loans                 Balance            Bal    DSCR              to Mat         Rate
----------------------------------------------------------------------------------------------------------------------------------
Balloon
Fully Amortizing
ARD
----------------------------------------------------------------------------------------------------------------------------------
Total
----------------------------------------------------------------------------------------------------------------------------------





STATE STREET CORPORATE TRUST
WEB: CORPORATETRUST.STATESTREET.COM
PAYMENT DATE
REPORT #

DISTRIBUTION OF MOST RECENT DEBT SERVICE COVERAGE RATIO

------------------------------------------------------------------------------------------------------------------
                      # of                Aggregate         % Tot                       Weighted Averages
                       Mtg               Sched Prin         Sched                       Mnths          Mort
          DSCR       Loans                  Balance           Bal    DSCR              to Mat          Rate
------------------------------------------------------------------------------------------------------------------
 Not populated
        <1.20x
       1.20x +
       1.25x +
       1.30x +
       1.35x +
       1.40x +
       1.45x +
       1.50x +
       1.55x +
       1.60x +
       1.70x +
       1.80x +
--------------------------------------------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------------------------------------------

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                                   STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES                                              WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1999-C8                                                                  PAYMENT DATE
UNDERWRITER: J.P. MORGAN                                                        REPORT

SERVICER WATCH LIST

-----------------------------------------------------------------------------------------------------------------------------------
               SHORT NAME                               SCHEDULED       PAID
PROSPECTUS       (WHEN           PROPERTY                  LOAN        THRU      MATURITY                                REASON ON
ID             APPROPRIATE)        TYPE    CITY   STATE  BALANCE       DATE       DATE          LTM* DSCR    COMMENT /  WATCH LIST
-----------------------------------------------------------------------------------------------------------------------------------

List all loans on watch list and reason sorted in descending balance order.





















------------------------------------------------------------------------------------------------------------------------------------
Total:                                                       $
------------------------------------------------------------------------------------------------------------------------------------

*LTM - Last 12 months either trailing or last annual

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                                   STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES                                              WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1999-C8                                                                  PAYMENT DATE
UNDERWRITER: J.P. MORGAN                                                        REPORT




LOAN LEVEL DETAIL
                                                                                        CLOSING TERMS
-----------------------------------------------------------------------------------------------------------------------------------
Offer               Property                                                   Sched               Note     Maturity      Sched
Control#              Type                   City                  State        Bal                Rate         Date       Bal
-----------------------------------------------------------------------------------------------------------------------------------

















-----------------------------------------------------------------------------------------------------------------------------------
totals
-----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT TERMS
---------------------------------------------------------------------------------------------------------------------------
           Note        Maturity       Sched      Prepay/       Prepay       Paid Thru    Prepmt     Transfer          Loan
           Rate          Date          P&I       Liquid/adj     Date             Date   Premium       Date          Status
---------------------------------------------------------------------------------------------------------------------------

















---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

Loan Status:

A=Payment not rec'd. but still in grace period, B= Late payment, but less than 1mo., 0= Current, 1= 1 mo. delinquent, 2= 2mo. delinquent, 3= Three or more mo. delinquent, 4=Assumed scheduled payment (performing matured balloon), 7= Foreclosure, 9=REO
--------------------------------------------------------------------------------

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                                   STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES                                              WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1999-C8                                                                  PAYMENT DATE
UNDERWRITER: J.P. MORGAN                                                        REPORT



DELINQUENCY/PREPAYMENT REPORTING HISTORY:  ROLLING 24 MONTHS
------------------------------------------------------------------------------------------------------------------------
  Dist      Delinq 1 Month          Delinq 2 Months        Delinq 3+ Months      Foreclosure/Bank           REO

  Date    #                 Bal    #                 Bal    #              Bal    #             Bal   #             Bal
------------------------------------------------------------------------------------------------------------------------
























------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------
Modifications          Specially Serviced         Prepayments

    #              Bal    #                   Bal    #                  Bal
----------------------------------------------------------------------------
























----------------------------------------------------------------------------

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.                                   STATE STREET CORPORATE TRUST
MORTGAGE PASS-THROUGH CERTIFICATES                                              WEB: CORPORATETRUST.STATESTREET.COM
SERIES 1999-C8                                                                  PAYMENT DATE
UNDERWRITER: J.P. MORGAN                                                        REPORT


DELINQUENT LOAN STATUS REPORT
-----------------------------------------------------------------------------------------------------------------------------------
                                                                        OTHER
               SHORT NAME                    TOTAL P&I     TOTAL       ADVANCES
PROSPECTUS       (WHEN           PAID THRU    ADVANCES    EXPENSES      (TAXES &     TOTAL     TRANSFER  RESOLUTION   FORECLOSURE
ID             APPROPRIATE)        DATE        TO DATE     TO DATE       ESCROW)    EXPOSURE    DATE       DATE          DATE
-----------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT






60 DAYS DELINQUENT






90  + DAYS DELINQUENT






Current & at Special Servicer







-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------


 WORKOUT
 STRATEGY                  COMMENTS
-----------------------------------------















-----------------------------------------------------------------------

*Workout Strategy should match the CSSA Loan file using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be Determined etc...). It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

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




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

                                                                        ANNEX G


         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 1999-C8 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex F have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a

Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A Beneficial Owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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

PROSPECTUS

Mortgage Pass-Through Certificates
(Issuable in Series)


J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
DEPOSITOR

The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series (each, a "Series"). Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "Mortgage Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."
                                                       (Continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

JULY 26, 1999

                                            (continued from the preceding page)

     Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any Series will be made only from the assets of the related Trust Fund.

     The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Primary Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The Assets in each Trust Fund will be held in trust for the benefit of the holders of the related Series of Certificates pursuant to a Pooling and Servicing Agreement and one or more Servicing Agreements, or a Trust Agreement, as more fully described herein.

     The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                      -----
Prospectus Supplement ...............................................    3
Available Information ...............................................    3
Incorporation of Certain Information by Reference ...................    5
Summary of Prospectus ...............................................    6
Risk Factors ........................................................   14
Description of the Trust Funds ......................................   22
Use of Proceeds .....................................................   28
Yield Considerations ................................................   28
The Depositor .......................................................   31
Description of the Certificates .....................................   32
Description of the Agreements .......................................   39
Description of Credit Support .......................................   55
Certain Legal Aspects of the Mortgage Loans and the Leases ..........   57
Certain Federal Income Tax Consequences .............................   72
State Tax Considerations ............................................   97
ERISA Considerations ................................................   97
Legal Investment ....................................................   99
Plan of Distribution ................................................  101
Legal Matters .......................................................  102
Financial Information ...............................................  102
Rating ..............................................................  102
Index of Principal Terms ............................................  103

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other shall the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Primary Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including J.P. Morgan Commercial Mortgage Finance Corp., that file electronically with the Commission.

     To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more leases (each, a "Lease") on the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no Series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given Series, a significant or the sole source of payments on the Mortgage Loans in such Series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related Series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

     A Master Servicer or the Trustee will be required to mail to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to Beneficial Owners (as defined herein) in the Certificates upon request to their respective DTC Participants or Indirect Participants (as defined herein). See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance."

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to J.P. Morgan Commercial Mortgage Finance Corp., c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060, Attention: Secretary. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such "Series." An Index of Principal Definitions is included at the end of this Prospectus.


Title of Certificates.......   Mortgage Pass-Through Certificates, issuable in
                               Series (the "Certificates").

Depositor...................   J.P. Morgan Commercial Mortgage Finance Corp.,
                               an indirect wholly-owned subsidiary of J.P.
                               Morgan & Co. Incorporated. See "The Depositor."

Master Servicer.............   The master servicer (the "Master Servicer"), if
                               any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See
                               "Description of the Agreements--Collection and
                               Other Servicing Procedures."

Special Servicer............   The special servicer (the "Special Servicer"),
                               if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus
                               Supplement. See "Description of the
                               Agreements--Special Servicers."

Primary Servicer............   The primary servicer (the "Primary Servicer"),
                               if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See
                               "Description of the Agreements--Collection and
                               Other Servicing Procedures."

Trustee.....................   The trustee (the "Trustee") for each Series of
                               Certificates will be named in the related
                               Prospectus Supplement. See "Description of the
                               Agreements--The Trustee."

The Trust Assets............   Each Series of Certificates will represent in
                               the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

  (a) Mortgage Assets.......   The Mortgage Assets with respect to each Series
                               of Certificates will consist of a pool of multifamily and/or commercial mortgage loans
                               (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage
                               Loans (collectively, the "CMBS") or a combination of Mortgage Loans and CMBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. The CMBS may be guaranteed or insured by an affiliate of the Depositor, the Federal Home
                               Loan Mortgage Corporation, the Federal National
                               Mortgage Association, the Government National
                               Mortgage Association, or any other person specified in the related Prospectus Supplement.
                               As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units (the
                               "Multifamily Properties") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                               To the extent described in the related
                               Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                               The Mortgaged Properties may be located in or outside the United States. All Mortgage Loans will have original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                               Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or is partially fixed and partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. The floating Mortgage Interest Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the

                               Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

  (b) Collection Accounts...   Each Trust Fund will include one or more
                               accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus
                               Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related
                               Prospectus Supplement. See "Description of the
                               Agreements--Distribution Account and Other
                               Collection Accounts."

  (c) Credit Support........   If so provided in the related Prospectus
                               Supplement, partial or full protection against certain defaults and losses on the Mortgage
                               Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related Series in the form of subordination of one or more other classes of Certificates of such Series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. The Prospectus Supplement for any
                               Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. See "Risk Factors--Credit Support
                               Limitations" and "Description of Credit Support."

  (d) Cash Flow Agreements...  If so provided in the related Prospectus
                               Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets of one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS. See "Description of the Trust Funds--Cash Flow Agreements."

Description of
 Certificates................  Each Series of Certificates evidencing an interest in a Trust Fund that includes Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each Series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. The Mortgage Loans shall be serviced pursuant to a pooling and servicing agreement or a servicing agreement. Pooling and servicing agreements, servicing agreements and trust agreements are referred to herein as the "Agreements." Each Series of Certificates will include one or more classes. Each Series of Certificates (including any class or classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or floating interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate, if any, for each class of Certificates or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate.

Distributions on
 Certificates................  Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively,

                               "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest
                               Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                               The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

  (a) Interest..............   Interest on each class of Offered Certificates
                               (other than Stripped Principal Certificates and certain classes of Stripped Interest
                               Certificates) of each Series will accrue at the applicable Pass-Through Rate on the outstanding
                               Certificate Balance thereof and will be
                               distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest
                               Certificates may be made on each Distribution
                               Date on the basis of a notional amount as described in the related Prospectus Supplement.
                               Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related
                               Prospectus Supplement. Stripped Principal
                               Certificates with no stated Pass-Through Rate will not accrue interest. See "Risk
                               Factors--Prepayments and Effect on Average Life of Certificates and Yields," "Yield
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates."

  (b) Principal.............   The Certificates of each Series initially will
                               have an aggregate Certificate Balance no greater than the outstanding principal balance of the Mortgage Assets as of, unless the related
                               Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the
                               "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the
                               Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related
                               Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest
                               Certificates with no Certificate Balance will not receive distributions in respect of principal.
                               See "Description of the
                               Certificates--Distributions of Principal of the
                               Certificates."

Advances....................   Unless otherwise provided in the related
                               Prospectus Supplement, the Primary Servicer, the
                               Special Servicer or the Master Servicer (each, a
                               "Servicer") will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund which it deems recoverable. Any such advances will be made under and subject to any determinations or conditions set forth in the related Prospectus Supplement. Neither the
                               Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement.
                               If and to the extent provided in the Prospectus
                               Supplement for any "Series," each Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS. See
                               "Description of the Certificates--Advances in
                               Respect of Delinquencies."

Termination.................   If so specified in the related Prospectus
                               Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related
                               Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related

                               Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, or purchase such Mortgage Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of
 Certificates................  If so provided in the related Prospectus
                               Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates."

Tax Status of
 the Certificates............  The Certificates of each Series will constitute either (i) "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Code, or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.


  (a) REMIC.................   REMIC Regular Certificates generally will be
                               treated as debt obligations of the applicable
                               REMIC for federal income tax purposes. Certain
                               REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax
                               Consequences" in the Prospectus Supplement.

                               The Offered Certificates will be treated as (i) "loans" within the meaning of the assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, in each case to the extent described herein and in the related Prospectus Supplement. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

  (b) Grantor Trust.........   If no election is made to treat the Trust Fund
                               relating to a Series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interest in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                               Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations........   A fiduciary of an employee benefit plan or
                               other retirement plan or arrangement, including individual retirement accounts, annuities and
                               Keogh plans, that is subject to the Employee
                               Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code and an investment manager of a collective investment fund or separate account in which such plans, accounts, annuities or arrangements are invested, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                               Section 4975 of the Code. See "ERISA
                               Considerations" herein and in the related
                               Prospectus Supplement. Certain classes of
                               Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations.
                               See "Description of the Certificates--General" and "ERISA Considerations."

Legal Investment............   The related Prospectus Supplement will specify
                               whether the Offered Certificates will constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal
                               Investment" herein and in the related Prospectus
                               Supplement.

Rating......................   At the date of issuance, as to each Series,
                               each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies
                               (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                               A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                 RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders," "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, any Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable, the "Warranting Party") pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, any Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Trust Master Collection Account, Trust Primary Collection Account and Trust REO Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and
(b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such "Series." Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single family loan typically is dependent primarily upon the Mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

     The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

     If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

     If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the Mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

     Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a Series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A Series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the Mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that no Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials (as defined herein) for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any Hazardous Materials are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Certificates of such series.

RISKS ASSOCIATED WITH MORTGAGED PROPERTIES NOT LOCATED IN THE UNITED STATES

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans secured by Mortgaged Properties not located in the United States. The related Prospectus Supplement will set forth certain material risks associated with such Mortgage Loans which are different and additional to those associated with similar properties in the United States including restrictions on enforcement of the rights of the holder of the related Mortgage Notes, currency exchange rate fluctuations, currency exchange controls and general trends or conditions in the related real estate market.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently finalized regulations provide that REMIC residual interests cannot be marked to market. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION


     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each Trust Fund will include (i) one or more multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities (collectively, the "CMBS"), or (iii) a combination of Mortgage Loans and CMBS. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying CMBS. Mortgage Loans that secure, or interests in which are evidenced by, CMBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an CMBS evidences an interest or which secure an CMBS are sometimes referred to herein also as CMBS or as "Underlying CMBS." Mortgage Loans and CMBS are sometimes referred to herein as "Mortgage Assets." No CMBS originally issued in a private placement will be included as an asset of a Trust Fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act of 1933, as amended, has expired or such CMBS has been registered under the Securities Act of 1933, as amended. The Mortgage Assets will not be guaranteed or insured by J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Sellers"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Mortgage Assets.

MORTGAGE LOANS

General

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Prospectus Supplement will specify whether the term of any such leasehold exceeds the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

Leases

     To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related Mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the Mortgagor and the mortgagee may agree that payments under Leases are to be made directly to a Servicer.

     To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the Mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the Mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the Mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the Mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the Mortgagor must rely entirely on rent paid by such Lessee in order for the Mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the Mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

     As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) retail centers, office buildings and industrial properties. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the Mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee rather than the Mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with floating Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the

Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have original terms to maturity of not more than 40 years and (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

CMBS

     Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "CMBS Agreement"). A seller (the "CMBS Issuer") and/or servicer (the "CMBS Servicer") of the underlying Mortgage Loans (or Underlying
CMBS) will have entered into the CMBS Agreement with a trustee or a custodian under the CMBS Agreement (the "CMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or CMBS evidenced by the CMBS.

     Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related Prospectus Supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the CMBS by the CMBS Trustee or the CMBS Servicer. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying CMBS evidenced by or securing such CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

     The Prospectus Supplement for a Series of Certificates evidencing interests in Mortgage Assets that include CMBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying CMBS or directly to such CMBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying CMBS for such CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying CMBS may be substituted for those originally underlying the CMBS, (x) the servicing fees payable under the CMBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying CMBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Distribution Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related Series in the form of subordination of one or more other classes of Certificates in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Mortgage Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--The Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a Series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more classes of the Certificates of such Series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each class of such "Series." Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related "Series."

     If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the CMBS. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related Series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR.

     The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The Prospectus Supplement with respect to each Series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such Series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

     A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

     Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

Single Mortgage Loan or Single Mortgagor

     The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single Mortgagor or related Mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single Mortgagor.

                                 THE DEPOSITOR

     J.P. Morgan Commercial Mortgage Finance Corp., the Depositor, is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated and was incorporated in the State of Delaware on September 19, 1994. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10260-0060. Its telephone number is (212) 648-3636.

  The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each Series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a Series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

     Distributions on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Distribution Account as of the corresponding Determination Date, including Servicer advances, net of any scheduled payments due and payable after such Distribution Date;

     (ii) interest or investment income on amounts on deposit in the Distribution Account, including any net amounts paid under any Cash Flow Agreements; and

     (iii) to the extent not on deposit in the related Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.


     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a Series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that Series will be specified in the related Prospectus Supplement.

     The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments and Effect on Average Life of Certificates and Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each Series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any Series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, a Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Distribution Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund and were delinquent on the related Determination Date, subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, each Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Trust Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of a Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Distribution Account prior to any distributions being made on the Certificates to the extent that a Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Trust Assets otherwise distributable on such Subordinate Certificates. If advances have been made by a Servicer from excess funds in the Distribution Account, such Servicer is required to replace such funds in the Distribution Account on any future Distribution Date to the extent that funds in the Distribution Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of a Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, a Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Trust Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a Series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by each Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of any unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

     (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

     (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

     (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

     (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the fair market value based on the most recent appraisal obtained by a Servicer, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to each Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xv) the aggregate amount of principal prepayments made during the related Due Period;

     (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof In addition, in the case of information furnished pursuant to subclauses (i),
(ii), (xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any CMBS. The Prospectus Supplement for each Series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.

     Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer or the Trustee to Cede. Such statements or reports may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participant. In addition, the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Certificate. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreements for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the Distribution Account or by any Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreements will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include J.P. Morgan Securities Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Beneficial Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Beneficial Owners will not be recognized by the Trustee as Certificateholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through DTC. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Servicers, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Beneficial Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each Series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, if specified in the related Prospectus Supplement, a Special Servicer and the Trustee. The Certificates of each Series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. The Master Servicer, any Special Servicer and the Trustee with respect to any Series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. The Mortgage Loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, unless otherwise specified in the Prospectus Supplement, a Servicing Agreement among the Depositor (or an affiliate thereof), a Master Servicer, a Special Servicer and a Primary Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement and a form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series


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

of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Certificate" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in each Trust Fund were being serviced prior to the issuance of the related Series of Certificates pursuant to the terms of a Servicing Agreement by the Master Servicer, the Special Servicer and/or a Primary Servicer. Unless otherwise specified in the related Prospectus Supplement, following the issuance of the related Series of Certificates, such Mortgage Loans will continue to be serviced pursuant to such Servicing Agreement, together with the related Pooling and Servicing Agreement. Pursuant to the terms of each Servicing Agreement, a Primary Servicer or a Special Servicer will service the Mortgage Loans directly and a Master Servicer may monitor the activities of each Primary Servicer and Special Servicer. The Depositor shall assign its rights under each Servicing Agreement to the Trustee for the benefit of the Certificateholders.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each CMBS included in the related Trust Fund, including without limitation, the CMBS Issuer, CMBS Servicer and CMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise provided in the related Prospectus Supplement, the related Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Sellers or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Mortgage Asset or repurchasing or substituting for such Mortgage Asset, the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Primary Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

     With respect to each CMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party, if other than the Depositor, shall be an Asset Sellers or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Certificates evidencing an interest in such Whole Loan.

     Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, the Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor.

     As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each Servicer. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this cure, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor any Servicer will be obligated to purchase, cure or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation in a Pooling and Servicing Agreement of a Master Servicer or Special Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. A breach of any such representation in a Servicing Agreement of a Servicer which continues unremedied for thirty days after giving notice of such breach to such Servicer will constitute an Event of Default under such Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

ACCOUNTS

General

     Each Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Accounts"), which must generally, among others be either
(i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds on Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which such Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agencies rating any class of Certificates of such Series. The collateral eligible to secure amounts in an Account is generally limited to United States government securities and other obligations acceptable to the Rating Agencies specified in the Agreement ("Permitted Investments"). An Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in an Account will be paid to a Servicer or its designee as additional servicing compensation. An Account may be maintained with an institution that is an affiliate of a Servicer provided that such institution meets the standards imposed by the Rating Agencies. If permitted by the Rating Agencies and so specified in the related Prospectus Supplement, an Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced or master serviced by it on behalf of others.

Deposits

     Unless otherwise provided in the related Prospectus Supplement, the Servicer will deposit or cause to be deposited in an Account on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Servicer:

     (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;

     (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (v) any amounts representing Prepayment Premiums;

     (vi) any amounts received from a Special Servicer;

but excluding any REO Proceeds and penalties or modification fees which may be retained by the Primary Servicer. REO Proceeds shall be maintained in an Account by the Special Servicer.

     Once a month the Primary Servicer and the Special Servicer remit funds on deposit in the Account each maintains together with any P&I Advances to the Master Servicer for deposit in an Account maintained by the Master Servicer.

Withdrawals

     A Servicer may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from an Account for each Trust Fund for any of the following purposes:

     (i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

     (iii) to reimburse a Servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Trust Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related Series;

     (iv) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

     (v) unless otherwise provided in the related Prospectus Supplement, to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Account; and

     (vi) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

     If and to the extent specified in the Prospectus Supplement amounts may be withdrawn from any Account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property; and obtaining various opinions of counsel pursuant to the related Agreement for the benefit of Certificateholders.

Distribution Account

     Unless otherwise specified in the related Prospectus Supplement, the Trustee will, as to each Trust Fund, establish and maintain, or cause to be established and maintained, one or more separate Accounts for the collection of payments from the Master Servicer immediately preceding each Distribution Date (the "Distribution Account"). The Trustee will also deposit or cause to be deposited in a Distribution Account the following amounts:

     (i) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Certificates as described under "Description of Credit Support";

     (ii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (iii) all proceeds of any Trust Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Sellers or any other specified person, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates-- Termination" (also, "Liquidation Proceeds");

     (iv) any other amounts required to be deposited in the Distribution Account as provided in the related Agreement and described in the related Prospectus Supplement.

     The Trustee may, from time to time, unless otherwise provided in the related Agreements and described in the related Prospectus Supplement, make a withdrawal from a Distribution Account to make distributions to the Certificateholders on each Distribution Date.

Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any Series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Primary Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more Series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Distribution Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

Primary Servicer

     Unless otherwise specified in the related Prospectus Supplement, the Primary Servicer is required under each Servicing Agreement to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Servicing Agreement, (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

     Each Primary Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the Mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in accordance with the Servicing Standard; attempting to cure delinquencies; supervising foreclosures; inspecting Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans.

Master Servicer

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer shall monitor the actions of the Primary Servicer and the Special Servicer to confirm compliance with the Agreements.

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer, as servicer of the Mortgage Loans, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. See "Description of Credit Support."

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Distribution Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Special Servicer

     A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, upon the occurrence of any of the following events, among others (each a "Servicing Transfer Event"), with respect to a Mortgage Loan, servicing for such Mortgage Loan (thereafter, a "Specially Serviced Mortgage Loan") will be transferred from the Primary Servicer to the Special Servicer:

     (a) such Mortgage Loan becomes a defaulted Mortgage Loan,

     (b) the occurrence of certain events indicating the possible insolvency of the Mortgagor,

     (c) the receipt by a Servicer of a notice of foreclosure of any other lien on the related Mortgaged Property,

     (d) the Servicer determines that a payment default is imminent,

     (e) with respect to a Balloon Mortgage Loan, no assurances have been given as to the ability of the Mortgagor to make the final payment thereon, or

     (f) the occurrence of certain other events constituting defaults under the terms of such Mortgage Loan.

     The Special Servicer is required to monitor any Mortgage Loan which is in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     The Special Servicer may agree to modify, waive or amend any term of any Specially Serviced Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Special Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Special Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

     The Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Special Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

     (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

     (ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the end of the third year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to
(i) solicit bids or offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid or offer received from any person that constitutes a fair price.

     If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Special Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicers will be entitled to withdraw or cause to be withdrawn from a related Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan with interest thereon.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Servicer to cause the Mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in a related Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     The Agreements for a Trust Fund that includes Whole Loans will require the Servicer to cause the Mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     In addition, to the extent required by the related Mortgage, the Servicer may require the Mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by a Servicer from a related Account, with interest thereon, as provided by the Agreements.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related Prospectus Supplement, the Servicer or the Mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, the Agreements will require that the Servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of such Servicer. The related Agreements will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreements are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property.

Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Primary Servicer for entering into an assumption agreement will be retained by or on behalf of the Primary Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from Mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, each Servicer's primary servicing compensation with respect to a Series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Assets. The Prospectus Supplement with respect to a Series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from Mortgagors and any interest or other income which may be earned on funds held in a related Account.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Each Servicing Agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each Servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

     Each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Servicer to the effect that such Servicer has fulfilled its obligations in all material respects under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders and Beneficial Owners without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement; provided that such Beneficial Owner shall have certified to the Master Servicer that it is the Beneficial Owner of a Certificate.

CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

     The Master Servicer, the Primary Servicer and the Special Servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to a Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that any Servicer may resign from its obligations and duties thereunder only upon the appointment of a successor servicer or upon a determination that its duties under the Agreement are no longer permissible under applicable law. If a Primary Servicer resigns, the Master Servicer shall assume the obligations thereof.

     Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that none of the Servicers, or any officer, employee, or agent thereof will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action in accordance with the Servicing standards set forth in the Servicing Agreement, in good faith pursuant to the related Servicing Agreement; provided, however, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, the Depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the related Servicing Agreement or the Mortgage Loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Trustee undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Servicer will be entitled to be reimbursed therefor.

     Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or any person succeeding to the business of a Servicer or the Depositor will be the successor of such Servicer or the Depositor, as applicable, under the related Agreements.

EVENTS OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default with respect to a Servicer under the related Agreements will include, among other things, (i) any failure by such Servicer to distribute or cause to be distributed to the Trustee, another Servicer or the Certificateholders, any required payment within one Business Day of the date due; (ii) any failure by such Servicer to timely deliver a report that continues unremedied for two Business Days after receipt of notice of such failure has been given to such Servicer by the Trustee or another Servicer; (iii) any failure by such Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to such Servicer; (iv) any breach of a representation or warranty made by such Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to such Servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations; and (vi) any failure by such Servicer to maintain a required license to do business or service the Mortgage Loans pursuant to the related Agreements which remains uncured as specified in the Agreement. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the related Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the Agreements (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 25% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     As described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," unless and until Definitive Certificates are issued, Beneficial Owners may only exercise their rights as owners of Certificates indirectly through DTC, or their respective Participants and Indirect Participants.


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

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any Series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreements.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Distribution Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or Series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of

Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.


     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreements, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.


     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any Series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a Series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a Series are divided into separate groups, each supporting a separate class or classes of Certificates of a Series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a Series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy


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

of any such material instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Trust Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


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

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the Prospectus Supplement for a Series of Certificates, the CMBS in the related Trust Fund and/or the Mortgage Loans underlying such CMBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a Mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a Mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "Mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the Mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the Mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the Mortgagor. At origination of a mortgage loan involving a land trust, the Mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed


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

to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Sellers will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the Mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the Mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the Mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the Mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the Mortgagor, which remains entitled to collect such rates absent a default, or pledged by the Mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.


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

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Offered Certificate, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property Mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.


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

FORECLOSURE

General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the Mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the Mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the Mortgagor's default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the Mortgagor failed to maintain the mortgaged property adequately or the Mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a Mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the Mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.


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Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the Mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the Mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The Mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the Mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the Mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.


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

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the Mortgagor is in default. Any additional proceeds are generally payable to the Mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     In connection with a Series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the Mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the Mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.


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Anti-Deficiency Legislation

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the Mortgagor. Even if a mortgage loan by its terms provides for recourse to the Mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. In certain other states, the lender has the option of bringing a personal action against the Mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the Mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

Leasehold Risks

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the Mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the Mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


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Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.


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

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a Series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related Series of Certificates in the event that a related Lessee or a related Mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a Mortgagor related to a Mortgaged Property if the related Mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the Mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the


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alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a Mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the Mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a Mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related Series of Certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of


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substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute such participation in the management of a facility or property, so that the lender loses the protection of this "second creditor exclusion," has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental


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compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

     The related Agreement will provide that the Special Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental Hazard Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. Any additional restrictions on acquiring titles to a Mortgaged Property may be set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warranting Party will represent and warrant that based on an environmental audit commissioned by Warranting Party, as of the date of the origination of a Mortgage Loan, the related Mortgaged Property is not affected by a Disqualifying Condition (as defined below). No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of origination of the related Mortgage


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

Loan, whether due to actions of the Mortgagor, the Master Servicer, the Primary Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the origination of the related Mortgage Loan.

     A "Disqualifying Condition" is defined generally as a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related Mortgage Loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or
(3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

     "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the Mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the Mortgagor of an otherwise non-recourse loan, the Mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

     Where the Mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the Mortgagor (as junior loans often do) and the senior loan does not, a Mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may


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

provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Interest Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.


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

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Brown & Wood LLP will deliver an opinion to the Depositor that the information set forth under this caption, "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust
Certificateholder's method of accounting its pro rata share of the


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

entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Brown & Wood LLP will have advised the Depositor that:

     (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

     (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code.

     Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.


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

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997 the IRS issued finalized regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's


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

stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.


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

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.


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

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(6)(B) and "loans . . . secured by, an interest in real property which is
 . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain


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loan origination fees. The stated redemption price at maturity of a Mortgage
Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e., points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

     3. Grantor Trust Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance


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under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year).

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the Mortgagor is not a natural person in order to qualify for the exemption from withholding.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Holder.


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

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer or Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

F. NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sale class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by


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

mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

     Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.


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

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment


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Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     The Internal Revenue Service (the "IRS") recently issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for the purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the REMIC Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID


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

accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:
(a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest.

     In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.


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

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later


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

than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

     The IRS has issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code
Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that


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are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "--Taxation of Owners of REMIC Residual Certificates" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer or Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.


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

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and
(iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.


                                       90
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     Mark to Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS recently finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

     With respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time


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the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual
Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such Section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.


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PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Sellers' obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Sellers, as the case may be, out of its own funds or (ii) the Sellers' obligation to repurchase a Mortgage Loan, such tax will be borne by the Sellers. In the event that such Master Servicer, Trustee or Sellers, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a


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statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event


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the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become


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

due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record of beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.


     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


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                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and on certain other retirement plans and arrangements (including, but not limited to individual retirement accounts and Keogh plans) ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

     The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Servicers, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest (excluding from the calculation the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans) and entities whose underlying assets include plan assets by reason of Plan investment in such entities. To fit within this safe harbor, benefit plan investors must own less than 25% of each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter's Exemption for Certificates

     Labor has granted to J.P. Morgan Securities Inc. Prohibited Transaction Exemption 90-23 (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which J.P. Morgan Securities Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps Inc., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (each, a "Rating Agency");

     (4) The Trustee is not an affiliate of the Underwriters, the Depositor, the Servicers, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

     (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicers represent not more than reasonable compensation for the Servicers' services under the Agreements and reimbursement of the Servicer's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

   The Trust Fund must also meet the following requirements:

     (i) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

     On July 21, 1997, Labor published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the Closing Date. The relief is available when certain conditions are met.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The Prospectus Supplement with respect to a Series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.

                               LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. A number of states enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Riegle Community Development and Regulatory Improvement Act of 1994 modified the definition of "mortgage related securities" and expanded the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examiniation Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

     Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any Offered Certificates or to purchase Offered Certificates representing more than a special percentage of the investors' assets.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc. ("JPMSI") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by JPMSI acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If JPMSI acts as agent in the sale of Offered Certificates, JPMSI will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that JPMSI elects to purchase Offered Certificates as principal, JPMSI may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

     The Depositor will indemnify JPMSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMSI and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, JPMSI and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each Series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will he included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by Mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

1986 Act ..................................... 77
Accounts ..................................... 43
Accrual Certificates ......................... 10, 32
accrual period ............................... 83
Accrued Certificate Interest ................. 33
ADA .......................................... 71
Agreements ................................... 9
Amortizable Bond Premium Regulations ......... 74, 86
Applicable Amount ............................ 91
ARM Loans .................................... 25, 77
Asset Conservation Act ....................... 67
Asset Sellers ................................ 22
Available Distribution Amount ................ 33
Balloon Mortgage Loans ....................... 17
Bankruptcy Code .............................. 63
Beneficial Owners ............................ 38
benefit plan investors ....................... 98
Book-Entry Certificates ...................... 32
Cash Flow Agreement .......................... 9, 28
Cash Flow Agreements ......................... 1
Cede ......................................... 4, 38
CERCLA ....................................... 19, 67
Certificate .................................. 40
Certificate Balance .......................... 9, 34
Certificateholder ............................ 38
Certificateholders ........................... 21
Certificates ................................. 6
Closing Date ................................. 82
CMBS ......................................... 1, 6, 22
CMBS Agreement ............................... 26
CMBS Issuer .................................. 26
CMBS Servicer ................................ 26
CMBS Trustee ................................. 26
Code ......................................... 12
Commercial Loans ............................. 22
Commercial Properties ........................ 7, 22
Commission ................................... 3
Contingent Regulations ....................... 83
Contributions Tax ............................ 93
Cooperative .................................. 59
Cooperative Loans ............................ 59
Cooperatives ................................. 22
Covered Trust ................................ 18, 55
CPR .......................................... 30
Credit Support ............................... 1, 8, 27
Crime Control Act ............................ 72
Cut-off Date ................................. 11
daily portions ............................... 83
Debt Service Coverage Ratio .................. 23

Deferred Interest ...................... 79
Definitive Certificates ................ 32, 39
Depositor .............................. 22
Determination Date ..................... 32
Disqualifying Condition ................ 69
Distribution Account ................... 45
Distribution Date ...................... 10
DTC .................................... 4, 38
Environmental Hazard Condition ......... 68
Equity Participations .................. 26
ERISA .................................. 13, 97
excess servicing ....................... 76
Exchange Act ........................... 4
Exemption .............................. 98
FDIC ................................... 43, 100
Grantor Trust Certificates ............. 12
Hazardous Materials .................... 69
Indirect Participants .................. 38
Insurance Proceeds ..................... 43
IRS .................................... 74, 83
JPMSI .................................. 101
Labor .................................. 97
L/C Bank ............................... 56
Lease .................................. 3, 7
Lease Assignment ....................... 1
Legislative History .................... 78
Lessee ................................. 3, 7
Liquidation Proceeds ................... 43, 45
Loan-to-Value Ratio .................... 25
Lock-out Date .......................... 26
Lock-out Period ........................ 26
Mark-to-Market Regulations ............. 91
Master REMIC ........................... 81
Master Servicer ........................ 6
Model Law .............................. 100
Mortgage Assets ........................ 1, 22
Mortgage Interest Rate ................. 7, 26
Mortgage Loans ......................... 1, 6, 22
Mortgage Notes ......................... 22
Mortgaged Properties ................... 7
Mortgages .............................. 22
Mortgagor .............................. 57
Multifamily Loans ...................... 22
Multifamily Properties ................. 7, 22
NCUA ................................... 100
Net Operating Income ................... 24
New Regulations ........................ 80, 89
Nonrecoverable Advance ................. 35
Obligations ............................ 99
Offered Certificates ................... 1
OID .................................... 73, 74

OID Regulations .......................... 74
Originator ............................... 22
OTS ...................................... 100
Participants ............................. 38
parties in interest ...................... 97
Pass-Through Rate ........................ 9, 33
Payment Lag Certificates ................. 87
Permitted Investments .................... 43
Plans .................................... 97
Pre-Funding Period ....................... 99
pre-issuance accrued interest ............ 87
Prepayment Assumption .................... 78
Prepayment Premium ....................... 26
Primary Servicer ......................... 6
Prohibited Transactions Tax .............. 93
Purchase Price ........................... 42
qualified mortgage ....................... 80
Rating Agency ............................ 13, 98
RCRA ..................................... 68
Record Date .............................. 32
Refinance Loans .......................... 25
Related Proceeds ......................... 35
Relief Act ............................... 71
REMIC .................................... 12
REMIC Certificates ....................... 80
REMIC Regular Certificateholders ......... 81
REMIC Regular Certificates ............... 12, 80
REMIC Regulations ........................ 72
REMIC Residual Certificateholder ......... 88
REMIC Residual Certificates .............. 12, 80
Restricted Group ......................... 98
Retained Interest ........................ 50
RICO ..................................... 72
Senior Certificates ...................... 9, 32
Series ................................... 1, 15, 30
Servicer ................................. 11
Servicing Standard ....................... 45
Servicing Transfer Event ................. 46
SMMEA .................................... 99
SMMEA Certificates ....................... 99
Special Servicer ......................... 6
Specially Serviced Mortgage Loan ......... 46
Stripped ARM Obligations ................. 79
Stripped Bond Certificates ............... 76
Stripped Coupon Certificates ............. 76
Stripped Interest Certificates ........... 10, 32
Stripped Principal Certificates .......... 10, 32
Subordinate Certificates ................. 10, 32
Subsidiary REMIC ......................... 81
Super-Premium Certificates ............... 82
Title V .................................. 70

Trust Assets ...................... 3
Trust Fund ........................ 1
Trustee ........................... 6
UCC ............................... 38
Underlying CMBS ................... 22
Underlying Mortgage Loans ......... 22
U.S. Person ....................... 79
Value ............................. 25
Voting Rights ..................... 21
Warranting Party .................. 14, 41
Whole Loans ....................... 22

     The attached diskette contains a Microsoft Excel,(1) Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "1999C8.XLS". It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement and in Annex A, Annex B, Annex C and Annex D to the Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this Prospectus Supplement. Prospective investors are strongly urged to read the Prospectus Supplement in its entirety prior to accessing the Spreadsheet File.


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.